    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 5, 2001



                                                      REGISTRATION NO. 333-70132

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                               PENTON MEDIA, INC.
            (AND ITS SUBSIDIARIES IDENTIFIED ON THE FOLLOWING PAGE)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                 2721                                36-2875386
   (STATE OR OTHER JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)               IDENTIFICATION NUMBER)

                             ---------------------

                             1300 EAST NINTH STREET
                             CLEVELAND, OHIO 44114
                                 (216) 696-7000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               JOSEPH G. NECASTRO
                            CHIEF FINANCIAL OFFICER
                             1300 EAST NINTH STREET
                             CLEVELAND, OHIO 44114
                                 (216) 696-7000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                             ---------------------

                                   COPIES TO:

                           CHRISTOPHER M. KELLY, ESQ.
                           JONES, DAY, REAVIS & POGUE
                                  NORTH POINT
                              901 LAKESIDE AVENUE
                             CLEVELAND, OHIO 44114
                                 (216) 586-3939
                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the effective date of this registration statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                             ---------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                               STATE OF      PRIMARY STANDARD        IRS
                             INCORPORATION      INDUSTRIAL         EMPLOYER       ADDRESS & TELEPHONE NUMBER,
EXACT NAME OF REGISTRANT AS       OR          CLASSIFICATION    IDENTIFICATION      INCLUDING AREA CODE, OF
SPECIFIED IN ITS CHARTER     ORGANIZATION      CODE NUMBER          NUMBER       REGISTRANT'S PRINCIPAL OFFICES
---------------------------  -------------   ----------------   --------------   ------------------------------
Stardust.com                   California          2721           77-0414434     1300 East Ninth Street
                                                                                 Cleveland, Ohio 44114
                                                                                 (216) 696-7000

PTS Delaware, Inc.               Delaware          2721           34-1959399     1300 East Ninth Street
                                                                                 Cleveland, Ohio 44114
                                                                                 (216) 696-7000

Internet World Media, Inc.       Delaware          2721           06-1385519     1300 East Ninth Street
                                                                                 Cleveland, Ohio 44114
                                                                                 (216) 696-7000

Streaming Media, Inc.          California          2721           94-3296121     1300 East Ninth Street
                                                                                 Cleveland, Ohio 44114
                                                                                 (216) 696-7000

Tech Conferences, Inc.        Connecticut          2721           06-1400484     1300 East Ninth Street
                                                                                 Cleveland, Ohio 44114
                                                                                 (216) 696-7000

Healthwell.com, Inc.             Delaware          2721           34-1917641     1300 East Ninth Street
                                                                                 Cleveland, Ohio 44114
                                                                                 (216) 696-7000

Donohue Meehan Publishing        Illinois          2721           36-4240655     1300 East Ninth Street
  Company                                                                        Cleveland, Ohio 44114
                                                                                 (216) 696-7000

Duke Investments, Inc.           Colorado          2721           84-0922160     1300 East Ninth Street
                                                                                 Cleveland, Ohio 44114
                                                                                 (216) 696-7000

Duke Communications              Colorado          2721           84-1357904     1300 East Ninth Street
  International, Inc.                                                            Cleveland, Ohio 44114
                                                                                 (216) 696-7000

One, Inc.                        Colorado          2721           84-1182803     1300 East Ninth Street
                                                                                 Cleveland, Ohio 44114
                                                                                 (216) 696-7000

Boardwatch, Incorporated         Colorado          2721           84-1208477     1300 East Ninth Street
                                                                                 Cleveland, Ohio 44114
                                                                                 (216) 696-7000

Penton Internet, Inc.            Delaware          2721           34-1927675     1300 East Ninth Street
                                                                                 Cleveland, Ohio 44114
                                                                                 (216) 696-7000

The information in this prospectus is not complete. Penton Media, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED OCTOBER 5, 2001


PROSPECTUS

                                  $185,000,000

                                 [PENTON LOGO]
                               Offer to Exchange
           All Outstanding 10 3/8% Senior Subordinated Notes Due 2011
                 For 10 3/8% Senior Subordinated Notes Due 2011

                                       of

                               Penton Media, Inc.

                 This Exchange Offer Will Expire at 5:00 P.M.,
                   New York City Time, on             , 2001.
                             ---------------------
THE EXCHANGE NOTES

     - The terms of the exchange notes to be issued are substantially identical to the outstanding notes that Penton issued on June 28, 2001, except for transfer restrictions, registration rights and liquidated damages provisions relating to the outstanding notes that will not apply to the exchange notes.

     - Interest on the exchange notes accrues at the rate of 10 3/8% per year, payable in cash every six months on June 15 and December 15, with the first payment on December 15, 2001.

     - The exchange notes are not secured by any collateral.

     - There is no existing market for the exchange notes, and we do not intend to apply for their listing on any securities exchange or to seek approval for quotation through any automated quotation system.

MATERIAL TERMS OF THE EXCHANGE OFFER

     - Expires at 5:00 p.m., New York City time, on           , 2001, unless
       extended.

     - The exchange offer is not subject to any condition other than that it must not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission.

     - All outstanding notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of exchange notes that are registered under the Securities Act of 1933.

     - Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer.

     - Penton will not receive any cash proceeds from the exchange offer.

     - Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale.
                             ---------------------
     PLEASE CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 11 OF THIS PROSPECTUS.
                             ---------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE DISTRIBUTED IN THE EXCHANGE OFFER OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------
                The date of this prospectus is           , 2001.

                      REFERENCES TO ADDITIONAL INFORMATION

     This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. You may obtain documents that are filed by us with the Securities and Exchange Commission and incorporated by reference in this prospectus by requesting the documents, in writing or by telephone, from the Commission or:

                Penton Media, Inc.
                1300 East Ninth Street
                Cleveland, Ohio 44114
                Attention: Mary Abood, Director of Corporate Communications
                Telephone: (216) 696-7000

     If you would like to request copies of these documents, please do so by , 2001 in order to receive them before the expiration of the exchange offer. See "Where You Can Find More Information."

                               TABLE OF CONTENTS

                                        Page
                                        ----
INCORPORATION BY REFERENCE............    i
WHERE YOUR CAN FIND MORE
  INFORMATION.........................   ii
FORWARD-LOOKING STATEMENTS............  iii
INDUSTRY AND MARKET DATA..............  iii
SUMMARY...............................    1
RISK FACTORS..........................   11
USE OF PROCEEDS.......................   18
CAPITALIZATION........................   18
SELECTED HISTORICAL FINANCIAL
  INFORMATION.........................   19
MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS.......................   21

                                        Page
                                        ----
BUSINESS..............................   36
MANAGEMENT............................   43
PRINCIPAL STOCKHOLDERS................   46
DESCRIPTION OF SENIOR SECURED CREDIT
  FACILITY............................   48
THE EXCHANGE OFFER....................   50
DESCRIPTION OF NOTES..................   59
FEDERAL INCOME TAX CONSEQUENCES.......   92
PLAN OF DISTRIBUTION..................   95
LEGAL MATTERS.........................   95
INDEPENDENT ACCOUNTANTS...............   95
INDEX TO FINANCIAL STATEMENTS.........  F-1

                             ---------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS PROSPECTUS MAY ONLY BE ACCURATE ON THE DATE OF THIS PROSPECTUS.
                             ---------------------

                           INCORPORATION BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" into this prospectus the documents that we file with the Commission. This means that we can disclose important information to you by referring you to those documents. Any information that we incorporate in this manner is considered a part of this prospectus except to the extent updated and superseded by information contained in this prospectus. Information that we later file with the Commission prior to the consummation of the offering under this prospectus will automatically modify, update or supersede information in this prospectus, in an amendment or supplement to this prospectus or in a document incorporated or deemed to be incorporated by reference herein. Any statements so modified, updated or superseded shall not be deemed, except as modified, updated or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of this exchange offer:

     - our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     - our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

     - our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2001;

     - our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

     - our Current Report on Form 8-K dated September 20, 2001 and filed with the Commission on September 21, 2001;

     - our Current Report on Form 8-K dated June 21, 2001 and filed with the Commission on June 22, 2001; and

     - our Current Report on Form 8-K dated and filed with the Commission on June 8, 2001.

     We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus other than exhibits to the documents, unless such exhibits are specifically incorporated by reference. Requests should be directed to: Penton Media, Inc.,
Attention: Mary Abood, Director of Corporate Communications, 1300 East Ninth Street, Cleveland, Ohio, 44114, telephone number: (216) 696-7000.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information can be read and copied at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. The Commission maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission, including Penton. In addition, our common stock is listed on the New York Stock Exchange and our reports and other information can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York, 10005.

                           FORWARD-LOOKING STATEMENTS

     A number of statements made in this prospectus are not historical or current facts, but deal with potential future circumstances and developments. Those statements are qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from our actual future experience involving any one or more of these matters and subject areas. We attempted to identify, in context, some of the factors that we currently believe may cause future experience and results to differ from our current expectations regarding the relevant matter or subject area. We have identified some of these forward-looking statements with words such as "anticipates," "estimates," "believes," "expects," "intends," "may," "will," "should" or the negative of those words or other comparable terminology. The operation and results of our business also may be subject to the effect of other risks and uncertainties, including but not limited to:

     - our ability to maintain customer loyalty from both users and advertisers;

     - our ability to leverage our existing products and infrastructure;

     - our ability to maintain our diverse revenue sources;

     - our ability to make strategic acquisitions and efficiently integrate them into our existing businesses;

     - our ability to launch new products and/or services that fit strategically with and add value to our businesses;

     - our ability to achieve market penetration of new markets both domestically and internationally;

     - the receptivity of our online media products business by our customers;

     - our ability to execute our online media products strategy; and

     - economic uncertainty caused by recent terrorist attacks on the United States.

                            INDUSTRY AND MARKET DATA

     Market data used throughout this prospectus, including information relating to our relative position in the business-to-business media industry, is based on the good faith estimate of our management based upon their review of internal analyses, independent industry publications and other publicly available information. Although we believe that these sources are reliable, the accuracy and completeness of this information is not guaranteed and has not been independently verified.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                                    SUMMARY

     The following summary contains information about Penton and this offering. It does not contain all of the information that may be important to you in making a decision to exchange any outstanding notes. For a more complete understanding of Penton and this offering, we urge you to read this entire prospectus and the documents incorporated by reference carefully, including the "Risk Factors" section and our consolidated financial statements and the notes to those statements.

                                  PENTON MEDIA

OUR BUSINESS

     We are a leading business-to-business media company. We provide media products that deliver proprietary business information to owners, operators, managers and professionals in the industries we serve. Through these products, we offer industry suppliers multiple ways to reach their customers and prospects. We produce 73 specialized trade magazines, 167 trade shows and conferences, and online media products. We benefit from a high level of revenue diversification, primarily as a result of our business presence in 12 different industry sectors consisting of over 20,000 advertisers and exhibitors. We have an experienced management team with an average of 23 years in the media industry. For the twelve months ended June 30, 2001, our revenues were $439.2 million and our Adjusted EBITDA, as defined, was $83.1 million.

     We believe we have leading media products in each of the 12 industry sectors we serve. We publish Electronic Design and Machine Design, two of the top 15 trade magazines in the United States in 1999 based on advertising revenues, according to Advertising Age magazine. We own four of the largest trade shows in the United States based on net exhibit space, including the Internet World Fall and Spring shows and Natural Products Expo East and West, according to the 2001 Tradeshow Week 200 directory. We produce online media products that provide unique, high-value content and that serve as an important information exchange within the industries we serve.

     Since our founding in 1892, we have grown from an industrial trade magazine publishing company into a leading, integrated business-to-business media company serving a range of industrial, service and technology markets. We are structured along industry rather than product lines. This enables us to promote our related group of products, including publications, trade shows and conferences and online media products, to our more than 20,000 customers. We have successfully introduced many new products in the industries we serve, and, since our spinoff in August 1998, we have acquired 25 companies. These product launches and acquisitions have diversified our operations by:

     - strengthening our presence in our existing markets;

     - providing us with strong market positions in new, growing markets;

     - expanding our presence in higher-margin trade shows and conferences; and

     - increasing our international product offerings.

     In 2000, 56.9% of our revenues was from publications, 41.6% was from trade shows and conferences and 1.5% was from online media products.

OUR PRODUCTS AND SERVICES

     Publications. We are one of the largest specialized trade magazine publishers in the United States, according to American Business Media. In 2000, our publications represented $230.1 million of our revenues and $51.3 million of our Adjusted EBITDA, before general and administrative expenses.

     - We publish 73 specialized trade magazines with a total circulation of over four million and 22 industry directories and buyer's guides.

     - Advertising in 36 of our magazines is measured by audit services; of our measured titles, 29, or about 81%, are ranked either #1 or #2 in their industry segment.

     - We control the circulation of our publications so that they reach the key decision makers in each of the industries we serve.

     Trade Shows and Conferences. We have significantly expanded our trade shows and conferences business in recent years. In 2000, our trade shows and conferences represented $168.4 million of our revenues and $78.8 million of our Adjusted EBITDA, before general and administrative expenses.

     - We produce 167 trade shows and conferences worldwide.

     - Our revenues from trade shows and conferences increased to 41.6% of our revenues in 2000 from 32.4% of revenues in 1999, due in part to our acquisitions of Streaming Media and Professional Trade Shows.

     - We continuously launch new trade shows and conferences within the industry sectors we serve. In 2001, we have launched two domestic Internet World Wireless shows, Streaming Media events in Berlin, Hong Kong and Tokyo, and the m-Commerce World Show.

     Online Media Products. In response to the growing use of the Internet by businesses, we are launching new product offerings that enable buyers and sellers within each of our industry sectors to access product information and news about their industry and to interact with each other through the Internet. Our products offer proprietary content, targeted advertising, online trade shows, e-mail newsletters, publication subscriber services and trade show and conference information and registration. Online media products are a growing part of our business and represented approximately 1.5% of our revenues in 2000.

OUR COMPETITIVE STRENGTHS

     We believe we have the following competitive strengths:

     - market leadership in industries served;

     - ability to capitalize on our established industry positions;

     - ability to successfully identify and integrate acquisitions;

     - diversity of products, target industries and customers;

     - attractive EBITDA margins and modest ongoing capital expenditure requirements; and

     - experienced management team.

OUR INDUSTRY

     The business-to-business communications industry is an important segment of the media industry. Veronis Suhler Media Merchant Bank reports that the business-to-business communications industry will experience a 5.5% compound annual growth rate between 2001 and 2005 and will surpass $22.1 billion in spending in 2005. Over the same period, Veronis Suhler forecasts that business magazine revenues will grow annually at a rate of 4.3% and trade show revenues at a rate of 6.8%.

     The domestic business-to-business communications industry is highly fragmented. There were about:

     - 1,500 publishing companies, according to American Business Media in 1999;

     - 5,200 trade magazine titles, according to Standard Rate & Data Service
       (SRDS) in June 2001; and

     - 3,000 trade shows in the United States and Canada produced by about 1,500 independent companies and industry associations, according to Tradeshow Week Research Services in June 2001.

OUR MARKETS

     The 12 industries we serve are set forth below:

                                                        TRADE SHOWS                                % OF 2000
        INDUSTRY               PUBLICATION(S)         AND CONFERENCES          ONLINE MEDIA         REVENUE
-------------------------  -----------------------  --------------------  -----------------------  ---------
 1. Internet/Broadband     Internet World           Internet World        internetworld.com            36
                           Boardwatch               ISPCON                streamingmedia.com
                                                    Streaming Media
 2. Manufacturing          IndustryWeek             Computers in          newequipment.com             15
                           New Equipment Digest     Manufacturing         industryweek.com
                           American Machinist
 3. Electronics            Electronic Design        Wireless/Portable     PlanetEE.com                 11
                           EE Product News          Symposium &
                           Microwaves & RF          Exhibition
 4. Design/Engineering     Machine Design           A/E/C SYSTEMS         machinedesign.com             9
                           Hydraulics & Pneumatics  Motion Systems        mechdesignshowplace.com
                                                    Design
                                                    Show
 5. Natural Products       Natural Foods            Natural Products      healthwell.com                7
                           Merchandiser             Expos
                           Delicious Living!        Nutracon
 6. Food/Retail            Convenience Store        National Convenience  c-storedecisions.com          5
                           Decisions                Store Advisory        foodservicesearch.com
                           Restaurant Hospitality   Group Shows
                                                    Kids Marketing
                                                    Conference
 7. Information            Windows 2000             Service Management    win2000mag.net                4
    Technology             NEWS/400                 Europe                as400network.com
                                                    ASP+ Connections
                                                    Conference
                                                    Exchange 2000
                                                    Connections
                                                    Conference
 8. Supply Chain           Transportation &         Supply Chain Expo     totalsupplychain.com          4
                           Distribution                                   supplychainshowplace.com
                           Supply Chain Technology
                           News
 9. Mechanical Systems/    Contracting Business     HVAC Comfortech       hvacrshowplace.com            3
     Construction          HPAC Engineering         Show
10. Government/Compliance  Government Product News                        govpro.com                    3
                           Occupational Hazards                           occupationalhazards.com
11. Leisure/Hospitality    Lodging Hospitality      International         LHOnline.com                  2
                                                    Leisure
                                                    Industry Week
12. Aviation               Air Transport World                            atwonline.com                 1

OUR GROWTH STRATEGY

     Our objective is to be the leading business-to-business media company in the industries we serve. To achieve this objective, we intend to continue to:

     - strengthen our market positions;

     - expand our trade shows and conferences business;

     - acquire leading positions in new, growing markets;

     - expand our market positions globally; and

     - develop online media products that capture growing Internet spending by businesses.

                               THE EXCHANGE OFFER

THE EXCHANGE OFFER............   We are offering to exchange $185.0 million in
                                 principal amount of our 10 3/8% senior
                                 subordinated notes due June 15, 2011, which have been registered under the federal securities laws, for $185.0 million principal amount of our outstanding unregistered 10 3/8% senior subordinated notes due June 15, 2011, which we issued on June 28, 2001 in a private offering. You have the right to exchange your outstanding notes for exchange notes with substantially identical terms.

                                 In order for your outstanding notes to be exchanged, you must properly tender them prior to the expiration of the exchange offer. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged. We will issue the exchange notes on or promptly after the expiration of the exchange offer.

REGISTRATION RIGHTS
AGREEMENT.....................   We issued the outstanding notes on June 28,
                                 2001 to a limited number of initial purchasers.
                                 At that time, we signed a registration rights agreement with those initial purchasers, which requires us to conduct this exchange offer.
                                 This exchange offer is intended to satisfy those rights set forth in the registration rights agreement. After the exchange offer is complete, you will not have any further rights under the registration rights agreement, including any right to require us to register any outstanding notes that you do not exchange or to pay you liquidated damages.

FAILURE TO EXCHANGE YOUR
OUTSTANDING NOTES.............   If you do not exchange your outstanding notes
                                 for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer provided in the outstanding notes and the indenture governing those notes. In general, you may not offer or sell your outstanding notes unless they are registered under the federal securities laws or are sold in a transaction exempt from or not subject to the registration requirements of the federal securities laws and applicable state securities laws.

EXPIRATION DATE...............   The exchange offer will expire at 5:00 p.m.,
                                 New York City time, on           , 2001, unless
                                 we decide to extend the expiration date. See
                                 "The Exchange Offer--Expiration Date;
                                 Extensions; Amendments."

CONDITIONS TO THE EXCHANGE
OFFER.........................   The exchange offer is subject to conditions
                                 that we may waive. The exchange offer is not conditioned upon any minimum amount of outstanding notes being tendered for exchange.
                                 See "The Exchange Offer--Conditions."

                                 We reserve the right, subject to applicable law, at any time and from time to time:

                                 - to extend the expiration date of the exchange
                                   offer or to terminate the exchange offer if specified conditions have not been satisfied; and

                                 - to amend the terms of the exchange offer in
                                   any manner consistent with the registration rights agreement. See "The Exchange Offer--Expiration Date; Extensions;
                                   Amendments."

PROCEDURES FOR TENDERING
NOTES.........................   If you wish to tender your outstanding notes
                                 for exchange, you must:

                                 - complete and sign the enclosed letter of
                                   transmittal by following the related
                                   instructions; and

                                 - send the letter of transmittal, as directed
                                   in the instructions, together with any other required documents, to the exchange agent, either (1) with the outstanding notes to be tendered or (2) in compliance with the specific procedures for guaranteed delivery of the outstanding notes.

                                 Brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer.

                                 Please do not send your letter of transmittal or certificates representing your outstanding notes to us. Those documents should only be sent the exchange agent. Questions regarding how to tender and requests for information should be directed to the exchange agent. See "The Exchange Offer--Exchange Agent."

SPECIAL PROCEDURES FOR
BENEFICIAL OWNERS.............   If your outstanding notes are registered in the
                                 name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact that person promptly if you wish to tender your outstanding notes pursuant to the exchange offer. See "The Exchange
                                 Offer--Procedures for Tendering."

WITHDRAWAL RIGHTS.............   You may withdraw the tender of your outstanding
                                 notes at any time prior to the expiration date of the exchange offer by delivering a written notice of your withdrawal to the exchange agent. You must also follow the withdrawal procedures as described under the heading "The
                                 Exchange Offer--Withdrawal of Tenders."

FEDERAL INCOME TAX
CONSIDERATIONS................   The exchange of outstanding notes for the
                                 exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

RESALES OF EXCHANGE NOTES.....   We believe that you will be able to offer for
                                 resale, resell or otherwise transfer exchange notes issued in the exchange offer without compliance with the registration and prospectus delivery requirements of the federal securities laws, unless you are a broker-dealer receiving exchange notes for your own account, provided that:

                                 - you are acquiring the exchange notes in the
                                   ordinary course of business;

                                 - you do not have any arrangement or
                                   understanding with any person to participate in the distribution of the outstanding notes or the exchange notes;

                                 - you are not engaged in, and do not intend to
                                   engage in, a distribution of the exchange notes;

                                 - you are not one of our "affiliates," as
                                   defined in Rule 405 of the Securities Act.

                                 Our belief is based on interpretations by the staff of the Commission, as set forth in no action letters issued to third parties unrelated to us. We have not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the staff would make a similar determination with respect to this exchange offer.

                                 If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. We do not and will not assume or indemnify you against this liability.

                                 Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes. See "Plan of Distribution."

EXCHANGE AGENT................   The exchange agent for the exchange offer is
                                 The Bank of New York. The address, telephone number and facsimile number of the exchange agent are set forth in "The Exchange
                                 Offer--Exchange Agent" and in the letter of transmittal.

                               THE EXCHANGE NOTES

EXCHANGE NOTES................   $185.0 million aggregate principal amount of
                                 10 3/8% senior subordinated notes due 2011.

MATURITY DATE.................   June 15, 2011.

INTEREST PAYMENTS.............   The exchange notes will bear interest at the
                                 rate of 10 3/8% per year, payable
                                 semi-annually, in arrears, on June 15 and December 15 of each year, commencing on December 15, 2001.

OPTIONAL REDEMPTION...........   We may redeem the exchange notes, in whole or
                                 in part, on or after June 15, 2006 at the redemption prices set forth in this prospectus, plus accrued and unpaid interest and liquidated damages, if any.

                                 In addition, on or prior to June 15, 2004, we may redeem up to 35% of the aggregate principal amount of the exchange notes with the net proceeds of one or more public equity offerings. See "Description of Notes--Optional Redemption" for more information.

SUBSIDIARY GUARANTEES.........   A significant portion of our operations is
                                 conducted through our subsidiaries. Our
                                 obligations under the exchange notes will be fully and unconditionally guaranteed on a senior subordinated basis by all of our domestic subsidiaries. For the six months ended
                                 June 30, 2001, our domestic subsidiaries generated approximately 54.3% of our Adjusted
                                 EBITDA. At June 30, 2001, our domestic
                                 subsidiaries represented approximately 85.5% of our total assets.

CHANGE OF CONTROL.............   Upon a change of control, you may require us to
                                 repurchase all or a portion of your exchange notes at a purchase price of 101% of their principal amount, plus accrued and unpaid interest and liquidated damages, if any. The term "change of control" is defined in "Description of Notes--Certain
                                 Covenants--Repurchase of Notes at the Option of the Holder Upon a Change of Control."

RANKING.......................   The exchange notes and the guarantees will be
                                 our and the applicable guarantor's unsecured general obligations and will be:

                                 - junior in right of payment to all of our and
                                   such guarantor's existing and future senior indebtedness;

                                 - equal in right of payment to all of our and
                                   such guarantor's existing and future senior subordinated indebtedness; and

                                 - senior in right of payment to all of our and
                                   such guarantor's existing and future
                                   subordinated indebtedness.

                                 As of June 30, 2001, we had outstanding an aggregate of about $210.8 million of debt that was senior or effectively senior to the exchange notes, and we had $185.0 million of available borrowings under our revolving credit facility, subject to customary conditions.

                                 See "Description of Notes--Brief Description of the Notes and the Guarantees" and "--Subordination."

RESTRICTIVE COVENANTS.........   The indenture governing the exchange notes will
                                 contain covenants that will limit our and our subsidiaries' ability to, among other things:

                                 - pay dividends, redeem capital stock and make
                                   other restricted payments and investments;
                                 - incur additional debt or issue preferred
                                   stock;

                                 - enter into agreements that restrict our
                                   subsidiaries from paying dividends or other distributions, making loans or otherwise transferring assets to us or to any other subsidiaries;

                                 - create liens on assets;

                                 - engage in transactions with affiliates;

                                 - sell assets, including capital stock of
                                   subsidiaries; and

                                 - merge, consolidate or sell all or
                                   substantially all of our assets and the
                                   assets of our subsidiaries.

                                 All of these limitations are subject to
                                 important exceptions and qualifications
                                 described under "Description of Notes--Certain Covenants."

USE OF PROCEEDS...............   We will not receive any cash proceeds from the
                                 issuance of the exchange notes. See "Use of Proceeds."

                                  RISK FACTORS

     You should consider the matters set forth in this prospectus under the heading "Risk Factors" before you decide to exchange any outstanding notes.

                         INFORMATION ABOUT THE COMPANY

     We became an independent company, incorporated in the State of Delaware, as a result of our spinoff from Pittway Corporation in August 1998. Our principal executive office is located at 1300 East Ninth Street, Cleveland, Ohio 44114, and our telephone number is (216) 696-7000. Our common stock is listed on The New York Stock Exchange under the symbol "PME."

                       SUMMARY HISTORICAL FINANCIAL DATA

     The following tables present our summary historical financial data. The summary historical statement of income data for each of the three years in the period ended December 31, 2000 have been derived from our audited consolidated financial statements and related notes, which appear elsewhere in this prospectus. The summary historical statement of income data for the six months ended June 30, 2000 and 2001 and the summary balance sheet data as of June 30, 2001 have been derived from our unaudited interim consolidated financial statements and related notes, which appear elsewhere in this prospectus and, in the opinion of management, include all adjustments that are necessary for a fair presentation of our financial position and operating results for these periods. The results of operations for interim periods are not necessarily indicative of results for a full year's operations.

     Pro forma interest expense, net is calculated as if the offering of the outstanding notes and the application of the proceeds, net of financing fees, of approximately $180.2 million had been used to repay outstanding indebtedness on July 1, 2000 of approximately $12.8 million and $7.2 million of our term loan A facility and term loan B facility, respectively, and approximately $136.0 million with respect to our revolving credit facility beginning September 1, 2000. No amounts were outstanding under our revolving credit facility prior to September 1, 2000.

     You should read the following information together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical consolidated financial statements and related notes appearing elsewhere in this prospectus.

     You should also consider the following when reading the summary data in the tables below:

     - All historical amounts have been restated to reflect the classification of our Printing segment and Direct Mail segment as discontinued.

     - Adjusted EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization, and non-recurring items.

     - Adjusted EBITDA margin equals Adjusted EBITDA divided by total revenues.

     - Interest expense, net equals interest expense less interest income.

     - Net debt equals total debt less cash and cash equivalents.

     - Working capital (deficit) equals current assets, excluding cash and cash equivalents, less current liabilities.

     We have included Adjusted EBITDA because we believe that investors find it to be a useful tool for measuring a company's ability to generate cash. Adjusted EBITDA does not represent cash flow from operations, as defined by generally accepted accounting principles, and is not calculated in the same way by all companies. In addition, you should not consider Adjusted EBITDA as a substitute for net income or net loss, as an indicator of our operating performance or cash flow, or as a measure of liquidity. Our definition of Adjusted EBITDA is not calculated in the same way EBITDA will be calculated under the indenture governing the exchange notes. See "Descriptions of Notes--Certain Definitions--Consolidated EBITDA" for more information on the calculation of EBITDA under the indenture governing the exchange notes.

                                                                                           TWELVE
                                                                                           MONTHS
                                                                     SIX MONTHS ENDED      ENDED
                                      YEAR ENDED DECEMBER 31,            JUNE 30,         JUNE 30,
                                   ------------------------------   -------------------   --------
                                     1998       1999       2000       2000       2001       2001
                                   --------   --------   --------   --------   --------   --------
                                                       (DOLLARS IN THOUSANDS)
STATEMENT OF INCOME DATA:
Revenues:
  Publishing.....................  $179,729   $202,472   $230,120   $108,935   $115,565   $236,750
  Trade shows and conferences....    27,953     97,444    168,436     74,801     97,367    191,002
  Online media products..........        --        908      6,015      1,147      6,538     11,406
                                   --------   --------   --------   --------   --------   --------
     Total revenues..............   207,682    300,824    404,571    184,883    219,470    439,158
Operating expenses...............   181,464    261,434    349,860    156,925    211,929    404,864
                                   --------   --------   --------   --------   --------   --------
Operating income.................    26,218     39,390     54,711     27,958      7,541     34,294
Interest expense, net............    (5,545)   (21,131)   (14,133)    (5,176)   (12,250)   (21,207)
Gain on sale of investments......        --      5,906    110,210    110,210         --         --
Writedown of Internet
  investments....................        --         --     (9,490)        --         --     (9,490)
Miscellaneous, net...............       (45)      (170)       (64)      (444)    (1,450)    (1,070)
Provision for income taxes.......    (9,442)   (16,065)   (61,559)   (57,430)      (602)    (4,731)
Income (loss) from discontinued
  operations.....................      (296)        33         --         --         --         --
Gain (loss) on sale of
  discontinued operations........        --      8,660        (85)       (85)        --         --
Extraordinary item -- early
  extinguishment of debt.........        --     (8,413)        --         --         --         --
                                   --------   --------   --------   --------   --------   --------
Net income (loss)................  $ 10,890   $  8,210   $ 79,590   $ 75,033   $ (6,761)  $ (2,204)
                                   ========   ========   ========   ========   ========   ========
OTHER DATA:
Adjusted EBITDA:
  Operating income...............  $ 26,218   $ 39,390   $ 54,711   $ 27,958   $  7,541   $ 34,294
  Depreciation and
     amortization................     7,791     27,918     33,431     15,029     22,714     41,116
  Impairment of other assets.....        --         --      1,051      1,051         --         --
  Impairment of Internet
     assets......................        --         --      2,095         --         --      2,095
  Restructuring charges..........        --         --         --         --      5,567      5,567
     Adjusted EBITDA.............    34,009     67,308     91,288     44,038     35,822     83,072
Adjusted EBITDA margin...........      16.4%      22.4%      22.6%      23.8%      16.3%      18.9%
Capital expenditures, excluding
  businesses acquired............  $  5,775   $  5,884   $ 27,272   $  5,833   $  5,448   $ 26,887
Pro forma interest expense, net........................................................     33,042
Ratio of Adjusted EBITDA to pro forma interest expense, net............................        2.5x
Ratio of earnings to fixed
  charges........................       3.7x       1.9x       7.2x      14.0x        --

                                                              AS OF JUNE 30, 2001
                                                             ----------------------
                                                                     ACTUAL
                                                             ----------------------
                                                             (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................        $ 55,669
Working capital (deficit)...................................          (8,803)
Goodwill and other intangibles..............................         626,614
Total assets................................................         831,049
Total debt..................................................         391,612
Stockholders' equity........................................         322,146

                                  RISK FACTORS

     An investment in the exchange notes involves risk. In addition to the other information contained or incorporated by reference in this prospectus, you should carefully consider the following risk factors in deciding whether to exchange any outstanding notes.

            RISKS RELATING TO OUR DEBT, INCLUDING THE EXCHANGE NOTES

WE HAVE A SIGNIFICANT AMOUNT OF DEBT.

     As of June 30, 2001, we had total indebtedness of approximately $391.6 million, excluding approximately $4.2 million of original issue discount obligation relating to the exchange notes, and approximately $185.0 million of available borrowings under our revolving credit facility. In addition, subject to restrictions in our debt instruments, we may incur significant additional indebtedness, which may be senior to the exchange notes. We currently have the ability to increase our credit facility by $40.0 million prior to September 30, 2001.

     The level of our indebtedness could have important consequences, including:

     - limiting cash flow available for general corporate purposes, including capital expenditures and acquisitions, because a substantial portion of our cash flow from operations must be dedicated to servicing our debt;

     - limiting our ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions;

     - limiting our flexibility in reacting to competitive and other changes in our industry and economic conditions generally;

     - making it more difficult to satisfy our obligations under the exchange notes; and

     - exposing us to risks inherent in interest rate fluctuations because some of our borrowings will be at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates.

WE MAY NOT BE ABLE TO SERVICE OUR DEBT.

     Our ability to pay or to refinance our indebtedness, including the exchange notes, will depend upon our future operating performance, which will be affected by general economic, financial, competitive, business and other factors beyond our control.

     We anticipate that our operating cash flow, together with money we can borrow under our credit facility, will be sufficient to meet anticipated future operating expenses, to fund capital expenditures and to service our debt as it becomes due. However, we cannot assure you that our business will generate sufficient cash flow from operations, that currently anticipated revenue growth and operating improvements will be realized or that future borrowings will be available to us under our credit facility in amounts sufficient to enable us to pay our indebtedness, including the exchange notes, or to fund our other liquidity needs. If we are unable to meet our debt service obligations or fund our other liquidity needs, we could attempt to restructure or refinance our indebtedness, sell assets or seek additional equity capital. We cannot assure you that we will be able to accomplish those actions on satisfactory terms, if at all.

     Because a significant portion of our operations currently is conducted through our subsidiaries, our ability to pay our indebtedness, including the exchange notes, is also dependent on the cash flows of our subsidiaries and the distribution of those cash flows to us, or upon loans or other payments of funds by our subsidiaries to us. The ability of our subsidiaries to make distributions or other payments to us will depend upon their operating results and applicable laws and any contractual restrictions contained in the instruments governing their indebtedness. If money generated by our subsidiaries is not available to us, our ability to repay our indebtedness, including the exchange notes, may be adversely affected.

     In addition, our foreign subsidiaries, which will not guarantee the exchange notes, will have no direct obligation to pay amounts due on the exchange notes. As a result, the exchange notes will generally have the effect of being subordinated to all indebtedness and other liabilities of those subsidiaries, including obligations in respect of any preferred stock of such subsidiaries.

THE TERMS OF OUR DEBT INSTRUMENTS IMPOSE FINANCIAL AND OPERATING RESTRICTIONS.

     Our credit facility and the indenture governing the outstanding notes and the exchange notes contain restrictive covenants that limit our ability to engage in a variety of transactions. Our credit facility prohibits us from prepaying our subordinated indebtedness, including the exchange notes, and also requires us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet those tests. Because of recent economic conditions, we expect that we will be in violation of some of these financial ratios and tests in the near future. We have informed the administrative agent of our credit facility of these matters and are in negotiations to amend the credit facility or obtain a waiver thereunder so that we will not be in violation of any financial ratios and tests. However, we cannot assure you that we will be able to obtain an amendment to or a waiver under our credit facility, and if we are unsuccessful in obtaining such an amendment or waiver and we are unable to meet those financial ratios and tests, we may be unable to borrow under our credit facility and, if so, would not be able to fund our operations.

     A breach of any of the covenants or other provisions in our credit facility and/or the indenture could result in a default under our credit facility and/or the indenture. We also expect that we will be in violation of some of the financial covenants of our credit facility in the near future. If we are unable to obtain an amendment to or a waiver under the credit facility so that we are not in breach of these covenants, we would then be in default under our credit facility. Upon the occurrence of an event of default under our credit facility, the lenders could elect to declare all amounts outstanding thereunder to be immediately due and payable and terminate all commitments to extend further credit, which would adversely affect our ability to fund our operations. If we are unable to repay any accelerated amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. We have pledged substantially all of our assets, including a portion of the stock but not the assets of our foreign subsidiaries, as security under our credit facility. If the lenders under our credit facility accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay our credit facility and our other indebtedness, including the exchange notes.

YOUR RIGHT TO RECEIVE PAYMENT ON THE EXCHANGE NOTES FROM US OR OUR SUBSIDIARY GUARANTORS WILL BE JUNIOR TO OUR AND THEIR EXISTING AND FUTURE SENIOR DEBT.

     The exchange notes and the guarantees will rank junior to all of our and the subsidiary guarantors' existing and future senior indebtedness, including all indebtedness under our credit facility. As a result of the subordination of the exchange notes, if we or our subsidiary guarantors become insolvent or enter into a bankruptcy or similar proceeding, then the holders of our senior indebtedness must be paid in full before you are paid. In addition, we cannot make any cash payments to you if we have failed to make payments to holders of designated senior indebtedness.

     At June 30, 2001, the exchange notes and the subsidiary guarantees would have ranked junior or effectively junior in right of payment to $207.3 million of senior indebtedness under our credit facility, $3.5 million of debt incurred by one of our foreign subsidiaries, and $185.0 million that was available for borrowing as additional senior debt under our revolving credit facility.

IF A CHANGE OF CONTROL OCCURS, WE MAY NOT HAVE SUFFICIENT FUNDS TO REPURCHASE YOUR EXCHANGE NOTES.

     Upon the occurrence of specified change of control events, you may require us to repurchase all or a portion of your exchange notes. If a change of control occurs, we may not be able to pay the repurchase price for all of the exchange notes submitted for repurchase. In addition, the terms of our credit facility generally prohibit us from purchasing any exchange notes until we have repaid all debt outstanding under the credit facility. Future credit agreements or other agreements relating to debt may contain similar provisions. We may not be able to secure the consent of our lenders to repurchase the exchange notes or refinance the borrowings that prohibit us from repurchasing the exchange notes. If we do not obtain a consent or repay the borrowings, we could not repurchase the exchange notes. In addition, some important corporate events, such as leveraged recapitalizations that would increase the level of our debt, would not constitute a change of control under the indenture governing the outstanding notes and the exchange notes.

     For more details, see the heading "Certain Covenants--Repurchase of Notes at the Option of the Holder Upon a Change of Control" in the "Description of Notes" section.

UNDER SOME CIRCUMSTANCES, A COURT COULD CANCEL THE SUBSIDIARY GUARANTEES.

     All of our domestic subsidiaries will guarantee the exchange notes. If, however, any subsidiary becomes a debtor in a case under the United States Bankruptcy Code or encounters other financial difficulty, under federal or state fraudulent transfer law a court might avoid (that is, cancel) its guarantee. The court might do so if it found that when the subsidiary entered into its guarantee (or, in some states, when payments became due thereunder), it (a) received less than reasonably equivalent value or fair consideration for the guarantee and (b) either (1) was or was rendered insolvent, (2) was left with inadequate capital to conduct its business, or (3) believed or should have believed that it would incur debts beyond its ability to pay. The court might also avoid a guarantee, without regard to those factors, if it found that the subsidiary entered into its guarantee with actual intent to hinder, delay, or defraud its creditors.

     A court would likely find that a subsidiary did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefitted directly or indirectly from the exchange notes' issuance. If a court avoided a guarantee, you would no longer have a claim against the guarantor. In addition, the court might direct you to repay any amounts already received from the guarantor. If the court were to avoid any subsidiary's guarantee, we cannot assure you that funds would be available to pay the exchange notes from another subsidiary guarantor or from any other source.

     The test for determining solvency for purposes of the foregoing will depend on the law of the jurisdiction being applied. In general, a court would consider an entity insolvent either if the sum of its existing debts exceeds the fair value of all of its property, or if the present fair saleable value of its assets is less than the amount required to pay the probable liability on its existing debts as they become due. For this analysis, "debts" includes contingent and unliquidated debts.

     The indenture states that the liability of each subsidiary on its guarantee is limited to the maximum amount that the subsidiary can incur without risk that the guarantee will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will protect the guarantees from fraudulent transfer attack or, if it does, that the guarantees will be in amounts sufficient, if necessary, to pay the exchange notes when due.

THERE MAY NOT BE A PUBLIC TRADING MARKET FOR THE EXCHANGE NOTES.

     There is currently no existing public market for the exchange notes. If such a market were to develop, the exchange notes could trade at prices that may be lower than the initial offering price of the outstanding notes depending on many factors, including prevailing interest rates, the market for similar securities and other factors, including economic conditions and our financial condition, performance and prospects.

IF YOU DO NOT EXCHANGE YOUR OUTSTANDING NOTES, YOU MAY HAVE DIFFICULTY IN TRANSFERRING THEM AT A LATER TIME.

     We will issue exchange notes in exchange for the outstanding notes after the exchange agent receives your outstanding notes, the letter of transmittal and all related documents. You should allow adequate time for delivery if you choose to tender your outstanding notes for exchange. Outstanding notes that are not exchanged will remain subject to restrictions on transfer and will not have any rights to registration.

     If you do participate in the exchange offer for the purpose of participating in the distribution of the exchange notes, you will not be permitted to offer or sell your outstanding notes unless they are registered under the federal securities laws or are sold in a transaction exempt from or not subject to the registration requirements of the federal securities laws or applicable state securities laws. Each broker-dealer who holds outstanding notes for its own account due to market-making or other trading activities and who receives exchange notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. If any outstanding notes are not tendered in the exchange or are tendered but not accepted, the trading market for such outstanding notes could be negatively affected due to the limited amount expected to remain outstanding following the completion of the exchange offer.

                         RISKS RELATING TO OUR BUSINESS

WE DEPEND ON ADVERTISING REVENUES, WHICH DECREASE DURING ECONOMIC DOWNTURNS AND FLUCTUATE FROM PERIOD TO PERIOD.

     For the year ended December 31, 2000, about 50.6% of our revenues came from advertising. Our advertising revenues fluctuate with general economic cycles, and any material decline in these revenues would have a material adverse effect on our business, results of operations and financial condition. Historically, advertising revenues have increased during economic recoveries and decreased during both general economic downturns and regional economic recessions. In a general economic downturn or a recession, advertisers reduce their advertising budgets, intensify their attempts to negotiate lower advertising rates and pay outstanding invoices slower, and conference attendees participate in fewer events. We are experiencing some of these effects.

     Our advertising revenues may fluctuate from period to period based on the spending patterns of our customers. Many of our large customers may concentrate their advertising expenditures around major new product launches. We cannot always know or predict when our large customers intend to launch new products. We cannot predict any related fluctuation in our advertising revenues.

RECENT TERRORIST ATTACKS ON THE UNITED STATES ARE LIKELY TO NEGATIVELY AFFECT OUR TRADE SHOWS AND CONFERENCES.

     On September 11, 2001, the United States was attacked by terrorists using hijacked commercial airplanes. While it is too early to predict what effects these events will have in the long-term, it is likely that there will be a decline in air travel and trade shows and conferences due to, among other things, the public's general reluctance to travel and fears regarding additional acts of terrorism, as well as reduced operations by airlines due to, among other things, decreased demands for air travel, new security directives and increased costs. The magnitude and duration of those effects are unknown, although it is likely that our trade shows and conferences will be negatively affected. Five of our largest trade shows and conferences, including our Internet World Fall trade show, are scheduled to be held in the fourth quarter of 2001. We have already had to reschedule our Internet World Fall trade show, and it is uncertain whether any of our other trade shows and conferences will have to be rescheduled or canceled, though we currently do not have any plans to do so. Continued negative market conditions due to the terrorist attacks, any future occurrences of similar actions and potential responsive actions by the United States and other countries that perpetuate a climate of war could cause more disruption of our trade shows and conferences.

A SIGNIFICANT DECLINE IN OUR INTERNET/BROADBAND BUSINESS COULD ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     In 2000, our Internet/Broadband industry sector produced 36% of our revenues. We have recently experienced a decline in the performance of a portion of this sector. For example, in the first quarter of 2001, we saw a significant decrease in revenue from our Internet World Spring trade show and Internet World magazine from 2000. A continued decline in the performance of these product offerings or a decline in other product offerings in this sector could adversely affect our business, results of operations and financial condition.

IF WE ARE UNABLE TO COMPLETE ACQUISITIONS OR INTEGRATE ACQUISITIONS EFFECTIVELY, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

     We intend to continue to grow in part through acquisitions. We may not be able to identify suitable candidates or make acquisitions on terms that are favorable to us. In addition, we may not be able to successfully complete some acquisitions or integrate acquisitions into our existing operations or effectively manage those businesses once integrated. If we are unable to integrate our recent or future acquisitions successfully, our business could be adversely affected.

ACQUISITIONS MAY DIVERT OUR MANAGEMENT'S ATTENTION AWAY FROM RUNNING OUR
COMPANY.

     Acquisitions are an important part of our business strategy. Acquisitions may require substantial attention from, and place substantial additional demands upon, our senior management. This may divert their attention from our existing businesses, making these businesses more difficult to manage effectively. In addition, unanticipated events or liabilities relating to these acquisitions or the failure to retain key personnel could have a material adverse effect on our business, results of operations and financial condition.

INCREASES IN PAPER OR POSTAGE COSTS COULD CAUSE OUR EXPENSES TO INCREASE AND MAY ADVERSELY AFFECT OUR BUSINESS.

     Paper is a significant expense relating to our print products, accounting for about 4.3% of our total operating expenses in 2000. Significant increases in paper prices, which have been volatile in recent years, may have an adverse effect on our business. We do not use forward contracts and all of our paper supply vendor arrangements provide for price adjustments on a quarterly basis to reflect then-prevailing market prices.

     Postage for magazine distribution and direct mail solicitations is also a significant expense for us, accounting for about 4.9% of our total operating expenses in 2000. Significant increases in postage prices, including a postal price increase of 2.2% that took effect in July 1, 2001, may have an adverse effect on our business. We use the United States Postal Service for domestic distribution of substantially all of our products and marketing materials.

THE PROFITABILITY AND SUCCESS OF OUR TRADE SHOWS AND CONFERENCES COULD BE ADVERSELY AFFECTED IF WE LOSE SCHEDULED DATES AND LOCATIONS OR ARE UNABLE TO INCREASE THE SIZE OF THOSE EVENTS.

     For the year ended December 31, 2000, about 27.6% of our revenues came from booth rentals at trade shows and conferences. As the trade shows and conferences industry grows, we increasingly compete for desirable dates and venues for our trade shows and conferences. As this competition intensifies, we could lose important engagements. If we lose dates and venues for events, the profitability and future success of these events could be adversely affected. Although we generally reserve venues and dates more than one year in advance, these reservations are not binding until we sign a contract with a facility operator. These contracts generally hold venues and dates for only one year. In addition, we may desire to increase the size of our trade shows and conferences to take advantage of increasing demand in the future. If we are unable to secure larger venues with suitable exhibit space to accommodate this demand, the growth of our trade shows and conferences business could be adversely affected. Moreover, circumstances beyond our control, like natural disasters, labor strikes and transportation shutdowns, could present financial risks to our trade shows and conferences, which could have an adverse effect on our business, results of operations and financial condition.

OUR TRADE SHOWS AND CONFERENCES AND PUBLISHING REVENUES VARY DUE TO THE MOVEMENT OF ANNUAL EVENT OR PUBLICATION MAILING DATES.

     Our trade shows and conferences and publishing revenues are seasonal, largely due to the historical timing of our large trade shows and conferences and publication of our large industry directories and buyer's guides. Because event revenues are recognized when a particular event is held, and publication revenues are recognized in the month publications are mailed, we may also experience fluctuations in quarterly revenues based on the movement of annual events or mailing dates from one quarter to another. In 2000, about 18.7% of our total revenues was generated during the first quarter, about 27.0% during the second, about 19.0% during the third and about 35.3% of our revenues was generated during the fourth.

CONTINGENT TAX LIABILITY RELATED TO THE SPINOFF OF OUR COMMON STOCK BY PITTWAY.

     In connection with the tax-free spinoff of our common stock by Pittway to its stockholders in August 1998, we agreed not to take any action that would cause the spinoff to be taxable to Pittway under section 355 of the Internal Revenue Code, and to indemnify Pittway for any liability suffered by it in that event. The spinoff would be taxable to Pittway if, as part of a plan or series of related transactions, one or more persons, acting independently or in concert, have acquired 50.0% or more of our common stock. Since August 1998, our common stock has been involved in a number of transactions. Proposed Treasury regulations apply a facts and circumstances test to whether any of these transactions was part of a plan or series of related transactions. Because the proposed regulations are subject to change before becoming effective, and because of the open-ended nature of the facts and circumstances test, we believe, but we cannot assure you, that the Internal Revenue

Service could not successfully assert that one or more transactions involving our common stock were part of a plan or series of related transactions that has caused the spinoff to be taxable to Pittway. If the spinoff were taxable to Pittway, our payment to Pittway under our indemnity agreement could have a material adverse effect on our financial condition.

COMPETITION MAY ADVERSELY AFFECT OUR EARNINGS AND RESULTS OF OPERATIONS.

     We experience intense competition for our products and services. If we fail to compete effectively, our earnings and results of operations could be adversely affected. We compete with several much larger international companies that operate in many markets and have broad product offerings in publishing and trade shows and conferences. We compete for readers and advertisers in the publishing marketplace and for trade show and conference venues, sponsorships, exhibitors, and show attendees. Because our industry is relatively easy to enter, we anticipate that additional competitors, some of whom may have greater resources than us, may enter these markets and intensify competition.

OUR OVERALL OPERATIONS MAY BE ADVERSELY AFFECTED BY RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS.

     We have operations outside the United States. We intend to expand further into international markets. We have limited experience in developing localized versions of our publications and trade shows and conferences and in marketing and distributing them internationally. In addition, the following risks in international markets could have a material adverse effect on our future international operations and, consequently, on our business, results of operations and financial condition:

     - the uncertainty of product acceptance by different cultures;

     - the risks of divergent business expectations or cultural incompatibility inherent in establishing joint ventures with foreign partners;

     - difficulties in staffing and managing multi-national operations;

     - currency fluctuations;

     - general economic and political uncertainties and potential for social unrest;

     - limitations on our ability to enforce legal rights and remedies;

     - reduced protection for intellectual property rights in some countries;

     - state-imposed restrictions on the repatriation of funds; and

     - potentially adverse tax consequences.

NEW PRODUCT LAUNCHES OR ACQUIRED PRODUCTS MAY REDUCE OUR EARNINGS OR GENERATE LOSSES.

     Our future success will depend in part on our ability to continue offering new products that successfully gain market acceptance by addressing the needs of specific audience groups within our targeted industries. Our efforts to introduce new or integrate acquired products may not be successful or profitable. The process of internally researching and developing, launching, gaining acceptance and establishing profitability for a new product, or assimilating and marketing an acquired product, is both risky and costly. New products generally incur initial operating losses.

     In addition, we have invested in, and intend to continue to invest in, the development of various online media products, which are currently generating losses. The Internet is still in the early stages of development as a commercial medium. These products may not be successful or profitable. For example, in the fourth quarter of 2000, we wrote off $2.1 million of assets related to Internet media initiatives.

     Costs related to the development of new products are expensed as incurred and, accordingly, our profitability from year to year may be adversely affected by the number and timing of new product launches.

RELIANCE ON PRINCIPAL VENDORS COULD ADVERSELY AFFECT OUR BUSINESS.

     We rely on our principal vendors. Currently, our principal vendors are paper suppliers, the United States Postal Service and printing suppliers. If any of our principal vendors discontinues or temporarily terminates its services and we are unable to find adequate alternatives, we may experience increased prices, interruptions and delays in services. These factors could adversely affect our business.

LOSS OF KEY PERSONNEL COULD IMPAIR OUR SUCCESS.

     We benefit from the leadership and experience of our senior management team, and we depend on their continued services in order to successfully implement our business strategy. Although we have entered into employment agreements with Thomas L. Kemp and Daniel J. Ramella and other management members, they and other key personnel may not remain in our employment. The loss of key personnel could have a material adverse effect on our business, results of operations and financial condition.

THE INFRINGEMENT OR INVALIDATION OF OUR PROPRIETARY RIGHTS COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

     We regard our copyrights and trademarks, including our Internet domain names, service marks and similar intellectual property, as critical to our success. We rely on copyright and trademark laws in the United States and other jurisdictions and on confidentiality agreements with some of our employees and others to protect our proprietary rights. If any of these rights were infringed or invalidated, our business could be adversely affected. In addition, our business activities could infringe upon the proprietary rights of others, who could assert infringement claims against us. If we are forced to defend against any such claims, whether they are with or without merit or are determined in our favor, then we may face costly litigation, diversion of technical and management personnel, or product and service delays. As a result of such a dispute, we may have to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may be unavailable on terms acceptable to us, or at all. If there is a successful claim of infringement against us and we are unable to develop non-infringing technology or enter into royalty or licensing agreements on a timely basis, our business could be adversely affected.

     We seek to register our trademarks in the United States and elsewhere. These registrations could be challenged by others or invalidated through administrative process or litigation. In addition, our confidentiality agreements with some of our employees or others may not provide adequate protection of our proprietary rights in the event of unauthorized use or disclosure of our proprietary information or if our proprietary information otherwise becomes known, or is independently developed, by competitors.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the exchange notes. Because we are exchanging the exchange notes for the outstanding notes, which have substantially identical terms, the issuance of the exchange notes will not result in any increase in our indebtedness.

                                 CAPITALIZATION

     The following table presents the capitalization of Penton as of June 30, 2001. The capitalization information set forth in the table below should be read together with the more detailed consolidated financial statements and related notes appearing elsewhere in this prospectus.

                                                                AS OF JUNE 30,
                                                                     2001
                                                               ----------------
                                                                 (DOLLARS IN
                                                                  THOUSANDS)
Cash........................................................       $ 55,669
                                                                   ========
Debt:
  Revolving credit facility.................................             --
  Term loan A...............................................       $133,000
  Term loan B...............................................         74,250
  Senior subordinated notes(1)..............................        180,836
  Notes payable.............................................          3,526
                                                                   --------
     Total debt.............................................        391,612
Stockholders' equity:
  Preferred stock, par value $0.01 per share; 2,000,000
     shares authorized; none issued or outstanding..........             --
  Common stock, par value $0.01 per share; 60,000,000 shares
     authorized; 31,927,910 shares issued and outstanding...            319
  Capital in excess of par value............................        228,105
  Retained earnings.........................................        104,069
  Notes receivable officers/directors.......................        (11,289)
  Accumulated other comprehensive income....................            942
                                                                   --------
     Total stockholders' equity.............................        322,146
                                                                   --------
          Total capitalization..............................       $713,758
                                                                   ========

---------------

     (1) Reflects approximately $4.2 million of original issue discount. Total outstanding principal amount is $185.0 million.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

     The following tables present our selected historical financial data. The statement of income data for each of the three years in the period ended December 31, 2000 and the balance sheet data as of December 31, 1999 and 2000 have been derived from our audited consolidated financial statements and related notes, which appear elsewhere in this prospectus. The statement of income data for each of the two years in the period ended December 31, 1997 and the balance sheet data as of December 31, 1996, 1997 and 1998 have been derived from our audited consolidated financial statements and related notes that are not included in this prospectus. The statement of income data for the six months ended June 30, 2000 and 2001 and balance sheet data as of June 30, 2001 have been derived from our unaudited interim consolidated financial statements and related notes, which appear elsewhere in this prospectus. The balance sheet data as of June 30, 2000 have been derived from our unaudited interim consolidated financial statements and related notes that are not included in this prospectus. In the opinion of management, our unaudited interim consolidated financial statements include all adjustments that are necessary for a fair presentation of our financial position and operating results for these periods. The results of operations for interim periods are not necessarily indicative of results for a full year's operations.

     You should read the following information together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical consolidated financial statements and related notes appearing elsewhere in this prospectus.

     You should also consider the following when reading the selected data below:

     - All historical amounts have been restated to reflect the classification of our Printing segment and Direct Mail segment as discontinued.

     - Adjusted EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization, and non-recurring items.

     - Adjusted EBITDA margin equals Adjusted EBITDA divided by total revenues.

     - Interest expense, net equals interest expense less interest income.

     - Working capital (deficit) equals current assets, excluding cash and cash equivalents, less current liabilities.

     - For the purposes of determining the ratio of earnings to fixed charges, earnings are defined as pre-tax income from continuing operations before income (loss) from equity investees plus fixed charges. Fixed charges consist of interest expense, amortized finance fees and one-third of the rental expense, which is considered representative of the interest component of rental expense. On a pro forma basis, ratio of earnings to fixed charges is 4.5x for the 12 months ended December 31, 2000. On both a historical and pro forma basis, earnings were insufficient to cover fixed charges by $4.9 million and $8.5 million, respectively, for the six months ended June 30, 2001.

     We have included Adjusted EBITDA because we believe that investors find it to be a useful tool for measuring a company's ability to generate cash. Adjusted EBITDA does not represent cash flow from operations, as defined by generally accepted accounting principles, and is not calculated in the same way by all companies. In addition, you should not consider Adjusted EBITDA as a substitute for net income or net loss, as an indicator of our operating performance or cash flow, or as a measure of liquidity. Our definition of Adjusted EBITDA is not calculated in the same way EBITDA will be calculated under the indenture governing the exchange notes. See "Description of Notes--Certain Definitions--Consolidated EBITDA" for more information on the definition of EBITDA under the indenture governing the exchange notes.

                                                                                             SIX MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,                       JUNE 30,
                                     ----------------------------------------------------   -------------------
                                       1996       1997       1998       1999       2000       2000       2001
                                     --------   --------   --------   --------   --------   --------   --------
                                                               (DOLLARS IN THOUSANDS)
STATEMENT OF INCOME DATA:
Revenues...........................  $166,631   $181,109   $207,682   $300,824   $404,571   $184,883   $219,470
Operating expenses.................   148,950    156,255    181,464    261,434    349,860    156,925    211,929
                                     --------   --------   --------   --------   --------   --------   --------
Operating income...................    17,681     24,854     26,218     39,390     54,711     27,958      7,541
Interest expense, net..............        (3)      (823)    (5,545)   (21,131)   (14,133)    (5,176)   (12,250)
Gain on sale of investments........        --      1,040         --      5,906    110,210    110,210         --
Writedown of Internet
  investments......................        --         --         --         --     (9,490)        --         --
Miscellaneous, net.................         2         (2)       (45)      (170)       (64)      (444)    (1,450)
Provision for income taxes.........    (7,205)   (10,457)    (9,442)   (16,065)   (61,559)   (57,430)      (602)
Income (loss) from discontinued
  operations.......................       481        262       (296)        33         --         --         --
Gain on sale of discontinued
  operations.......................        --         --         --      8,660        (85)       (85)        --
Extraordinary item -- early
  extinguishment of debt...........        --         --         --     (8,413)        --         --         --
                                     --------   --------   --------   --------   --------   --------   --------
Net income (loss)..................  $ 10,956   $ 14,874   $ 10,890   $  8,210   $ 79,590   $ 75,033   $ (6,761)
                                     ========   ========   ========   ========   ========   ========   ========
Basic earnings per share...........  $   0.52   $   0.70   $   0.50   $   0.29   $   2.51   $   2.36   $  (0.21)
Diluted earnings per share.........  $   0.52   $   0.70   $   0.50   $   0.29   $   2.49   $   2.34   $  (0.21)
Basic average shares outstanding...    21,240     21,240     21,882     28,108     31,730     31,769     31,904
Diluted average shares
  outstanding......................    21,240     21,240     21,882     28,209     32,010     32,006     31,904
CASH FLOW DATA:
Operating..........................  $ 20,507   $ 23,186   $ 25,749   $ 34,357   $  9,240   $(10,534)   (15,016)
Investing, includes capital
  expenditures.....................    (4,722)   (53,192)  (271,157)   (27,770)  (111,168)    93,895    (25,708)
Financing..........................   (15,888)    30,854    246,993     19,879     83,306     (1,218)    84,874
BALANCE SHEET DATA (AT END OF
  PERIOD):
Cash and cash equivalents..........  $  1,571   $  2,419   $  3,953   $ 30,370   $ 11,605   $112,414   $ 55,669
Working capital (deficit)..........    12,792    (27,735)   (24,662)   (64,936)   (42,367)   (27,055)    (8,803)
Goodwill and other intangibles.....    21,940     71,822    387,612    451,236    628,748    439,454    626,614
Total assets.......................   108,799    156,426    479,301    809,379    781,757    700,949    831,049
Total debt.........................        --     34,170    307,000    215,000    302,125    215,000    391,612
Stockholders' equity...............    59,151     69,613     87,489    402,601    336,569    358,338    322,146
OTHER DATA:
Adjusted EBITDA....................  $ 21,016   $ 28,757   $ 34,009   $ 67,308   $ 91,288   $ 44,038   $ 35,822
Adjusted EBITDA margin.............      12.6%      15.9%      16.4%      22.4%      22.6%      23.8%      16.3%
Capital expenditures, excluding
  businesses acquired..............  $  4,822   $  5,450   $  5,775   $  5,884   $ 27,272   $  5,833   $  5,448
Depreciation and amortization......     3,335      3,903      7,791     27,918     33,431     15,029     22,714
Ratio of earnings to fixed
  charges..........................      10.9x      11.0x       3.7x       1.9x       7.2x      14.0x        --

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     Set forth below is a discussion and analysis of our financial condition and results of operations. You should read this discussion and analysis together with the financial statements and the related notes appearing elsewhere in this prospectus. Historical results and percentage relationships set forth in the consolidated financial statements, including trends that might appear, should not be taken as indicative of future operations.

OVERVIEW

     We were spun off from Pittway Corporation and acquired Donohue Meehan Publishing in August 1998; we then acquired Mecklermedia Corporation, now known as Internet World Media, in November 1998; MFG Publishing, Inc. in February 1999; Jon Peddie Associates in May 1999; New Hope Communications, Inc. in May 1999; Multimedia Week in August 1999; Stardust.com in October 1999; Nutracon in December 1999; Profit.Net, Inc. in February 2000; ComMunic in May 2000; National Advisory Group in July 2000; Meko Ltd. in July 2000; Duke Communications International in September 2000; Professional Trade Shows, Inc. in September 2000; Streaming Media, Inc. in September 2000; Group Computing in November 2000; 2000 Tutor.com in February 2001; Functional Foods in February 2001; Nutritional Business International, LLC in February 2001; Hillgate Communications Ltd. in February 2001; Tech Conferences, Incorporated in March 2001; Contractor Magazine and Expo Instalaciones Para la Construccion in April 2001; DWR Media Pty Ltd. in May 2001; and Wireless Developer Conference in June 2001. As we acquire additional companies, our sales mix, market focus, cost structure, operating leverage and the seasonality of our business may change significantly. Consequently, our historical and future results of operations reflect and will reflect the impact of acquisitions, and period-to-period comparisons may not be meaningful in certain respects. Historical information for companies subsequent to their acquisition may include integration and other costs that are not expected to continue in the future.

     On November 30, 1999, we completed the sale of our Printing segment to R.R. Donnelley & Sons Company for approximately $31.0 million in cash. We recorded a gain on the sale of $15.5 million, or $9.3 million, $0.33 per share, after tax. During the first quarter of 2000, we completed the sale of the net assets of our Direct Mail segment for $4.0 million in cash. An additional operating loss through the date of sale of $0.08 million, net of a tax benefit of $0.06 million, was recorded in 2000. This was in addition to the $0.06 million that was accrued in 1999. Operating results and net assets for the Printing and Direct Mail segments have been reflected as discontinued operations in the accompanying financial statements. Net income for the Printing segment was $0.9 million, $0.5 million and $0.3 million in 1997, 1998 and 1999, respectively, or $0.04, $0.02 and $0.01 per share, on revenues of $10.5 million, $11.7 million and $10.4 million, respectively. Net losses for the Direct Mail segment were $0.7 million, $0.8 million and $0.3 million in 1997, 1998 and 1999, respectively, or $0.03, $0.04 and $0.01 per share, on revenues of $13.3 million, $13.8 million and $12.2 million, respectively.

RESULTS OF OPERATIONS

     The following table sets forth our income statement data expressed as a percentage of revenues for the periods indicated:

                                                                THREE MONTHS     SIX MONTHS
                                             YEAR ENDED             ENDED           ENDED
                                            DECEMBER 31,          JUNE 30,        JUNE 30,
                                        ---------------------   -------------   -------------
                                        1998    1999    2000    2000    2001    2000    2001
                                        -----   -----   -----   -----   -----   -----   -----
Revenues..............................  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%
Operating expenses:
  Editorial, production and
     circulation......................   41.5    38.9    36.3    32.0    40.4    35.3    38.3
  Selling, general and
     administrative...................   42.2    38.8    41.1    37.7    44.7    40.9    45.4
  Impairment of Internet assets.......     --      --     0.5      --      --      --      --
  Impairment of other assets..........     --      --     0.3     1.0      --      .6      --
  Restructuring charges...............     --      --      --      --      --      --     2.5
  Depreciation and amortization.......    3.7     9.2     8.3     6.8    10.4     8.1    10.3
                                        -----   -----   -----   -----   -----   -----   -----
                                         87.4    86.9    86.5    77.5    95.5    84.9    96.5
                                        -----   -----   -----   -----   -----   -----   -----
Operating income......................   12.6    13.1    13.5    22.5     4.5    15.1     3.5
                                        -----   -----   -----   -----   -----   -----   -----
Other income (expenses):
  Interest expense, net...............   (2.7)   (7.0)   (3.5)   (2.2)   (5.9)   (2.8)   (5.6)
  Gain on sale of investments.........     --     2.0    27.2      --      --    59.6      --
  Writedown of Internet investments...     --      --    (2.3)     --      --      --      --
  Miscellaneous, net..................     --    (0.1)     --     (.4)   (1.3)    (.2)    (.7)
                                        -----   -----   -----   -----   -----   -----   -----
                                         (2.7)   (5.1)   21.4    (2.6)   (7.2)   56.6    (6.3)
                                        -----   -----   -----   -----   -----   -----   -----
Income (loss) from continuing
  operations before income taxes......    9.9     8.0    34.9    19.9    (2.7)   71.7    (2.8)
Provision for income taxes............   (4.5)   (5.4)  (15.2)  (11.9)   (2.4)  (31.1)    (.3)
                                        -----   -----   -----   -----   -----   -----   -----
Income (loss) from continuing
  operations..........................    5.4     2.6    19.7     8.0    (5.1)   40.6    (3.1)
Discontinued operations...............   (0.2)    2.9      --      --      --      --      --
                                        -----   -----   -----   -----   -----   -----   -----
Income before extraordinary item......    5.2     5.5    19.7     8.0    (5.1)   40.6    (3.1)
Extraordinary item--early
  extinguishment of debt..............     --    (2.8)     --      --      --      --      --
                                        -----   -----   -----   -----   -----   -----   -----
Net income (loss).....................    5.2%    2.7%   19.7%    8.0%   (5.1)%  40.6%   (3.1)%
                                        =====   =====   =====   =====   =====   =====   =====

THREE MONTHS ENDED JUNE 30, 2001 COMPARED WITH THE THREE MONTHS ENDED JUNE 30, 2000

  REVENUES

     Total revenues decreased $2.3 million, or 2.1%, from $109.1 million for the three months ended June 30, 2000 to $106.8 million for the same period in 2001.

     Publishing revenues increased $2.4 million, or 4.3%, from $56.0 million for the three months ended June 30, 2000 to $58.4 million in the same period in 2001, due primarily to the following: (1) the addition of Windows 2000 Magazine, Business Finance Magazine, SQL Server Magazine and NEWS/400 magazine, which were part of the Duke acquisition in September 2000; (2) the addition of IT Consultant, m-CommerceWorld, ISPWorld, and Service Management magazines, which were part of the Hillgate acquisition in February 2001; (3) the addition of Contractor magazine, which was acquired in April 2001; (4) the addition of iTgraphics Magazine, and the Australian editions of Computer Reseller News and Information Week magazines, which were all part of the DWR Media acquisition completed in May 2001; (5) the addition of Group Computing magazine, which was acquired in December 2000; (6) the launch of Streaming Media magazine in the fourth quarter of 2000 and (7) significant year-over-year increases in Air Transport World and Expansion Management magazines. These increases were partially offset by revenue declines on technology magazines, especially Internet World magazine, as well as on select magazines serving the manufacturing industry.

     Trade show and conference revenues decreased $7.2 million, or 13.8%, from $52.3 million for the three months ended June 30, 2000 to $45.1 million for the same period in 2001, due primarily to the timing of the Internet World Spring and eCRM trade shows, which were held in the first quarter of 2001 compared with the second quarter of 2000. These decreases were partially offset by (1) substantial year-on-year gains posted by key trade shows held in the quarter, including Internet World UK and Natural Products Expo Europe; (2) results from acquired properties, including Internet World Berlin, Streaming Media West, and PTS regional events and (3) trade show launches including Steaming Media events in Berlin, Hong Kong and Tokyo.

     Online media revenues increased $2.6 million from $0.7 million for the three months ended June 30, 2000 to $3.3 million for the same period in 2001, due primarily to the addition of Duke's online media business, which was acquired in September 2000.

  OPERATING EXPENSES

     Operating expenses increased $17.5 million, or 20.7%, from $84.5 million for the three months ended June 30, 2000 to $102.0 million for the same period in 2001. As a percentage of revenues, operating costs increased from 77.5% in 2000 to 95.5% in 2001. The increase in operating expenses as a percentage of revenues was due primarily to the move of the highly successful Internet World Spring show and the eCRM show from the second quarter in 2000 to the first quarter in 2001, and higher depreciation and amortization expense related to acquisitions and capitalized costs related to the relocation of our corporate headquarters.

       Editorial, Production and Circulation. Total editorial, production and circulation expenses grew to $43.2 million for the three months ended June 30, 2001 compared with $34.9 million for the same period in 2000, representing an increase of $8.3 million, or 23.7%. The increase was due primarily to the acquisitions of Duke, Streaming Media and PTS in September 2000, and was partially offset by the impact of the Internet World Spring and eCRM trade shows, which were held in the second quarter of 2000 compared to the first quarter of 2001.

     As a percentage of revenues, editorial, production and circulation expenses increased from 32.0% in 2000 to 40.4% in 2001. The increase was due largely to the timing of the trade shows, as noted above.

     Selling, General and Administrative. Total selling, general and administrative expenses grew $6.5 million, or 15.9%, from $41.2 million for the three months ended June 30, 2000 to $47.7 million for the same period in 2001. The increase was due primarily to the acquisition of Duke, Streaming Media and PTS in September 2000, and was partially offset by the impact of the Internet World Spring and eCRM trade shows, which were held in the second quarter of 2000 compared to the first quarter of 2001.

     As a percentage of revenues, selling, general and administrative expenses increased from 37.7% in 2000 to 44.7% in 2001. The increase was due largely to the timing of the trade shows, as noted above.

     Impairment of Assets. Based upon our review of the impairment of long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," we recorded a $1.0 million non-cash charge in the second quarter of 2000 to write down the carrying value of certain leasehold improvements, furniture and fixtures, and computer equipment to fair value.

     Depreciation and Amortization. Depreciation and amortization increased $3.7 million, or 51.0%, to $11.1 million for the three months ended June 30, 2001. The higher expense primarily was the result of the amortization of goodwill and intangible assets from acquisitions and increased depreciation associated with capital expenditures, primarily related to the corporate headquarters relocation in the fourth quarter of 2000.

  OPERATING INCOME

     Overall, our operating income decreased $19.8 million, or 80.6%, from $24.6 million for the three months ended June 30, 2000 to $4.8 million for the same period in 2001. Operating income as a percentage of revenue decreased from 22.5% in 2000 to 4.5% in 2001.

  OTHER INCOME (EXPENSE)

     Interest expense, net of interest earned, increased $3.8 million to $6.2 million for the three months ended June 30, 2001 compared with the same prior year period, due to a higher average debt balance outstanding for the three months ending June 30, 2001 when compared with the same prior year period, as well as a decrease in interest earned on Penton's lower average cash balance compared with the prior year.

  EFFECTIVE TAX RATES

     The effective tax rates were (85.0%) and 60.0% for the three months ended June 30, 2001 and 2000, respectively. During the second quarter, we changed our method for calculating our interim tax provision from the use of the annual effective tax rate approach to the discrete period approach. The tax provision change was made due to the limited forward visibility on results of operations for the remainder of 2001.

SIX MONTHS ENDED JUNE 30, 2001 COMPARED WITH THE SIX MONTHS ENDED JUNE 30, 2000

  REVENUES

     Total revenues increased $34.6 million, or 18.7%, from $184.9 million for the six months ended June 30, 2000 to $219.5 million for the same period in 2001.

     Publishing revenues increased $6.7 million, or 6.2%, from $108.9 million for the six months ended June 30, 2000 to $115.6 million in the same period in 2001, due primarily to the following: (1) the addition of Windows 2000 Magazine, Business Finance Magazine, SQL Server Magazine and NEWS/400 magazine, which were part of the Duke acquisition in September 2000; (2) the addition of IT Consultant, m-CommerceWorld, ISPWorld, and Service Management magazines, which were part of the Hillgate acquisition in February 2001; (3) the addition of Contractor magazine, which was acquired in April 2001; (4) the addition of Group Computing magazine, which was acquired in December 2000; (5) the launch of Streaming Media magazine in the fourth quarter of 2000 and (6) significant year-over-year increases in Supply Chain Technology News and Transportation & Distribution magazines. These increases were partially offset by revenue declines on technology magazines, especially Internet World magazine, as well as on select magazines serving the manufacturing industry and the absence of a major directory, which was published in the first quarter of 2000 and will be published in the second half of 2001.

     Trade show and conference revenues increased $22.6 million, or 30.2%, from $74.8 million for the six months ended June 30, 2000 to $97.4 million for the same period in 2001, due primarily to the following: (1) added results of acquired properties, including Internet World Berlin, Streaming Media West and PTS regional events; (2) the successful launches of Internet World Wireless East, ASPCON London, Streaming Media events in Berlin, Hong Kong and Tokyo, and m-Commerce World; and (3) strong year-on-year growth of events including Internet World UK, Service Management Europe, ISPCON London, Natural Product Expo West and Natural Products Expo Europe. Revenues were partially offset by a significant decline in the high-margin Internet World Spring show.

     Online media revenues increased $5.4 million from $1.1 million for the six months ended June 30, 2000 to $6.5 million for the same period in 2001, due primarily to the addition of Duke's online media business, which was acquired in September 2000.

  OPERATING EXPENSES

     Operating expenses increased $55.0 million, or 35.1%, from $156.9 million for the six months ended June 30, 2000 to $211.9 million for the same period in 2001. As a percentage of revenues, operating costs increased from 84.9% in 2000 to 96.6% in 2001. The increase in operating expenses as a percentage of revenues was due primarily to lower margins earned from the trade shows held during the first half of 2001, higher depreciation and amortization expense related to acquisitions and the relocation of our corporate headquarters as, previously noted.

       Editorial, Production and Circulation. Total editorial, production and circulation expenses grew to $84.0 million for the six months ended June 30, 2001 compared with $65.2 million for the same period in 2000, representing an increase of $18.8 million, or 28.7%. The increase was due primarily to the acquisitions of Duke, Streaming Media and PTS in September 2000, as well as the nine acquisitions completed in the first half of 2001.

       As a percentage of revenues, editorial, production and circulation expenses increased from 35.3% in 2000 to 38.3% in 2001. The increase was due largely to lower margins earned from both trade shows and conferences and magazines.

       Selling, General and Administrative. Total selling, general and administrative expenses grew $24.0 million, or 31.7%, from $75.6 million for the six months ended June 30, 2000 to $99.6 million for the same period in 2001. The increase was due primarily to the acquisition of Duke, Streaming Media and PTS in September 2000, as well as the nine acquisitions completed in the first half of 2001.

       As a percentage of revenues, selling, general and administrative expenses increased from 40.9% in 2000 to 45.4% in 2001. The increase was due largely to an increase in health care costs and compensation expense.

       Impairment of Assets. In accordance with our review of impairment of long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," we recorded a $1.0 million non-cash charge in the second quarter of 2000 to write down the carrying value of certain leasehold improvements, furniture and fixtures, and computer equipment to fair value.

       Restructuring Charge. As a result of the current economic environment, we are adjusting our portfolio of online media products to focus on those that are demonstrating revenue growth, customer acceptance and near-term opportunity for profit. To that end, we announced a restructuring program in February 2001 with the intent of discontinuing certain online media operations that have not met these objectives. We incurred a pre-tax charge of $5.6 million for this restructuring program in the first quarter of 2001. The charge was reported as a component of operating expenses. The following sets forth additional detail concerning the principal components of the charge:

        - Asset impairment costs totaled $2.1 million. These costs primarily included the write-off of capitalized software costs associated with the discontinuance of the industry exchange component of New Hope Natural Media's Healthwell.com.

        - Personnel costs of $1.9 million primarily are associated with the separation of 60 employees at Healthwell.com as well as a reduction of workforce in a number of other online media initiatives at Penton. Personnel costs included payments for severance, earned vacation, costs of outplacement services and provision for continued benefits to personnel.

        - Exit costs of $1.6 million reflecting the costs associated with existing office spaces under lease and other contractual obligations.

       Depreciation and Amortization. Depreciation and amortization increased $7.7 million, or 51.1%, to $22.7 million for the six months ended June 30, 2001. The higher expense is primarily the result of the amortization of goodwill and intangible assets from acquisitions and increased depreciation associated with capital expenditures related to the relocation of our corporate headquarters in November 2000.

  OPERATING INCOME

     Overall, our operating income decreased $20.4 million, or 73.0%, from $28.0 million for the six months ended June 30, 2000 to $7.5 million for the same period in 2001. Operating income as a percentage of revenue decreased from 15.1% in 2000 to 3.4% in 2001.

  OTHER INCOME (EXPENSE)

     Interest expense increased $7.1 million to $12.3 million for the six months ended June 30, 2001, compared with $5.2 million in the same prior year period, due to a higher average debt balance outstanding for the six months ending June 30, 2001 when compared with the same prior year period, as well as a significant decrease in interest earned on our lower average cash balance compared with the prior year.

     In February 2000, we sold 2.0 million shares of INT Media Group, Incorporated stock as part of a 3.75 million share secondary offering. We received cash of $113.1 million and recognized a pre-tax gain of approximately $110.2 million.

  EFFECTIVE TAX RATES

     The effective tax rates were (10.0%) and 43.0% for the six months ended June 30, 2001 and 2000, respectively. During the second quarter, we changed our method for calculating our interim tax provision from use of the annual effective tax rate approach to the discrete period approach. The tax provision change was made due to the limited forward visibility on results for the remainder of 2001. The low effective tax rate for the six months ended June 30, 2000 was due to our sale of a portion of our investment in INT Media Group, Incorporated stock, which resulted in the recognition of a pre-tax gain of $110.2 million.

YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

  REVENUES

     Total revenues increased $103.7 million, or 34.5%, from $300.8 million in 1999 to $404.6 million in 2000.

     Publishing revenues increased $27.6 million, or 13.7%, from $202.5 million in 1999 to $230.1 million in 2000, due primarily to the following: (1) the addition of Windows 2000 Magazine and the NEWS/400 and Business Finance magazines, which were part of the Duke acquisition in September 2000; (2) a full year of revenues from Natural Foods Merchandiser, Delicious Living!, Nutrition Science News and Expansion Management magazines, which were part of the New Hope acquisition in May 1999; (3) the turnaround of Internet World magazine, whose revenues increased almost 50% in 2000 compared with 1999; (4) increased revenues year-over-year in our core magazines, such as Electronic Design, American Machinist, Boardwatch, Food Management, Government Product News and EE Product News; and (5) the Fluid Power Handbook & Directory, which was published in 2000 and is published every other year. These increases were somewhat offset by the discontinuance of the IW Growing Companies magazine during the first quarter of 2000 and lower revenues from various other core magazines compared with the prior year.

     Trade show and conference revenues increased $71.0 million, or 72.9%, from $97.4 million in 1999 to $168.4 million in 2000, due primarily to the following:
(1) the first-time inclusion of the Streaming Media Europe and Streaming Media East shows, which were part of the Streaming Media acquisition in September 2000; (2) the first-time inclusion of certain PTS trade shows, which were acquired in September 2000; (3) the first-time inclusion of the Natural Products Expo West show, which was part of the New Hope acquisition in May 1999, and the launch of the Natural Products Expo Amsterdam show, which was held for the first time in 2000; (4) the first-time inclusion of Stardust conferences, which were acquired in October 1999; (5) the first-time inclusion of the Nutracon conference, which was acquired in December 1999; (6) the addition of the Internet Everywhere CEO Summit, the Internet World China show, the eCRM Spring show, the CLEC Expo Fall show and the Advanced Building Systems Technology Conference & Expo show, which were held for the first time in 2000; and (7) significant year-over-year revenue increases from the Internet World Spring, Internet World UK, ISPCON Spring, Internet World Fall, Wireless/Portable Symposium & Exhibition and ISPCON London shows. These increases were somewhat offset by lower year-over-year revenues from the Service Management Europe show, the Supply Chain Expo and the Internet World Summer show, and the absence of the CONEXPO show, which was held in 1999 and is held every three years.

     Online media products revenues increased $5.1 million from $0.9 million in 1999 to $6.0 million in 2000, due primarily to the addition of Duke's Internet sites in September 2000, a number of new Web sites introduced in 2000 and a full year of operations from the Web sites introduced in 1999.

  OPERATING EXPENSES

     Operating expenses increased $88.5 million, or 33.8%, from $261.4 million in 1999 to $349.9 million in 2000. As a percentage of revenues, operating costs decreased from 86.9% in 1999 to 86.5% in 2000. The improvement in operating expenses as a percentage of revenues was due primarily to higher margins earned on acquired trade shows that were held for the first time in 2000 and the continued change in our product mix toward higher-margin trade shows. These improvements were offset by an increase in depreciation and amortization related to acquisitions and the impairment of Internet and other assets.

     Editorial, Production and Circulation. Total editorial, production and circulation expenses grew to $147.0 million in 2000 compared with $116.9 million in 1999, representing an increase of $30.1 million, or 25.7%. The increase was due primarily to a full year of operations for the acquisitions completed during 1999, including New Hope, Stardust and Nutracon, as well as the acquisitions of PTS, Streaming Media and Duke in September 2000. Increases were also due to costs associated with trade shows held for the first time in 2000, such as the Internet Everywhere CEO Summit and the CLEC Expo Fall show, as well as costs related to the biennial Fluid Power Handbook & Directory, which was published in 2000 and not in 1999.

     As a percentage of revenues, editorial, production and circulation expenses decreased from 38.9% in 1999 to 36.3% in 2000. The decrease was due largely to higher margins earned from trade shows.

     Selling, General and Administrative. Total selling, general and administrative expenses grew $49.7 million, or 42.6%, from $116.6 million in 1999 to $166.3 million in 2000. The increase was due primarily to the acquisitions of New Hope in May 1999, Stardust in October 1999 and Nutracon in December 1999, as well as the acquisitions of PTS, Duke and Streaming Media in September 2000; costs associated with trade shows held for the first time in 2000; costs related to the biennial Fluid Power Handbook & Directory, which was published in 2000 and not in 1999, and higher executive compensation expense.

     As a percentage of revenues, selling, general and administrative expenses increased from 38.8% in 1999 to 41.1% in 2000. The increase was due largely to higher Web development spending, costs associated with the corporate headquarters move and higher executive compensation expenses.

     Impairment of Internet Assets. We wrote off $2.1 million of impaired assets related to certain internally funded Internet media initiatives. We are adjusting our portfolio of Internet media products to focus on those that are demonstrating good revenue potential, customer acceptance and near-term opportunity for profit. We expect to take approximately $5.0 million in restructuring charges in the first quarter of 2001 as a result of these actions.

     Impairment of Other Assets. Based upon our review of the impairment of long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," we recorded a $1.0 million non-cash charge in 2000 to write down the carrying value of certain leasehold improvements, furniture and fixtures, and computer equipment to fair value.

     Depreciation and Amortization. Depreciation and amortization increased $5.5 million, or 19.7%, from $27.9 million in 1999 to $33.4 million in 2000. The higher expense was primarily the result of the amortization of intangible assets from the PTS, Duke and Streaming Media acquisitions in September 2000 and a full year of depreciation and amortization from the acquisitions completed in 1999, including New Hope, which was acquired in May 1999.

  OPERATING INCOME

     Overall, our operating income increased $15.3 million, or 38.9%, from $39.4 million in 1999 to $54.7 million in 2000. Operating income as a percentage of revenue increased from 13.1% in 1999 to 13.5% in 2000.

  OTHER INCOME (EXPENSE)

     Interest expense decreased $7.0 million to $14.1 million due to a lower average debt balance outstanding in 2000 when compared with 1999, as well as the significant increase in interest earned in 2000 on the cash received from the sale of INT Media Group, Incorporated stock.

     In February 2000, we sold 2.0 million shares of INT Media Group, Incorporated stock as part of a 3.75 million share secondary offering. We received cash of $113.1 million and recognized a pre-tax gain of approximately $110.2 million. In July 1999, we sold approximately 0.5 million shares of INT Media Group, Incorporated stock and recognized a pre-tax gain of approximately $5.9 million.

     In 2000, we invested $6.3 million in Cayenta Inc., a total service provider of end-to-end e-commerce systems, and $3.4 million in Leisurehub.com, an online B2B trading community for the global leisure industry. During 2000, we determined that our investments in these Internet-related companies had suffered declines in value that were other than temporary. As a result, we recognized losses totaling $9.5 million, reducing our investment in Cayenta Inc. and Leisurehub.com to zero.

  EFFECTIVE TAX RATES

     The effective tax rates from continuing operations were 67.0% and 43.6% for 1999 and 2000, respectively. The decrease in the effective tax rate is due to our sale of a portion of our investment in INT Media Group, Incorporated stock in 2000. The sale resulted in a pre-tax gain of $110.2 million ($66.1 million net of tax).

YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

  REVENUES

     Total revenues increased $93.1 million, or 44.8%, from $207.7 million in 1998 to $300.8 million in 1999.

     Publishing revenues increased $22.8 million, or 13.2%, from $179.7 million to $202.5 million in 1999, due primarily to the following: (1) the addition of Baking Management, Modern Baking and Convenience Store Decisions magazines, which were part of the Donohue Meehan Publishing Company acquisition in August 1998; (2) the addition of Boardwatch magazine and Internet World magazine, which were part of the Mecklermedia acquisition in November 1998; (3) the addition of Natural Foods Merchandiser, Delicious!, Health and Nutrition Breakthroughs, Nutrition Science News and Expansion Management magazines, which were part of the New Hope acquisition in May 1999; (4) the addition of Mid-Range ERP magazine, which was part of the MFG acquisition in February 1999; (5) the addition of IW Growing Companies, the first issue of which was not published until the second quarter of 1998; and (6) increased revenues year-over-year in Penton's core magazines, such as Contracting Business, Machine Design, Foundry Management & Technology, Government Procurement and Penton's Embedded Systems Development. These increases were offset by (1) lower revenues from Electronic Design magazine compared to the same period in the prior year, due to a slowdown in the electronics market; (2) the absence of the Fluid Power Handbook & Directory, which was published in 1998, and is published every other year; and
(3) lower revenues from various other core magazines compared with the same period in the prior year.

     Trade show and conference revenues increased $69.5 million, or 248.6%, from $28.0 million in 1998 to $97.4 million in 1999, due primarily to the following:
(1) the first-time inclusion of Mecklermedia, which was acquired in late November 1998 and which added the Fall and Spring Internet World trade shows as well as the ISPCON tradeshows; (2) the first-time inclusion of New Hope, which was acquired at the end of May 1999 and includes the Natural Products Expo East and West trade shows; (3) the addition of A/E/C Systems UK Show, A/E/C GEO Expo and the Metalmecanica show, all of which were held for the first time in 1999; and

(4) significant year-over-year revenue increases for the Supply Chain Expo, Service Management Europe and Wireless Symposium/Portable by Design Conference & Exhibition.

  OPERATING EXPENSE

     Operating expenses increased $80.0 million, or 44.1%, from $181.5 million in 1998 to $261.4 million in 1999. As a percentage of revenues, operating costs decreased from 87.4% in 1998 to 86.9% in 1999. The improvement in operating expenses as a percentage of revenues was due primarily to higher margins earned on acquired trade shows that were held for the first time in 1999. These improvements were offset by the increase in depreciation and amortization related to the acquisitions and to the change in our goodwill amortization policy for acquired trade shows, which reduced the write-off period from 40 years to 20 years.

     Editorial, Production and Circulation. Total editorial, production and circulation expenses grew to $116.9 million in 1999 compared to $86.1 million in 1998, representing an increase of $30.8 million, or 35.8%. Approximately $29.4 million of the increase was due to the Donohue Meehan Publishing acquisition in August 1998, the Mecklermedia acquisition in November 1998 and the New Hope acquisition in May 1999. These increases in costs were offset by the absence of costs related to the biennial Fluid Power Handbook & Directory, which was published in 1998, but not in 1999. In addition, costs related to our core publishing operations were down due to advertising slowdowns, primarily in the electronics and computer markets.

     As a percentage of revenues, editorial, production and circulation expenses decreased from 41.5% in 1998 to 38.9% in 1999. The decrease was due largely to Donohue Meehan Publishing magazines, higher margins earned from the Internet World Media and New Hope tradeshows, and production improvements.

     Selling, General and Administrative. Total selling, general and administrative expenses grew $29.0 million, or 33.1%, from $87.6 million in 1998 to $116.6 million in 1999. Approximately $27.2 million of the increase was due to the Donohue Meehan Publishing acquisition in August 1998, the Mecklermedia acquisition in November 1998 and the acquisition of New Hope in May 1999. Costs related to the biennial Fluid Power Handbook & Directory, which was published in 1998, were not incurred in 1999. In addition, costs related to our core publishing operations decreased due to advertising slowdowns, primarily in the electronics and computer markets.

     As a percentage of revenues, selling, general and administrative expenses decreased from 42.2% in 1998 to 38.8% in 1999. The improvement was due largely to the addition of new trade shows and conferences to our product mix.

     Depreciation and Amortization. Depreciation and amortization increased $20.1 million, or 258.3%, to $27.9 million. The higher expense was the result primarily of the amortization of intangible assets of approximately $0.6 million associated with the Donohue Meehan Publishing acquisition in August 1998; of approximately $15.9 million from the Mecklermedia acquisition in November 1998; and approximately $2.5 million from the New Hope acquisition in May 1999. In addition, the increase was due to the change in our goodwill amortization policy for acquired tradeshows, effective with the fourth quarter of 1998. We reduced the write-off period from 40 years to 20 years. The acquisitions of MFG, Jon Peddie, Multimedia Week, Stardust.com and Nutracon also contributed to the increase.

  OPERATING INCOME

     Overall, our operating income increased $13.2 million, or 50.2%, to $39.4 million in 1999 from $26.2 million in the prior year. Operating income as a percentage of revenue increased from 12.6% in 1998 to 13.1% in 1999.

  OTHER INCOME (EXPENSE)

     Interest expense increased $15.6 million to $21.1 million, due to additional borrowings used to finance our acquisition strategy since our spinoff in August 1998.

     In July 1999, we sold 0.5 million shares of INT Media Group, Incorporated stock and recognized a pre-tax gain of approximately $5.9 million ($3.5 million net of tax).

  EFFECTIVE TAX RATES

     The effective tax rates from continuing operations were 45.8% and 67.0% in 1998 and 1999, respectively. Our acquisition of Independent Exhibitions, Ltd. in December 1997, Donohue Meehan Publishing in August 1998 and Mecklermedia in November 1998 resulted in the recording of goodwill. The amortization of goodwill for these transactions is recognized for financial statement purposes, but is not deductible for tax purposes due to the structure of the purchase transactions. Accordingly, our effective tax rate increased from 1998 due to the full-year effect of the acquisitions.

  EXTRAORDINARY ITEM

     The extraordinary item in 1999, which aggregated $8.4 million, net of $5.6 million in taxes, relates to the write-off of unamortized deferred finance costs associated with the partial paydown of senior debt with the proceeds from the common stock offering completed in May 1999 and the refinancing of senior debt in September 1999.

ADJUSTED EBITDA

     Net income (loss) before interest, taxes, depreciation and amortization, and non-recurring items, or Adjusted EBITDA, is a widely used and commonly reported standard measure utilized by analysts and investors in the analysis of the media industry. This definition of Adjusted EBITDA is not calculated in the same way EBITDA will be calculated under the indenture governing the exchange notes. See "Description of Notes -- Certain Definitions -- Consolidated EBITDA" for more information on the definition of EBITDA under the indenture governing the notes. Adjusted EBITDA is not a measure of performance under GAAP because it excludes those items listed above that are significant components in understanding and evaluating our financial performance. However, the following Adjusted EBITDA information can be helpful in determining our ability to meet our debt service requirements and in comparative analyses of operating performance relative to other media companies. Our calculation of Adjusted EBITDA is as follows:

                                 YEARS ENDED         THREE MONTHS ENDED      SIX MONTHS ENDED
                                 DECEMBER 31,             JUNE 30,               JUNE 30,
                             --------------------    ------------------    --------------------
                              1999        2000        2000       2001        2000        2001
                             -------    ---------    -------    -------    ---------    -------
                                                   (DOLLARS IN THOUSANDS)
Net income (loss)..........  $ 8,210    $  79,590    $ 8,695    $(5,483)   $  75,033    $(6,761)
Interest expense, net of
  interest earned..........   21,131       14,133      2,441      6,249        5,176     12,250
Gain on sale of
  investments..............   (5,906)    (110,210)        --         --     (110,210)        --
Provision (benefit) for
  income taxes(1)..........   16,065       61,559     13,014      2,512       57,430        602
Impairment of Internet
  assets...................       --        2,095         --         --           --         --
Restructuring charges......       --           --         --         --           --      5,567
Depreciation and
  amortization.............   27,918       33,431      7,376     11,135       15,029     22,714
Writedown of Internet
  investments..............       --        9,490         --         --           --         --
Impairment of other
  assets...................       --        1,051      1,051         --        1,051         --
Extraordinary item, net of
  taxes....................    8,413           --         --         --           --         --
Discontinued operations,
  net of taxes.............   (8,693)          85         --         --           85         --
Miscellaneous, net.........      170           64        424      1,501          444      1,450
                             -------    ---------    -------    -------    ---------    -------
  Adjusted EBITDA..........  $67,308    $  91,288    $33,001    $15,914    $  44,038    $35,822
                             =======    =========    =======    =======    =========    =======

---------------

(1) Provision (benefit) for income taxes includes approximately $2.4 million, $44.1 million and $44.1 million related to gain on the sale of investments for the years ended December 31, 1999 and 2000 and the six months ended June 30, 2000, respectively.

     Our Adjusted EBITDA increased $24.0 million, or 35.6%, from $67.3 million in 1999 to $91.3 million in 2000. Adjusted EBITDA margins increased from 22.4% in 1999 to 22.6% in 2000. The increases were due primarily to: (1) the acquisitions of PTS, Duke and Streaming Media in September 2000; (2) a full year of operations from New Hope, Stardust and Nutracon, which were all acquired in 1999; (3) the turnaround in Internet World magazine; and (4) significant year-over-year revenue increases from the Internet World Spring, Internet World UK, ISPCON Spring, Internet World Fall and ISPCON London shows, offset in part by higher corporate spending, higher period costs and Web site development charges.

     For the three months ended June 30, 2001, our Adjusted EBITDA decreased $17.1 million, or 51.8%, to $15.9 million from $33.0 million for the same period in 2000. Adjusted EBITDA margins decreased to 14.9% for the quarter compared with 30.3% in the same period in 2000. The decease in both Adjusted EBITDA and Adjusted EBITDA margins were primarily due to the inclusion of the Internet World Spring trade show and the eCRM show in the second quarter of 2000 compared with the first quarter this year.

     For the six months ended June 30, 2001, our Adjusted EBITDA decreased $8.2 million, or 18.7%, to $35.8 million from $44.0 million for the same period in 2000. Adjusted EBITDA margins were 16.3% for the six months ended June 30, 2001 compared with 23.8% for the same period in 2000. The decreases reflect significant declines on certain high-margin properties serving technology markets, declines on select manufacturing titles, and investments in magazine launches, partially offset by added results from acquisitions and profit improvements on certain existing properties.

     Our calculation of Adjusted EBITDA by product is as follows:

                                        YEARS ENDED       THREE MONTHS ENDED      SIX MONTHS ENDED
                                       DECEMBER 31,            JUNE 30,               JUNE 30,
                                    -------------------   -------------------   --------------------
                                      1999       2000       2000       2001       2000        2001
                                    --------   --------   --------   --------   --------    --------
                                                         (DOLLARS IN THOUSANDS)
Publishing and other..............  $ 46,170   $ 51,269   $14,042    $ 8,563    $ 25,086    $ 15,332
Trade shows and conferences.......    43,133     78,846    27,709     15,956      36,669      41,316
Online media products.............      (510)    (6,790)   (1,361)      (943)     (2,146)     (1,930)
General and administrative........   (21,485)   (32,037)   (7,389)    (7,662)    (15,571)    (18,896)
                                    --------   --------   -------    -------    --------    --------
     Adjusted EBITDA..............  $ 67,308   $ 91,288   $33,001    $15,914    $ 44,038    $ 35,822
                                    ========   ========   =======    =======    ========    ========

     Adjusted EBITDA for our publishing operations increased $5.1 million, or 11.0%, from $46.2 million in 1999 to $51.3 million in 2000. Adjusted EBITDA increases for publishing operations were due primarily to: (1) the addition of Natural Foods Merchandiser, Delicious Living!, Nutrition Science News and Expansion Management magazines, which were part of the New Hope acquisition in May 1999; (2) the addition of the Windows 2000 Magazine and NEWS/400 and Business Finance magazines, which were part of the Duke acquisition in September 2000; (3) the turnaround of Internet World magazine in 2000 when compared with the same prior-year period; and (4) the Fluid Power Handbook & Directory, which was not published in 1999.

     Adjusted EBITDA for our trade show and conference operations increased $35.7 million, or 82.8%, from $43.1 million in 1999 to $78.8 million in 2000. These increases were due primarily to: (1) the first-time inclusion of the PTS and Streaming Media trade shows held in the fourth quarter of 2000, which were acquired in September 2000; (2) the first-time inclusion of the Natural Products Expo West trade show, which was part of the New Hope acquisition in May 1999;
(3) the first-time inclusion of Stardust conferences, which were acquired in October 1999; (4) the addition of the Nutracon conference, which was acquired in December 1999; (5) the addition of the Internet Everywhere CEO Summit, eCRM Expo Spring, Internet World China and Advanced Building Systems Technology Conference & Expo shows, which were held for the first time in 2000; and (6) significant year-over-year revenue increases from the Internet World Spring, Internet World UK, ISPCON Spring and ISPCON London shows.

     Adjusted EBITDA for our online media operations decreased $6.3 million from a loss of $0.5 million in 1999 to a loss of $6.8 million in 2000. These decreases were due primarily to the increase in various costs associated with the development of market-focused Web sites.

     General and administrative costs increased $10.6 million from $21.5 million in 1999 to $32.0 million in 2000. The increases were due primarily to costs associated with acquisitions and to higher executive compensation expense.

     For the three months ended June 30, 2001, Adjusted EBITDA for our publishing operations decreased $5.5 million, or 39.0%, when compared with the same prior year period. Adjusted EBITDA was heavily impacted by (1) declines on our technology magazines, most significantly Internet World; (2) declines on select manufacturing titles; and (3) investments in magazine launches, partially offset by results of acquisitions.

     For the three months ended June 30, 2001, Adjusted EBITDA for our trade show and conference operations decreased $11.8 million, or 42.4%, when compared with the same prior year period. Adjusting for the change in the timing of the Internet World Spring and eCRM trade shows, Adjusted EBITDA increased 91.9% for the quarter ended June 30, 2001 when compared with the same period in 2000. The increase was due to (1) substantial year-on-year gains posted by key trade shows held in the quarter, including Internet World UK and Natural Products Expo Europe; (2) added results from acquired properties, including Internet World Berlin, Streaming Media West, and PTS regional events; and (3) trade show launches including Streaming Media events in Berlin, Hong Kong and Tokyo.

     For the three months ended June 30, 2001, Adjusted EBITDA for our online media operations decreased from a loss of $1.4 million to a loss of $0.9 million.

     For the three months ended June 30, 2001, general and administrative costs increased $0.3 million when compared with the same prior year period.

     For the six months ended June 30, 2001 Adjusted EBITDA for our publishing operations decreased $9.8 million, or 38.9%, when compared with the prior year period, as a result of declines on high-margin magazines serving technology markets and select manufacturing magazines, investments in magazine launches and the absence of a major directory, which was published in the first quarter of 2000 but will be published in the second half of 2001.

     For the six months ended June 30, 2001 Adjusted EBITDA for our trade show and conference operations increased $4.6 million, or 12.7%. This increase was due to (1) added results of acquired properties, including Internet World Berlin, Streaming Media West and PTS regional events; (2) successful launches, including Internet World Wireless East, ASPCON London, Streaming Media events in Berlin, Hong Kong and Tokyo, and m-Commerce World; and (3) strong year-on-year growth of events, including Internet World UK, Service Management Europe, ISPCON London, Natural Products Expo West and Natural Products Expo Europe. Adjusted EBITDA for events were partially offset by the decline of the Internet World Spring show.

     For the six months ended June 30, 2001, Adjusted EBITDA for our online media operations decreased from a loss of $2.1 million to a loss of $1.9 million.

     For the six months ended June 30, 2001, general and administrative costs increased $3.3 million when compared with the same prior-year period. The increase was primarily due to higher compensation expense, a significant year-over-year increase in healthcare costs and acquisitions.

FOREIGN CURRENCY

     The functional currency of our foreign operations is their local currency. Accordingly, assets and liabilities of foreign operations are translated to U.S. Dollars at the rates of exchange on the balance sheet date; income and expenses are translated at the average rates of exchange prevailing during the year. There were no significant foreign currency transaction gains or losses for the periods presented.

LIQUIDITY AND CAPITAL RESOURCES

     During the periods presented, we financed our operations primarily through cash generated from operating activities, borrowings under our credit facilities, the issuance of senior subordinated notes and the sale of investments, equity securities and assets.

     Cash provided by operating activities was $25.7 million, $34.4 million and $9.2 million for the years ended December 31, 1998, 1999 and 2000, respectively. Operating cash flows for 2000 reflect our net income of $79.6 million offset by a net working capital decrease of approximately $2.8 million and non-cash charges (depreciation and amortization, gain on sale of investments, writedowns and impairments, and other) of approximately $67.6 million.

     The decrease in operating cash flows in 2000 compared to 1999 was due primarily to an increase in operating income of $15.3 million offset by changes in working capital items and to increases in income tax payments required in 2000. These payments were largely attributable to the increase in operating income and the $110.2 million gain realized in 2000 from the sale of INT Media Group, Incorporated stock. The most significant working capital changes in 2000 were attributable to accounts receivable, and accounts payable and accrued expenses. The accounts receivable increase reflects higher fourth quarter sales in 2000 compared with 1999 and the timing of payments received. The increase in accounts payable and accrued expenses is due primarily to timing of vendor and other payments. The increase in 1999 compared to 1998 was due primarily to an increase in operating income of $13.2 million offset somewhat by a net decrease in working capital items, the most significant of which were accounts payable and accrued expenses, and unearned income.

     Cash used by operating activities was $15.0 million and $10.5 million for the six months ended June 30, 2001 and 2000, respectively. Operating cash flows for the six months ended June 30, 2001 reflect our net loss of $6.8 million in addition to a net working capital decrease of approximately $35.5 million and non-cash charges of approximately $27.2 million. Operating cash flows for the six months ended June 30, 2000 reflect our net income of $75.0 million in addition to a net working capital increase of approximately $7.6 million and non-cash charges of approximately $93.1 million.

     Investing activities used $111.2 million in 2000, primarily for acquisitions and investments (including Streaming Media, PTS, Duke, Cayenta and Leisurehub.com) and earnouts paid during the year, as well as capital expenditures. The increase in capital expenditures was due primarily to the move of our corporate headquarters and our continued investment in Internet related technologies. These uses were partially offset by proceeds from the sale of 2.0 million shares of INT Media Group, Incorporated stock and proceeds from the sale of the Direct Mail segment. Investing activities used $27.8 million in 1999, primarily for acquisitions (including New Hope) and capital expenditures, partially offset by proceeds from the sale of the Printing segment and the sale of approximately 0.5 million shares of INT Media Group, Incorporated stock. Investing activities used $271.2 million in 1998, primarily for acquisitions (including Mecklermedia and DM Publishing) and capital expenditures, offset partially by the sale of an 80.1% interest in internet.com LLC.

     Investing activities used $25.7 million for the six months ended June 30, 2001, primarily due to the nine acquisitions completed in 2001, earnouts and capital expenditures. For the six months ended June 30, 2000, investing activities provided $93.9 million, primarily from proceeds from the sale of 2.0 million shares of INT Media Group, Incorporated stock and proceeds from the sale of the Direct Mail segment. These proceeds were partially offset by the use of cash for acquisitions, investments, earnouts and capital expenditures.

     Financing activities provided $83.3 million in 2000, primarily from borrowings under our revolving credit facility offset partially by debt repayments and dividends paid to stockholders. Financing activities provided $19.9 million in 1999, primarily from net proceeds from an equity offering and proceeds from a new $340.0 million credit facility, offset partially by the repayment of the $325.0 million credit facility, financing fees associated with the new debt facility and dividends paid to stockholders. Financing activities provided $247.0 million in 1998, primarily from proceeds from the $325.0 million credit facility offset partially by the repayment of notes payable, financing fees, payments to our former parent and dividends paid to stockholders.

     Financing activities provided $84.9 million for the six months ended June 30, 2001, primarily from borrowings under our revolving credit facility and proceeds from the senior subordinated notes, offset partially by repayments under the credit facility and dividends paid to stockholders. Financing activities used $1.2 million in 2000, primarily for the payment of dividends to stockholders.

     In May 1999, we completed the sale of 6.5 million shares of common stock and received net proceeds of approximately $118.4 million, which were used to repay senior debt and for general corporate purposes, including the acquisition of New Hope.

     On September 1, 1999, we entered into a credit agreement with several banks under which we can borrow up to $340.0 million. The agreement provided for a revolving credit facility of up to $125.0 million, a long-term term loan A of $140.0 million and a long-term term loan B of $75.0 million. The proceeds of this credit agreement were used to repay our debt outstanding under the $325.0 million credit facility obtained when we purchased Mecklermedia. At December 31, 2000, we had $211.1 million outstanding under our term loans and $34.0 million available under our revolving credit facility. At June 30, 2001, we had $207.3 million outstanding under our term loans and $185.0 million available under our revolving credit facility.

     On April 3, 2000, we amended our credit facility to give us the flexibility to sell assets of up to $30.0 million and the ability to monetize our joint venture investments.

     In October 2000, we amended our credit facility to give us the ability to increase our term loan A facility, term loan B facility and/or revolver up to an aggregate of $100.0 million prior to September 30, 2001. At that time, we increased the commitment under the revolver by $60.0 million to $185.0 million. Accordingly, we may further increase our credit facility by $40.0 million prior to September 30, 2001.

     Because of recent economic conditions, we expect that we will be in violation of some of the financial ratios and other financial condition tests and financial covenants that we are required to maintain and satisfy pursuant to the terms of our credit facility in the near future. We have informed the administrative agent of our credit facility of these matters and are in negotiations to amend the credit facility or obtain a waiver so that we will not be in violation of any financial ratios and tests and financial covenants. However, we cannot assure you that we will be able to obtain an amendment to or waiver under our credit facility, which could impact our ability to borrow further under the credit facility and fund our operations or result in a default under the credit facility.

     In June 2001, we issued $185.0 million of 10 3/8% senior subordinated notes due June 15, 2011 to qualified institutional buyers pursuant to Rule 144A of the Securities Act. Interest is payable on the notes semiannually on June 15 and December 15 of each year. The notes are guaranteed, on a senior subordinated basis, by our domestic subsidiaries and may be redeemed on or after June 15, 2006. In addition, we may redeem up to 35% of the aggregate principal amount of the notes before June 15, 2004 with the proceeds of certain equity offerings. The notes were offered at a discount of $4.2 million to be amortized over the term of the notes. Amortization of the discount was not material for the six month period ended June 30, 2001. Costs representing underwriting fees and other expenses of $0.6 million will be amortized over the term of the notes. Net proceeds of $180.2 million were used to pay down the $136.0 million outstanding balance of the revolving credit facility. In addition, portions of our term loan A and B were paid down on a pro rata basis. The notes are unsecured senior subordinated obligations of ours, subordinated in right of payment to all existing and future senior indebtedness, including the credit facility. The notes contain covenants that will, among other things, restrict our ability to borrow money, pay dividends on or repurchase capital stock, make investments, sell assets or enter into mergers or consolidations.

     Based upon current and anticipated levels of operations, our management believes that cash on hand and cash flow from operations, combined with borrowings available under our credit facilities and remaining proceeds from the issuance of senior subordinated notes, will be sufficient to enable us to meet current and anticipated cash operating requirements, including scheduled interest and principal payments, capital expenditures and working capital needs. However, actual capital requirements may change, particularly as a result of any acquisitions that we may make. Our ability to meet current and anticipated operating requirements will depend upon our future performance, which, in turn, will be subject to general economic conditions and to financial, business and other factors, including factors beyond our control. Depending on the nature, size and timing of future acquisitions, we may be required to raise additional capital through additional financing arrangements or the issuance of private or public debt or equity securities. Our management cannot assure that such additional financing will be available at acceptable terms. Although a portion of our floating rate debt is hedged for fluctuations in interest rates, a substantial part of our debt bears interest at floating rates. Therefore, our liquidity and financial condition are, and will continue to be, affected by changes in prevailing interest rates.

SEASONALITY

     The introduction of trade shows and conferences into our product mix through the acquisition of INDEX and ISOA in late 1997, the acquisition of Mecklermedia in November 1998, the acquisition of New Hope in May 1999 and the acquisition of Streaming Media in September 2000 has changed our seasonal pattern of revenue and profit because all five companies have pronounced seasonal patterns in their businesses. The majority of the trade shows of ISOA, Streaming Media and Mecklermedia are held in the second and fourth quarters and, accordingly, the majority of their revenues are recognized in these quarters. Furthermore, the majority of the INDEX shows historically have been held in the fourth quarter, and the New Hope shows have been held in the first and third or fourth quarters. Accordingly, these acquisitions have had and will have a positive impact on revenue and earnings for these quarters.

     We also may experience seasonal fluctuations as trade shows and conferences held in one period in the current year may be held in a different period in future years.

INFLATION

     The impact of inflation on our results of operations has not been significant in recent years.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). Penton was required to adopt this statement in the first quarter of 2000. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133, an Amendment of FASB Statement No. 133" ("SFAS 137"). SFAS 137 deferred the effective date of adoption of SFAS 133 to all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS 133 was subsequently amended by SFAS 138 "Accounting for Certain Derivative and Certain Hedging Activities--an Amendment of FASB Statement No. 133" ("SFAS 138"). We adopted this statement effective January 1, 2001. See Note 10 in the Notes to Consolidated Financial Statements for the quarter ended June 30, 2001, appearing elsewhere in this prospectus for additional information.

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 provided guidance on applying existing generally accepted accounting principles to revenue recognition issues in financial statements. We adopted SAB 101 during the fourth quarter of 2000. The adoption of SAB 101 did not have a material effect on us.

     In July 2001, the FASB issued SFAS No. 141, "Business Combinations" ("SFAS 141"). SFAS 141 requires that all business combinations be accounted for under the purchase method of accounting. In addition, SFAS 141 addresses financial accounting and reporting for goodwill and other intangible assets acquired in a business combination at acquisition. SFAS 141 also provides criteria for the separate recognition of intangible assets acquired in a business combination. SFAS 141 is effective for all business combinations initiated or consummated after June 30, 2001.

     In July 2001, the FASB also issued SFAS 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 addresses financial accounting and reporting for intangible assets acquired individually or with a group of other assets at acquisition. SFAS 142 presumes that goodwill and certain intangible assets have indefinite useful lives. Accordingly, goodwill and certain intangibles will not be amortized but rather will be tested at least annually for impairment. SFAS 142 also addresses accounting and reporting for goodwill and other intangible assets subsequent to their acquisition. SFAS 142 is effective for fiscal years beginning after December 15, 2001. As of the date of this filing we have not yet completed our assessment of the impact of SFAS 142 on our financial statements.

EURO CONVERSION

     On January 1, 1999, 11 of the 15 participating countries that are members of the European Union established a new uniform currency know as the Euro. The currency existing prior to such date in the participating countries will be phased out during the transition period ending January 2002. During this transition period, both the Euro and the existing currency will be available in the participating countries. Although we generate revenues in some of the participating countries, our management does not anticipate that the use of the Euro will materially affect our business, results of operations or financial condition.

                                    BUSINESS

OVERVIEW

     We are a leading business-to-business media company. We provide media products that deliver proprietary business information to owners, operators, managers and professionals in the industries we serve. Through these products, we offer industry suppliers multiple ways to reach their customers and prospects. We publish 73 trade magazines, produce 167 trade shows and conferences and maintain 128 Web sites, in addition to other online media products, serving the following 12 industries:

            - Internet/Broadband                        - Information Technology
            - Manufacturing                             - Supply Chain
            - Electronics                               - Mechanical Systems/Construction
            - Design/Engineering                        - Government/Compliance
            - Natural Products                          - Leisure/Hospitality
            - Food/Retail                               - Aviation

     We believe we have leading media products in each of the industry sectors we serve. We are structured along industry rather than product lines. This enables us to promote our related group of products, including publications, trade shows and conferences and online media products, to our more than 20,000 customers.

     Since our founding in 1892, we have grown from an industrial trade magazine publishing company into a leading, integrated business-to-business media company serving a range of industrial, service and technology markets. We became an independent company, incorporated in the State of Delaware, as a result of our spinoff from Pittway Corporation in August 1998. Our independence has enabled us to focus on building our business through acquisitions and internal growth. We have acquired numerous companies since the spinoff. We also have launched several new media properties. These initiatives have helped:

     - strengthen our presence in our existing markets;

     - provide us with strong market positions in new, growing markets;

     - expand our presence in higher-margin trade shows and conferences; and

     - increase our international product offerings.

OUR COMPETITIVE STRENGTHS

     Market Leadership in Industries Served. Our media products provide proprietary information to business users who need to stay informed about their industries. They provide marketers with cost-efficient, highly effective access to business professionals with purchasing authority. Advertising in 36 of our magazines is measured by audit services; of these measured titles, 29, or about 81%, are ranked either #1 or #2 in their industry segment. We believe our market leadership creates customer loyalty and makes us less vulnerable to revenue losses during economic downturns, primarily because marketers tend to concentrate their spending on top-tier publications and trade shows.

     Ability to Capitalize on Our Established Industry Positions. We believe we are able to effectively launch new media products by:

     - using the industry knowledge and editorial expertise of our staff;

     - capitalizing on the brand recognition and reputation of our existing publications;

     - building on our strong relationships with advertisers and readers; and

     - cross-promoting new products with our existing trade magazines, trade shows and conferences, and online media products that serve the same industry.

     For example, during 2001, we have launched Medical Design News and Netronics magazines; two domestic Internet World Wireless shows, Streaming Media events in Berlin, Hong Kong and Tokyo, and the m-Commerce World Show; and online media products that include the m-CommerceWorld.com Web site, and the Connected Home EXPRESS, The Tech Insider, and Technology News Flashes electronic newsletters.

     Ability to Successfully Identify and Integrate Acquisitions. We have acquired 25 companies since our spinoff in August 1998. For each acquisition we consider, we carefully analyze the growth potential of the company and its impact on our cash flow and profitability as part of our extensive evaluation process. We consider ourselves uniquely positioned to make strategic acquisitions due to our size and expertise in managing trade publications, trade shows and conferences, and online media products. In addition, we believe that our size enables us to efficiently integrate our acquisitions and eliminate redundant marketing, administrative and corporate expenses and that our experience in cross promoting our products enables us to identify opportunities to expand the media products of the companies we acquire. For example, as part of our acquisition of Duke, we acquired the Windows 2000 Magazine and NEWS/400 and Business Finance magazines and the related IT professional databases, which provide a built-in target market for our Internet World publications and trade shows and conferences.

     Diversity of Products, Target Industries and Customers. We are diverse in terms of the products we offer and the industries and customers we serve. None of our publications, trade shows and conferences or online media products accounted for more than 7.0% of our total revenues in 2000. We provide our products in 12 diverse industries. Our top ten customers accounted for only 3.4% of our total revenues in 2000. Our diversity should provide opportunities for growth and mitigate our exposure to downturns in any one industry we serve.

     Attractive EBITDA Margins and Modest Ongoing Capital Expenditure Requirements. Our operating strategy has allowed us to produce attractive EBITDA margins while incurring modest ongoing capital expenditure requirements. Our modest ongoing capital expenditure requirements are a result, in part, of our outsourcing of the printing of trade publications and the physical operation of trade shows and conferences.

     Experienced Management Team. Our senior management team has an average of 23 years of experience in the media industry and with increasing revenues and Adjusted EBITDA, developing new products, penetrating new markets and identifying, negotiating, completing and integrating acquisitions.

OUR GROWTH STRATEGY

     We believe we have significant growth potential. We intend to increase our revenues, cash flows and market share by continuing to:

     Strengthen Our Market Positions. We believe we can strengthen our market positions by:

     - capitalizing on our industry expertise to create new products to serve the needs of our customers;

     - completing strategic acquisitions of complementary business media products and services;

     - adding online media products and services to meet the expanding information and marketing needs of our customers;

     - repositioning or eliminating publications and trade shows and conferences that are not market leaders;

     - cross-promoting media products within similar markets; and

     - improving the operating efficiency of existing publications and trade shows and conferences.

     Expand Our Trade Shows and Conferences Business. We believe that significant opportunities exist to capitalize on the editorial content and the nationally recognized brand names of our existing publications to produce new and expand existing trade shows and conferences. We intend to continue to acquire trade shows and conferences in the industries we currently serve, such as our 2000 acquisition of the Streaming Media trade shows. We believe that increasing the percentage of revenues generated by trade shows and conferences improves margins and profitability and mitigates the cyclicality of advertising in slower economic times.

     Acquire Leading Positions in New, Growing Markets. We continuously evaluate trends in new markets to identify acquisition opportunities in attractive markets. For example, the acquisition of Duke Communications has provided us with a leadership position in the Windows 2000 and AS/400 operating systems markets.

     Expand Our Market Positions Globally. We intend to extend our established brands into key international markets. In doing so, we hope to broaden our customer base by capitalizing on our strong brand names. For example, we added additional Internet World and ISPCON trade shows in Europe, Asia and the Middle East in 2000, and expect to continue that trend in 2001.

     Develop Online Media Products That Capture Growing Internet Spending by Businesses. We intend to further develop our online media portfolio to better complement our publications and trade shows and conferences. We believe that customized information delivery capabilities, real-time access to customers, commerce opportunities, audience targeting and global reach benefits, and, the cost efficiency of Internet-based media will be increasingly attractive to our customers.

OUR INDUSTRY

     The business-to-business communications industry is an important segment of the media industry. Veronis Suhler Media Merchant Bank reports that the business-to-business communications industry will experience a 5.5% compound annual growth rate between 2001 and 2005 and will surpass $22.1 billion in spending in 2005. Over the same period, Veronis Suhler forecasts that business magazine revenues will grow annually at a rate of 4.3% and trade show revenues at a rate of 6.8%.

     The business-to-business communications industry is highly fragmented. There were about:

     - 1,500 publishing companies, according to American Business Media in 1999;

     - 5,200 trade magazine titles, according to Standard Rate & Date Service
       (SRDS) in June 2001; and

     - 3,000 trade shows in the United States and Canada produced by about 1,500 independent companies and industry associations, according to Tradeshow Week Research Services in June 2001.

OUR PRODUCTS AND SERVICES

     We serve 12 specific industry sectors with our business publications, our trade shows and conferences, and our online media products.

  IN PRINT: PUBLICATIONS

     Trade Magazines. We publish specialized trade magazines in the United States. According to Advertising Age's annual ranking of magazines in the United States, we publish two of the 15 largest business-to-business magazines, based on advertising revenues. About 81% of our 36 audited magazines hold the #1 or #2 market share positions in their industry segments. Our publications are recognized for the quality of their editorial content. Since 1990, our magazines have won over 700 editorial awards.

     We publish 73 trade magazines with a combined circulation of over four million subscribers worldwide. Our magazines generate revenues primarily from the sale of advertising space. Our magazines are primarily controlled-circulation. They are distributed free-of-charge to qualified subscribers in our targeted industries. Subscribers to our controlled-circulation publications qualify to receive our trade magazines by verifying their responsibility for specific job functions, including purchasing authority. We survey our magazine subscribers annually to verify their continued qualification.

     Circulation information for the majority of our publications is audited each year by BPA International, an independent auditor of magazine circulation. These audits verify that we have accurately identified the number and job responsibilities of qualified subscribers and that those subscribers are eligible to receive the relevant publication according to our established criteria.

     Each of our publications has its own advertising sales team and rate structure. Some advertisers may qualify for discounts based on advertising in multiple publications. We enable marketers to be more cost efficient in their advertising purchases by providing a single source for integrated products.

     In addition, each of our publications has its own editorial staff, including writers, designers and production personnel. To preserve the editorial integrity of each publication's news reporting and analysis, we seek to maintain separation between the editorial and sales staffs of each publication. We believe that our reputation for objective, fair and credible editorial content contributes significantly to our success. Fifteen of our publications have served their industries for over 50 years.

     Our editorial staffs meet frequently with readers of their publications to maintain a current understanding of the information needs and interests of those readers in an effort to serve them more effectively. We devote considerable resources to the study of trends in our industries and strive to make our publications the most widely used among our targeted audiences. Many of our editors and contributors are recognized as experts in their fields and are regularly contacted by the general press to comment on developments and trends in their respective markets.

     Directories and Buyer's Guides. We also publish 22 industry directories and buyer's guides, which are respected sources of buying information for industry decision makers. Most of the business directories we publish have limited competition.

  IN PERSON: TRADE SHOWS AND CONFERENCES

     We produce 167 trade shows and conferences, which annually attract more than one million attendees with significant buying and specifying responsibility. In addition to these events, we maintain licensing agreements for seven trade shows and we produce one trade show under a management contract.

     In the early 1990s, we entered the trade shows and conferences business and have more recently expanded our presence through acquisitions. For example, the acquisition of Streaming Media in September 2000 added the Streaming Media East, West and Europe trade shows to our portfolio, while the acquisition of New Hope in 1999 added the Natural Products Expo East and West trade shows. In addition, we have expanded our global presence. In 2000, we acquired ComMunic, which produces trade shows, conferences and business publications in Germany and its German speaking neighboring countries, serving the Internet, telecommunications and other growing technology markets.

     Attendees at our trade shows and conferences are professionals and managers in the industries we serve. Most trade shows include an extensive conference program, which provides a forum for the exchange and dissemination of information relevant to the particular event's focus. In addition, most trade shows have one or more "keynote" sessions with speakers who are known for their industry knowledge and expertise.

     Trade show exhibitors pay a fixed price per square foot of booth space. Typically, a majority of each trade show's exhibitors commit to booth space for the following year during that year's show. In addition, we receive revenues from attendee fees at trade shows and conferences.

  ONLINE: WEB SITES AND ELECTRONIC MEDIA

     We currently maintain 128 Web sites serving numerous market segments. We believe that the Internet presents us with significant growth potential. We have been developing a broad range of market-focused Web sites that include features for valued information exchange within targeted business communities. These sites incorporate state-of-the-art Web technologies and leverage the inherent assets of our existing media products, the brand recognition of our magazines and trade shows, our editorial content, and our customer and product databases. We believe we have a competitive advantage in the online business because of our established customer relationships in the markets we serve, the industry expertise of our staff, and the opportunities we have to promote our Web sites to targeted audiences through our magazines and trade shows. Our sites include major industry-focused portals as well as a unique set of online trade shows.

     Our online portfolio also includes more than 60 electronic newsletters. These products provide timely and focused information to highly targeted professionals and typically are sponsored by advertisers interested in delivering marketing information to our targeted subscribers.

  OTHER

     We also provide ancillary information services that complement our principal business media platforms. These services include:

     - Market Access & Business Development. We provide a variety of marketing services, including database rentals. We use information from our subscription lists and other available databases to compile detailed mailing lists for rental by marketers who want to promote their products and services through direct mail programs. We offer these services to our customers to help them reach their targeted audience.

     - Specialized Advertising. We collect and forward reader inquiries to our advertisers. In addition, classified advertising sections in our publications and on our Web sites provide a cost-efficient medium for reaching prospects who are ready to buy specialized products and services. Also, recruitment advertising provides an effective way to reach qualified professionals seeking career opportunities.

     - Custom Communications/Promotion. We produce a range of client-specific communications services, including newsletters, magazines, catalogs, directories, education and training materials and other support materials.

OUR TWELVE INDUSTRY SECTORS

1. INTERNET/BROADBAND

     The Internet/Broadband industry sector contributed about 36% of our revenues in 2000. This industry sector primarily targets service providers and other professionals in the worldwide Internet business. Some of our leading brands in this industry sector are Internet World, Boardwatch and ISPCON. The Internet World trade shows are among the leading events serving the Internet industry. Boardwatch and ISPCON are among the leading magazines and events in the Internet service provider market. In addition, Internet World magazine is published in North America and has three international editions that are published under license. In the Internet/Broadband industry sector, we produce nine trade magazines, 67 trade shows and conferences and 29 Web sites.

2. MANUFACTURING

     The manufacturing industry sector contributed about 15% of our revenues in 2000. This industry sector targets users at every level, from the plant floor to the executive offices, in industrial markets, including general manufacturing and metals. Some of our leading brands in this market are IndustryWeek, American Machinist and New Equipment Digest. In the manufacturing industry sector, we produce 13 trade magazines, 58 trade shows and conferences and 18 Web sites.

3. ELECTRONICS

     The electronics industry sector contributed about 11% of our revenues in 2000. This industry sector targets engineers who design electronics used in applications, including small appliances, medical equipment, sophisticated microwave-RF and wireless communications systems, and Internet-enabled devices. Some of our leading brands in this industry sector are EE Product News and Electronic Design. According to Advertising Age, Electronic Design is the thirteenth largest trade magazine in the United States, based on advertising revenues in 1999. In the electronics industry sector, we produce five trade magazines, six trade shows and conferences and 11 Web sites.

4. DESIGN/ENGINEERING

     The design/engineering industry sector contributed about 9% of our revenues in 2000. This industry sector targets designers and engineers of machinery, consumer products, buildings and systems. Some of our leading brands in this industry sector are A/E/C SYSTEMS and Machine Design. Machine Design is the ninth largest trade magazine in the United States, based on advertising revenue in 1999, according to Advertising Age magazine. In the design/engineering industry sector, we produce seven trade magazines, five trade shows and conferences and 16 Web sites.

5. NATURAL PRODUCTS

     The natural products industry sector contributed about 7% of our revenues in 2000. This industry sector targets decision makers in the natural products supply chain. Some of our leading brands in this sector are Natural Foods Merchandiser and Natural Products Expo. In the natural products industry sector, we produce five trade magazines, four trade shows and conferences and eight Web sites.

6. FOOD/RETAIL

     The food/retail industry sector contributed about 5% of our revenues in 2000. This industry sector targets decision makers in the commercial and institutional foodservice, convenience store headquarters and retail, and large-volume baking operations. Some of our leading brands in this sector are Modern Baking and Restaurant Hospitality. In the food/retail industry sector, we produce five trade magazines, four trade shows and conferences and three Web sites.

7. INFORMATION TECHNOLOGY

     The information technology industry sector contributed about 4% of our revenues in 2000. This industry sector targets information technology professionals and provides information to assist them in making strategic business decisions, solving programming problems and helping them assess hardware and software products. Some of our leading IT brands include the Windows 2000 Magazine network and NEWS/400 magazine. In the information technology sector we produce 14 trade magazines, 11 trade shows and conferences and 24 Web sites.

8. SUPPLY CHAIN

     The supply chain industry sector contributed about 4% of our revenues in 2000. This industry sector targets decision makers along the entire supply chain, including material handling engineers, third-party logistics providers, and those responsible for carrying, delivering and warehousing goods. Some of our leading brands in this industry sector are Material Handling Management, Transportation & Distribution and Supply Chain Technology News. In the supply chain industry sector, we produce four trade magazines, four trade shows and conferences and eight Web sites.

9. MECHANICAL SYSTEMS/CONSTRUCTION

     The mechanical systems/construction industry sector contributed about 3% of our revenues in 2000. This industry sector targets professionals who design, build and install mechanical systems focusing on heating, ventilating and air conditioning. Some of our leading brands in this industry sector are Contracting Business and the HVAC Comfortech Show. In the mechanical systems/construction industry sector, we produce four trade magazines, four trade shows and conferences and five Web sites.

10. GOVERNMENT/COMPLIANCE

     The government/compliance industry sector contributed about 3% of our revenues in 2000. This industry sector targets government buyers and professionals who manage industrial safety, occupational health and environmental compliance. Some of our leading brands in this industry sector are Government Product News and

Occupational Hazards. We produce Web sites that provide best practices and the latest news related to these areas. In the government/compliance industry sector, we produce three trade magazines and two Web sites.

11. LEISURE/HOSPITALITY

     The leisure/hospitality industry sector contributed about 2% of our revenues in 2000. This industry sector targets professionals who manage parks, golf courses, sports grounds, leisure attractions, and fitness, health and hospitality facilities in Europe. It also targets management in the United States lodging industry. Our leading brands in this industry sector are the International Leisure Industry Week exposition and Lodging Hospitality magazine. In the leisure/hospitality industry sector, we produce two trade magazines, three trade shows and conferences and three Web sites.

12. AVIATION

     The aviation industry sector contributed about 1% of our revenues in 2000. This industry sector targets commercial airline executives worldwide. Our leading brands in this market include Air Transport World magazine and atwonline.com. In the aviation sector, we produce two trade magazines, one conference and one Web site.

                                   MANAGEMENT

     The directors, executive officers and other key employees of Penton, and their ages and positions are as follows:

                   NAME                     AGE                     POSITION
                   ----                     ---                     --------
Thomas L. Kemp............................  50     Chairman of the Board, Chief Executive
                                                   Officer and Director
King W. Harris............................  58     Vice Chairman of the Board and Director
Daniel J. Ramella.........................  49     President, Chief Operating Officer and
                                                   Director
Joseph G. NeCastro........................  44     Chief Financial Officer and Treasurer
David B. Nussbaum.........................  43     Executive Vice President, Division
                                                   President and Director
Darrell C. Denny..........................  43     Executive Vice President and Division
                                                   President
William C. Donohue........................  57     Executive Vice President and Division
                                                   President
James W. Zaremba..........................  61     Executive Vice President and Division
                                                   President
Preston L. Vice...........................  53     Senior Vice President and Secretary
Jocelyn A. Bradford.......................  43     Vice President and Controller
Paul W. Brown.............................  48     Director
William J. Friend.........................  37     Director
R. Douglas Greene.........................  52     Director
John J. Meehan............................  53     Director
Don E. Schultz............................  67     Director
Edward J. Schwartz........................  60     Director
William B. Summers........................  51     Director
Richard B. Swank..........................  70     Director

     Thomas L. Kemp has served as a Director and as Chief Executive Officer of Penton since September 1996, and as Chairman of the Board of Penton since March 2001. Mr. Kemp also served as Chairman of the Board of Penton from September 1996 to May 1998. Mr. Kemp's publishing career spans more than 26 years. He spent 22 years with San Francisco based Miller Freeman, Inc., a business trade show producer and magazine publisher, and was Miller Freeman's President and Chief Operating Officer in 1996 when he left that company to join Penton. From 1994 to 1996 Mr. Kemp was Miller Freeman's Executive Vice President and Chief Operating Officer. He also held a series of executive, publishing management and sales positions with Miller Freeman subsequent to joining that company in 1974. Mr. Kemp is a Director and Treasurer of Business Publications Audit International. He is a Director of the Business Press Educational Foundation and a former Director of American Business Media and the Association of Medical Publishers. Mr. Kemp is a frequent speaker at media industry conferences and events. In 1998, Mr. Kemp was named Business Publishing's "Person of the Year" by min magazine.

     King W. Harris has served as a Director of Penton since May 1987 and as Vice Chairman of the Board of Penton since March 2001. Mr. Harris served as Non-executive Chairman of the Board of Penton from May 1998 to March 2001. Mr. Harris has served as the Chairman of Harris Holdings, Inc., an investment management firm, since November 2000. From May 1987 to February 2000, Mr. Harris served as President, Chief Executive Officer and Director of Pittway Corporation, a manufacturer and distributor of alarm and other security products. Pittway was acquired by Honeywell International, Inc. in February 2000 at which time Mr. Harris became President and Chief Executive Officer of the Security and Fire Solutions Business of Honeywell's Home and Building Control Group. On May 1, 2000, he relinquished the title of President but remained Chief Executive Officer. Mr. Harris currently serves as Non-executive Chairman of the Board and Director of Aptar Group, Inc., a specialty packaging components manufacturer.

     Daniel J. Ramella has served as a Director of Penton since July 1990. He has served as President and Chief Operating Officer since 1990 and has worked for Penton for more than 24 years. Mr. Ramella was Senior Vice President, Publishing, from 1989 to 1990, and Vice President, Foodservice Group, from 1987 to 1989. He was publisher of Restaurant Hospitality magazine from 1985 to 1987. Mr. Ramella held management positions with Production Engineering magazine between 1977 and 1985. Before joining Penton in 1977, he was an Audit Senior for Arthur Andersen & Co. He is Chairman of American Business Media and has served as a Director of the Business Press Educational Foundation. He is a former Director, Treasurer and Executive Committee member of Business Publications Audit International. Mr. Ramella was awarded American Business Media's McAllister Top Management Fellowship Award for 2000.

     Joseph G. NeCastro has served as Chief Financial Officer and Treasurer of Penton since June 1998. Before joining Penton, Mr. NeCastro spent five years with Reader's Digest Association, Inc. He was Vice President, Finance, for Reader's Digest USA from 1995 until 1998, Corporate Controller in 1994 and 1995, and held other corporate financial management positions with that company in 1993 and 1994. Mr. NeCastro was Vice President and Treasurer of U.S. News & World Report between 1990 and 1993, and Director of Finance from 1987 to 1990. He held senior business development and finance positions with MCI Communications Corporation between 1983 and 1987 before moving into the publishing industry.

     David B. Nussbaum has served as a Director of Penton since May 2000 and as Executive Vice President and President of the Technology Media division of Penton since September 1998. Since December 1998, he has served as President of Internet World Media, Inc., a subsidiary of Penton. Before joining Penton, Mr. Nussbaum served as Senior Vice President of the New York Division of Miller Freeman, Inc. from 1995 to August 1998 and as Vice President from 1994 to 1995. He has worked in the business media industry for 21 years.

     Darrell C. Denny has served as Executive Vice President of Penton and President of the Lifestyle Media division of Penton since October 2000. Mr. Denny served as Executive Vice President/Group President and Operating Chair from August 1998 to September 2000, as Senior Vice President from 1995 to August 1998 and as Vice President from 1994 to 1995 of Miller Freeman, Inc.

     William C. Donohue has served as Executive Vice President of Penton and President of the Retail Media division of Penton since February 2001. Mr. Donohue served as President of Donohue Meehan Publishing, a business publishing company and subsidiary of Penton, since January 1987.

     James W. Zaremba has served as Executive Vice President and President of the Industry Media division of Penton since 1999 and Division President of Penton since 1991. He has spent most of his 34-year business-to-business publishing career with Penton. From 1988 to 1989, he was Publisher of Machine Design magazine, and from 1983 to 1988, he was Publisher of PT Design magazine.

     Preston L. Vice has served as Secretary of Penton since July 1998 and as Senior Vice President of Publishing Services since 1989. Mr. Vice has 22 years of business-to-business publishing experience and 30 years of accounting and finance experience. He was Penton's Vice President of Finance from 1982 to 1989, and Director of Finance from 1979 to 1982. Mr. Vice transferred to Penton from Pittway Corporation in 1979. Prior to his tenure at Pittway, he was with Coopers & Lybrand.

     Jocelyn A. Bradford has served as Vice President and Controller of Penton since January 2000. Before joining Penton, Ms. Bradford spent three years at Century Business Services, Inc., a provider of professional outsourced business services, as Controller from December 1996 through April 1998 and as Treasurer from April 1998 through January 2000. Ms. Bradford was Manager--Financial Reporting at Allen Telecom, Inc. from August 1992 until December 1996.

     Paul W. Brown has served as a Director of Penton since May 2000. He has served as General Partner, Bedrock Capital Partners, a venture capital firm, since January 1998. He served as a General Partner of Volpe Brown Whelan & Co., an investment banking company, from May 1989 to December 1999, and as Managing Director, Prudential Volpe Technology Group, investment banking, from December 1999 to November 2000. Mr. Brown has served as Chairman of Artemis Medical Technologies, Inc., a surgical products manufacturer, since July 1999.

     William J. Friend has served as a Director of Penton since June 1998. Mr. Friend has served as Vice President of Harris Holdings, Inc. since November 2000. Mr. Friend served as Vice President Corporate Development of Pittway Corporation from August 1999 to February 2000, at which time Pittway was acquired by Honeywell International, Inc. Mr. Friend served as Vice President Corporate Development with the Security and Fire Solutions Business of Honeywell's Home and Building Control Group from February to August 2000. From August 1996 to July 1999, Mr. Friend served as Assistant to the President/Strategic Planning Manager of Pittway Corporation. From April 1994 to July 1996, he served as National Sales Manager of Xetron, a division of Pittway Corporation. From August 1992 to March 1994, he served as an Engineering Product Manager of System Sensor, a division of Pittway Corporation.

     R. Douglas Greene has served as a Director of Penton since June 1999. Since May 1999, he has served as a Director and Chief Executive Officer of New Hope Group, Inc., an investment holding company, and as Non-executive Chairman of New Hope Communications, a division of Penton. From February 1981 to May 1999, Mr. Greene served as Chairman and Chief Executive Officer of New Hope Communications, Inc., a business media company. He is also an investor in joint venture business interests in media and entertainment companies and international businesses in the publishing and forest product industries.

     John J. Meehan has served as a Director of Penton since August 1998. Since January 1987 Mr. Meehan has served as Executive Vice President of Donohue Meehan Publishing Company, a subsidiary of Penton. Mr. Meehan started his 28-year career in business-to-business publishing at the former Chilton Publishing, where he held marketing and sales management positions with the company's electronics publications from 1972 to 1977. From 1977 to 1986, he was Publisher of Gorman Publishing's Bakery Production & Marketing and Prepared Foods magazines. He was Group Publishing Director for Thomson Publishing in New York from 1986 to 1987 before forming Donohue Meehan Publishing Company in 1987.

     Don E. Schultz has served as a Director of Penton since June 1998. Mr. Schultz currently serves as President of Agora, Inc., an integrated marketing and branding consulting firm. He is a professor of Integrated Marketing Communications at the Medill School of Journalism at Northwestern University. Mr. Schultz serves as a Director of dunnhumby, a database consulting firm. Mr. Schultz also serves as a Director of Brand Finance, a branding and communication consulting firm. Mr. Schultz also serves as Director of Insignia Systems, Inc., an in-store, supermarket signage systems company and as a partner of the Simon Richards Group, a direct marketing agency serving Australia and Malaysia.

     Edward J. Schwartz has served as a Director of Penton since June 1998. Mr. Schwartz has served as President of Harris Holdings, Inc. since November 2000. Mr. Schwartz served as Vice President of Pittway Corporation from 1989 to February 2000, at which time Pittway was acquired by Honeywell International, Inc. Mr. Schwartz served as Vice President of the Security and Fire Solutions Business of Honeywell's Home and Building Control Group from February 2000 to January 2001.

     William B. Summers has served as a Director of Penton since May 2000. Mr. Summers has served as the Non-executive Chairman since October 2000, and served as the Chairman and Chief Executive Officer from January 1994 to October 2000, of McDonald Investments Inc., an investment banking and securities firm and a subsidiary of Key Corp. Mr. Summers has also served as Chairman and Chief Executive Officer of Key Capital Partners, a provider of brokerage and investment banking services, and as Executive Vice President and a member of the Management Committee of Key Corp. from October 1998 to December 2000. Mr. Summers is a Director of the New York Stock Exchange, Chairman of the Board of Trustees of Baldwin Wallace College and Chairman of the Board for the Law Enforcement Foundation for the state of Ohio.

     Richard B. Swank has served as a Director of Penton since June 1998. Mr. Swank is currently retired. Prior to his retirement, Mr. Swank served as Chairman and Chief Executive Officer from April 1990 to December 1994, and as a Director from April 1990 to May 1996, of Advanstar Communications, Inc., a magazine publishing, exhibition and marketing services enterprise. Mr. Swank also served as a Director of The Dialog Corporation plc, an online information and data provider, from November 1997 to November 2000.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information known to Penton with respect to the beneficial ownership of its common stock as of July 31, 2001:

     - the persons known by Penton to be the beneficial owners of more than 5% of the outstanding shares of common stock;

     - our Chief Executive Officer and four other most highly compensated executive officers;

     - each director of Penton; and

     - all directors and executive officers of Penton as a group.

     Except where otherwise indicated, the mailing address of each of the stockholders named in the table is: c/o Penton Media, Inc., 1300 East Ninth Street, Cleveland, Ohio 44114.

                                                               SHARES BENEFICIALLY
                                                                    OWNED(1)
                                                               -------------------
                            NAME                                NUMBER     PERCENT
                            ----                               ---------   -------
Mario J. Gabelli, et al.(2).................................   4,792,498    15.01%
  One Corporate Center
  Rye, New York 10580
R. Douglas Greene(3)........................................   2,069,584     6.48%
  c/o New Hope Group, Inc.
  600 Linden Ave.
  Boulder, Colorado 80304
Paul W. Brown...............................................       2,666        *
William C. Donohue..........................................     503,919     1.58%
William J. Friend(4)........................................      32,595        *
King W. Harris(5)...........................................     150,974        *
Thomas L. Kemp(6)...........................................     269,785        *
John J. Meehan..............................................     461,819     1.45%
Joseph G. NeCastro..........................................      68,194        *
David B. Nussbaum...........................................      79,619        *
Daniel J. Ramella(7)........................................     205,557        *
Don E. Schultz..............................................       8,066        *
Edward J. Schwartz(8).......................................      27,146        *
William B. Summers..........................................       6,566        *
Richard B. Swank............................................       9,166        *
James W. Zaremba............................................      93,947        *
All Directors and Executive Officers as a Group (18
  persons)..................................................   4,108,137    12.74%

---------------
  * Less than one percent

(1) Except as otherwise indicated below, beneficial ownership means the sole power to vote and dispose of shares.

(2) The information as to Mario J. Gabelli and entities controlled directly or indirectly by Mr. Gabelli is derived from Schedule 13D/A as filed with the SEC on December 13, 2000 and statements required to be filed by Mr. Gabelli and entities controlled directly or indirectly by Mr. Gabelli pursuant to
    Section 16(a) of the Exchange Act. Such statement discloses that

    - Mr. Gabelli is the chief investment officer for most of the entities signing such statements and is deemed to have beneficial ownership of the shares beneficially owned by all such entities,

    - Mr. Gabelli and such entities do not admit that they constitute a group within the meaning of Section 13(d) of the Exchange Act and the rules and regulations thereunder, and

    - with respect to Penton common stock, Mr. Gabelli and such entities have the sole power to vote and dispose of all the shares of which they are beneficial owners unless the aggregate voting interest of all such entities exceeds 25% of Penton's total voting interest or other special circumstances exist, in which case the proxy voting committees of certain of such entities would have the sole power to vote certain shares of Penton common stock except 70,683 shares of Penton's common stock as to which they have no voting power.

(3) The information as to Mr. Greene is derived in part from Schedule 13D, as filed with the SEC on June 21, 1999, statements required to be filed by Mr. Greene pursuant to Section 16(a) of the Exchange Act, and information furnished to Penton separately by Mr. Greene.

    - Mr. Greene has indirect beneficial ownership of the common stock under Rule 13d-3 of the Securities Exchange Act of 1934 through New Hope Group, Inc., a Colorado corporation.

    - Mr. Greene is the chief executive officer, sole director and majority shareholder of New Hope Group.

    - The minority shareholder of New Hope Group is New Hope Alliance, LLC, a Delaware limited liability company, of which Mr. Greene is the managing member.

    - Mr. Greene is a director of Penton.

(4) Mr. Friend shares the power to vote and dispose of 25,000 such shares.

(5) Mr. Harris shares the power to vote and dispose of 25,000 such shares.

(6) Includes 1,125 shares held in trust for the benefit of Mr. Kemp's children. Mr. Kemp disclaims beneficial ownership of all such shares.

(7) Mr. Ramella shares the power to vote and dispose of 58,886 such shares.

(8) Includes 2,336 shares owned by Mr. Schwartz's spouse. Mr. Schwartz disclaims beneficial ownership of all such shares.

                 DESCRIPTION OF SENIOR SECURED CREDIT FACILITY

     Our credit facility is with The Bank of New York, as administrative agent, and various financial institutions, as lenders. The following is a summary description of the principal terms of our credit facility.

     Structure. Our credit facility includes (a) a $185.0 million maximum availability revolving credit facility, of which up to $5.0 million may be used for letters of credit and $5.0 million for short-term swing line loans made the same day on which we request them from The Bank of New York, (b) a term loan A facility, which had an outstanding principal balance of $133.0 million as of June 30, 2001, and (c) a term loan B facility, which had an outstanding principal balance of $74.3 million as of June 30, 2001. Our credit facility allows us to increase the availability under our revolving credit facility, and/or borrow additional funds under our term loan facilities, in an aggregate amount not to exceed $40.0 million prior to September 30, 2001.

     Security; Guarantees. Each of our existing direct and indirect domestic subsidiaries and future direct and indirect domestic subsidiaries guarantee the obligations under our credit facility. Our credit facility is, and the guarantees are, secured by substantially all of our personal property assets and those of the guarantor subsidiaries. In addition, our credit facility is secured by a pledge of all of the capital stock, or similar equity interests, of our wholly owned domestic subsidiaries, a majority of the capital stock, or similar equity interests, of our direct wholly owned foreign subsidiaries and, subject to a few exceptions, the capital stock, or similar equity interests, we, or our wholly owned subsidiaries, own in our existing direct and indirect non-wholly owned subsidiaries and future direct and indirect non-wholly owned subsidiaries.

     Interest Rates. In general, borrowings under our credit facility bear interest at one of two rates selected by us:

     - the alternate base rate, defined as the higher of The Bank of New York's prime rate or the federal funds rate plus 0.5%, plus a margin ranging from 0.000% to 0.875% for borrowings under the revolving credit facility and term loan A facility and a margin ranging from 0.500% to 1.250% for borrowings under the term loan B facility; or

     - the eurodollar rate, defined as the rate at which The Bank of New York is offering dollar deposits in similar amounts over equivalent periods to leading banks in the interbank eurodollar market, adjusted for statutory reserves, plus a margin ranging from 1.250% to 2.125% for borrowings under the revolving credit facility and term loan A facility and a margin ranging from 1.750% to 2.500% for borrowings under the term loan B facility.

     The applicable margins used in determining the interest rates for borrowings under our credit facility are based on our leverage ratio. As of August 1, 2001, the applicable margin was 1.625% for the revolving credit facility and term loan A facility and 2.125% for the term loan B facility. Swing line borrowings bear interest at the alternate base rate plus the margin noted above for revolving borrowings.

     Maturity and Amortization. The maximum availability under our revolving credit facility will automatically reduce by 7.5% on the last day of each calendar quarter beginning September 2003 through June 2005, and by 10% on the last day of each calendar quarter beginning September 2005 through June 2006. All outstanding amounts borrowed under the revolving credit facility are due when the facility matures on June 30, 2006.

     We are required to repay the term loan A facility in quarterly installments of amounts equal to gradually increasing percentages of the amounts borrowed thereunder, with all remaining amounts due when the term loan A facility matures on June 30, 2006.

     We are required to repay the term loan B facility in quarterly installments of amounts equal to, from June 2001 through June 2006, 0.25%, and from September 2006 through June 2007, 23.5%, of the amounts borrowed thereunder, with all remaining amounts due when the term loan B facility matures on June 30, 2007.

     Optional and Mandatory Prepayments. Our credit facility permits us to voluntarily prepay our term loans and/or permanently reduce the revolving facility in whole or in part, at our option, subject to minimum repayment or reduction amounts and, in the case of prepayments of loans bearing interest at a eurodollar rate other than at the end of the applicable interest period, reimbursement of the lenders' redeployment costs.

Voluntary prepayments of term loans will be allocated to the term loan A and term loan B pro rata, based on the aggregate outstanding principal balance of the term loans.

     Our credit facility requires us to prepay borrowings with the net cash proceeds of (a) certain asset dispositions by us and our subsidiaries in excess of $5.0 million in any fiscal year, (b) condemnation, taking or insurance payments in excess of $1.0 million in any fiscal year, and (c) our or our subsidiaries' incurrence of indebtedness authorized under the credit facility. Mandatory prepayments will be applied (1) pro rata to the term loans, with all of the term loan B lenders collectively provided an opportunity to reject prepayment in favor of the term loan A lenders, and (2) following repayment in full of the term loans, to permanently reduce the revolving facility.

     Amounts paid or prepaid under our term loan facilities may not be reborrowed.

     Fees. Our revolving credit facility requires us to pay our revolving lenders a commitment fee based on the daily average unused portion of that facility. This fee ranges from 0.375% to 0.500% based on our leverage ratio. Our credit facility also requires us to pay letter of credit fees on the aggregate stated amount of outstanding letters of credit.

     Covenants. Our credit facility contains affirmative and negative covenants customary for such financings, including financial covenants regarding our interest coverage ratio, fixed charge coverage ratio, leverage ratio and senior leverage ratio.

     Events of Default. Our credit facility contains customary events of default, including but not limited to:

     - nonpayment of principal, interest or fees;

     - violation of covenants;

     - inaccuracy of representations and warranties;

     - cross defaults to other debt;

     - events of bankruptcy and insolvency;

     - material judgments;

     - Employee Retirement Income Security Act of 1974 matters;

     - invalidity of any guaranty or security interest; and

     - the occurrence of a change of control.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     On June 28, 2001, we sold $185.0 million in principal amount at maturity of the outstanding notes in a private placement through initial purchasers to a limited number of "qualified institutional buyers," as defined in the Securities Act. In connection with the sale of the outstanding notes, we and the initial purchasers entered into a registration rights agreement, dated as of June 28, 2001. Under that agreement, we must, among other things, file with the Commission a registration statement under the Securities Act covering the exchange offer and use our best efforts to cause that registration statement to become effective under the Securities Act. Upon effectiveness of that registration statement, we must also offer each holder of the outstanding notes the opportunity to exchange its securities for an equal principal amount at maturity of exchange notes. You are a holder with respect to the exchange offer if you are a person in whose name any outstanding notes are registered on our books or any other person who has obtained a properly completed assignment of outstanding notes from the registered holder.

     We are making the exchange offer to comply with our obligation under the registration rights agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

     In order to participate in the exchange offer, you must represent to us, among other things, that:

     - the exchange notes being acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving the exchange notes;

     - you do not have any arrangement or understanding with any person to participate in the distribution of the outstanding notes or the exchange notes;

     - you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

     - you are not one of our "affiliates," as defined in Rule 405 of the Securities Act;

     - if you are one of our affiliates, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of the particular jurisdiction.

RESALE OF THE EXCHANGE NOTES

     Based on a previous interpretation by the staff of the Commission set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), Mary Kay Cosmetics, Inc. (available June 5, 1991), Warnaco, Inc. (available October 11, 1991), and K-III Communications Corp. (available May 14, 1993), we believe that the exchange notes issued in the exchange offer may be offered for resale, resold, and otherwise transferred by you, except if you are an affiliate of ours, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the representations set forth in "--Purpose and Effect of the Exchange Offer" apply to you.

     If you tender in the exchange offer with the intention of participating in a distribution of the exchange notes, you cannot rely on the interpretation by the staff of the Commission as set forth in the Morgan Stanley & Co. Incorporated no-action letter and other similar letters and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. In the event that our belief regarding resale is inaccurate, those who transfer exchange notes in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration under the federal securities laws may incur liability under these laws. We do not assume or indemnify you against this liability.

     Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes. See "Plan of Distribution." In order to facilitate the disposition of exchange notes by broker-dealers participating in the exchange offer, we have agreed, subject to specific conditions, to make this prospectus, as it may be amended or supplemented from time to time, available for delivery by those broker-dealers to satisfy their prospectus delivery obligations under the Securities Act.

     Any holder that is a broker-dealer participating in the exchange offer must notify the exchange agent at the telephone number set forth in the enclosed letter of transmittal and must comply with the procedures for brokers-dealers participating in the exchange offer. Under the registration rights agreement, we are not required to amend or supplement the prospectus for a period exceeding 180 days after the expiration date of the exchange offer, except in limited circumstances where we suspend use of the registration statement. We may suspend use of the registration statement if:

     - the Commission requests amendments or supplements to the registration statement or the prospectus forming a part thereof or for additional information;

     - the Commission issues a stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose;

     - we receive notice of the suspension of the qualification of the exchange notes for sale in any jurisdiction or the initiation of any proceedings for that purpose;

     - any event occurs that requires us to make changes in the registration statement or the prospectus forming a part thereof in order that the registration statement or prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in case of the prospectus, in light of the circumstances under which they were made) not misleading; or

     - we determine, in good faith, that it is advisable to suspend use of the registration statement or the prospectus forming a part thereof for a discrete period of time due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which we reasonably believe public disclosure would be prejudicial to us.

     We have not entered into any arrangement or understanding with any person to distribute the exchange notes to be received in the exchange offer. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the day the exchange offer expires.

     As of the date of this prospectus, $185.0 million in principal amount at maturity of the notes are outstanding. This prospectus, together with the letter of transmittal, is being sent to all registered holders of the outstanding notes on this date. There will be no fixed record date for determining registered holders of the outstanding notes entitled to participate in the exchange offer; however, holders of the outstanding notes must tender their certificates therefor or cause their outstanding notes to be tendered by book-entry transfer prior to the expiration date of the exchange offer to participate.

     The form and terms of the exchange notes will be the same as the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act and therefore will not bear legends restricting their transfer. Following consummation of the exchange offer, all rights under the registration rights agreement accorded to holders of outstanding notes, including the right to receive additional incremental interest on the outstanding notes, to the extent and in the circumstances specified in the registration rights agreement, will terminate.

     We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and applicable federal securities laws. Outstanding notes that are not tendered for exchange under the exchange offer will remain outstanding and will be entitled to the rights under the related indenture. Any outstanding notes not tendered for exchange will not retain any rights under the registration rights agreement and will remain subject to transfer restrictions. See "--Consequences of Failure to Exchange."

     We will be deemed to have accepted validly tendered outstanding notes when, as and if we will have given oral or written notice of its acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us. If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of other events set forth in this prospectus, or otherwise, certificates for any unaccepted outstanding notes will be returned, or, in the case of outstanding notes tendered by book-entry transfer, those unaccepted outstanding notes will be credited to an account maintained with The Depository Trust Company, or DTC, without expense to the tendering holder of those outstanding notes as promptly as practicable after the expiration date of the exchange offer. See "--Procedures for Tendering."

     Those who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange pursuant to the exchange offer. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The expiration date is 5:00 p.m., New York City time on , 2001, unless we, in our sole discretion, extend the exchange offer, in which case, the expiration date will be the latest date and time to which the exchange offer is extended. We may, in our sole discretion, extend the expiration date of, or terminate, the exchange offer.

     To extend the exchange offer, we must notify the exchange agent by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date and make a public announcement of the extension.

     We reserve the right:

     - to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "--Conditions" are not satisfied by giving oral or written notice of the delay, extension, or termination to the exchange agent; or

     - to amend the terms of the exchange offer in any manner consistent with the registration rights agreement.

     Any delay in acceptances, extension, termination, or amendment will be followed as promptly as practicable by oral or written notice of the delay to the registered holders of the outstanding notes. If we amend the exchange offer in a manner that constitutes a material change, we will promptly disclose the amendment by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders of the outstanding notes, if the exchange offer would otherwise expire during the five to ten business day period.

     Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment, or termination of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate that public announcement, other than by making a timely release to an appropriate news agency.

     Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept, promptly after the expiration date of the exchange offer, all outstanding notes properly tendered and will issue the exchange notes promptly after acceptance of the outstanding notes. See "--Conditions" below. For purposes of the exchange offer, we will be deemed to have accepted properly tendered outstanding notes for exchange when, as and if we will have given oral or written notice of its acceptance to the exchange agent.

     In all cases, issuance of the exchange notes for outstanding notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for those outstanding notes or a timely confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at DTC, a properly completed and duly executed letter of transmittal, and all other required documents; provided, however, that we reserve the absolute right to waive any defects or irregularities in the tender of outstanding notes or in the satisfaction of conditions of the exchange offer by holders of the outstanding notes. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, if the holder withdraws such previously tendered outstanding notes, or if outstanding notes are submitted for a greater principal amount of outstanding notes than the holder desires to exchange, then the unaccepted, withdrawn or portion of non-exchanged outstanding notes, as appropriate, will be returned as promptly as practicable after the expiration or termination of the exchange offer, or, in the case of outstanding notes tendered by book-entry transfer, those unaccepted, withdrawn or portion of non-exchanged outstanding notes, as appropriate, will be credited to an account maintained with DTC, without expense to the tendering holder thereof.

CONDITIONS

     Without regard to other terms of the exchange offer, we will not be required to exchange any exchange notes for any outstanding notes and may terminate the exchange offer before the acceptance of any outstanding notes for exchange, if:

     - any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer;

     - the staff of the Commission proposes, adopts or enacts any law, statute, rule or regulation or issues any interpretation of any existing law, statute, rule or regulation, which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer; or

     - any governmental approval or approval by holders of the outstanding notes has not been obtained, which approval we will, in our reasonable judgment, deem necessary for the consummation of the exchange offer.

     If we determine that any of these conditions are not satisfied, we may:

     - refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, or, in the case of outstanding notes tendered by book-entry transfer, credit those outstanding notes to an account maintained with DTC;

     - extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders who tendered the outstanding notes to withdraw their tendered outstanding notes; or

     - waive unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes that have not been withdrawn. If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the outstanding notes, if the exchange offer would otherwise expire during this period.

PROCEDURES FOR TENDERING

     To tender in the exchange offer, you must complete, sign and date an original or facsimile letter of transmittal, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal to the exchange agent prior to the expiration date of the exchange offer. You may also tender your outstanding notes by means of DTC's Automated Tenders Over the Participant Terminal

System, or ATOP, subject to the terms and procedures of that system. If delivery is made through ATOP, you must transmit an agent's message to the exchange agent account at DTC. The term "agent's message" means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgement that you agree to be bound by the letter of transmittal and that we may enforce the letter of transmittal against you. In addition, either:

     - certificates for the outstanding notes must be received by the exchange agent, along with the letter of transmittal; or

     - a timely confirmation of transfer by book-entry of those outstanding notes, if the book-entry procedure is available, into the exchange agent's account at DTC, as set forth in the procedure for book-entry transfer described below, which the exchange agent must receive prior to the expiration date of the exchange offer; or

     - you must comply with the guaranteed delivery procedures described below.

     To be tendered effectively, the exchange agent must receive the letter of transmittal and other required documents at the address set forth below under "--Exchange Agent" prior to the expiration of the exchange offer.

     If you tender your outstanding notes and do not withdraw them prior to the expiration date of the exchange offer, you will be deemed to have an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

     THE METHOD OF DELIVERY OF OUTSTANDING NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR RISK. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE OF THE EXCHANGE OFFER. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO PENTON. YOU MAY REQUEST YOUR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

     Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender its outstanding notes should contact the registered holder promptly and instruct that registered holder to tender the outstanding notes on the beneficial owner's behalf. If the beneficial owner wishes to tender its outstanding notes on the owner's own behalf, that owner must, prior to completing and executing the letter of transmittal and delivering its outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in that owner's name or obtain a properly completed assignment from the registered holder. The transfer of registered ownership of outstanding notes may take considerable time.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution unless the outstanding notes tendered pursuant thereto are tendered:

     - by a registered holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     - for the account of an eligible institution.

     In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, each of the following is deemed an eligible institution:

     - a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

     - a commercial bank;

     - a trust company having an office or correspondent in the United States;
       or

     - eligible guarantor institution as provided by Rule 17Ad-15 of the Exchange Act.

     If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as his, her or its name appears on the outstanding notes.

     If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any outstanding notes or bond power, those persons should so indicate when signing, and unless we waive evidence satisfactory to us of their authority to so act must be submitted with the Letter of Transmittal.

     We will determine all questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered outstanding notes, and withdrawal of tendered outstanding notes, in its sole discretion. All of these determinations by us will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we determine. Although we intend to notify holders of outstanding notes of defects or irregularities with respect to tenders of outstanding notes, neither we, nor the exchange agent, or any other person will incur any liability for failure to give this notification. Tenders of outstanding notes will not be deemed to have been made until defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders of outstanding notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

     In addition, we reserve the right, in our sole discretion, to purchase or make offers for any outstanding notes that remain outstanding subsequent to the expiration date of the exchange offer or, as set forth above under "--Conditions," to terminate the exchange offer and, to the extent permitted by applicable law and the terms of its agreements relating to its outstanding indebtedness, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. The terms of any purchases or offers could differ from the terms of the exchange offer.

     If the holder of outstanding notes is a broker-dealer participating in the exchange offer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, that broker-dealer will be required to acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of the exchange notes and otherwise agree to comply with the procedures described above under "--Resale of the Exchange Notes." That broker-dealer, however, by so acknowledging and delivering a prospectus, that broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     In all cases, issuance of exchange notes pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for the outstanding notes or a timely confirmation of book-entry transfer of outstanding notes into the exchange agent's account at DTC, a properly completed and duly executed letter of transmittal, and all other required documents. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount of outstanding notes than the holder of outstanding notes desires to exchange, the unaccepted or portion of non-exchanged outstanding notes will be returned as promptly as practicable after the expiration or termination of the exchange offer, or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, the unaccepted or portion of non-exchanged outstanding notes will be credited to an account maintained with DTC, without expense to the tendering holder of outstanding notes.

BOOK-ENTRY TRANSFER

     The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for the purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC's systems may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of outstanding notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth below under "--Exchange Agent" on or prior to the expiration date of the exchange offer, unless the holder either (1) complies with the guaranteed delivery procedures described below or (2) sends an agent's message through ATOP.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available or (2) who cannot deliver their outstanding notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date, may effect a tender if:

     - the tender is made through an eligible institution;

     - prior to the expiration date of the exchange offer, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered and stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date of the exchange offer, the letter of transmittal, together with the certificate(s) representing the outstanding notes in proper form for transfer or a confirmation of book-entry transfer, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

     - the exchange agent receives the properly completed and executed letter of transmittal, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer and other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the expiration date of the exchange offer.

     Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

     To withdraw a tender of outstanding notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any such notice of withdrawal must

     - specify the name of the person having deposited the outstanding notes to be withdrawn;

     - identify the outstanding notes to be withdrawn;

     - be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered or be accompanied by documents of transfer sufficient to have the exchange agent register the transfer of the outstanding notes in the name of the person withdrawing the tender; and

     - specify the name in which any outstanding notes are to be registered, if different from that of the person who deposited the outstanding notes to be withdrawn.

     We will determine all questions as to the validity, form, and eligibility of the notices, whose determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued with respect to those outstanding notes unless the outstanding notes so withdrawn are validly retendered.

     Any outstanding notes that have been tendered but that are not accepted for payment will be returned to the holder of those outstanding notes, or in the case of outstanding notes tendered by book-entry transfer, will be credited to an account maintained with DTC, without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the expiration date of the exchange offer.

TERMINATION OF CERTAIN RIGHTS

     All rights given to holders of outstanding notes under the registration rights agreement will terminate upon the consummation of the exchange offer except with respect to our duty:

     - to keep the registration statement effective until the closing of the exchange offer; and

     - to provide copies of the latest version of this prospectus to any broker-dealer that requests copies of this prospectus for use in connection with any resale by that broker-dealer of exchange notes received for its own account pursuant to the exchange offer in exchange for outstanding notes acquired for its own account as a result of market-making or other trading activities, subject to the conditions described above under "--Resale of the Exchange Notes."

EXCHANGE AGENT

     The Bank of New York has been appointed exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal, and requests for copies of the notice of guaranteed delivery with respect to the outstanding notes should be addressed to the exchange agent as follows:

                         By Hand or Overnight Courier:
                              The Bank of New York
                                20 Broad Street
                            New York, New York 10286
                           Reorganization Department
                          Attention: Carolle Montreuil



                        By Registered or Certified Mail:
                              The Bank of New York
                                20 Broad Street
                            New York, New York 10286
                           Reorganization Department
                          Attention: Carolle Montreuil

         By Telephone (to confirm receipt of facsimile): (914) 773-5735

         By Facsimile (for Eligible Institutions only): (914) 773-5015

FEES AND EXPENSES

     We will pay the expenses of soliciting tenders in connection with the exchange offer. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopier, telephone, or in person by officers and regular employees of ours and our affiliates.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with the exchange offer.

     We estimate that our cash expenses in connection with the exchange offer will be approximately $0.3 million. These expenses include registration fees, fees and expenses of the exchange agent, accounting and legal fees, and printing costs, among others.

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

     We will pay all transfer taxes, if any, applicable to the exchange of the outstanding notes for exchange notes. The tendering holder of outstanding notes, however, will pay applicable taxes if certificates representing outstanding notes not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered, or:

     - if tendered, the certificates representing outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

     - if a transfer tax is imposed for any reason other than the exchange of the outstanding notes in the exchange offer.

     If satisfactory evidence of payment of the transfer taxes or exemption from payment of transfer taxes is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder and the exchange notes need not be delivered until the transfer taxes are paid.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Participation in the exchange offer is voluntary. Holders of the outstanding notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     Outstanding notes that are not exchanged for the exchange notes in the exchange offer will not retain any rights under the registration rights agreement and will remain restricted securities for purposes of the federal securities laws. Accordingly, the outstanding notes may not be offered, sold, pledged, or otherwise transferred except:

     - to us or any of our subsidiaries;

     - to a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

     - pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder, if available;

     - pursuant to an exemption from registration under the Securities Act provided by Rule 904 thereunder, if available; or

     - pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with all other applicable securities laws.

ACCOUNTING TREATMENT

     For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. The exchange notes will be recorded at the same carrying value as the outstanding notes, as reflected in our accounting records on the date of the exchange. The expenses of the exchange offer will be amortized over the remaining term of the exchange notes.

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

                              DESCRIPTION OF NOTES

     The outstanding notes were, and the exchange notes will be, issued pursuant to an indenture (the "Indenture") dated as of June 28, 2001, by and among the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee").

     The following summaries of certain provisions of the Indenture are summaries only, do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Indenture.

     You can find the definitions of certain capitalized terms in this section under the subheading "--Certain Definitions." For purposes of this section, references to "Company" or "we," "our," or "us" include only Penton Media, Inc. and its successors in accordance with the terms of the Indenture and, except pursuant to the terms of the guarantees, not its Subsidiaries, and all references to "the notes" include the outstanding notes and the exchange notes.

     The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The notes are subject to all such terms, and holders of notes are referred to the Indenture and the Trust Indenture Act for a statement thereof.

     The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as a holder of the notes.

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

  THE NOTES

     The notes will be:

     - our unsecured general obligations;

     - ranked junior in right of payment with all of our existing and future Senior Debt;

     - ranked senior in right of payment to all of our existing and future Subordinated Indebtedness; and

     - unconditionally guaranteed by the Guarantors.

     The notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof.

     The term "Subsidiaries" as used in this "Description of Notes" does not include Unrestricted Subsidiaries. As of the date of the Indenture, none of our Subsidiaries will be Unrestricted Subsidiaries. However, under certain circumstances, we will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants set forth in the Indenture.

  THE GUARANTEES

     The notes will be jointly and severally irrevocably and unconditionally guaranteed (the "guarantees") on a senior subordinated basis by each of our present and future Subsidiaries, other than our Foreign Subsidiaries (the "Guarantors"). The obligations of each Guarantor under its guarantee, however, will be limited in a manner intended to avoid it being deemed a fraudulent conveyance under applicable law. See "--Certain Bankruptcy Limitations" below.

PRINCIPAL MATURITY AND INTEREST

     We will issue notes with a maximum aggregate principal amount of $185.0 million. The Indenture provides, in addition to the $185.0 million aggregate principal amount of notes being issued in the exchange offer, for the issuance of additional notes having identical terms and conditions to the notes offered hereby (the "Additional Notes"), subject to compliance with the terms of the Indenture, including the covenant "--Limitation on Incurrence of Additional Indebtedness." Interest will accrue on the Additional Notes issued pursuant to the

Indenture from and including the date of issuance of such Additional Notes. Any such Additional Notes will be issued on the same terms as the notes and will constitute part of the same series of securities as the notes and will vote together as one series on all matters with respect to the notes. All references to the notes herein includes the Additional Notes.

     The notes will mature on June 15, 2011. The notes will bear interest at the rate per annum stated on the cover page hereof from the date of issuance or from the most recent date to which interest has been paid or provided for (the "Interest Payment Date"), payable semi-annually in arrears on June 15 and December 15 of each year, commencing December 15, 2001 to the Persons in whose names such notes are registered at the close of business on the June 1 or December 1 immediately preceding such Interest Payment Date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     Principal of, premium, if any, and interest (and Liquidated Damages, if any) on the notes will be payable, and the notes may be presented for registration of transfer or exchange, at our office or agency maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, The City of New York. Except as set forth below, at our option, payment of interest may be made by check mailed to the holders of the notes (the "Holders") at the addresses set forth upon our registry books. No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by us, our office or agency will be the corporate trust office of the Trustee presently located at the office of the Trustee in the Borough of Manhattan, The City of New York.

SUBORDINATION

     The notes and the guarantees will be our and the Guarantors' general, unsecured obligations, respectively, contractually subordinated in right of payment to all of our Senior Debt and the Senior Debt of the Guarantors, as applicable. This effectively means that holders of Senior Debt must be paid in full before any amounts are paid to the Holders of the notes in the event we become bankrupt or are liquidated and that holders of Senior Debt can block payments to the Holders of the notes in the event of a default by us on such Senior Debt, all as more fully described below.

     As of June 30, 2001, we had outstanding an aggregate of approximately $207.3 million of Senior Debt, all of which Indebtedness is secured, and no Indebtedness that ranks equal or junior to the notes in right of payment.

     The rights of Holders will be subordinated by operation of law to all existing and future indebtedness and preferred stock of our subsidiaries that are not Guarantors which as of June 30, 2001 would have been $3.5 million.

     We may not and the Guarantors may not, make payment (by set-off or otherwise), as applicable, on account of the principal of, premium, if any, or interest (or Liquidated Damages, if any) on, the notes, or on account of the redemption provisions of the notes (including any repurchases of notes), for cash or property (other than Junior Securities):

     (1) upon the maturity of any of our Senior Debt or any Senior Debt of such Guarantor, as applicable, by lapse of time, acceleration (unless waived) or otherwise, unless and until all Obligations on such Senior Debt are first paid in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents; or

     (2) in the event of default in the payment of any Obligations on our Senior Debt or Senior Debt of such Guarantor, as applicable, when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

     Upon (1) the happening of an event of default other than a Payment Default that permits the holders of Senior Debt to declare such Senior Debt to be due and payable and (2) written notice of such event of default given to us and the Trustee by (a) the representative under the Credit Agreement, so long as the Credit Agreement is in full force and effect, and (b) at any time after the Credit Agreement is no longer in full force and effect, the holders of an aggregate of at least $25.0 million principal amount outstanding of any other Senior Debt or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by us or on our behalf or by or on behalf of any Guarantor which is an obligor under such Senior Debt on account of the principal of, premium, if any, or interest (or Liquidated Damages, if any) on, the notes (including any repurchases of any of the notes), or on account of the redemption provisions of the notes, in any such case, other than payments made with Junior Securities. Notwithstanding the foregoing, unless the Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, we shall and the Guarantors shall be required to pay all sums not previously paid to the Holders of the notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the notes.

     Any number of Payment Notices may be given; provided, however, that:

     (1) not more than one Payment Notice shall be given within a period of any 360 consecutive days; and

     (2) no non-payment default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Debt) shall be made the basis for the commencement of any other Payment Blockage Period (it being acknowledged that any subsequent action, or any subsequent breach of any financial covenant for a period commencing after the expiration of such Payment Blockage Period that, in either case, would give rise to a new event of default, even though it is an event that would also have been a separate breach pursuant to any provision under which a prior event of default previously existed, shall constitute a new event of default for this purpose).

     Upon any distribution of our assets or any Guarantor's assets upon any dissolution, winding up, total or partial liquidation or reorganization of us or a Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities:

     (1) the holders of all of our or such Guarantor's Senior Debt, as applicable, will first be entitled to receive payment in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents before the Holders are entitled to receive any payment on account of the principal of, premium, if any, and interest (or Liquidated Damages, if any) on, the notes (other than Junior Securities); and

     (2) any payment or distribution of our or such Guarantor's assets of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the subordination provisions contained in the Indenture, will be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full on all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

     In the event that, notwithstanding the foregoing, any payment or distribution of our or any Guarantor's assets (other than Junior Securities) shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Debt, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior Debt remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Debt in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

     No provision contained in the Indenture or the notes will affect our obligation or the obligation of the Guarantors, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest (and Liquidated Damages, if any) on, the notes. The subordination provisions of the Indenture and the notes will not prevent the occurrence of any Default or Event of Default under the Indenture or limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the notes.

     As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of our creditors or a marshalling of our assets and liabilities, Holders of the notes may receive ratably less than other creditors.

CERTAIN BANKRUPTCY LIMITATIONS

     We conduct a significant portion of our operations through our subsidiaries. Accordingly, our ability to meet our cash obligations is partially dependent upon the ability of our subsidiaries to make cash distributions to us. Furthermore, any right we have to receive the assets of any such subsidiary upon such subsidiary's liquidation or reorganization (and the consequent right of the Holders of the notes to participate in the distribution of the proceeds of those assets) effectively will be subordinated by operation of law to the claims of such subsidiary's creditors (including trade creditors) and holders of its preferred stock, except to the extent that we are recognized as a creditor or preferred stockholder of such subsidiary, in which case our claims would still be subordinate to any indebtedness or preferred stock of such subsidiary senior in right of payment to that held by us.

     Holders of the notes will be direct creditors of each Guarantor by virtue of its guarantee. Our Foreign Subsidiaries will not guarantee the notes. Nonetheless, in the event of the bankruptcy or financial difficulty of a Guarantor, such Guarantor's obligations under its guarantee may be subject to review and avoidance under state and federal fraudulent transfer laws. Among other things, such obligations may be avoided if a court concludes that such obligations were incurred for less than reasonably equivalent value or fair consideration at a time when the Guarantor was insolvent, was rendered insolvent, or was left with inadequate capital to conduct its business. A court would likely conclude that a Guarantor did not receive reasonably equivalent value or fair consideration to the extent that the aggregate amount of its liability on its guarantee exceeds the economic benefits it receives in the Offering. The obligations of each Guarantor under its guarantee will be limited in a manner intended to cause it not to be a fraudulent conveyance under applicable law, although no assurance can be given that a court would give the Holder the benefit of such provision. See "Risk Factors--Under some circumstances, a court could cancel the subsidiary guarantees."

     If the obligations of a Guarantor under its guarantee were avoided, Holders of notes would have to look to the assets of any remaining Guarantors for payment. There can be no assurance in that event that such assets would suffice to pay the outstanding principal and interest on the notes.

OPTIONAL REDEMPTION

     We will not have the right to redeem any notes prior to June 15, 2006 (other than out of the Net Cash Proceeds of any Public Equity Offering of our common stock, as described below).

     At any time on or after June 15, 2006, we may redeem the notes for cash at our option, in whole or in part, upon not less than 30 days nor more than 60 days notice to each Holder of notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing June 15 of the years indicated below, in each case together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption of the notes ("Redemption Date"):

                      YEAR                          PERCENTAGE
                      ----                          ----------
2006............................................     105.188%
2007............................................     103.458%
2008............................................     101.729%
2009 and thereafter.............................     100.000%

     At any time prior to June 15, 2004, upon any Public Equity Offering, up to 35% of the aggregate principal amount of the notes issued pursuant to the Indenture may be redeemed at our option within 90 days of such Public Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the notes to be redeemed, with cash received by us from the Net Cash Proceeds of such Public Equity Offering, at a redemption price equal to 110.375% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date; provided, however, that immediately following such redemption not less than 65% of the aggregate principal amount of the notes originally issued pursuant to the Indenture on the Issue Date remain outstanding.

     If the Redemption Date hereunder is on or after an interest record date ("Record Date") on which the Holders of record have a right to receive the corresponding Interest due and Liquidated Damages, if any, and is on or before the associated Interest Payment Date, any accrued and unpaid interest and Liquidated Damages, if any, due on such Interest Payment Date will be paid to the Person in whose name a note is registered at the close of business on such Record Date on the corresponding Interest Payment Date.

MANDATORY REDEMPTION

     The notes will not have the benefit of any sinking fund and we will not be required to make any mandatory redemption payments with respect to the notes.

SELECTION AND NOTICE

     In the case of a partial redemption, the Trustee shall select the notes or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems appropriate and fair. The notes may be redeemed in part in multiples of $1,000 only.

     Notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption to the Holder of each note to be redeemed to such Holder's last address as then shown upon the registry books of our registrar. Any notice which relates to a note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date of redemption, upon surrender of such note, a new note or notes in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date of redemption, interest will cease to accrue on the notes or portions thereof called for redemption, unless we default in the payment thereof.

CERTAIN COVENANTS

     The Indenture contains certain covenants that will, among other things, restrict our ability to borrow money, pay dividends on or repurchase capital stock, make investments and sell assets or enter into mergers or consolidations. The following summary of certain covenants of the Indenture are summaries only, do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Indenture. We urge you to read the Indenture because it, and not this description, details your rights as a holder of the notes.

  REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL

     The Indenture provides that in the event that a Change of Control has occurred, each Holder of notes will have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by us (the "Change of Control Offer"), to require us to repurchase all or any part of such Holder's notes (provided, that the principal amount of such notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 35 Business Days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date.

     The Change of Control Offer shall be made within 10 Business Days following a Change of Control and shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, we shall promptly purchase all notes properly tendered in response to the Change of Control Offer.

     As used herein, a "Change of Control" means:

     (1) any sale, transfer, conveyance or other disposition (other than by way of merger or consolidation) of all or substantially all of our assets, on a consolidated basis, in one transaction or a series of related transactions, to any "person" (including any group that is deemed to be a "person");

     (2) the consummation of any transaction, including, without limitation, any merger or consolidation, whereby any "person" (including any group that is deemed to be a "person") is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the aggregate Voting Equity Interests of the surviving entity or entities;

     (3) the Continuing Directors cease for any reason to constitute a majority of our Board of Directors then in office; or

     (4) we adopt a plan of liquidation.

     As used in this covenant, "person" (including any group that is deemed to be a "person" has the meaning given by Section 13(d) of the Exchange Act, whether or not applicable.

     Notwithstanding the foregoing, we will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us, including any requirements to repay in full all Indebtedness under the Credit Agreement, any such Senior Debt or Senior Debt of any Guarantor or obtains the consents of such lenders to such Change of Control Offer as set forth in the following paragraph of this section, and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

     The Indenture provides that, prior to the commencement of a Change of Control Offer, but in any event within 30 days following any Change of Control, we will:

     (1)(a) repay in full, and terminate all commitments under, all Indebtedness under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or (b) offer to repay in full, and terminate all commitments under, all Indebtedness under the Credit Agreement and all such other Senior Debt and repay the Indebtedness owed to each lender that has accepted such offer in full; or

     (2) obtain the requisite consents under the Credit Agreement and all such other Senior Debt to permit the repurchase of the notes as provided herein.

     Our failure to comply with the preceding sentence shall constitute an Event of Default described in clause (3) under "--Events of Default and Remedies" below, but without giving effect to the stated exceptions in such clause.

     The occurrence of certain events that would constitute a Change of Control would also constitute a default under the Credit Agreement. Future Senior Debt of the Company or any of its Subsidiaries may also contain prohibitions of, or defaults by virtue of, certain events that would constitute a Change of Control or require such Senior Debt to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the notes could cause a default under such Senior Debt, even if the Change of Control itself did not, due to the financial effect of such repurchase on the Company, which could cause an

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

acceleration of such Senior Debt and a foreclosure with respect to any collateral securing it in the event such Senior Debt was not paid. Finally, the Company's ability to pay cash to the Holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. Even if sufficient funds were otherwise available, the terms of the Credit Agreement will (and other Senior Debt may) prohibit the Company's repurchase of the notes prior to their scheduled maturity. Consequently, if the Company is not able to prepay Indebtedness under the Credit Agreement and any other Senior Debt containing similar restrictions or obtain requisite consents, as described above, the Company will be unable to fulfill its repurchase obligations if Holders of the notes exercise their repurchase rights following a Change of Control, thereby resulting in a default under the Indenture.

     On or before the Change of Control Purchase Date, we will:

     (1) accept for payment notes or portions thereof properly tendered pursuant to the Change of Control Offer;

     (2) deposit with the paying agent for us (the "Paying Agent") cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) of all notes so tendered; and

     (3) deliver to the Trustee the notes so accepted together with an Officers' Certificate listing the notes or portions thereof being purchased by us.

     The Paying Agent promptly will pay the Holders of notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) and the Trustee promptly will authenticate and deliver to such Holders a new note equal in principal amount to any unpurchased portion of the note surrendered. Any notes not so accepted will be delivered promptly by us to the Holder thereof. We publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

     The Change of Control purchase feature of the notes may make more difficult or discourage a takeover of us, and, thus, the removal of incumbent management.

     The phrase "all or substantially all" of our assets will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of our assets has occurred. In addition, no assurances can be given that we will be able to acquire notes tendered upon the occurrence of a Change of Control.

     Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, our compliance or compliance by any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of their obligations under such covenant.

     If the Change of Control Purchase Date hereunder is on or after an interest payment Record Date and is on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a note is registered at the close of business on such Record Date on the corresponding Interest Payment Date.

  LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS

     The Indenture provides that, except as set forth in this covenant, we will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness), other than Permitted Indebtedness.

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     Notwithstanding the foregoing if:

     (1) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness; and

     (2) on the date of such incurrence (the "Incurrence Date"), our Leverage Ratio for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness and, to the extent set forth in the definition of Leverage Ratio, the use of proceeds thereof, would be less than 5.0 to 1.0 (the "Debt Incurrence Ratio"), then we and our Subsidiaries may incur such Indebtedness (including Disqualified Capital Stock).

     In addition, the foregoing limitations of the first paragraph of this covenant will not prohibit:

     (a) if no Event of Default shall have occurred and be continuing, our incurrence or the incurrence by any Guarantor of Indebtedness in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (a) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $20.0 million; and

     (b) our incurrence or the incurrence by any Guarantor of Indebtedness pursuant to the Credit Agreement in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (b) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $330.0 million, minus the amount of any such Indebtedness (1) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to clause (1)(b)(ii) of the first paragraph of the covenant "--Limitation on Sale of Assets and Subsidiary Stock" or (2) assumed by a transferee in an Asset Sale so long as neither the Company nor such Guarantor continues to be an obligor under such Indebtedness.

     Indebtedness (including Disqualified Capital Stock) of any Person which is outstanding at the time such Person becomes one of our Subsidiaries (including upon designation of any subsidiary or other Person as a Subsidiary) or is merged with or into or consolidated with us or one of our Subsidiaries shall be deemed to have been incurred at the time such Person becomes or is designated one of our Subsidiaries or is merged with or into or consolidated with us or one of our Subsidiaries as applicable.

     Notwithstanding any other provision of this covenant, but only to avoid duplication, a guarantee of our Indebtedness or of the Indebtedness of another Guarantor incurred in accordance with the terms of the Indenture issued at the time such Indebtedness was incurred or if later at the time the guarantor thereof became one of our Subsidiaries will not constitute a separate incurrence, or amount outstanding, of Indebtedness. Upon each incurrence we may designate pursuant to which provision of this covenant such Indebtedness is being incurred and we may subdivide an amount of Indebtedness and designate more than one provision pursuant to which such amount of Indebtedness is being incurred and such Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this covenant, except as stated otherwise in the foregoing provisions.

  LIMITATION ON RESTRICTED PAYMENTS

     The Indenture provides that we will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis:

     (1) a Default or an Event of Default shall have occurred and be continuing;

     (2) we are not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in the covenant "--Limitation on Incurrence of Additional Indebtedness;" or

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

     (3) the aggregate amount of all Restricted Payments made by us and our Subsidiaries, including after giving effect to such proposed Restricted Payment, on and after the Issue Date, would exceed, without duplication, the sum of:

     (a) $15.0 million; plus

     (b) 50% of our aggregate Consolidated Net Income for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation for which our consolidated financial statements are required to be delivered to the Trustee or, if sooner, filed with the Securities and Exchange Commission (the "SEC") (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit); plus

     (c) the aggregate amount of Net Cash Proceeds received by us (1) from the issuance and sale of (A) our Qualified Capital Stock, (B) other Indebtedness of ours convertible into or exchangeable for our Qualified Capital Stock upon the conversion or exchange of such Indebtedness into our Qualified Capital Stock, or
(C) options, warrants or other rights to acquire our Qualified Capital Stock (exclusive of any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the notes), or (2) upon the exercise of options, warrants or other rights to acquire our Qualified Capital Stock, and, in each case, other than (i) to one of our Subsidiaries and (ii) to the extent applied in connection with a Qualified Exchange or, to avoid duplication, otherwise given credit for in any provision of paragraph (d) below), after the Issue Date; plus

     (d) except in each case, in order to avoid duplication, to the extent any such payment or proceeds have been included in the calculation of Consolidated Net Income, an amount equal to the net reduction in Investments (other than returns of or from Permitted Investments) in any Person resulting from distributions on or repayments of any Investments, including payments of interest on Indebtedness, dividends, repayments of loans or advances, or other distributions or other transfers of assets, in each case to the Company or any Subsidiary, or from the Net Cash Proceeds from the sale of any such Investment or from redesignations of Unrestricted Subsidiaries as Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Subsidiary in such Person, including, if applicable, such Unrestricted Subsidiary, less the cost of disposition.

     The foregoing clauses (2) and (3) of the immediately preceding paragraph, however, will not prohibit:

     (u) the declaration and payment of cash dividends by us on our common stock and repurchases by us of shares of our issued and outstanding common stock; provided, that, in each such case under this clause (u), the aggregate sum paid in any fiscal year pursuant hereto shall not exceed $5.0 million;

and the provisions of the immediately preceding paragraph will not prohibit:

     (v) the payment of any dividend or distribution on any Disqualified Capital Stock that the Company or any Guarantor is permitted to issue pursuant to the terms of the covenant "--Limitation on Incurrence of Additional Indebtedness;"

     (w) any dividend, distribution or other payments by any of our Subsidiaries on its Equity Interests that is paid pro rata to all holders of such Equity Interests;

     (x) a Qualified Exchange;

     (y) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions; or

     (z) any payment in respect of Permitted Earn-Out Obligations.

     The full amount of any Restricted Payment made pursuant to the foregoing clauses (u), (v), (w) and (y) (but not pursuant to clause (x) or (z)) of the immediately preceding sentence, however, will be counted as Restricted

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Payments made for purposes of the calculation of the aggregate amount of
Restricted Payments available to be made referred to in clause (3) of the first paragraph under the heading "--Limitation on Restricted Payments."

     For purposes of this covenant, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of our Board of Directors, unless stated otherwise, at the time made or returned, as applicable. Additionally, (a) concurrently with each Restricted Payment in excess of $15.0 million and (b) on February 15 of each year (or if such day is not a Business Day, the next succeeding Business Day) with respect to all Restricted Payments made during the preceding 12-month period and not previously reported pursuant to clause (a) of this paragraph, we shall deliver an Officers' Certificate to the Trustee describing in reasonable detail the nature of such Restricted Payment, stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed.

  LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Indenture provides that we will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any of our Subsidiaries to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or to make or pay loans or advances to or on behalf of, us or any of our Subsidiaries, except:

     (1) restrictions imposed by the notes or the Indenture or by our other Indebtedness (which may also be guaranteed by the Guarantors) ranking senior to the notes or the guarantees, as applicable; provided, that such restrictions are no more restrictive than those imposed by the Indenture and the notes;

     (2) restrictions imposed by applicable law;

     (3) existing restrictions under Existing Indebtedness;

     (4) restrictions under any Acquired Indebtedness not incurred in violation of the Indenture or any agreement (including any Equity Interest) relating to any property, asset, or business acquired by us or any of our Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired;

     (5) any restriction imposed by Indebtedness incurred under the Credit Agreement pursuant to clause (b) of the covenant "--Limitation on Incurrence of Additional Indebtedness;" provided, that such restriction or requirement is no more restrictive than that imposed by the Credit Agreement as of the Issue Date;

     (6) restrictions with respect solely to any of our Subsidiaries imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary; provided, that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold; and

     (7) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (1), (3) or (4) or this clause (7) of this paragraph that are not more restrictive than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced.

     Notwithstanding the foregoing, encumbrances or restrictions (a) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is the subject of any lease, license or similar contract entered into in the ordinary course of business, or the assignment or transfer of any lease, license or contract entered into in the ordinary course of business, (b) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Subsidiary not otherwise prohibited by the Indenture in respect of the assets subject thereto, or (c) contained in security agreements or mortgages securing Indebtedness to the extent such encumbrances or restrictions restrict the transfer of the property subject to such security agreements or mortgages, may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.
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  LIMITATIONS ON LAYERING INDEBTEDNESS

     The Indenture provides that we will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, directly or indirectly, incur, or suffer to exist any Indebtedness that is contractually subordinate in right of payment to any of our other Indebtedness or any other Indebtedness of a Guarantor unless, by its terms, such Indebtedness is contractually subordinate in right of payment to, or ranks pari passu with, the notes or the guarantees, as applicable.

  LIMITATION ON LIENS SECURING INDEBTEDNESS

     We will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the date of the Indenture or upon any income or profits therefrom securing any of our Indebtedness or any Indebtedness of any Guarantor, unless we provide, and cause our Subsidiaries to provide, concurrently therewith, that the notes and the applicable guarantees are equally and ratably so secured; provided, that if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be contractually subordinate and junior to the Lien securing the notes (and any related applicable guarantees) with the same relative priority as such Subordinated Indebtedness shall have with respect to the notes (and any related applicable guarantees).

  LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK

     The Indenture provides that we will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, in one or a series of related transactions, convey, sell, lease, transfer, assign or otherwise dispose of, directly or indirectly, any of their property, business or assets, including by merger or consolidation (in the case of a Guarantor or one of our Subsidiaries), and including any sale or other transfer or issuance of any Equity Interests of any of our Subsidiaries, whether by us or one of our Subsidiaries or through the issuance, sale or transfer of Equity Interests by one of our Subsidiaries and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless:

     (1) (a) the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied within 365 days after the date of such Asset Sale to the extent not applied in accordance with paragraph (b) below, to the:

           (i) optional redemption of the notes in accordance with the terms of the Indenture and our other Indebtedness ranking on a parity with the notes and with similar provisions requiring us to redeem such Indebtedness with the proceeds from such Asset Sale, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the notes and such other Indebtedness then outstanding; or

           (ii) repurchase of the notes and such other Indebtedness ranking on a parity with the notes and with similar provisions requiring us to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any) (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the notes and such other Indebtedness then outstanding) (the "Asset Sale Offer") at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, made within 335 days of such Asset Sale; or

        (b) within 365 days following such Asset Sale, the Asset Sale Offer Amount is:

           (i) invested in fixed assets and property (other than notes, bonds, obligations and securities, except in connection with the acquisition of a Guarantor in a Related Business) which in the good faith reasonable judgment of our Board of Directors will immediately constitute or be a part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction; or

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           (ii) used to retire Purchase Money Indebtedness secured by the asset that was the subject of the Asset Sale or Senior Debt, the terms of which require retirement upon such Asset Sale, on a pro rata basis, and to permanently reduce (in the case of Senior Debt that is not such Purchase Money Indebtedness) the amount of such Senior Debt outstanding on the Issue Date or permitted pursuant to paragraphs (a) and (b) of the covenant "--Limitation on Incurrence of Additional Indebtedness" (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount), except that, in the case of each of the provisions of clauses (a) and (b), only proceeds from an Asset Sale of assets or capital stock of a Foreign Subsidiary may be invested in or used to retire Indebtedness of a Foreign Subsidiary;

     (2) at least 85% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents;

     (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale; and

     (4) our Board of Directors determines in good faith that we receive or such Subsidiary receives, as applicable, fair market value for such Asset Sale.

     Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

     The Indenture provides that an acquisition of notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied as set forth in 1(a)(i) or 1(b) above (the "Excess Proceeds") exceed $10.0 million and that each Asset Sale Offer shall remain open for 20 Business Days or such longer period as may be required by law following its commencement (the "Asset Sale Offer Period").

     Upon expiration of the Asset Sale Offer Period, we shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered in accordance with the provisions hereof (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest and Liquidated Damages, if any). To the extent that the aggregate amount of notes and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, we may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by the Indenture and following the consummation of each Asset Sale Offer the Excess Proceeds amount shall be reset to zero. For purposes of (2) above, total consideration received means the total consideration received for such Asset Sales minus the amount of any (a) Indebtedness of the Company or any Subsidiary, other than Subordinated Indebtedness, that is actually assumed by the transferee of assets in such Asset Sale and from which the Company and the Subsidiaries are fully and unconditionally released from any obligations in connection therewith and (b) property that within 30 days of such Asset Sale is converted into cash or Cash Equivalents; provided, that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received).

     Notwithstanding, and without complying with, the provisions of this covenant:

     (1) we may and our Subsidiaries may, in the ordinary course of business,
(a) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business and (b) liquidate Cash Equivalents;

     (2) we may and our Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the covenant "--Limitation on Merger, Sale or Consolidation;"

     (3) we may and our Subsidiaries may sell or dispose of damaged, worn out or other obsolete personal property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of our business or the business of such Subsidiary, as applicable;

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     (4) we may and the Guarantors may convey, sell, lease, transfer, assign or otherwise dispose of assets to us or any Guarantor;

     (5) we may and our Subsidiaries may, in the ordinary course of business, convey, sell, lease, transfer, assign, or otherwise dispose of assets (or related assets in related transactions) with a fair market value of less than $1.0 million;

     (6) we may and each of our Subsidiaries may settle or release litigation claims in the ordinary course of business or grant Liens thereon not prohibited by the Indenture; and

     (7) we may and our Guarantors may exchange assets held by us or such Guarantors for assets held by any Person or entity; provided, that (a) at the time of or when entering into any such exchange of assets and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, (b) the assets received by us or such Guarantors in any such exchange in the good faith reasonable judgment of our Board of Directors will immediately constitute, be a part of, or be used in, a Related Business of the Company or such Guarantors, (c) our Board of Directors has determined that the terms of any exchange are fair and reasonable,
(d) any such exchange shall be deemed to be an Asset Sale to the extent that we or any of our Guarantors receives cash or Cash Equivalents in such exchange, and
(e) that, in the case of a transaction exceeding $10.0 million of consideration to any party thereto, we shall have obtained a favorable written opinion by an independent financial advisor of national reputation in the United States as to the fairness from a financial point of view to us or such Guarantor of the proposed transaction.

     Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph, our compliance or the compliance of any of our Subsidiaries with such laws and regulations shall not in and of itself cause a breach of our obligations under such covenant.

     If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a note is registered at the close of business on such Record Date on the corresponding Interest Payment Date.

  LIMITATION ON TRANSACTIONS WITH AFFILIATES

     The Indenture provides that neither we nor any of our Subsidiaries will be permitted on or after the Issue Date to enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions), (1) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to us, and no less favorable to us than could have been obtained in an arm's length transaction with a non-Affiliate, and (2) if involving consideration to either party in excess of $1.0 million, unless such Affiliate Transaction(s) is evidenced by an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction(s) has been approved by a majority of the members of our Board of Directors that are disinterested in such transaction, if there are any directors who are so disinterested, and (3) if involving consideration to either party in excess of $10.0 million, unless in addition we, prior to the consummation thereof, obtain a written favorable opinion as to the fairness of such transaction to us from a financial point of view from an independent investment banking firm of national reputation in the United States or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an accounting, appraisal or valuation firm of national reputation in the United States.

  LIMITATION ON MERGER, SALE OR CONSOLIDATION

     The Indenture provides that we will not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of our assets (such amounts to be computed on a

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consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless:

     (1) either (a) we are the continuing entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture (in form and substance reasonably satisfactory to the Trustee) all of our obligations in connection with the notes, the Indenture and the Registration Rights Agreement;

     (2) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;

     (3) immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity would (a) have a Leverage Ratio no more than our Leverage Ratio immediately prior to such transaction or (b) immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the covenant "--Limitation on Incurrence of Additional Indebtedness;" and

     (4) each Guarantor shall have by amendment to the Indenture confirmed that its guarantee shall apply to the obligations of the Company or the surviving entity in accordance with the notes and the Indenture.

     Upon any consolidation or merger or any transfer of all or substantially all of our assets in accordance with the foregoing, the surviving entity formed by such consolidation or into which we are merged or to which such transfer is made shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such surviving entity had been named therein as the Company, and (except in the case of a lease) we shall be released from the obligations under the notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, our interest in which constitutes all or substantially all of our properties and assets, shall be deemed to be the transfer of all or substantially all of our properties and assets.

  LIMITATION ON LINES OF BUSINESS

     The Indenture provides that neither we nor any of our Subsidiaries will directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of our Board of Directors, is a Related Business.

  SUBSIDIARY GUARANTORS

     The Indenture provides that all of our present and future Subsidiaries (other than Foreign Subsidiaries) jointly and severally will guarantee all principal of, premium, if any, and interest (and Liquidated Damages, if any) on the notes on a senior subordinated basis.

     Notwithstanding anything herein or in the Indenture to the contrary, if any of our Subsidiaries (including Foreign Subsidiaries) that is not a Guarantor guarantees any of our other Indebtedness or any other Indebtedness of any of our Subsidiaries, or we or any of our Subsidiaries, individually or collectively, pledges more than 65% of the Voting Equity Interests of such Subsidiary to a United States lender to secure our Indebtedness or Indebtedness of any Guarantor, then such Subsidiary must become a Guarantor.

  RELEASE OF GUARANTORS

     The Indenture provides that no Guarantor will consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless, subject to the provisions of the following paragraph and the other provisions of the Indenture, (1) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Person shall unconditionally
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guarantee, on a senior subordinated basis, all of such Guarantor's obligations under such Guarantor's guarantee on the terms set forth in the Indenture; and
(2) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing. The provisions of the covenant shall not apply to the merger of any Guarantors with and into each other or with or into us.

     Upon the sale or disposition (whether by merger, stock purchase, Asset Sale or otherwise) of a Guarantor (as an entirety) to an entity which is not, and is not required to become, a Guarantor, or the designation of a Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with the Indenture (including, without limitation, the provisions of the covenant Limitations on Sale of Assets, and Subsidiary Stock), such Guarantor will be deemed released from its obligations under its guarantee of the notes; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests that secure, any of our Indebtedness or any Indebtedness of any other of our Subsidiaries shall also terminate upon such release, sale or transfer and none of its Equity Interests are pledged for the benefit of any holder of any of our Indebtedness or any Indebtedness of any of our Subsidiaries.

  LIMITATION ON STATUS AS INVESTMENT COMPANY

     The Indenture prohibits us and our Subsidiaries from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act.

REPORTS

     The Indenture provides that whether or not we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will deliver to the Trustee and, to each Holder and to prospective purchasers of notes identified to us by an Initial Purchaser, within 5 days after we are or would have been (if we were subject to such reporting obligations) required to file such with the SEC, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC, if we were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by our certified independent public accountants as such would be required in such reports to the SEC, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, unless the SEC will not accept such reports, file with the SEC the annual, quarterly and other reports which it is or would have been required to file with the SEC.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture defines an "Event of Default" as:

     (1) our failure to pay any installment of interest (or Liquidated Damages, if any) on the notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

     (2) our failure to pay all or any part of the principal of, or premium, if any, on the notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price on notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable;

     (3) our failure or the failure by any of our Subsidiaries to observe or perform any other covenant or agreement contained in the notes or the Indenture and, except for the provisions under "--Repurchase of notes at the Option of the Holder Upon a Change of Control," "--Limitations on Sale of Assets and Subsidiary Stock," "--Limitation on Merger, Sale or Consolidation" and "--Limitation on Restricted Payments," the continuance of such failure for a period of 60 days after written notice is given to us by the Trustee or to us and the Trustee by the Holders of at least 25% in aggregate principal amount of the notes outstanding;

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

     (4) certain events of bankruptcy, insolvency or reorganization in respect of us or any of our Significant Subsidiaries;

     (5) a default in our Indebtedness or the Indebtedness of any of our Subsidiaries with an aggregate amount outstanding in excess of $10.0 million (a) resulting from the failure to pay principal of such Indebtedness at maturity (after notice and the lapse of any applicable grace period provided in such Indebtedness) or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity;

     (6) unsatisfied judgments not covered by insurance aggregating in excess of $5.0 million at any one time rendered against us or any of our Subsidiaries and not stayed, bonded or discharged within 60 days after such judgment became final and nonappealable; and

     (7) any guarantee of a Guarantor ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void or any Guarantor denies or disaffirms its obligations under its guarantee (other than in accordance with the terms of the guarantee).

     The Indenture provides that if a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such Default, give to the Holders notice of such Default.

     If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (4) above relating to us or any of our Significant Subsidiaries), then in every such case, unless the principal of all of the notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the notes then outstanding, by notice in writing to us specifying the respective Event of Default (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest (and Liquidated Damages, if any) thereon to be due and payable immediately. In the event a declaration of acceleration resulting from an Event of Default described in clause (5) above with respect to any Senior Debt outstanding pursuant to the Credit Agreement has occurred and is continuing, such declaration of acceleration shall be automatically annulled if such default is cured or waived or the holders of such Senior Debt which is the subject of such default have rescinded their declaration of acceleration in respect of such Senior Debt within 10 days thereof and the Trustee has received written notice of such cure, waiver or rescission and no other Event of Default described in clause (5) above has occurred that has not been cured or waived within 10 days of the declaration of such acceleration in respect of such Indebtedness. If an Event of Default specified in clause (4) above relating to us or any of our Significant Subsidiaries occurs, all principal and accrued interest (and Liquidated Damages, if any) thereon will be immediately due and payable on all outstanding notes without any declaration or other act on the part of the Trustee or the Holders. The Holders of a majority in aggregate principal amount of notes generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the notes which have become due solely by such acceleration, have been cured or waived.

     The Holders of not less than a majority in aggregate principal amount of the notes at the time outstanding may waive on behalf of all the Holders any existing or past Default and its consequences under the Indenture, except a Default with respect to any provision requiring a supermajority approval to amend, which Default may only be waived by such a supermajority, a Default in the payment of principal of, premium, if any, or interest (or Liquidated Damages, if any) on, any note not yet cured or a Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding note affected. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity.

     Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

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LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides that we may, at our option and at any time, elect to have our obligations and the obligations of the Guarantors discharged with respect to the outstanding notes ("Legal Defeasance"). Such Legal Defeasance means that we shall be deemed to have paid and discharged the entire Indebtedness represented by the notes, and the Indenture shall cease to be of further effect as to all outstanding notes and guarantees, except as to:

     (1) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such notes when such payments are due from the defeasance trust funds;

     (2) our obligations with respect to such notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

     (3) the rights, powers, trust, duties, and immunities of the Trustee, and our obligations in connection therewith; and

     (4) the Legal Defeasance provisions of the Indenture.

     In addition, we may, at our option and at any time, elect to have our obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture, except as described otherwise in the Indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, non-payment of guarantees, and bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes. We may exercise our Legal Defeasance option regardless of whether we previously exercised Covenant Defeasance.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

     (1) we must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest (and Liquidated Damages, if any) on, such notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest (and Liquidated Damages, if any) on such notes, and the Holders of notes must have a valid, perfected, exclusive security interest in such trust;

     (2) in the case of Legal Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

        (A) we have received from, or there has been published by the Internal Revenue Service, a ruling or

        (B) since the date of the Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (3) in the case of Covenant Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;
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     (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which we or any of our Subsidiaries are a party or by which we or any of our Subsidiaries are bound;

     (6) we shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by us with the intent of preferring the Holders of such notes over any other of our creditors or with the intent of defeating, hindering, delaying or defrauding any other of our creditors or others; and

     (7) we shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions precedent provided for in, in the case of the Officers' Certificate, (1) through (6) and, in the case of the opinion of counsel, clauses (1) (with respect to the validity and perfection of the security interest), (2), (3) and (5) of this paragraph have been complied with and we shall have delivered to the Trustee an Officers' Certificate, subject to such qualifications and exceptions as the Trustee deems appropriate, to the effect that, assuming no Holder of the notes is an insider of the Company, the trust funds will not be subject to the effect of any applicable Federal bankruptcy, insolvency, reorganization or similar laws affecting creditors' right generally.

     If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the notes when due, then our obligations and the obligations of Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

AMENDMENTS AND SUPPLEMENTS

     The Indenture contains provisions permitting us, the Guarantors and the Trustee to enter into a supplemental indenture for certain limited purposes without the consent of the Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the notes at the time outstanding, we, the Guarantors and the Trustee are permitted to amend or supplement the Indenture or any supplemental indenture or modify the rights of the Holders; provided, that no such modification may, without the consent of each Holder affected thereby:

     (1) change the Stated Maturity on any note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof at our option, or change the city of payment where, or the coin or currency in which, any note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption at our option, on or after the Redemption Date), or reduce the Change of Control Purchase Price or the Asset Sale Offer Price after the corresponding Asset Sale or Change of Control has occurred or alter the provisions (including the defined terms used therein) regarding our right to redeem the notes as a right, or at our option or the provisions (including the defined terms used therein) of the "Repurchase of Notes at the Option of the Holder Upon a Change of Control" covenant in a manner adverse to the Holders; or

     (2) reduce the percentage in principal amount of the outstanding notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture; or

     (3) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding note affected thereby.

GOVERNING LAW

     The Indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

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

NO PERSONAL LIABILITY OF PARTNERS, STOCKHOLDERS, OFFICERS, DIRECTORS

     The Indenture provides that no direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, the Guarantors or any successor entity shall have any personal liability in respect of our obligations or the obligations of the Guarantors under the Indenture or the notes solely by reason of his or its status as such stockholder, employee, officer or director, except that this provision shall in no way limit the obligation of any Guarantor pursuant to any guarantee of the notes.

CERTAIN DEFINITIONS

     "Acquired Indebtedness" means Indebtedness (including Disqualified Capital Stock) of any Person existing at the time such Person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Subsidiaries.

     "Acquisition" means the purchase or other acquisition of any Person or all or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

     "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided, that with respect to ownership interest in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control. Notwithstanding the foregoing, Affiliate shall not include Wholly Owned Subsidiaries.

     "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (1) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (2) the sum of all such principal (or redemption) payments.

     "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable.

     "Board of Directors" means, with respect to any Person, the board of directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Cash Equivalent" means:

     (1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof); or

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

     (2) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million; or

     (3) commercial paper issued by others rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's; or

     (4) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P; or

     (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above, and in the case of each of (1), (2), (3) and (4), maturing within one year after the date of acquisition.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of:

     (1) Consolidated income tax expense;

     (2) Consolidated depreciation and amortization expense;

     (3) Consolidated Fixed Charges; and

     (4) all other non-cash items reducing Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP, less the amount of all cash payments made by such Person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period; provided, that consolidated income tax expense and depreciation and amortization and other non-cash charges of a Subsidiary that is a less than Wholly Owned Subsidiary shall only be added to the extent of the equity interest of such Person in such Subsidiary.

     "Consolidated Fixed Charges" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of:

     (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (1) original issue discount and non-cash interest payments or accruals on any Indebtedness, (2) the interest portion of all deferred payment obligations, and (3) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period; and

     (b) the amount of dividends accrued or payable (or guaranteed) by such Person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such Person to such Person or such Person's Consolidated Subsidiaries).

For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guarantee by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

     "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP)

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

for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication):

     (a) all gains (but not losses) that are either extraordinary (as determined in accordance with GAAP) or are either unusual or non-recurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock);

     (b) the net income, if positive, of any Person, other than a Consolidated Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except that such Person's or such Consolidated Subsidiary's interest in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person during such period;

     (c) the net income or loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;

     (d) the net income, if positive, of any of such Person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary, except that such Person's interest in the net income of any such Consolidated Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Consolidated Subsidiary during such period to such Person as a dividend; and

     (e) the cumulative effect of a change in accounting principles.

     "Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

     "Consolidation" means, with respect to the Company, the consolidation of the accounts of the Subsidiaries with those of the Company, all in accordance with GAAP; provided, that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company. The term "consolidated" has a correlative meaning to the foregoing.

     "Continuing Director" means during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company, if such agreement was approved by a vote of such majority of directors).

     "Credit Agreement" means the credit agreement, dated September 1, 1999, by and among the Company, certain of its Subsidiaries, certain financial institutions and Banc of America Securities, LLC, as syndication agent, Bank One, NA, as documentation agent and The Bank of New York, as administrative agent, as amended by Amendment No. 1 thereto, dated April 3, 2000, and Amendment No. 2 thereto, dated October 22, 2000, providing for a revolving credit facility and long-term loans, in an aggregate amount of up to $330.0 million, and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders (or Affiliates thereof) party to the Credit Agreement and shall also include any amendment, amendment and restatement, renewal,

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extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any agreement:

     (1) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby;

     (2) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns;

     (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by paragraph (b) of the covenant "--Limitation on Incurrence of Additional Indebtedness;" or

     (4) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of the Indenture.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disqualified Capital Stock" means with respect to any Person, (a) Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to 91 days following the Stated Maturity of the notes and (b) any Equity Interests of any Subsidiary of such Person other than any common equity with no preferences, privileges, and no redemption or repayment provisions; provided, however, that any Equity Interest that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the issuer to repurchase such Disqualified Capital Stock upon the occurrence of a change of control shall not constitute Disqualified Capital Stock if the terms of such Equity Interest provide that (i) any such repurchases may not be made sooner than 10 days after the Change of Control Purchase Date for the notes and (ii) such Equity Interests so repurchased are fully and absolutely subordinated to the indefeasible payment in full of all principal, interest and other amounts due under the notes repurchased on such Change of Control Purchase Date, and any Equity Interest not so repurchased shall remain so fully and absolutely subordinated to the notes not so repurchased.

     "Equity Interests" means Capital Stock or partnership, participation or membership interests and all warrants, options or other rights to acquire Capital Stock or partnership, participation or membership interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock or partnership, participation or membership interests).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Exempted Affiliate Transaction" means (a) the payment of reasonable fees and compensation to and indemnity provided for the benefit of directors, officers, employees or consultants of the Company or any Guarantor in the ordinary course of business and consistent with past practices or approved by a majority of the independent members of the Board of Directors of the Company (or a committee comprised solely of independent directors), (b) a transaction solely between the Company and any of its Consolidated Subsidiaries or solely among Consolidated Subsidiaries of the Company, (c) any issuance of securities pursuant to, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, bonus plans, stock option and stock ownership plans approved by the Board of Directors of the Company, (d) loans or advances to employees existing on the Issue Date and, thereafter, in the ordinary course of business in accordance with past practices of the Company or any Guarantor, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time (excluding amounts loaned or advanced in accordance with clause (e) of the definition of "Permitted Investment"); (e) the issuance or sale of any Qualified Capital Stock of the Company approved by a majority of the members of the Board of Directors and, if any, a majority of the independent members of such Board of Directors, and (f) any Restricted Payments and Investments permitted by the provisions of the Indenture described above under the caption "--Limitation on Restricted Payments."

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     "Existing Indebtedness" means the Indebtedness of the Company and its
Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, reduced to the extent such amounts are repaid, refinanced or retired.

     "Foreign Subsidiary" means any Subsidiary of the Company which (i) is not organized under the laws of the United States, any state thereof or the District of Columbia and (ii) conducts substantially all of its business operations outside the United States of America.

     "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date as set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession in the United States and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

     "Guarantor" means each of the Company's present and future Subsidiaries that at the time are guarantors of the notes in accordance with the Indenture.

     "Indebtedness" of any Person means, without duplication,

     (a) all liabilities and obligations, contingent or otherwise, of such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (1) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (2) evidenced by bonds, notes, debentures or similar instruments, (3) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

     (b) all liabilities and obligations, contingent or otherwise, of such Person (1) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (2) relating to any Capitalized Lease Obligation, or (3) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;

     (c) all net obligations of such Person under Interest Swap and Hedging Obligations;

     (d) all liabilities and obligations of others of the kind described in the preceding clause (a), (b) or (c) that such Person has guaranteed or provided credit support or that is otherwise its legal liability or which are secured by any assets or property of such Person;

     (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b),
(c) or (d), or this clause (e), whether or not between or among the same parties; and

     (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends);

provided, that (i) any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Government Securities (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness, and (ii) obligations created, issued or incurred by any Person with respect to customer subscription payments or customer deposits for trade shows and exhibitions shall not constitute "Indebtedness."

     For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required
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

to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in good faith by the Board of Directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

     The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

     "Investment" by any Person in any other Person means (without duplication):

     (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of Equity Interests, capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition;

     (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business);

     (c) other than guarantees of Indebtedness of the Company or any Guarantor to the extent permitted by the covenant "--Limitation on Incurrence of Additional Indebtedness," the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person;

     (d) the making of any capital contribution by such Person to such other Person; and

     (e) the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary.

The Company shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary of the Company shall be deemed an Investment valued at its fair market value at the time of such transfer. The Company or any of its Subsidiaries shall be deemed to have made an Investment in a Person that is or was required to be a Guarantor if, upon the issuance, sale or other disposition of any portion of the Company's or the Subsidiary's ownership in the Capital Stock of such Person, such Person ceases to be a Guarantor. The fair market value of each Investment shall be measured at the time made or returned, as applicable.

     "Issue Date" means the date of first issuance of the outstanding notes under the Indenture.

     "Junior Security" means any Qualified Capital Stock and any Indebtedness of the Company or a Guarantor, as applicable, that is contractually subordinated in right of payment to Senior Debt at least to the same extent as the notes or the guarantee, as applicable, and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the notes; provided, that in the case of

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

subordination in respect of Senior Debt under the Credit Agreement, "Junior Security" shall mean any Qualified Capital Stock and any Indebtedness of the Company or a Guarantor, as applicable, that:

     (1) has a final maturity date occurring after the final maturity date of, all Senior Debt outstanding under the Credit Agreement on the date of issuance of such Qualified Capital Stock or Indebtedness;

     (2) is unsecured;

     (3) has an Average Life longer than the security for which such Qualified Capital Stock or Indebtedness is being exchanged; and

     (4) by their terms or by law are subordinated to Senior Debt outstanding under the Credit Agreement on the date of issuance of such Qualified Capital Stock or Indebtedness at least to the same extent as the notes.

     "Leverage Ratio" on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis to (b) the aggregate amount of Consolidated EBITDA of the Company attributable to continuing operations and business (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period; provided, that for purposes of calculating Consolidated EBITDA for this definition:

     (1) Acquisitions that were made by the Company or any of its Subsidiaries (including any Person who subsequently became a Subsidiary or that was merged with or into the Company or another Subsidiary) during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period without regard to the effect of clause (c) of the definition of "Consolidated Net Income," and any pro forma adjustments shall be made in accordance with Regulation S-X promulgated by the SEC;

     (2) transactions giving rise to the need to calculate the Leverage Ratio shall be assumed to have occurred on the first day of the Reference Period without regard to the effect of clause (c) of the definition of "Consolidated Net Income;"

     (3) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of the Reference Period; and

     (4) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the twelve-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

     "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

     "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary), expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and
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

expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes.

     "Non-Recourse Indebtedness" means Indebtedness (a) as to which neither the Company nor any of its Subsidiaries (1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (2) is directly or indirectly liable (as a guarantor or otherwise), or (3) constitutes the lender, and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable in respect of Senior Debt.

     "Offering" means the offering of the notes by the Company.

     "Officers' Certificate" means the officers' certificate to be delivered upon the occurrence of certain events as set forth in the Indenture.

     "Permitted Earn-Out Obligations" means any obligation of the Company or any Guarantor requiring the Company or such Guarantor to make a payment in respect of an adjustment to the purchase price, or any similar obligation, in either case, incurred or assumed in connection with an Acquisition by the Company or such Guarantor.

     "Permitted Indebtedness" means that:

     (a) the Company and the Guarantors may incur Indebtedness evidenced by the notes and the guarantees issued pursuant to the Indenture up to the amounts being issued on the original Issue Date less any amounts repaid or retired;

     (b) the Company and the Guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Existing Indebtedness or any Indebtedness (including Disqualified Capital Stock) described in clause (a) of this definition or incurred pursuant to the Debt Incurrence Ratio test of the covenant "--Limitation on Incurrence of Additional Indebtedness," or which was refinanced pursuant to this clause (b);

     (c) the Company and its Subsidiaries may incur Indebtedness solely in respect of bankers acceptances, performance bonds and letters of credit to the extent not drawn upon (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money or other Indebtedness), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry; provided, that the aggregate principal amount outstanding of such Indebtedness (including any Refinancing Indebtedness and any other Indebtedness issued to retire, refinance, refund, defease or replace such Indebtedness) shall at no time exceed $10.0 million;

     (d) the Company may incur Indebtedness owed to (borrowed from) any Guarantor, and any Guarantor may incur Indebtedness owed to (borrowed from) any other Guarantor or the Company; provided, that in the case of Indebtedness of the Company, such obligations shall be unsecured and contractually subordinated in all respects to the Company's obligations pursuant to the notes and any event that causes such Guarantor no longer to be a Guarantor (including by designation to be an Unrestricted Subsidiary) shall be deemed to be a new incurrence by such issuer of such Indebtedness and any guarantor thereof subject to the covenant "--Limitation on Incurrence of Additional Indebtedness;"

     (e) the Company and the Guarantors may incur Interest Swap and Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate

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Indebtedness that is permitted by the Indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency (and not for the purpose of speculation); provided, that the notional amount of any such Interest Swap and Hedging Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap and Hedging Obligation relates; and

     (f) the Company and the Guarantors may incur Indebtedness arising from Permitted Earn-Out Obligations; provided, that either (1) immediately after giving effect thereto, on a pro forma basis, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the covenant "--Limitation on Incurrence of Additional Indebtedness" or (2) the Company could incur the amount of such Indebtedness under any of clauses (a) or (b) set forth in the covenant "--Limitation on Incurrence of Additional Indebtedness" (or a combination thereof), and, in such event, such incurrence shall, until such time as the aggregate amount incurred is paid, reduce the amount available under any of such clauses (or a combination thereof), as determined by the Company, in an aggregate amount equal to the Permitted Earn-Out Obligation.

     "Permitted Investment" means:

     (a) any Investment in any of the notes;

     (b) any Investment in Cash Equivalents;

     (c) intercompany notes to the extent permitted under clause (d) of the definition of "Permitted Indebtedness;"

     (d) any Investment by the Company or any Guarantor in the Company or any Guarantor, or in a Person in a Related Business if as a result of such Investment such Person immediately becomes a Subsidiary or such Person is immediately merged with or into the Company or a Guarantor;

     (e) loans or advances to executives of the Company pursuant to the Company's Executive Loan Program, established in January 2000, in accordance with past practices of the Company, but in any event not to exceed $2.0 million in the aggregate per year;

     (f) other Investments in any Person or Persons, provided, that after giving pro forma effect to each such Investment, the aggregate amount of all such Investments made on and after the Issue Date pursuant to this clause (f) that are outstanding (after giving effect to any such Investments that are returned to the Company or the Guarantor that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation, but only up to the amount of the Investment made under this clause (f) in such Person) at any time does not in the aggregate exceed $15.0 million (measured by the value attributed to the Investment at the time made or returned, as applicable);

     (g) any asset exchange permitted under clause (7) of the covenant "--Limitation on Sale of Assets and Subsidiary Stock;"

     (h) Investments made by the Issuer or its Subsidiaries as a result of non-cash consideration received in connection with an Asset Sale made in compliance with the covenant "--Limitation on Sale of Assets and Subsidiary Stock;" and

     (i) any Investment by the Company in a Person as a result of which the Company or any Guarantor holds a minority interest in such Person; provided, that any such Investment may only be made with the aggregate Asset Sale Offer Amount, if any, remaining after payment of all amounts payable in connection with any Asset Sale Offer.

     "Permitted Lien" means:

     (a) Liens existing on the Issue Date;

     (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

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     (c) statutory liens of carriers, warehousemen, mechanics, material men, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (1) the underlying obligations are not overdue for a period of more than 60 days, or (2) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

     (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or minor imperfections of title which, in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company and any of its Subsidiaries taken as a whole;

     (f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;

     (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

     (h) Liens securing the notes;

     (i) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Company or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided, that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets;

     (j) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or materially detracting from the value of the relative assets of the Company or any Subsidiary;

     (k) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business;

     (l) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the notes than the terms of the Liens securing such refinanced Indebtedness, and provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced; and

     (m) Liens securing Senior Debt of the Company or any Guarantor, including Indebtedness incurred under the Credit Agreement in accordance with the terms of clause (b) of the covenant "--Limitation on Incurrence of Additional Indebtedness."

     "Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

     "Preferred Stock" means any Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

     "Pro Forma" or "pro forma" shall have the meaning set forth in Regulation S-X of the Securities Act, unless otherwise specifically stated herein.

     "Public Equity Offering" means an underwritten public offering for cash pursuant to a registration statement filed with the SEC in accordance with the Securities Act of Qualified Capital Stock of the Company.

     "Purchase Money Indebtedness" of any Person means any Indebtedness of such Person to any seller or other Person incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease), construction, installation or improvement of any after acquired real or personal tangible property (including Capital Stock) which, in the reasonable good faith judgment of the Board of Directors of the Company, is directly related to a Related Business of the Company and which is incurred concurrently with such acquisition, construction, installation or improvement and is secured only by the assets so financed.

     "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

     "Qualified Exchange" means:

     (1) any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock, or Indebtedness of the Company issued after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of its Qualified Capital Stock (other than to a Subsidiary); or

     (2) any issuance of Qualified Capital Stock of the Company in exchange for any Capital Stock or Indebtedness of the Company issued after the Issue Date.

     "Reference Period" with regard to any Person means the four full fiscal quarters ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the notes or the Indenture.

     "Refinancing Indebtedness" means Indebtedness (including Disqualified Capital Stock) (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness (including Disqualified Capital Stock) in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing in accordance with the terms of the documents governing the Indebtedness refinanced without giving effect to any modification thereof made in connection with or in contemplation of such refinancing) the lesser of (1) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness (including Disqualified Capital Stock) so Refinanced and (2) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness is incurred by us or by the Subsidiary who is the obligor on the Indebtedness being refinanced, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness (including Disqualified Capital Stock) to be so refinanced at the time of such Refinancing and (y) in all respects, be no less contractually subordinated or junior, if applicable, to the rights of Holders of the notes than was the Indebtedness (including Disqualified Capital Stock) to be refinanced, (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness (including Disqualified Capital Stock) to be so refinanced or, if sooner, 91 days after the Stated Maturity of the notes, and
(D) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the Holders of the notes than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

     "Related Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially related businesses.

     "Restricted Investment" means, in one or a series of related transactions, any Investment, other than Permitted Investments.

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     "Restricted Payment" means, with respect to any Person:

     (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person or any parent of such Person;

     (b) any payment (except to the extent with Qualified Capital Stock) on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person or any or parent of such Person;

     (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or a parent or Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Subordinated Indebtedness; and

     (d) any Restricted Investment by such Person;

provided, however, that the term "Restricted Payment" does not include (1) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer or in options, warrants or other rights to purchase such Qualified Capital Stock, or (2) any dividend, distribution or other payment to the Company, or to any Guarantor, by any Subsidiary of the Company.

     "Senior Debt" of the Company or any Guarantor means Indebtedness (including any monetary obligation in respect of the Credit Agreement, and interest, whether or not allowable, accruing on Indebtedness incurred pursuant to the Credit Agreement after the filing of a petition initiating any proceeding under any bankruptcy, insolvency or similar law) of the Company or such Guarantor, including Indebtedness arising under the Credit Agreement, unless by the terms of the instrument creating or evidencing such Indebtedness, such Indebtedness is expressly designated equal or junior in right of payment to the notes or the applicable guarantee; provided, that in no event shall Senior Debt include (a) Indebtedness to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company, (b) Indebtedness incurred in violation of the terms of the Indenture; provided, that no such violation shall be deemed to exist for purposes of this clause (b) if the holder(s) of such Indebtedness incurred (or their representative) shall have received, or pursuant to the Credit Agreement shall be deemed to have received, a representation or warranty by the Company to the effect that the incurrence of such Indebtedness does not violate the Indenture, (c) Indebtedness to trade creditors, (d) Disqualified Capital Stock, and (e) any liability for taxes owed or owing by the Company or such Guarantor.

     "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

     "Stated Maturity," when used with respect to any note, means June 15, 2011.

     "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor that is subordinated in right of payment by its terms or the terms of any document or instrument relating thereto ("contractually") to the notes or such guarantee, as applicable, in any respect.

     "Subsidiary," with respect to any Person, means (1) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (2) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest, or (3) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner. Notwithstanding the foregoing, (i) an Unrestricted Subsidiary shall not be a Subsidiary of the Company or of any Subsidiary of the Company and
(ii) ComMunic GmbH Kongresse-Messen Seminare shall be a Subsidiary of the Company so long as the Company or any Subsidiary of the Company holds at least 50% of the Voting Equity Interests and maintains control thereof. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company.

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     "Unrestricted Subsidiary" means any subsidiary of the Company that does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided, that such Subsidiary at the time of such designation (a) has no Indebtedness other than Non-Recourse Indebtedness; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Subsidiaries has any direct or indirect obligation
(x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Subsidiaries. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that (1) no Default or Event of Default is existing or will occur as a consequence thereof and (2) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio of the covenant "--Limitation on Incurrence of Additional Indebtedness." Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

     "Voting Equity Interests" means Equity Interests which at the time are entitled to vote in the election of, as applicable, directors, members or partners generally.

     "Wholly Owned Subsidiary" means a Subsidiary all the Equity Interests of which (other than directors' qualifying Shares) are owned by the Company or one or more Wholly Owned Subsidiaries of the Company or a combination thereof.

BOOK-ENTRY; DELIVERY; FORM AND TRANSFER

     The exchange notes will be in the form of one or more registered global notes without interest coupons. Upon issuance, the global notes will be deposited with the Trustee, as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee for credit to the accounts of DTC's Direct and Indirect Participants (as defined below).

     The global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the global notes may be exchanged for notes in certificated form in certain limited circumstances. See "--Transfer of Interests in Global Notes for Certificated Notes."

     Initially, the Trustee will act as Paying Agent and Registrar. The notes may be presented for registration of transfer and exchange at the offices of the Registrar.

  DEPOSITARY PROCEDURES

     DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations, referred to as Direct Participants, and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Direct Participants. The Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant, referred to as Indirect Participants.

     DTC has advised us that, pursuant to DTC's procedures, (1) upon deposit of the global notes, DTC will credit the accounts of the Direct Participants with portions of the principal amount of the global notes that have
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been allocated to them, and (2) DTC will maintain records of the ownership interests of such Direct Participants in the global notes and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the global notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the global notes.

     The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a global note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that are not Direct Participants in DTC or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the notes see "--Transfers of Interests in Global Notes for Certificated Notes."

     EXCEPT AS DESCRIBED IN "--TRANSFERS OF INTERESTS IN GLOBAL NOTES FOR CERTIFICATED NOTES," OWNERS OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Under the terms of the Indenture, we, the Guarantors and the Trustee will treat the persons in whose names the notes are registered (including notes represented by global notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal of, premium, Liquidated Damages, if any, and interest on global notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, neither we, the Trustee nor any of our or the Trustee's agents has or will have any responsibility or liability for (1) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any global note or (2) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

     DTC has advised us that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the global notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee, us or the Guarantors. Neither we, the Guarantors nor the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the notes for all purposes.

     The global notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds.

     DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Direct Participants to whose account interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the notes to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange global notes (without the direction of one or more of its Direct Participants) for legended

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notes in certificated form, and to distribute such certificated forms of notes to its Direct Participants. See "--Transfers of Interests in Global Notes for Certificated Notes."

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in global notes among Direct Participants, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the Guarantors or the Trustee shall have any responsibility for the performance by DTC or its Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

  TRANSFERS OF INTERESTS IN GLOBAL NOTES FOR CERTIFICATED NOTES

     An entire global note may be exchanged for definitive notes in registered, certificated form without interest coupons if (1) DTC (a) notifies us that it is unwilling or unable to continue as depositary for the global notes and we thereupon fail to appoint a successor depositary within 90 days or (b) has ceased to be a clearing agency registered under the Exchange Act, (2) we, at our option, notify the Trustee in writing that we elect to cause the issuance of certificated notes or (3) there shall have occurred and be continuing a Default or an Event of Default with respect to the notes. In any such case, we will notify the Trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such global note, certificated notes will be issued to each person that such Direct and Indirect Participants and DTC identify as being the beneficial owner of the related notes.

     Beneficial interests in global notes held by any Direct or Indirect Participant may be exchanged for certificated notes upon request to DTC, by such Direct Participant (for itself or on behalf of an Indirect Participant), to the Trustee in accordance with customary DTC procedures. Certificated notes delivered in exchange for any beneficial interest in any global note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants (in accordance with DTC's customary procedures).

     Neither we, the Guarantors nor the Trustee will be liable for any delay by the holder of any global note or DTC in identifying the beneficial owners of notes, and we and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the global note or DTC for all purposes.

  SAME DAY SETTLEMENT AND PAYMENT

     The Indenture requires that payments in respect of the notes represented by the global notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such global note. With respect to certificated notes, we will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. We expect that secondary trading in the certificated notes will also be settled in immediately available funds.

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                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the U.S. federal income tax consequences relevant to the exchange of outstanding notes for exchange notes in accordance with the exchange offer, and the ownership and disposition of the exchange notes. This summary is based upon the U.S. Internal Revenue Code, Treasury Regulations, judicial authorities, published positions of the IRS and other applicable authorities, all as in effect on the date of this prospectus and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders that acquire exchange notes in connection with this exchange offer and that hold exchange notes as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986 and not as part of a hedging, straddle, conversion or other integrated transaction. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to a particular holder or to holders subject to special treatment under U.S. federal income tax laws (including financial institutions, insurance companies, broker dealers, tax-exempt organizations, persons who have ceased to be United States citizens or to be subject to tax as resident aliens, and persons whose functional currency is not the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below). No ruling has been or will be sought from the IRS regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. Prospective investors are urged to consult their tax advisors as to the U.S. federal income tax consequences of acquiring, holding and disposing of exchange notes, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

     For purposes of this discussion, a "U.S. holder" means a beneficial owner of an outstanding note or an exchange note that is for, U.S. federal income tax purposes, any one of the following:

     - an individual who is a citizen or resident of the United States;

     - a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) created in or organized under the law of the United States or any state or political subdivision thereof;

     - an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

     - a trust, the administration of which is subject to the primary supervision of a United States court and that has one or more United States persons who have the authority to control all substantial decisions of the trust, or that was in existence on August 20, 1996, and properly elected to continue to be treated as a United States person.

     The U.S. federal income tax consequences to an owner of an outstanding note or an exchange note that is a partnership may depend on the status of its partners and the activities of the partnership. Partnerships and their partners should consult their tax advisors as to the particular federal income tax consequences applicable to them.

     A beneficial owner of an outstanding note or exchange note that is not a U.S. holder is referred to herein as a "non-U.S. holder."

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE

     The exchange of outstanding notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. U.S. holders and non-U.S. holders will not recognize gain or loss as a result of such exchange and will have the same tax basis and holding period in exchange notes received as in outstanding notes surrendered in exchange therefor.

U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS OF OWNERSHIP OF EXCHANGE NOTES

     In general, the federal income tax consequences of holding and disposing of exchange notes will be the same as those applicable to outstanding notes.

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  TREATMENT OF STATED INTEREST AND ORIGINAL ISSUE DISCOUNT

     Payments of stated interest on exchange notes generally will be taxable to a U.S. holder as ordinary interest income at such time as such payments are received or accrued in accordance with the U.S. holder's regular method of tax accounting. A U.S. holder required to include original issue discount in income with respect to outstanding notes will continue to be so required with respect to exchange notes.

  SALE, REDEMPTION, OR DISPOSITION OF EXCHANGE NOTES

     A U.S. holder will generally recognize capital gain or loss upon the sale, redemption, or other disposition of an exchange note in an amount equal to the difference between the amount realized on the sale, redemption or other disposition (not including any amount attributable to accrued but unpaid stated interest) and the U.S. holder's adjusted tax basis in the exchange note. Any capital gain or loss will be long-term if the exchange note has been held for more than one year. The claim of a deduction in respect of a capital loss, for U.S. federal income tax purposes, is subject to limitations.

  INFORMATION REPORTING AND BACKUP WITHHOLDING

     We must report annually to the IRS and to each U.S. holder that is not an exempt recipient any interest (including original issue discount) paid to such a U.S. holder. In addition, information reporting requirements apply to certain payments of principal paid on the exchange notes and to the proceeds of the sale, redemption or other disposition of an exchange note.

     A backup withholding tax will apply to those payments if a U.S. holder fails to provide a taxpayer identification number or a certification of exempt status or fails to report in full interest income. Backup withholding is not an additional tax. Any amounts withheld from a payment to a U.S. holder under the backup withholding rules will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS and the requisite procedures are followed.

U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OWNERSHIP OF EXCHANGE NOTES

  PAYMENT OF INTEREST

     Subject to the discussion below concerning backup withholding, payments of interest (including original issue discount) on the exchange notes to any non-U.S. holder will not be subject to U.S. federal income tax or withholding tax, provided that:

     - the interest (including original issue discount) is not effectively connected with the conduct by such holder of a trade or business in the United States;

     - the holder (1) does not own, actually or constructively, 10% or more of the total combined voting power of all our classes of stock entitled to vote, (2) is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, (3) is not a foreign tax-exempt organization or foreign private foundation and (4) is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and

     - the certification requirement, as described below, has been fulfilled with respect to the beneficial owner.

     The certification requirement referred to above will be fulfilled if the beneficial owner of an exchange note certifies on IRS Form W-8BEN or successor form under penalties of perjury that it is not a United States person and provides its name and address and (1) such beneficial owner files such Form W-8BEN or successor form with the withholding agent or (2) in the case of an exchange note held on behalf of the beneficial owners by a securities clearing organization, bank or other financial institution holding customers' securities in the ordinary course of its trade or business, such financial institution files with the withholding agent a statement that it has received the Form W-8BEN or successor form from the non-U.S. holder, furnishes the withholding agent with a copy thereof and otherwise complies with the applicable IRS requirements.

     Alternatively, these certification requirements will not apply if the beneficial owner of an exchange note holds such note directly through a "qualified intermediary" (which is a non-U.S. office of a bank, securities dealer or similar intermediary that has signed an agreement with the IRS concerning withholding tax procedures),

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the qualified intermediary has sufficient information in its files to indicate that the holder is a non-U.S. holder and the intermediary complies with IRS requirements. Special rules may apply with respect to exchange notes held by a foreign partnership. Foreign partnerships and their partners and holders who hold their exchange notes through a qualified intermediary are urged to consult their tax advisers regarding possible reporting requirements.

     The gross amount of payments of interest (including original issue discount) that do not qualify for the exception from withholding described above and that are not effectively connected with the conduct by such holder of a trade or business in the United States will be subject to U.S. withholding tax at a rate of 30% unless a treaty applies to reduce or eliminate withholding and the non-U.S. holder properly certifies to its entitlement to such treaty benefits.

  SALE, REDEMPTION, OR DISPOSITION OF EXCHANGE NOTES

     Subject to the discussion below concerning backup withholding, a non-U.S. holder of an exchange note generally will not be subject to U.S. federal income tax on gain realized on the sale, redemption or other disposition of such exchange note, unless:

     - such holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

     - such gain is effectively connected with the conduct by such holder of a trade or business in the United States; or

     - the holder is subject to the special rules applicable to certain former citizens and residents of the United States.

  INFORMATION REPORTING AND BACKUP WITHHOLDING

     We must report annually to the IRS and to each non-U.S. holder any interest (including original issue discount) paid to the non-U.S. holder. Copies of these information returns may also be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which a non-U.S. holder resides.

     Under current U.S. federal income tax law, backup withholding tax will not apply to payments of interest by us or any paying agent thereof on an exchange note if the certifications described above under "-- U.S. Federal Income Tax Consequences to Non-U.S. Holders of Ownership of Exchange Notes -- Payment of Interest" are received, provided that we or such paying agent, as the case may be, do not have actual knowledge or reason to know that the payee is a U.S. person or that the conditions of any other exemption are not in fact satisfied.

     Payments on the sale, exchange or other disposition of an exchange note made to or through a foreign office of a foreign broker generally will not be subject to backup withholding or information reporting. However, if such broker is for U.S. federal income tax purposes a U.S. person, a controlled foreign corporation, a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period or a foreign partnership with certain connections to the United States, then information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a U.S. person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that such broker is required to report if the broker has actual knowledge or reason to know that the payee is a U.S. person. Payments to or through the U.S. office of a broker will be subject to backup withholding and information reporting unless the holder certifies, under penalties of perjury, that it is not a U.S. person or otherwise establishes an exemption. Recently promulgated Treasury Regulations provide certain presumptions under which a non-U.S. holder will be subject to backup withholding and information reporting unless such holder certifies as to its non-U.S. status or otherwise establishes an exemption.

     Backup withholding is not an additional tax. Any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS and the requisite procedures are followed.

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                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection
with any such resale. In addition, until           , 2001, all dealers effecting
transactions in the exchange offer may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to the prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the outstanding notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the exchange notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the exchange notes offered hereby will be passed upon for us by Jones, Day, Reavis & Pogue, Cleveland, Ohio.

                            INDEPENDENT ACCOUNTANTS

     The financial statements included and incorporated by reference in this prospectus to the Annual Report on Form 10-K of Penton Media, Inc. (formerly Penton Publishing, Inc. and, prior to August 7, 1998, a wholly owned subsidiary of Pittway Corporation) for the year ended December 31, 2000 have been so included and incorporated in reliance on the report(s) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Penton Media, Inc. Consolidated Financial Statements
  (Audited):
  Report of Independent Accountants.........................   F-2
  Consolidated Statements of Income for the years ended
     December 31, 1998, 1999, and 2000......................   F-3
  Consolidated Balance Sheets at December 31, 1999 and
     2000...................................................   F-4
  Consolidated Statements of Cash Flows for the years ended
     December 31, 1998, 1999, and 2000......................   F-5
  Consolidated Statements of Stockholders' Equity for the
     years ended December 31, 1998, 1999, and 2000..........   F-6
  Notes to Consolidated Financial Statements................   F-7

Penton Media, Inc. Consolidated Financial Statements
  (Unaudited):
  Consolidated Statements of Income for the three and six
     months ended June 30, 2000 and 2001....................  F-38
  Consolidated Balance Sheets at December 31, 2000 and June
     30, 2001...............................................  F-39
  Consolidated Statements of Cash Flows for the six months
     ended June 30, 2000 and 2001...........................  F-40
  Notes to Unaudited Consolidated Financial Statements......  F-41

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Penton Media, Inc.

     In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Penton Media, Inc. (formerly Penton Publishing, Inc. and, prior to August 7, 1998, a wholly owned subsidiary of Pittway Corporation) and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers, LLP
Cleveland, Ohio
February 7, 2001 except as to Note 20 which is as of June 6, 2001

                               PENTON MEDIA, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1998        1999        2000
                                                              ---------   ---------   ---------
                                                              (DOLLARS AND SHARES IN THOUSANDS
                                                                   EXCEPT PER SHARE DATA)
REVENUES....................................................  $207,682    $300,824    $404,571
                                                              --------    --------    --------
OPERATING EXPENSES:
  Editorial, production and circulation.....................    86,091     116,924     147,012
  Selling, general and administrative.......................    87,582     116,592     166,271
  Impairment of Internet assets.............................        --          --       2,095
  Impairment of other assets................................        --          --       1,051
  Depreciation and amortization.............................     7,791      27,918      33,431
                                                              --------    --------    --------
                                                               181,464     261,434     349,860
                                                              --------    --------    --------
OPERATING INCOME............................................    26,218      39,390      54,711
OTHER INCOME (EXPENSE):
  Interest expense, net of interest earned..................    (5,545)    (21,131)    (14,133)
  Gain on sale of investments...............................        --       5,906     110,210
  Writedown of Internet investments.........................        --          --      (9,490)
  Miscellaneous, net........................................       (45)       (170)        (64)
                                                              --------    --------    --------
                                                                (5,590)    (15,395)     86,523
                                                              --------    --------    --------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES.......    20,628      23,995     141,234
PROVISION FOR INCOME TAXES..................................     9,442      16,065      61,559
                                                              --------    --------    --------
INCOME FROM CONTINUING OPERATIONS...........................    11,186       7,930      79,675
DISCONTINUED OPERATIONS:
  Income (loss) from discontinued operations (less
     applicable income taxes (benefit) of $(199), and $34 in
     1998 and 1999, respectively)...........................      (296)         33          --
  Gain (loss) on sale of discontinued operations, including
     provision of $60 in 1999 for operating losses during
     phaseout period (less applicable income taxes (benefit)
     of $5,771 and $(57), in 1999 and 2000, respectively)...        --       8,660         (85)
                                                              --------    --------    --------
                                                                  (296)      8,693         (85)
                                                              --------    --------    --------
INCOME BEFORE EXTRAORDINARY ITEM............................    10,890      16,623      79,590
EXTRAORDINARY ITEM -- EARLY EXTINGUISHMENT OF DEBT (NET OF
  INCOME TAXES OF $5,600)...................................        --      (8,413)         --
                                                              --------    --------    --------
NET INCOME..................................................  $ 10,890    $  8,210    $ 79,590
                                                              ========    ========    ========
EARNINGS PER COMMON SHARE -- BASIC:
  Income from continuing operations.........................  $   0.51    $   0.28    $   2.51
  Discontinued operations...................................     (0.01)       0.31          --
  Extraordinary item........................................        --       (0.30)         --
                                                              --------    --------    --------
  Net income................................................  $   0.50    $   0.29    $   2.51
                                                              ========    ========    ========
EARNINGS PER COMMON SHARE -- DILUTED:
  Income from continuing operations.........................  $   0.51    $   0.28    $   2.49
  Discontinued operations...................................     (0.01)       0.31          --
  Extraordinary item........................................        --       (0.30)         --
                                                              --------    --------    --------
  Net income................................................  $   0.50    $   0.29    $   2.49
                                                              ========    ========    ========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
  Basic.....................................................    21,882      28,108      31,730
                                                              ========    ========    ========
  Diluted...................................................    21,882      28,209      32,010
                                                              ========    ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                               PENTON MEDIA, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                AS OF DECEMBER 31,
                                                              ----------------------
                                                                1999         2000
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)

ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 30,370     $ 11,605
  Accounts and notes receivable, less allowance for doubtful
     accounts of $3,958 and $3,863, respectively............    40,199       70,059
  Inventories...............................................       818          798
  Deferred tax assets.......................................        --        5,562
  Prepayments, deposits and other...........................     7,583       11,763
  Net investment in discontinued operations.................     4,228           --
                                                              --------     --------
     Total current assets...................................    83,198       99,787
                                                              --------     --------
PROPERTY, PLANT AND EQUIPMENT, AT COST:
  Land, buildings and improvements..........................     3,730        8,205
  Machinery and equipment...................................    41,608       63,998
                                                              --------     --------
                                                                45,338       72,203
  Less: accumulated depreciation............................    30,252       36,706
                                                              --------     --------
                                                                15,086       35,497
                                                              --------     --------
OTHER ASSETS:
  Goodwill, less accumulated amortization of $27,399 and
     $49,142 in 1999 and 2000, respectively.................   411,173      574,626
  Other intangibles, less accumulated amortization of $9,541
     and $14,901 in 1999 and 2000, respectively.............    40,063       54,122
  Investments...............................................   259,859       17,725
                                                              --------     --------
                                                               711,095      646,473
                                                              --------     --------
                                                              $809,379     $781,757
                                                              ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Senior debt facility......................................  $  3,875     $ 11,250
  Accounts payable..........................................     6,397       12,054
  Income taxes payable......................................    10,172        3,260
  Accrued earnouts..........................................     7,447       14,704
  Accrued compensation and benefits.........................     8,599       18,485
  Other accrued expenses....................................    11,426       15,024
  Deferred tax liability....................................    39,634           --
  Unearned income, principally trade show and conference
     deposits...............................................    30,214       55,772
                                                              --------     --------
     Total current liabilities..............................   117,764      130,549
                                                              --------     --------
LONG-TERM LIABILITIES AND DEFERRED CREDITS:
  Revolving credit facility.................................        --       91,000
  Senior debt facility......................................   211,125      199,875
  Net deferred pension credits..............................    16,269       15,395
  Deferred taxes............................................    60,887        5,978
  Other.....................................................       733        2,391
                                                              --------     --------
                                                               289,014      314,639
                                                              --------     --------
STOCKHOLDERS' EQUITY:
  Preferred stock, 2,000,000 shares authorized; none
     issued.................................................        --           --
  Common stock, $0.01 par value, 60,000,000 shares
     authorized; 31,325,896 and 31,836,316 shares issued and
     outstanding at December 31, 1999, and 2000,
     respectively...........................................       313          318
  Notes receivable officers/directors.......................        --      (10,207)
  Capital in excess of par value............................   214,551      226,446
  Retained earnings.........................................    36,970      112,745
  Accumulated other comprehensive income....................   150,767        7,267
                                                              --------     --------
                                                               402,601      336,569
                                                              --------     --------
                                                              $809,379     $781,757
                                                              ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                               PENTON MEDIA, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1998        1999         2000
                                                              --------    ---------    --------
                                                                   (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $ 10,890    $   8,210    $ 79,590
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization...........................     7,791       27,918      33,431
    Gain on sale of investments.............................        --       (5,906)   (110,210)
    Loss (gain) from discontinued operations................       296       (8,693)         85
    Extraordinary loss on extinguishment of debt............        --        8,413          --
    Deferred income taxes...................................    (5,093)        (363)     (4,379)
    Retirement and deferred compensation plans..............    (1,584)      (1,182)       (875)
    Provision for losses on accounts receivable.............       282          943       1,714
    Impairment of assets....................................        --           --       1,051
    Impairment of Internet assets...........................        --           --       2,095
    Writedown of Internet investments.......................        --           --       9,490
  Changes in assets and liabilities, excluding effects from
    acquisitions and dispositions:
      Accounts and notes receivable.........................    (1,960)      (3,470)    (22,817)
      Inventories...........................................       284         (389)        403
      Prepayments and deposits..............................    (1,481)         869       1,295
      Accounts payable and accrued expenses.................    10,170       (5,444)      7,531
      Unearned income.......................................     2,421       12,325      12,894
      Other changes, net....................................     3,733        1,126      (2,058)
                                                              --------    ---------    --------
         Net cash provided by operating activities..........    25,749       34,357       9,240
                                                              --------    ---------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................    (5,775)      (5,884)    (27,272)
  Acquisitions and investments, net of cash acquired........  (283,382)     (57,415)   (200,996)
  Proceeds from sale of internet.com stock and interests....    18,000        6,640     113,100
  Net proceeds from sale of discontinued operations.........        --       28,889       4,000
                                                              --------    ---------    --------
         Net cash used for investing activities.............  (271,157)     (27,770)   (111,168)
                                                              --------    ---------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from $325 million senior debt facility...........   306,000       24,500          --
  Repayment of $325 million senior debt facility............        --     (330,500)         --
  Proceeds from $340 million senior debt facility...........        --      235,000      91,000
  Repayment of $340 million senior debt facility............        --      (20,000)     (3,875)
  Payment of notes payable..................................   (38,066)      (1,000)         --
  Payment of financing costs................................   (14,754)      (3,461)       (283)
  Advances to parent company................................    (4,820)          --          --
  Proceeds from equity offering, net........................        --      118,416          --
  Employee stock purchase plan..............................        --           --        (209)
  Proceeds from deferred shares and options exercised.......        --          170         473
  Dividends paid............................................    (1,367)      (3,246)     (3,800)
                                                              --------    ---------    --------
         Net cash provided by financing activities..........   246,993       19,879      83,306
                                                              --------    ---------    --------
Effect of exchange rate changes on cash.....................       (51)         (49)       (143)
                                                              --------    ---------    --------
Net increase (decrease) in cash and equivalents.............     1,534       26,417     (18,765)
Cash and equivalents at beginning of period.................     2,419        3,953      30,370
                                                              --------    ---------    --------
Cash and equivalents at end of period.......................  $  3,953    $  30,370    $ 11,605
                                                              ========    =========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                               PENTON MEDIA, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                        ACCUMULATED
                                                                                            NOTES          OTHER
                                                       COMMON     CAPITAL IN              RECEIVABLE   COMPREHENSIVE
                                 PREFERRED   COMMON     STOCK     EXCESS OF    RETAINED   OFFICERS/       INCOME
                                  SHARES     SHARES   PAR VALUE   PAR VALUE    EARNINGS   DIRECTORS       (LOSS)        TOTAL
                                 ---------   ------   ---------   ----------   --------   ----------   -------------   --------
                                                                     (DOLLARS IN THOUSANDS)
Balance at December 31, 1997...       --     21,240     $212       $ 29,630    $ 39,771    $     --      $     --      $ 69,613
                                  ------     ------     ----       --------    --------    --------      --------      --------
Comprehensive income:
  Net income...................       --        --        --             --      10,890          --            --        10,890
  Other comprehensive income:
    Foreign currency
      translation
      adjustments..............       --        --        --             --          --          --           (51)          (51)
                                                                                                                       --------
  Comprehensive income.........       --        --        --             --          --          --            --        10,839
                                                                                                                       --------
Dividends......................       --        --        --             --      (1,367)         --            --        (1,367)
Issuance of common stock:
  In conjunction with
    acquisitions...............       --     1,542        16         25,420          --          --            --        25,436
Dividends to Pittway...........       --        --        --             --     (17,032)         --            --       (17,032)
                                  ------     ------     ----       --------    --------    --------      --------      --------
Balance at December 31, 1998...       --     22,782     $228       $ 55,050    $ 32,262    $     --      $    (51)     $ 87,489
                                  ------     ------     ----       --------    --------    --------      --------      --------
Comprehensive income:
  Net income...................       --        --        --             --       8,210          --            --         8,210
  Other comprehensive income:
    Foreign currency
      translation
      adjustments..............       --        --        --             --          --          --          (787)         (787)
    Unrealized gain on
      securities reported at
      fair value...............       --        --        --             --          --          --       151,605       151,605
                                                                                                                       --------
  Comprehensive income.........       --        --        --             --          --          --            --       159,028
                                                                                                                       --------
Dividends......................       --        --        --             --      (3,502)         --            --        (3,502)
  Issuance of common stock:
  Stock offering...............       --     6,430        64        118,352          --          --            --       118,416
  In conjunction with
    acquisitions...............       --     2,103        21         40,979          --          --            --        41,000
  Exercise of deferred shares
    and stock options..........       --        11        --            170          --          --            --           170
                                  ------     ------     ----       --------    --------    --------      --------      --------
Balance at December 31, 1999...       --     31,326     $313       $214,551    $ 36,970    $     --      $150,767      $402,601
                                  ------     ------     ----       --------    --------    --------      --------      --------
Comprehensive income:
  Net income...................       --        --        --             --      79,590          --            --        79,590
  Other comprehensive income:
    Unrealized loss on
      securities reported at
      fair value...............       --        --        --             --          --          --       (73,323)      (73,323)
    Reclassification adjustment
      for gain on securities...       --        --        --             --          --          --       (70,272)      (70,272)
    Foreign currency
      translation adjustment...       --        --        --             --          --          --            95            95
                                                                                                                       --------
  Comprehensive income.........                                                                                         (63,910)
                                                                                                                       --------
Dividends......................       --        --        --             --      (3,815)         --            --        (3,815)
  Issuance of common stock:
  Executive loan program.......       --       410         4          9,662          --          --            --         9,666
  Contingent shares............       --        52         1          1,428          --          --            --         1,429
  Exercise of stock options....       --        48        --          1,014          --          --            --         1,014
  Employee stock purchase
    plan.......................       --        --        --           (209)         --          --            --          (209)
Receivable from
  officers/directors...........       --        --        --             --          --     (10,207)           --       (10,207)
                                  ------     ------     ----       --------    --------    --------      --------      --------
Balance at December 31, 2000...       --     31,836     $318       $226,446    $112,745    $(10,207)     $  7,267      $336,569
                                  ======     ======     ====       ========    ========    ========      ========      ========

  The accompanying notes are an integral part of these consolidated financial statements.

                               PENTON MEDIA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- DESCRIPTION OF BUSINESS

     Penton Media, Inc., ("Penton") is a leading diversified business-to-business media company that produces market focused magazines, Web sites, trade shows and conferences. Penton's integrated media portfolio serves the following market sectors: Internet/broadband; information technology; electronics; design/engineering; natural products; food/retail;
government/compliance; leisure/hospitality; manufacturing; mechanical systems/construction; supply chain and aviation.

     Prior to August 7, 1998, Penton was a wholly owned subsidiary of Pittway Corporation. On August 7, 1998, Pittway distributed 100% of Penton's common stock on a share-for-share basis to holders of Pittway stock.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Penton and its subsidiaries. All significant intercompany accounts and transactions have been eliminated. All acquisitions have been accounted for under the purchase method of accounting and are included in the consolidated financial statements from their respective dates of acquisition. The consolidated financial statements also include the accounts of all companies more than 50% owned where the Company exercises control.

     Investments in companies in which Penton has significant influence, but less than a controlling voting interest, are accounted for under the equity method. Investments in companies in which Penton does not have a controlling interest, or an ownership and voting interest so large as to exert significant influence, are accounted for at market value if the investments are publicly traded. Unrealized gain/(loss) on investments accounted for at market value are reported net-of-tax as a component of accumulated other comprehensive income(loss) until the investment is sold, at which time the realized gain/(loss) is included in earnings as the Company considers these investments to be available for sale. If the investment is not publicly traded, then the investment is accounted for at cost.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include primarily cash on hand and short-term investments. Short-term investments that have an original maturity of three months or less are considered cash equivalents. All investments in debt securities that have an original maturity of three months or less are considered to be held to maturity. Short-term securities are carried at amortized cost, which approximates fair value.

INVENTORIES

     Inventories are stated at the lower of cost or market. Penton's inventory consists of paper stock, which is valued using the last-in, first-out (LIFO) method. The LIFO reserve balances are $0.3 million and $0.1 million at December 31, 1999, and 2000, respectively.

                               PENTON MEDIA, INC.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost. Penton records depreciation using the straight-line method over the following estimated useful lives:

Computer equipment and software.............    3-5 years
Furniture, fixtures and equipment...........    3-10 years
Building....................................    18-40 years
Leasehold improvements......................    Estimated useful lives or lease term,
                                                whichever is shorter

     Depreciation expense amounted to $3.4 million, $4.9 million and $6.9 million for the years ended December 31, 1998, 1999 and 2000, respectively.

     Maintenance and repair expenditures are charged to appropriate expense accounts in the period incurred; replacements, renewals and betterments are capitalized. Upon sale or other disposition of property, the cost and accumulated depreciation of such properties are eliminated from the accounts, and the gains or losses thereon are reflected in operations.

INTANGIBLE ASSETS

     Goodwill, trademarks and trade names identified in purchase transactions are amortized using the straight-line method over periods ranging from 15 to 40 years. Effective October 1, 1998, Penton changed its estimated useful life on goodwill associated with trade show acquisitions from 40 years to 20 years. The change decreased 1998 net income by $0.3 million, or $0.01 per share. The change was made to better reflect the estimated useful life of goodwill and to be consistent with prevalent industry practice.

     Other intangibles developed internally or acquired in purchase transactions, consisting of non-compete agreements, customer mailing lists, exhibitor lists, patents and copyrights, are being amortized using the straight-line method over their estimated useful lives, ranging from 3 to 15 years.

     Amortization expense amounted to $4.4 million, $23.0 million and $26.6 million for the years ended December 31, 1998, 1999 and 2000, respectively.

IMPAIRMENT OF LONG-LIVED ASSETS

     The Company continually monitors events or changes in circumstances that could indicate that the carrying amount of long-lived assets, including goodwill and intangible assets, may not be recoverable. Long-lived assets held for use are reviewed for impairment by comparing estimated undiscounted cash flows over remaining useful lives to net book value. When impairment is indicated for a long-lived asset held for use, the amount of impairment loss is the excess of net book value over fair value. Assets to be disposed of are recorded at the lower of the carrying amount or fair value less cost of disposal. The Company evaluates the recoverability of goodwill by estimating the future discounted cash flows of the businesses to which the goodwill relates. At December 31, 2000, the Company recorded impairment charges related to certain assets, as discussed in Note 16.

DEFERRED FINANCING COSTS

     Costs incurred in obtaining long-term financing are included in "Other intangibles" in the accompanying Consolidated Balance Sheets, and are amortized over the terms of the related indebtedness.

INTEREST RATE SWAP AGREEMENTS

     Penton's interest rate swap agreements are designated and effective as modifications to existing debt obligations to reduce the impact of changes in the interest rates on its floating-rate borrowings and, accordingly,

                               PENTON MEDIA, INC.

are accounted for using the settlement method of accounting. The differentials to be paid or received under the interest rate swap agreements are accrued as interest rates change and are recognized as adjustments to interest expense. Penton considers swap terms, including the reference rate, payment and maturity dates, and the notional amount, in determining if an interest rate swap agreement is effective at modifying an existing debt obligation. If the criteria for designation are no longer met or the underlying instrument matures or is extinguished, Penton accounts for outstanding swap agreements at fair market value, and any resulting gain or loss is recognized. Any gains or losses upon early termination of the agreements are deferred and amortized over the shorter of the remaining life of the hedged existing debt obligation or the original life of the interest rate swap agreement.

     At December 31, 1999 and 2000, the effects of swap transactions were immaterial and recorded in interest expense. There were no swap agreements in effect at December 31, 1998.

REVENUE RECOGNITION

     Advertising revenues from Penton's trade magazines are recognized in the month the publications are mailed. Amounts received in advance of trade shows and conferences are deferred until the month the events are held. As such, revenues from trade shows and conferences are recognized in the month the events are held. Web site revenues, which include primarily advertising revenues, are recognized on a straight-line basis over the contract term. Licensing revenues are recognized on a straight-line basis over the term of the license agreement.

ADVERTISING AND PROMOTION EXPENSES

     Advertising and promotion costs are expensed as incurred. These costs amounted to $12.4 million, $18.2 million and $26.1 million in 1998, 1999 and 2000, respectively.

INCOME TAXES

     Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between the financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

TRANSLATION OF FOREIGN CURRENCIES

     The functional currency of Penton's foreign operations is their local currency. Accordingly, assets and liabilities of foreign operations are translated to U.S. dollars at the rates of exchange at December 31, 1999, and 2000; income and expense are translated at the average rates of exchange prevailing during the applicable year. There were no significant foreign currency gains or losses in 1998, 1999 or 2000. The effects of translation are included in "Accumulated other comprehensive income" in stockholders' equity.

EARNINGS PER SHARE

     Basic earnings per share are based upon the weighted-average number of common shares outstanding. Diluted earnings per share assumes the exercise of all options which are dilutive, whether exercisable or not.

NEW ACCOUNTING STANDARDS

     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). Penton was required to adopt this statement in the first quarter of 2000. In June 1999, the FASB issued SFAS

                               PENTON MEDIA, INC.

No. 137, "Accounting for Derivative Instruments and Hedging
Activities -- Deferral of the Effective Date of FASB Statement No. 133, an Amendment of FASB Statement No. 133" ("SFAS 137"). SFAS 137 deferred the effective date of adoption of SFAS 133 to all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS 133 was subsequently amended by SFAS 138 "Accounting for Certain Derivative and Certain Hedging Activities -- an Amendment of FASB Statement No 133" ("SFAS 138"). Penton is required to adopt this statement effective January 1, 2000. Even though Penton has entered into interest rate cap, collar and swap agreements, management does not believe that these statements, when adopted, will have a material impact on Penton's business, results of operations or financial condition.

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 provided guidance on applying existing generally accepted accounting principles to revenue recognition issues in financial statements. The Company adopted SAB 101 during the fourth quarter of 2000. The adoption of SAB 101 did not have a material effect on the Company.

RECLASSIFICATIONS

     Certain reclassifications have been made to the 1998 and 1999 financial statements to conform to the 2000 presentation.

NOTE 3 -- ACQUISITIONS

2000 ACQUISITIONS

     In November 2000, Penton acquired the stock of Group Computing for $0.2 million in cash. The excess of the aggregate purchase price over the fair market value of net assets acquired of approximately $0.2 million is being amortized over 20 years. Group Computing serves Lotus professionals through its magazine and online resources.

     In September 2000, Penton acquired the stock of Duke Communications International ("Duke") for $100.0 million in cash plus contingent consideration of up to $50 million based on the achievement of specified business targets through 2002. The excess of the aggregate purchase price over the fair market value of net assets acquired of approximately $103.3 million is being amortized over periods ranging from 15 to 40 years. Duke is a leading integrated media company serving the Windows 2000 and AS/400 operating systems markets.

     In September 2000, Penton acquired the assets of Professional Trade Shows ("PTS") for $17.0 million in cash. The excess of the aggregate purchase price over the fair market value of net assets acquired of approximately $16.1 million is being amortized over 20 years. PTS produces 50 regional trade shows for the plant engineering and maintenance, material handling, buildings and facilities maintenance, design engineering, and machine tool industries.

     In September 2000, Penton acquired the stock of Streaming Media, Inc., for $65.0 million in cash plus contingent consideration of up to $35.0 million based on the achievement of specified business targets in 2001. The excess of the aggregate purchase price over the fair market value of net assets acquired of approximately $62.9 million is being amortized over periods ranging from 15 to 20 years. Streaming Media, Inc. is a leading integrated media company serving the streaming media market.

     In July 2000, Penton acquired the stock of Meko Ltd. ("Meko") of Surrey, UK, for $0.3 million in cash. The excess of the aggregate purchase price over the fair market value of net assets acquired of approximately $0.3 million is being amortized over 20 years. Meko is a provider of newsletters, comprehensive market studies, and custom information services for the European computer display market.

     In July 2000, Penton acquired the assets of National Advisory Group ("NAG") for $1.5 million in cash. The excess of the aggregate purchase price over the fair market value of net assets acquired of approximately

                               PENTON MEDIA, INC.

$1.4 million is being amortized over 20 years. NAG is a trade group serving the convenience store and petroleum marketing industry through its business development services and its conferences.

     In May 2000, Penton purchased 50% of the outstanding stock of a German Corporation, ComMunic GmbH, which produces trade shows, conferences and business publications in Germany and its German speaking neighboring countries. ComMunic serves the Internet, telecommunications and other growing technology markets. Penton paid approximately $1.4 million in cash with the potential for future contingent payments in 2000 and 2001 tied to future earnings. At December 31, 2000, Penton accrued contingent payments of approximately $2.9 million.

     In February 2000, Penton acquired the assets of Profit.Net, Inc. for $0.4 million in cash and contingent payments of up to $0.1 million in 2000. The excess of the aggregate purchase price over the fair market value of net assets acquired of approximately $0.4 million is being amortized over 5 years. The assets of Profit.Net, Inc. include bakery-net.com, a Web site for the commercial baking market. At December 31, 2000, Penton accrued contingent payments of $0.1 million.

1999 ACQUISITIONS

     In December 1999, Penton completed the acquisition of the assets of Nutracon for $3.1 million in cash. The excess of the aggregate purchase price over the fair market value of net assets acquired of approximately $3.1 million is being amortized over 20 years. Nutracon is a conference serving the functional foods/ nutraceutical market.

     In October 1999, Penton acquired all the outstanding stock of Stardust.com and simultaneously purchased the net assets of Stardust Technologies Inc. (collectively "Stardust"), for a combined purchase price of $4.0 million in cash and future contingent payments of up to $5.0 million tied to future earnings of Stardust through the year 2002. The excess of the aggregate purchase price over the fair market value of net assets acquired of approximately $3.7 million is being amortized over 20 years. Stardust, through its Web portal site, conferences, forums and newsletters, facilitates collaboration among Internet technology standards bodies, technology product vendors and the IT user community to speed market adoption of next-generation Internet technologies. At December 31, 2000, Penton accrued contingent payments of approximately $1.7 million.

     In August 1999, Penton completed the asset acquisition of Multimedia Week for $0.2 million in cash. Multimedia Week is a weekly publication that features IPOs and venture capital tracking, in-depth product and technology spotlights, information about new and emerging technologies, and market data.

     In May 1999, Penton acquired substantially all of the assets of New Hope. In full consideration for the transfer of the assets, Penton agreed to pay a total purchase price of up to $97.0 million for New Hope. The purchase price comprised $41.0 million in cash and $41.0 million (2,102,564 shares) in common stock which were paid and issued at the closing. New Hope is eligible to earn a contingent payment of up to $15.0 million to be paid half in cash and half in common stock, based on New Hope's performance for the fiscal years 1999, 2000 and 2001. The excess of the aggregate purchase price over the fair market value of net assets acquired of approximately $78.2 million is being amortized over periods ranging from 20 to 40 years. New Hope is a leading business media company serving the natural products industry through trade shows, conferences, magazines and Web sites. At December 31, 1999 and 2000, Penton accrued contingent payments of approximately $2.3 million and $10.1 million, respectively. The 2000 contingent payment was paid all in cash.

     In May 1999, Penton completed the acquisition of Jon Peddie Associates for $1.3 million in cash and contingent payments of up to $3.0 million tied to future earnings of Jon Peddie through the year 2001. The excess of the aggregate purchase price over the fair market value of net assets acquired of approximately $1.0 million is being amortized over 40 years. At December 31, 1999, Penton accrued $1.0 million for the 1999 contingent payout. No amounts were accrued for 2000. Jon Peddie is an information company that conducts research,

                               PENTON MEDIA, INC.

publishes market studies and special reports, and provides consulting services to the electronics, semiconductor and digital media industries.

     In February 1999, Penton acquired the assets of MFG Publishing, Inc. for a total purchase price of up to $2.5 million, of which $0.8 million was paid in cash and the remaining $1.7 million is contingent upon earnings through the year 2001. The excess of the aggregate purchase price over the fair market value of net assets acquired of approximately $0.6 million is being amortized over 40 years. MFG provides information to the enterprise resource planning segment of the manufacturing technology industry.

1998 ACQUISITIONS

     In November 1998, Penton completed a cash tender offer for all the outstanding shares of Mecklermedia Corporation ("Mecklermedia"). Each Mecklermedia shareholder received $29.00 in cash for each share of common stock held. The total value of the transaction was $273.8 million, funded with the net proceeds from Penton's credit facility. Simultaneous with the completed transaction, Penton sold an 80.1% equity interest in internet.com Corporation to Alan M. Meckler for $18.0 million (see Note 6) and renamed Mecklermedia Internet World Media, Inc ("IWM"). The excess of the aggregate purchase price over the fair market value of net assets acquired of approximately $244.0 million is being amortized over periods ranging from 20 to 40 years. Penton increased its goodwill by $1.5 million in 1999 as a result of resolving certain contingencies existing at the date of acquisition. IWM is a business media company serving the Internet market through publications, trade shows and conferences, and Web sites.

     In August 1998, Penton completed the acquisition of DM Publishing for $7.0 million in cash, 1,541,638 shares of Penton common stock and an additional $3.0 million in cash based on DM Publishing's pre-tax income for the years 1998 and 1999. The excess of the aggregate purchase price over the fair market value of net assets acquired of approximately $31.3 million is being amortized over 40 years.

NOTE 4 -- DISCONTINUED OPERATIONS

     During the first quarter of 2000, Penton completed the sale of the net assets of its Direct Mail segment for $4.0 million in cash. An additional operating loss through the date of sale of $0.08 million, net of a tax benefit of $0.06 million, was recorded and classified as loss on sale of discontinued operations in the accompanying financial statements for the year ended December 31, 2000. This was in addition to the $0.06 million that was accrued in 1999.

     Operating results for the discontinued Direct Mail segment for 1998 and 1999 are as follows (in thousands):

                                                              YEARS ENDED DECEMBER 31,
                                                              ------------------------
                                                                1998           1999
                                                              ---------      ---------
Revenues....................................................   $13,779        $12,199
                                                               -------        -------
Loss before income tax benefit..............................    (1,316)          (464)
Benefit for income taxes....................................      (527)          (186)
                                                               -------        -------
Loss from discontinued operations...........................   $  (789)       $  (278)
                                                               =======        =======

                               PENTON MEDIA, INC.

     On November 30, 1999, Penton sold its Printing segment, realizing cash proceeds of $31.0 million. The sale resulted in a gain of $9.3 million, net of $6.2 million in income taxes. Operating results of the discontinued Printing segment for 1998 and 1999 are as follows (in thousands):

                                                              YEARS ENDED DECEMBER 31,
                                                              ------------------------
                                                                1998           1999
                                                              ---------      ---------
Revenues....................................................   $11,657        $10,424
                                                               -------        -------
Income before income tax expense............................       821            531
Provision for income taxes..................................       328            220
                                                               -------        -------
Income from discontinued operations.........................   $   493        $   311
                                                               =======        =======

NOTE 5 -- PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

     The following unaudited pro forma financial information for the years ended December 31, 1999 and 2000, assumes that the 1999 and 2000 acquisitions occurred as of the beginning of the respective periods, after giving effect to certain adjustments, including the amortization of intangible assets, interest expense on acquisition debt, offering proceeds used directly for acquisitions and related income tax effects. The pro forma information excludes the effects of synergies and cost reduction initiatives directly related to all acquisitions. These actions have already commenced and are expected to continue in the year 2001.

     The pro forma information is presented for information purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had these transactions been consummated at the beginning of the period presented (in thousands, except per share data):

                                                              YEARS ENDED DECEMBER 31,
                                                              -------------------------
                                                                 1999           2000
                                                              ----------     ----------
Pro forma revenues..........................................   $376,205       $449,366
                                                               ========       ========
Pro forma income (loss) from continuing operations..........   $ (1,093)      $ 72,710
                                                               ========       ========
Pro forma net income (loss) applicable to common
  stockholders..............................................   $   (813)      $ 72,625
                                                               ========       ========
Per share data:
Earnings per common share -- basic:
  Income (loss) from continuing operations..................   $  (0.04)      $   2.29
  Discontinued operations...................................       0.31             --
  Extraordinary item........................................      (0.30)            --
                                                               --------       --------
  Net income (loss).........................................   $  (0.03)      $   2.29
                                                               ========       ========
Earnings per common share -- diluted:
  Income (loss) from continuing operations..................   $  (0.04)      $   2.27
  Discontinued operations...................................       0.31             --
  Extraordinary item........................................      (0.30)            --
                                                               --------       --------
  Net income (loss).........................................   $  (0.03)      $   2.27
                                                               ========       ========

     The pro forma information above does not include the operations of Jon Peddie and Multimedia Week, which were acquired in 1999, and Profit.Net, Inc. and ComMunic, which were acquired in 2000, as the historical information is immaterial.

                               PENTON MEDIA, INC.

NOTE 6 -- INVESTMENTS

     In November 1998, Penton entered into a joint venture agreement with Mr. Meckler, formerly associated with Mecklermedia, with respect to internet.com, LLC. As part of the acquisition of Mecklermedia, Penton sold 80.1% of its interest in internet.com, LLC to Mr. Meckler; other ownership interests were contributed to internet.com, LLC management such that Penton's ownership interest decreased to 19.0%. In April and June 1999, Penton contributed $0.4 million in cash and exercised a warrant for $3.0 million in cash, respectively, increasing its ownership interest from 19.0% to 27.4%.

     In June 1999, internet.com, LLC converted into a corporation and completed its initial public offering at $14.00 per share. At that time, Penton received 5,483,383 shares in exchange for its interest in internet.com, LLC, retaining a 23.4% ownership interest. In July 1999, Penton sold 510,000 shares of internet.com Corporation stock as part of internet.com Corporation's initial public offering over-allotment option, which reduced Penton's ownership interest to 21.25%. Penton received cash of $6.6 million, net of expenses, and recognized a gain of $5.9 million. In February 2000, Penton sold 2.0 million shares of internet.com Corporation stock as part of a 3.75 million-share offering. Penton received cash of $113.1 million and recognized a pre-tax gain of approximately $110.2 million. At December 31, 2000, Penton maintains an 11.8% ownership interest, representing approximately 3.0 million shares, in internet.com Corporation.

     Prior to the sale of its shares in February 2000, Penton did not have significant influence over the operating affairs of internet.com Corporation and intended for its investment to be temporary; accordingly, Penton marked to market its investment in internet.com Corporation and continues to mark its investment to market as it is an available for sale security. At December 31, 2000, the fair market value of Penton's investment totaled $17.7 million, including a cumulative mark to market adjustment of $13.4 million and related adjustment in long-term deferred taxes of $5.3 million and other comprehensive income of $8.0 million.

NOTE 7 -- DEBT

SENIOR SECURED CREDIT FACILITY

     Penton maintains a credit agreement with several banks under which it may borrow up to $340.0 million. The agreement provides for a revolving credit facility of up to $125.0 million, a long-term loan of $140.0 million ("Term Loan A") and a long-term loan of $75.0 million ("Term Loan B").

     The credit facility is collateralized by all tangible and intangible assets of Penton, including the equity interests in all of its U.S. subsidiaries and not less than 65% of the equity interests of any of its foreign subsidiaries. Under the terms of the agreement, Penton is required to maintain certain financial ratios and other financial conditions. The agreement also prohibits Penton from incurring certain additional indebtedness; limits certain investments, advances or loans; and restricts substantial asset sales and cash dividends. At December 31, 2000, Penton was in compliance with all loan covenants.

     In October 2000, Penton amended its Credit Agreement to give the Company the option to increase, in the aggregate, its Term Loan A, Term Loan B and/or its Revolver by $100.0 million. The Term Loans and the Revolver cannot be increased on more than three separate occasions and any increase must take place by September 30, 2001.

     In April 2000, Penton amended its Credit Agreement to give the Company the flexibility to sell assets of up to $30.0 million and the ability to monetize the Company's joint venture investments.

     The revolving credit facility bears interest, at Penton's option, at either the Alternative Base Rate ("ABR"), defined as the higher of the Administrative Agent's Prime Rate or the Federal Funds Rate plus 0.50%, or at LIBOR, plus a rate margin ranging from 0.25% to 2.125% based on Penton's consolidated leverage ratio, as defined. Up to the full amount of the revolving credit facility may be borrowed, repaid and reborrowed until maturity on August 31, 2006; however, the revolving credit facility commitment shall be reduced as of

                               PENTON MEDIA, INC.

September 30, 2003, by 7.5% per quarter until September 30, 2005, at which time it will be reduced by 10% per quarter until maturity. At December 31, 2000, $91.0 million was outstanding under the revolving credit facility. Penton has agreed to pay a commitment fee ranging from 0.375% to 0.50%, based on Penton's consolidated leverage ratio, on the average unused portion of the revolving credit facility commitment.

     Term Loan A bears interest, at Penton's option, at either the ABR rate or at LIBOR, plus a rate margin ranging from 0.25% to 2.125%, based on Penton's consolidated leverage ratio. Interest on ABR loans is payable quarterly in arrears, while interest on LIBOR loans is payable in arrears at the end of each applicable interest period not to exceed three months. At December 31, 2000, the rate in effect was 7.9375%. The loan, which requires quarterly principal payments starting in September 2000, will mature on August 31, 2006. At December 31, 2000, $136.5 million was outstanding under Term Loan A.

     Term Loan B bears interest, at Penton's option, at either the ABR rate or at LIBOR, plus a rate margin ranging from 0.5% to 2.50%, based on Penton's consolidated leverage ratio. Interest on ABR loans is payable quarterly in arrears, while interest on LIBOR loans is payable in arrears at the end of each applicable interest period not to exceed three months. At December 31, 2000, the rate in effect was 8.4375%. The loan requires quarterly principal payments of approximately $0.2 million starting in September 2000, and four balloon payments of $17.6 million beginning in September 2006, and will mature on August 31, 2007. At December 31, 2000, $74.6 million was outstanding under Term Loan B.

     As of December 31, 2000, the scheduled principal payments of the Term A and B loans for the next five years and thereafter are as follows (in thousands):

                            YEAR                                 AMOUNT
                            ----                                --------
2001........................................................    $ 11,250
2002........................................................      18,250
2003........................................................      25,250
2004........................................................      32,250
2005........................................................      35,750
Thereafter..................................................      88,375
                                                                --------
                                                                $211,125
                                                                ========

     In the third quarter of 1999, Penton recognized a non-cash extraordinary charge of approximately $6.3 million ($0.20 per share), net of $4.2 million in taxes, relating to the write-off of unamortized deferred finance costs associated with the former credit facility. In May 1999, Penton recognized a non-cash extraordinary charge of approximately $2.1 million ($0.08 per share), net of approximately $1.4 million in taxes, for the write-off of unamortized deferred finance costs upon the extinguishment of part of the outstanding former senior debt with the proceeds from the 6.5 million share common stock offering completed in May 1999.

     The Credit Agreement requires Penton to hedge not less than 50% of the term loans outstanding for a period of at least three years (see Note 8).

     Cash paid for interest for 1998, 1999 and 2000, was $5.5 million, $19.9 million and $19.5 million, respectively. Included in interest expense in the Consolidated Statements of Income are $0.01 million, $0.9 million and $3.6 million of interest income for 1998, 1999 and 2000, respectively.

NOTE 8 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash and cash equivalents, accounts and notes receivable, accounts payable and accrued expenses approximate fair value due to the short maturity of these instruments. The fair values of certain investments are determined using quoted market prices for those securities. The carrying amount of long-term debt approximates fair value, as the effective rates for these instruments are comparable to market rates at year-end.

                               PENTON MEDIA, INC.

     At December 31, 2000, Penton had the following interest rate instruments in effect that provide protection on the three-month LIBOR rate upon which Penton's variable-rate term loans are based (actual rate paid is LIBOR plus the respective margin) (in thousands):

                                                              NOTIONAL
                                                               AMOUNT     RATE      PERIOD
                                                              --------    ----    -----------
Interest rate swap..........................................  $26,875     6.22%    1/00-10/02
Interest rate swap..........................................  $35,832     6.77%    5/00-11/02
Interest rate swap..........................................  $25,000     7.09%    6/00-12/01
Interest rate swap..........................................  $17,916     5.95%    9/99-10/02
Interest rate cap...........................................  $26,875     8.50%   10/99-10/02
Interest rate cap...........................................  $28,500     8.50%     2/99-2/01

     At December 31, 1999 and 2000, the interest rate instruments, had fair values of $0.4 million and $(1.2) million, respectively. The Company is exposed to credit loss in the event of non-performance by the other parties to the interest rate swap agreements. However, the Company does not anticipate non-performance by the counter-parties as they are major financial institutions. The Company controls the credit risk of its interest rate swap agreements through credit approvals, limits and monitoring procedures.

NOTE 9 -- INCOME TAXES

     The source of income (loss) on continuing operations before income tax expense consists of (in thousands):

                                                1998       1999        2000
                                               -------    -------    --------
U.S. domestic................................  $20,359    $23,021    $135,164
Foreign......................................      269        974       6,070
                                               -------    -------    --------
                                               $20,628    $23,995    $141,234
                                               =======    =======    ========

     The provision for income taxes (benefits) on continuing operations in the consolidated statements of income is as follows (in thousands):

                                                 1998       1999       2000
                                                -------    -------    -------
Current --
  Federal.....................................  $11,379    $12,797    $51,052
  State and local.............................    2,423      2,837     12,828
  Foreign.....................................      733        794      2,058
                                                -------    -------    -------
                                                 14,535     16,428     65,938
                                                -------    -------    -------
Deferred --
  Federal.....................................   (4,348)      (301)    (3,814)
  State and local.............................     (816)       (62)      (565)
  Foreign.....................................       71         --         --
                                                -------    -------    -------
                                                 (5,093)      (363)    (4,379)
                                                -------    -------    -------
                                                $ 9,442    $16,065    $61,559
                                                =======    =======    =======

                               PENTON MEDIA, INC.

     The consolidated provision for income taxes is comprised of the following (in thousands):

                                                  1998      1999       2000
                                                 ------    -------    -------
Provision for income taxes from continuing
  operations:..................................  $9,442    $16,065    $61,559
Provision for income taxes (benefit) from
  discontinued operations:.....................    (199)     5,805        (57)
Provision for income (benefit) from
  extraordinary item:..........................      --     (5,600)        --
                                                 ------    -------    -------
Consolidated tax provision.....................  $9,243    $16,270    $61,502
                                                 ======    =======    =======

     The difference between the actual income tax provision on continuing operations and the tax provision computed by applying the statutory federal income tax rate of 35% to income before income taxes is as follows (in thousands):

                                                  1998      1999       2000
                                                 ------    -------    -------
Income tax at statutory rate...................  $7,220    $ 8,398    $49,432
Tax effect of:
  State income taxes, net of federal benefit...   1,049      1,804      7,766
  Non-deductible goodwill......................      --      4,830      5,104
  Non-deductible expenses......................   1,173        548        259
  Other items, net.............................      --        485     (1,002)
                                                 ------    -------    -------
Actual income tax provision....................  $9,442    $16,065    $61,559
                                                 ======    =======    =======
Effective income tax rate......................    45.8%      67.0%      43.6%
                                                 ======    =======    =======

     The components of deferred tax assets and liabilities at December 31, 1998, 1999 and 2000 are as follows (in thousands):

                                               1998        1999         2000
                                             --------    ---------    --------
Deferred tax assets --
  Deferred pension credits.................  $  7,087    $   6,532    $  6,100
  Accrued vacation.........................     1,335          989         889
  Bad debts................................     2,541        1,551       1,963
  Reserves recorded for financial reporting
     purposes..............................     1,735        2,107       3,420
  Inventory capitalization.................       164          158         270
  Investment writedown.....................        --           --       3,821
  Branch net operating losses..............        --          452       1,133
  Other....................................       379           30          13
                                             --------    ---------    --------
          Total deferred tax assets........    13,241       11,819      17,609
                                             --------    ---------    --------
Deferred tax liabilities --
  Mark to market adjustment for
     securities............................        --     (101,070)     (5,340)
  Depreciation.............................    (3,312)      (1,366)       (896)
  Amortization.............................    (9,249)      (9,209)    (10,265)
  Trade show expenses......................      (196)        (668)       (954)
  Other....................................        --          (27)       (570)
                                             --------    ---------    --------
          Total deferred tax liabilities...   (12,757)    (112,340)    (18,025)
                                             --------    ---------    --------
Net deferred tax asset (liability).........  $    484    $(100,521)   $   (416)
                                             ========    =========    ========

                               PENTON MEDIA, INC.

     These balances are allocated between "Current assets" and "Long-term liabilities" in the accompanying Consolidated Balance Sheets.

     The net change from the net deferred liability as of December 31, 1999, and the net deferred liability as of December 31, 2000, is primarily the result of the mark to market adjustment for investments, with such change having a balance sheet impact only.

     For 1998, 1999, and 2000, cash paid for income taxes was $10.0 million, $13.9 million and $71.6 million, respectively.

NOTE 10 -- EMPLOYEE BENEFIT PLANS

RETIREMENT PLAN

     Penton has various non-contributory retirement plans covering substantially all current and former domestic employees. Retirement benefits for employees in foreign countries generally are provided by national statutory programs. Benefits for domestic employees are based on years of service and annual compensation as defined by each plan.

     The following table sets forth the funded status of the plan and amounts recognized in the Consolidated Balance Sheets (in thousands):

                                                           1999        2000
                                                         --------    --------
CHANGE IN BENEFIT OBLIGATION
  Benefit obligation, January 1........................  $ 42,370    $ 37,433
     Service cost......................................     2,107       1,889
     Interest cost.....................................     2,666       3,089
     Benefits paid.....................................    (2,947)     (5,236)
     Actuarial (gain) loss.............................    (6,099)      3,555
     Plan amendments...................................        91         604
     Curtailments......................................      (755)         --
                                                         --------    --------
  Benefit obligation, December 31......................  $ 37,433    $ 41,334
                                                         ========    ========
  CHANGE IN PLAN ASSETS
     Fair value of plan assets, January 1..............  $ 37,800    $ 40,908
     Actual return on plan assets......................     6,055      10,100
     Benefits paid.....................................    (2,947)     (5,236)
                                                         --------    --------
  Fair value of plan assets, December 31...............  $ 40,908    $ 45,772
                                                         ========    ========
  FUNDED STATUS OF THE PLAN
     Projected benefit obligation (in excess of) less
       than fair value of assets, December 31..........  $  3,475    $  4,503
     Unrecognized actuarial gain.......................   (19,926)    (20,795)
     Unrecognized prior service cost...................     1,022         897
     Unrecognized net transition asset.................      (840)         --
                                                         --------    --------
     Net deferred pension credits......................  $(16,269)   $(15,395)
                                                         ========    ========
  AMOUNTS RECOGNIZED IN THE CONSOLIDATED BALANCE SHEETS
     Accrued benefit cost..............................  $(16,269)   $(15,395)
     Additional minimum liability......................        --        (297)
     Intangible assets.................................        --         297
                                                         --------    --------
  Net amount recognized, December 31...................  $(16,269)   $(15,395)
                                                         ========    ========

                               PENTON MEDIA, INC.

                                                           1999        2000
                                                         --------    --------
ASSUMPTIONS AS OF DECEMBER 31
  Discount rate
     Pre-Retirement....................................      8.00%       7.50%
     Post-Retirement...................................      7.00%       6.50%
  Expected return on plan assets.......................      9.00%       9.00%
  Weighted-average salary increase rate................      5.00%       5.00%

     The following table summarizes the components of pension expense for the years ended December 31, (in thousands, except for percentages):

                                                   1998       1999       2000
                                                  -------    -------    ------
NET PERIODIC COST
  Service cost..................................  $ 1,684    $ 2,107    $1,889
  Interest cost.................................    2,488      2,666     3,089
  Expected return on assets.....................   (3,065)    (3,782)   (3,737)
  Amortization of:
     Transition asset...........................     (841)      (841)     (840)
     Prior service cost.........................      357        346       169
     Actuarial (gain) loss......................   (2,207)    (1,678)   (1,445)
                                                  -------    -------    ------
Net pension expense (income)....................  $(1,584)   $(1,182)   $ (875)
                                                  -------    -------    ------
Related to Printing segment:
  Cost of special termination benefits..........       --         91        --
  Curtailment gain..............................       --       (647)       --
                                                  -------    -------    ------
          Total net periodic pension cost
            (benefit)...........................  $(1,584)   $(1,738)   $ (875)
                                                  =======    =======    ======
ASSUMPTIONS AS TO PERIODIC PENSION COST
  Discount rate
     Pre-Retirement.............................     7.00%      7.75%     8.00%
     Post-Retirement............................     7.00%      6.75%     7.00%
  Expected return on plan assets................     7.00%      9.00%     9.00%
  Weighted-average salary increase rate.........     5.00%      5.00%     5.00%

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     In February 2000, the Board of Directors approved the addition of 10 key employees to participate in Penton's supplemental executive retirement plan ("SERP") in addition to the two executives already participating in the plan. The projected benefit obligation and accumulated benefit obligation, for the SERP plan, which has an accumulated benefit obligation in excess of plan assets, were $0.8 million and $0.5 million, respectively, as of December 31, 2000. Amounts in 1999 were immaterial. The SERP plan is an unfunded, non-qualified plan, and hence has no plan assets.

401(k) PLAN

     Effective September 1, 1998, the Company adopted the Penton Media, Inc. Retirement Savings Plan (the "401(k) Plan") covering substantially all domestic officers and employees. The 401(k) Plan permits participants to defer up to a maximum of 15% of their compensation. Penton matches 50% of the employee's contributions up to a maximum of 6% of the employee's annual compensation. The employee's contribution and Penton's matching contribution vest immediately. Penton's contributions to the 401(k) Plan for the years ended December 31, 1998, 1999, and 2000 were $0.4 million, $1.5 million and $1.7 million, respectively.

                               PENTON MEDIA, INC.

NOTE 11 -- COMMITMENTS AND CONTINGENCIES

     Penton leases certain office space and equipment under non-cancelable operating leases. Some of the leases contain renewal options, and certain equipment leases include options to purchase during or at the end of the lease term. Following is a schedule of approximate annual future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2000 (in thousands):

                        YEARS ENDING
                        DECEMBER 31,
                        ------------
2001........................................................    $ 8,257
2002........................................................      7,544
2003........................................................      6,731
2004........................................................      5,992
2005........................................................      5,549
Thereafter..................................................     19,801
                                                                -------
                                                                $53,874
                                                                =======

     On January 5, 2000, Penton signed a 10-year lease agreement to relocate its corporate headquarters. The lease begins on December 1, 2000, with annual minimum rental payments for 2001, 2002, 2003, 2004 and thereafter of $2.5 million, $2.6 million, $2.6 million, $2.6 million and $16.6 million, respectively. The lease provides that Penton pay taxes, maintenance, insurance and certain other operating expenses applicable to the premises. Penton has an option to extend this lease for two terms of five years each.

     Future minimum lease payments under capital leases are as follows (in thousands):

                        YEARS ENDING
                        DECEMBER 31,
                        ------------
2001........................................................    $101
2002........................................................      57
2003 and Thereafter.........................................      17
Less: amount representing interest..........................     (17)
                                                                ----
Present value of net minimum lease payments.................     158
Less: current portion.......................................     (73)
                                                                ----
Long-term obligations (included in other long-term
  liabilities)..............................................    $ 85
                                                                ====

     For the years ended December 31, 1998, 1999, and 2000, the total rent expense (including taxes, insurance and maintenance when included in the rent) incurred by Penton was approximately $6.3 million, $7.5 million and $8.4 million, respectively.

     In connection with the acquisition of Mecklermedia, a lawsuit was brought against Penton by a former shareholder of Mecklermedia for an unspecified amount, as well as other relief. The plaintiff is claiming that Penton violated federal securities laws by selling Mr. Meckler an 80.1% interest in internet.com, LLC for what the plaintiff alleges was a below-market price, thereby giving to Mr. Meckler more consideration for his common stock in Mecklermedia than was paid to the other shareholders of Mecklermedia. Penton believes that the allegations are without merit and intends to contest them vigorously. In January 2000, the United States District Court for the Southern District of New York denied class certification for this case. Two other former shareholders have since moved to intervene as plaintiffs and renewed the motion for class certification. This motion was also denied by the United States District court for the Southern District of New York.

                               PENTON MEDIA, INC.

     In the normal course of business, Penton is subject to a number of lawsuits and claims, both actual and potential in nature. While management believes that resolution of existing claims and lawsuits will not have a material adverse effect on Penton's financial statements, management is unable to estimate the magnitude or financial impact of claims and lawsuits that may be filed in the future.

NOTE 12 -- COMMON STOCK AND COMMON STOCK AWARD PROGRAMS

     In connection with the spinoff (see Note 1), Penton amended its Certificate of Incorporation in June 1998, to authorize capital stock consisting of 60,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of preferred stock, par value $0.01 per share. Immediately thereafter, Penton issued 21,240,000 shares of common stock in replacement of the 1,000 shares of $1 par value stock previously outstanding. An amount of $0.2 million was transferred from capital in excess of par value to common stock. The financial statements and related notes have been restated to reflect this re-capitalization retroactively. Penton's transfer agent and registrar for preferred and common shares is Computershare Investor Services LLC.

STOCK OFFERINGS

     In September 2000, Penton arranged a secondary offering in which existing stockholders, other than management, offered 3,638,320 shares of common stock at a price of $30.00 per share. The Company did not receive any proceeds from this offering.

     In May 1999, Penton completed a 6,500,000 common share offering. Penton offered 6,250,000 of the shares and existing stockholders offered 250,000 shares. The underwriters exercised their option to purchase an additional 180,000 shares from Penton and 795,000 shares from existing stockholders to cover over-allotments. Penton received net proceeds of approximately $118.4 million, which were used to repay debt, finance the acquisition of New Hope and for general corporate purposes. Penton did not receive any proceeds from the shares sold by the selling stockholders.

SHAREHOLDER RIGHTS AGREEMENT

     In June 2000, the Company adopted a Shareholder Rights Agreement (the "Rights Agreement"). Under the plan, the rights will initially trade together with the Company's common stock and will not be exercisable. In the absence of further board action, the rights generally will become exercisable and allow the holder to acquire the Company's common stock at a discounted price if any person or group acquires 20 percent or more of the outstanding shares of the Company's common stock. Rights held by the persons who exceed the applicable threshold will be void.

     Under certain circumstances, the rights will entitle the holder to buy shares in an acquiring entity at a discounted price. The plan also includes an exchange option. In general, after the rights become exercisable, the Penton board may, at its option, effect an exchange of part or all of the rights, other than rights that have become void, for shares of the Company's common stock. Under this option, the Company would issue one share of common stock for each right, subject to adjustment in certain circumstances.

     The Penton board may, at its option, redeem all rights for $0.01 per right, generally at any time prior to the rights becoming exercisable. The rights will expire June 27, 2010, unless earlier redeemed, exchanged or amended by the Penton board. The Rights Agreement has no impact on the financial statements or earnings per share.

EMPLOYEE STOCK PURCHASE PLAN

     Effective January 2000, the Company established an Employee Stock Purchase Plan, with the intent of aligning the interests of Penton's employees and its shareholders by allowing employees the opportunity to purchase shares of Penton. The plan allows employees to purchase common stock at 85% of the lower of the

                               PENTON MEDIA, INC.

market price at the beginning or end of each quarter. This plan was deemed to be non-compensatory pursuant to the appropriate sections of the Internal Revenue Service Codes. As of December 31, 2000, 38,002 shares were purchased by employees under this plan.

MANAGEMENT STOCK PURCHASE PLAN

     Effective January 2000, the Company established a Management Stock Purchase Plan for designated officers and other key employees. Participants in the plan may elect to receive restricted stock units ("RSUs") in lieu of a designated portion of up to 100% of their annual incentive bonus. Each RSU represents the right to receive one share of Penton common stock. RSUs are granted at a 20% discount from fair market value on the date awarded. RSUs vest two years after the date of grant and are settled in shares of common stock after a period of deferral (of no less than two years) selected by the participant, or upon termination of employment. In February 2000 and 2001, respectively, 25,507 RSUs and 31,942 RSUs were granted at a fair market value of $25.94 and $25.10 per share. As of December 31, 2000, 25,507 RSUs were outstanding. The discount is recorded as compensation expense over the vesting period.

EXECUTIVE LOAN PROGRAM

     In January 2000, the Company established the Executive Loan Program, which allowed Penton to issue an aggregate of up to 400,000 shares of Penton common stock at fair market value to six key executives, in exchange for recourse notes. In addition, on October 27, 2000, the Board of Directors authorized one additional executive to borrow up to $1.0 million under the Executive Loan Program for the purchase of Penton stock at fair value in exchange for a recourse note. All notes bear interest compounded semiannually, at a rate equal to the applicable interest rate as published by the Internal Revenue Service, and mature on or before the fifth anniversary of the first loan date. No principal or interest payments are required until maturity, at which time all outstanding amounts are due. At December 31, 2000, 410,000 shares had been issued under the Executive Loan Program and the outstanding loan balance was approximately $10.2 million (including $0.5 million of accrued interest), which is classified in the stockholders' equity section of the balance sheet as notes receivable from officers and directors.

EQUITY AND PERFORMANCE INCENTIVE PLAN

     Effective August 1998, Penton established the Equity and Performance Incentive Plan, a stock plan under which Penton may issue non-qualified stock options and other awards to key employees, including officers, up to an aggregate of 2,500,000 shares of common stock. Awards may be issued in the form of options to purchase shares of common stock, stock appreciation rights ("SARs"), restricted shares, deferred shares, performance shares and performance units.

     In 1999 and 2000, 405,749 shares and 719,654 shares, respectively, were granted under the Equity and Performance Incentive Plan, of which 349,500 and 548,600, respectively, were stock options; 56,249 and 0, respectively, were deferred shares; and 0 and 171,054, respectively, were performance shares.

  Stock Options

     Options granted under the plan generally vest equally over three years from the date of grant. However, most options granted are not exercisable until the third anniversary. All options granted pursuant to the plan will expire no later than 10 years from the date the option was granted.

                               PENTON MEDIA, INC.

     The following table presents a summary of Penton's stock option activity and related information for the years ended 1998, 1999 and 2000 (in thousands, except per share amounts):

                                                NUMBER OF OPTIONS
                                              ----------------------
                                              EMPLOYEES    DIRECTORS    WEIGHTED AVERAGE
                                              ---------    ---------    -----------------
Granted.....................................      686          69            $16.23
Exercised...................................       --          --                --
Canceled....................................       (5)         --            $16.23
                                                -----         ---
Balance, December 31, 1998..................      681          69
                                                -----         ---
Granted.....................................      349          --            $21.50
Exercised...................................       (4)         --            $16.23
Canceled....................................      (65)         --            $17.70
                                                -----         ---
Balance, December 31, 1999..................      961          69
                                                -----         ---
Granted.....................................      519          30            $22.72
Exercised...................................      (37)         (8)           $17.63
Canceled....................................      (70)         --            $20.51
                                                -----         ---
Balance, December 31, 2000..................    1,373          91
                                                =====         ===

     The following table summarizes information about stock options outstanding at December 31, 2000 (in thousands, except number of years and per share amounts):

                       OPTIONS OUTSTANDING                              OPTIONS EXERCISABLE
------------------------------------------------------------------   --------------------------
                                            WEIGHTED-
                                             AVERAGE     WEIGHTED-      OPTIONS       WEIGHTED-
                                 NUMBER     REMAINING     AVERAGE    EXERCISABLE AT    AVERAGE
                                   OF      CONTRACTUAL   EXERCISE     DECEMBER 31,    EXERCISE
        EXERCISE PRICE           OPTIONS      LIFE         PRICE          2000          PRICE
        --------------           -------   -----------   ---------   --------------   ---------
  $29.19.......................     20      9.8 years     $29.19           --              --
  $27.75.......................     16      9.4 years     $27.75           --              --
  $22.94.......................    484      9.2 years     $22.94           --              --
  $21.50.......................    298      8.1 years     $21.50           --              --
  $16.23.......................    646      7.5 years     $16.23           85          $16.23

  Deferred Shares

     As noted above, 56,249 deferred shares were granted in 1999. Of these shares, 47,553 shares vest on the third anniversary of the grant date, while the remaining 8,696 shares vest at the rate of 20% per year over a five-year period from date of grant. Compensation expense is being recognized over the related vesting period based on the fair value of the shares at the date of grant. During 1999 and 2000, approximately $0.08 million and $0.4 million, respectively, were charged to expense for these shares. The Board of Directors may authorize the payment of dividend equivalents on such shares on a current, deferred or contingent basis, either in cash or in additional shares of common stock. At December 31, 2000, no such authorization had been made.

  Performance Shares

     As noted above, during 2000, the Board of Directors approved grants for an aggregate of 171,054 performance shares to several key executives. Subject to the attainment of certain performance goals over a three-year period, from January 1, 2000 through December 31, 2002, each grantee is eligible to receive up to 150% of the granted shares. Performance shares are not issuable until earned. Compensation expense related to these shares is recorded over the performance period.

                               PENTON MEDIA, INC.

ACCOUNTING FOR STOCK-BASED COMPENSATION

     Penton accounts for stock options under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and not the fair value method as provided by Financial Accounting Standard 123, "Accounting and Disclosure of Stock-Based Compensation" ("FAS 123"). Penton's Equity and Incentive Plan requires options to be granted at the market price on Penton's common stock on the date the options are granted and, as a result, under APB 25, no compensation expense is recognized.

     Pro forma information regarding net income and earnings per share is required by FAS 123, and has been determined as if Penton had accounted for its employee stock options under the fair value method of FAS 123. The weighted average fair value of options granted in 1998, 1999 and 2000 was $3.70, $5.07 and $10.95 respectively. For purposes of the pro forma presentation, the fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model, under the following assumptions for 1998, 1999 and 2000:

                                                         1998       1999       2000
                                                        -------    -------    -------
Risk-free interest rate...............................    5.40%      6.20%      5.06%
Dividend yields.......................................    0.30%      0.50%      0.40%
Expected volatility...................................   70.60%     61.25%     55.93%
Expected life.........................................  4 years    4 years    4 years

     Had compensation cost for Penton's stock-based compensation plans been determined based on the fair values of the options granted at the grant dates, consistent with FAS 123, Penton's net income and earnings per share would have been as follows (dollars in thousands, except per share data):

                                                               1998       1999      2000
                                                              -------    ------    -------
Net income applicable to common stockholders
  As reported...............................................  $10,890    $8,210    $79,590
  Pro forma.................................................  $10,007    $6,238    $77,406
Basic earnings per share
  As reported...............................................  $  0.50    $ 0.29    $  2.51
  Pro forma.................................................  $  0.46    $ 0.22    $  2.44
Diluted earnings per share
  As reported...............................................  $  0.50    $ 0.29    $  2.49
  Pro forma.................................................  $  0.46    $ 0.22    $  2.42

NOTE 13 -- RELATED-PARTY TRANSACTIONS

     Included in the Consolidated Statement of Income for 1998 is an allocation of corporate expenses related to services provided for Penton by Pittway. This allocation was based on an estimate of the incremental corporate expenses related to Penton's operations for the period presented, and, in the opinion of management, has been made on a reasonable basis. However, the allocation is not necessarily indicative of the level of expenses that might have been incurred had Penton been a separate company. The aggregate allocated costs totaled $0.02 million for 1998. Penton's employees also participated in Pittway's pension plan. Certain Penton employees participated in Pittway's 1990 stock awards plan, for which Pittway allocated costs to Penton totaling $1.2 million in 1998.

     Other transactions between Penton and Pittway, consisting principally of taxes and other reimbursable expenses paid by Pittway, have been reflected in the 1998 financial statements as though on a stand-alone basis, except that no interest income or expense has been allocated on intercompany balances.

                               PENTON MEDIA, INC.

     Pittway utilized a centralized cash management system. Under this system, cash generated by Penton in excess of its cash requirements (including cash requirements for Penton's income taxes and other reimbursable expenses paid by Pittway) was transferred to Pittway. In August 1998, a final non-cash dividend of $12.2 million was made to Pittway.

NOTE 14 -- EARNINGS PER SHARE

     Earnings per share ("EPS") have been computed pursuant to the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share."

     Computations of basic and diluted earnings per share for the years ended December 31, 1998, 1999 and 2000 are as follows (in thousands, except per share amounts):

                                                                YEARS ENDED DECEMBER 31,
                                                              ----------------------------
                                                               1998       1999      2000
                                                              -------    ------    -------
Income from continuing operations applicable to common
  stockholders..............................................  $11,186    $7,930    $79,675
                                                              =======    ======    =======
Number of shares:
Basic -- average shares outstanding.........................   21,882    28,108     31,730
Effect of dilutive securities:
  Stock options.............................................       --        71        280
  Deferred shares...........................................       --         3         --
  Contingent shares.........................................       --        27         --
                                                              -------    ------    -------
Diluted -- average shares outstanding.......................   21,882    28,209     32,010
                                                              =======    ======    =======
Per share amount:
  Income from continuing operations
     Basic..................................................  $  0.51    $ 0.28    $  2.51
     Diluted................................................  $  0.51    $ 0.28    $  2.49

     Options to purchase 750,055 shares of common stock at $16.23 per share were outstanding at December 31, 1998, but were not included in the computation of diluted earnings per share because the options would have been anti-dilutive.

NOTE 15 -- COMPREHENSIVE INCOME

     Comprehensive income, which is displayed in the Consolidated Statements of Stockholders' Equity, represents net income plus the results of certain stockholder equity changes not reflected in the Consolidated Statements of Income.

     The after-tax components of other comprehensive income (loss) are as follows:

                                                               1998        1999        2000
                                                              -------    --------    --------
Net income..................................................  $10,890    $  8,210    $ 79,590
Change in unrealized gain (loss) on securities reported at
  fair value, net of tax of $60.6 million and $29.3 million
  in 1999 and 2000, respectively............................       --     151,605     (73,323)
Reclassification adjustment for gain on sale of securities,
  net of tax of $28.1 million in 2000.......................       --          --     (70,272)
Change in accumulated translation adjustments...............      (51)       (787)         95
                                                              -------    --------    --------
  Comprehensive income......................................  $10,839    $159,028    $(63,910)
                                                              =======    ========    ========

                               PENTON MEDIA, INC.

NOTE 16 -- BUSINESS RESTRUCTURING AND OTHER CHARGES

     In March 2000, Penton entered into a strategic alliance agreement with Cayenta, Inc. ("Cayenta"), a subsidiary of the Titan Corporation. Cayenta is a total service provider of end-to-end, e-commerce systems. As part of the agreement, Penton purchased 250,000 shares of Cayenta stock, which was recorded at its historical cost of $6.3 million due to the Company's inability to exert significant influence over Cayenta.

     In June 2000, Penton entered into a strategic investment and partnership agreement with Leisurehub.com, an online B2B trading community for the global leisure industry. Penton paid approximately $3.4 million for a 19.9% stake in the company. As Penton has the ability to exercise significant influence over Leisurehub.com, the Company accounts for its investment using the equity method of accounting.

     During the fourth quarter of 2000, the Company determined that its investments in Cayenta and Leisurehub.com had suffered declines in value that were other than temporary. The decision was based on current market conditions, economic outlook and the future viability of these companies. As a result, the Company recognized losses totaling $9.5 million and reduced its investment in Cayenta Inc., and Leisurehub.com to zero.

     The Company wrote off $2.1 million of impaired assets related to certain internally funded Internet media initiatives. The Company is adjusting its portfolio of Internet media products to focus on those that are demonstrating revenue growth, customer acceptance and near-term opportunity for profit. The impaired assets related to certain abandoned projects. The Company expects to take approximately $5.0 million in restructuring charges in the first quarter of 2001 as a result of these actions.

     In accordance with the Company's review of impairment of long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," the Company recorded approximately a $1.0 million non-cash charge in 2000 to write down the carrying value of certain leasehold improvements, furniture and fixtures, and computer equipment to fair value.

NOTE 17 -- SEGMENT INFORMATION

     Historically, Penton had three reportable segments: Media Services, Printing and Direct Mail. As discussed in Note 4, due to the sale of the Printing and Direct Mail segments, Penton currently has only one segment. The Media Services segment serves specific industries with integrated product offerings.

     Revenues by product offerings are as follows for the years ended December 31, 1998, 1999 and 2000 (in thousands):

                                                      1998        1999        2000
                                                    --------    --------    --------
Publishing and other..............................  $179,729    $202,472    $230,120
Trade shows and conferences.......................    27,953      97,444     168,436
Internet..........................................        --         908       6,015
                                                    --------    --------    --------
                                                    $207,682    $300,824    $404,571
                                                    ========    ========    ========

     Domestic revenues of our products and services comprised $191.7 million, $277.3 million and $362.9 million of total revenues for the years ended December 31, 1998, 1999 and 2000, respectively. Foreign revenues totaled $16.0 million, $23.5 million and $41.7 million of our revenues for the years ended December 31, 1998, 1999 and 2000, respectively, of which $12.0 million, $17.8 million and $15.6 million, respectively, were from the United Kingdom. No single customer accounted for 10% or more of sales during 1998, 1999, and 2000.

     Long-lived assets at December 31, 1998, 1999 and 2000 include $31.7 million, $31.3 million and $36.4 million, respectively, identified with foreign operations, substantially all of which are intangible assets,

                               PENTON MEDIA, INC.

with the remaining assets identified with domestic operations. Long-lived assets from the United Kingdom comprise $31.7 million, $31.2 million and $29.8 million of these foreign assets.

NOTE 18 -- SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
           ACTIVITIES

INVESTING ACTIVITIES

     Penton assumed liabilities of approximately $5.1 million, $5.6 million and $21.0 million in connection with acquisitions completed in 1998, 1999 and 2000, respectively. In conjunction with the acquisition of New Hope in May 1999, Penton issued 2.1 million common shares valued at $41.0 million as consideration.

     In 1999 and 2000, Penton marked to market its investment in internet.com Corporation stock by approximately $252.7 million and $13.4 million respectively.

     At December 31, 1999, Penton had $4.2 million of net investment in discontinued operations for the Direct Mail segment and a related non-cash loss of $0.7 million.

FINANCING ACTIVITIES

     At December 31, 1998, 1999 and 2000, dividends of $0.7 million, $0.9 million and $1.0 million, respectively, were declared and not paid.

     In August 1998, a final non-cash dividend of $12.2 million was made to Pittway. In addition, 1,541,638 shares of common stock were issued in conjunction with the DM publishing acquisition.

     The foregoing transactions do not provide or use cash and, accordingly, are not reflected in the statements of cash flows.

                               PENTON MEDIA, INC.

NOTE 19 -- QUARTERLY RESULTS (UNAUDITED)

     Quarterly results of operations for the years ended December 31, 1999 and 2000 are shown below (dollars in thousands, except per share amounts):

                                                       1999 QUARTERS
                                         -----------------------------------------     TOTAL
                                          FIRST     SECOND      THIRD      FOURTH     FOR YEAR
                                         -------    -------    -------    --------    --------
Revenues...............................  $52,518    $78,792    $64,435    $105,079    $300,824
Operating income (loss)................   (2,637)    14,705       (953)     28,275      39,390
Income (loss) from continuing
  operations...........................   (3,033)     2,710         (5)(a)    8,258      7,930
Discontinued operations................      197        454        205       7,837       8,693(b)
Extraordinary item -- extinguishment of
  debt.................................       --     (2,156)    (6,257)         --      (8,413)
Net income (loss)......................   (2,836)     1,008     (6,057)     16,095       8,210
Earnings per share (basic and diluted):
  Income (loss) from continuing
     operations........................    (0.13)      0.10         --        0.26        0.28
  Discontinued operations..............     0.01       0.02       0.01        0.25        0.31
  Extraordinary item...................       --      (0.08)     (0.20)         --       (0.30)
  Net income (loss)....................    (0.12)      0.04      (0.19)       0.51        0.29

                                                      2000 QUARTERS
                                        ------------------------------------------     TOTAL
                                         FIRST      SECOND      THIRD      FOURTH     FOR YEAR
                                        -------    --------    -------    --------    --------
Revenues..............................  $75,825    $109,058    $76,720    $142,968    $404,571
Operating income (loss)...............    3,384      24,574(d)    (714)     27,467(e)   54,711
Income (loss) from continuing
  operations..........................   66,423(c)    8,695     (1,244)      5,801(f)   79,675
Discontinued operations...............      (85)         --         --          --         (85)
Net income (loss).....................   66,338       8,695     (1,244)      5,801      79,590
Earnings per share (basic):
  Income (loss) from continuing
     operations.......................     2.10        0.27      (0.04)       0.18        2.51
  Discontinued operations.............       --          --         --          --          --
  Net income (loss)...................     2.10        0.27      (0.04)       0.18        2.51
Earnings per share (diluted):
  Income (loss) from continuing
     operations.......................     2.09        0.27      (0.04)       0.18        2.49
  Discontinued operations.............       --          --         --          --          --
  Net income (loss)...................     2.09        0.27      (0.04)       0.18        2.49

     Income per share calculations for each of the quarters are based on the weighted average number of shares outstanding for each quarter, and the sum of the quarters may not necessarily be equal to the full year income per share amount.
---------------

(a) Includes $5.9 million, or $0.11 per dilutive share, gain on sale of 0.5 million shares of internet.com stock.

(b) Includes gain on disposal of the Printing segment of $9.3 million, net of tax, and loss on disposal of Direct Mail segment of $0.7 million, net of tax.

(c) Includes $110.2 million, or $2.08 per dilutive share, gain on sale of 2.0 million shares of internet.com Corporation stock.

(d) Includes $1.0 million, or $0.02 per dilutive share, impairment of assets.

(e) Includes $2.1 million, or $0.04 per dilutive share, impairment of Internet assets.

(f) Includes $9.5 million, or $0.18 per dilutive share, writedown of Internet investments.

                               PENTON MEDIA, INC.

NOTE 20 -- GUARANTOR AND NON-GUARANTOR SUBSIDIARIES

     The following schedules set forth our condensed consolidating balance sheet schedules as of December 31, 2000 and 1999 and our condensed consolidating statements of income schedules and condensed consolidating statements of cash flows schedules for the years ended December 31, 1998, 1999 and 2000. In the following schedules, "Parent Company" refers to the balances of Penton Media, Inc., "Guarantor Subsidiaries" refers to Penton's wholly owned domestic subsidiaries, and "Non-guarantor Subsidiaries" refers to Penton's foreign subsidiaries. "Eliminations" represent the adjustments necessary to (a) eliminate intercompany transactions and (b) eliminate the investments in our subsidiaries.

                               PENTON MEDIA, INC.

NOTE 20 -- GUARANTOR AND NON-GUARANTOR SUBSIDIARIES -- (CONTINUED)

                               PENTON MEDIA, INC.

                     CONDENSED CONSOLIDATING BALANCE SHEETS
                            AS OF DECEMBER 31, 2000

                                                               GUARANTOR     NON-GUARANTOR                      PENTON
                                                    PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                                   --------   ------------   -------------   ------------    ------------
                                                                           (DOLLARS IN THOUSANDS)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents......................  $     --     $  8,678        $ 3,970       $  (1,043)       $ 11,605
  Accounts and notes receivable, net.............    40,592       96,850         12,617         (80,000)         70,059
  Inventories....................................       495          282             21              --             798
  Deferred tax asset.............................     3,600        1,962             --              --           5,562
  Prepayments, deposits and other................     5,282        4,710          1,771              --          11,763
                                                   --------     --------        -------       ---------        --------
                                                     49,969      112,482         18,379         (81,043)         99,787
                                                   --------     --------        -------       ---------        --------
  Property, plant and equipment, net.............    28,951        5,462          1,084              --          35,497
  Goodwill, net..................................   139,023      405,987         29,616              --         574,626
  Other intangibles, net.........................    26,548       25,562          2,012              --          54,122
  Deferred tax asset.............................     2,472           --              6          (2,478)             --
  Investments in subsidiaries....................   238,788      144,235             --        (383,023)             --
  Investments....................................        --       17,725             --              --          17,725
                                                   --------     --------        -------       ---------        --------
                                                    435,782      598,971         32,718        (385,501)        681,970
                                                   --------     --------        -------       ---------        --------
                                                   $485,751     $711,453        $51,097       $(466,544)       $781,757
                                                   ========     ========        =======       =========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Senior debt facility...........................  $ 11,250     $     --        $    --       $      --        $ 11,250
  Accounts payable and accrued expenses..........    32,273        7,412          6,400          (1,043)         45,042
  Accrued compensation and benefits..............    15,200        2,985            300              --          18,485
  Unearned income................................    17,253       28,860          9,659              --          55,772
                                                   --------     --------        -------       ---------        --------
                                                     75,976       39,257         16,359          (1,043)        130,549
                                                   --------     --------        -------       ---------        --------
LONG-TERM LIABILITIES AND DEFERRED CREDITS:
  Revolving credit facility......................    91,000           --             --              --          91,000
  Senior debt facility...........................   199,875           --             --              --         199,875
  Notes payable..................................    80,000           --             --         (80,000)             --
  Net deferred pension credits...................    15,395           --             --              --          15,395
  Deferred tax liability.........................        --        8,456             --          (2,478)          5,978
  Intercompany advances..........................  (273,733)     257,298         16,435              --              --
  Other..........................................     2,395           25            (29)             --           2,391
                                                   --------     --------        -------       ---------        --------
                                                    114,932      265,779         16,406         (82,478)        314,639
                                                   --------     --------        -------       ---------        --------
STOCKHOLDERS' EQUITY:
  Common stock...................................   226,764      349,428         16,614        (366,042)        226,764
  Retained earnings..............................    78,372       48,982          2,372         (16,981)        112,745
  Notes receivable officers/directors............   (10,207)          --             --              --         (10,207)
  Accumulated other comprehensive income.........       (86)       8,007           (654)             --           7,267
                                                   --------     --------        -------       ---------        --------
                                                    294,843      406,417         18,332        (383,023)        336,569
                                                   --------     --------        -------       ---------        --------
                                                   $485,751     $711,453        $51,097       $(466,544)       $781,757
                                                   ========     ========        =======       =========        ========

                               PENTON MEDIA, INC.

NOTE 20 -- GUARANTOR AND NON-GUARANTOR SUBSIDIARIES -- (CONTINUED)

                               PENTON MEDIA, INC.

                     CONDENSED CONSOLIDATING BALANCE SHEETS
                            AS OF DECEMBER 31, 1999

                                                        GUARANTOR     NON-GUARANTOR                      PENTON
                                             PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                            --------   ------------   -------------   ------------    ------------
                                                                    (DOLLARS IN THOUSANDS)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...............  $ 24,664     $  2,918        $ 2,788        $     --        $ 30,370
  Accounts and notes receivable, net......    32,950        4,185          3,064              --          40,199
  Inventories.............................       818           --             --              --             818
  Prepayments, deposits and other.........     4,638        1,480          1,465              --           7,583
  Deferred tax asset......................        --        2,238             --          (2,238)             --
  Net current assets of discontinued
     operations...........................     4,228           --             --              --           4,228
                                            --------     --------        -------        --------        --------
                                              67,298       10,821          7,317          (2,238)         83,198
                                            --------     --------        -------        --------        --------
  Property, plant and equipment, net......    12,576        1,960            550              --          15,086
  Goodwill, net...........................   117,697      264,912         28,564              --         411,173
  Other intangibles, net..................    11,444       26,480          2,139              --          40,063
  Investments in subsidiaries.............    89,502           --             --         (89,502)             --
  Investments.............................   259,859           --             --              --         259,859
                                            --------     --------        -------        --------        --------
                                             491,078      293,352         31,253         (89,502)        726,181
                                            --------     --------        -------        --------        --------
                                            $558,376     $304,173        $38,570        $(91,740)       $809,379
                                            ========     ========        =======        ========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Senior debt facility....................  $  3,875     $     --        $    --        $     --        $  3,875
  Accounts payable and accrued expenses...    20,509        9,290          3,990           1,653          35,442
  Accrued compensation and benefits.......     8,813        1,439             --          (1,653)          8,599
  Deferred taxes..........................    39,634           --             --              --          39,634
  Unearned income.........................    10,083       16,857          3,274              --          30,214
                                            --------     --------        -------        --------        --------
                                              82,914       27,586          7,264              --         117,764
                                            --------     --------        -------        --------        --------
LONG-TERM LIABILITIES AND DEFERRED
  CREDITS:
  Senior debt facility....................   211,125           --             --              --         211,125
  Net deferred pension credits............    16,269           --             --              --          16,269
  Deferred tax liability..................    63,113           12             --          (2,238)         60,887
  Intercompany advances...................  (216,934)     197,552         19,382              --              --
  Other...................................       659           74             --              --             733
                                            --------     --------        -------        --------        --------
                                              74,232      197,638         19,382          (2,238)        289,014
                                            --------     --------        -------        --------        --------
STOCKHOLDERS' EQUITY:
  Common stock............................   214,864       62,139         16,566         (78,705)        214,864
  Retained earnings.......................    34,834       16,875         (3,942)        (10,797)         36,970
  Accumulated other comprehensive
     income...............................   151,532          (65)          (700)             --         150,767
                                            --------     --------        -------        --------        --------
                                             401,230       78,949         11,924         (89,502)        402,601
                                            --------     --------        -------        --------        --------
                                            $558,376     $304,173        $38,570        $(91,740)       $809,379
                                            ========     ========        =======        ========        ========

                               PENTON MEDIA, INC.

NOTE 20 -- GUARANTOR AND NON-GUARANTOR SUBSIDIARIES -- (CONTINUED)

                               PENTON MEDIA, INC.

                  CONDENSED CONSOLIDATING STATEMENTS OF INCOME
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2000

                                                        GUARANTOR     NON-GUARANTOR                      PENTON
                                             PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                            --------   ------------   -------------   ------------    ------------
                                                                    (DOLLARS IN THOUSANDS)
REVENUES..................................  $219,933     $156,240       $ 28,398        $     --        $404,571
                                            --------     --------       --------        --------        --------
OPERATING EXPENSES:
  Editorial, production and circulation...    94,730       43,176          9,106              --         147,012
  Selling, general and administrative.....   101,394       51,935         12,942              --         166,271
  Depreciation and amortization...........    28,947        4,152            332              --          33,431
  Impairment of other assets..............        --        1,051             --              --           1,051
  Impairment of Internet assets...........     2,095           --             --              --           2,095
                                            --------     --------       --------        --------        --------
                                             227,166      100,314         22,380              --         349,860
                                            --------     --------       --------        --------        --------
OPERATING INCOME (LOSS)...................    (7,233)      55,926          6,018              --          54,711
                                            --------     --------       --------        --------        --------
OTHER INCOME (EXPENSE):
  Interest expense, net of interest
     earned...............................   (16,016)       2,340           (457)             --         (14,133)
  Writedown of Internet investments.......    (9,490)          --             --              --          (9,490)
  Gain on sale of investments.............   110,210           --             --              --         110,210
  Miscellaneous, net......................      (950)         377            509              --             (64)
                                            --------     --------       --------        --------        --------
                                              83,754        2,717             52              --          86,523
                                            --------     --------       --------        --------        --------
INCOME FROM CONTINUING OPERATIONS BEFORE
  INCOME TAXES............................    76,521       58,643          6,070              --         141,234
PROVISION FOR INCOME TAXES................    29,083       30,418          2,058              --          61,559
                                            --------     --------       --------        --------        --------
INCOME FROM CONTINUING OPERATIONS.........    47,438       28,225          4,012              --          79,675
LOSS ON SALE OF DISCONTINUED OPERATIONS...       (85)          --             --              --             (85)
                                            --------     --------       --------        --------        --------
NET INCOME................................  $ 47,353     $ 28,225       $  4,012        $     --        $ 79,590
                                            ========     ========       ========        ========        ========

                               PENTON MEDIA, INC.

NOTE 20 -- GUARANTOR AND NON-GUARANTOR SUBSIDIARIES -- (CONTINUED)

                               PENTON MEDIA, INC.

                  CONDENSED CONSOLIDATING STATEMENTS OF INCOME
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999

                                                        GUARANTOR     NON-GUARANTOR                      PENTON
                                             PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                            --------   ------------   -------------   ------------    ------------
                                                                    (DOLLARS IN THOUSANDS)
REVENUES..................................  $198,137     $ 85,081       $ 17,606        $     --        $300,824
                                            --------     --------       --------        --------        --------
OPERATING EXPENSES:
  Editorial, production and circulation...    86,910       23,634          6,380              --         116,924
  Selling, general and administrative.....    87,553       21,781          7,258              --         116,592
  Depreciation and amortization...........     7,491       18,575          1,852              --          27,918
                                            --------     --------       --------        --------        --------
                                             181,954       63,990         15,490              --         261,434
                                            --------     --------       --------        --------        --------
OPERATING INCOME..........................    16,183       21,091          2,116              --          39,390
                                            --------     --------       --------        --------        --------
OTHER INCOME (EXPENSE):
  Interest expense, net of interest
     earned...............................   (20,559)          36           (608)             --         (21,131)
  Gain on sale of investments.............     5,906           --             --              --           5,906
  Miscellaneous, net......................       197          (89)          (278)             --            (170)
                                            --------     --------       --------        --------        --------
                                             (14,456)         (53)          (886)             --         (15,395)
                                            --------     --------       --------        --------        --------
INCOME FROM CONTINUING OPERATIONS BEFORE
  INCOME TAXES............................     1,727       21,038          1,230              --          23,995
PROVISION FOR INCOME TAXES................     2,304       12,966            795              --          16,065
                                            --------     --------       --------        --------        --------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS..............................      (577)       8,072            435              --           7,930
GAIN ON SALE OF DISCONTINUED OPERATIONS...     8,693           --             --              --           8,693
                                            --------     --------       --------        --------        --------
INCOME BEFORE EXTRAORDINARY ITEM..........     8,116        8,072            435              --          16,623
EXTRAORDINARY ITEM, -- EARLY
  EXTINGUISHMENT OF DEBT..................    (8,413)          --             --              --          (8,413)
                                            --------     --------       --------        --------        --------
NET INCOME (LOSS).........................  $   (297)    $  8,072       $    435        $     --        $  8,210
                                            ========     ========       ========        ========        ========

                               PENTON MEDIA, INC.

NOTE 20 -- GUARANTOR AND NON-GUARANTOR SUBSIDIARIES -- (CONTINUED)

                               PENTON MEDIA, INC.

                  CONDENSED CONSOLIDATING STATEMENTS OF INCOME
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998

                                                        GUARANTOR     NON-GUARANTOR                      PENTON
                                             PARENT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                            --------   ------------   -------------   ------------    ------------
                                                                    (DOLLARS IN THOUSANDS)
REVENUES..................................  $190,460     $  5,194       $ 12,028        $     --        $207,682
                                            --------     --------       --------        --------        --------
OPERATING EXPENSES:
  Editorial, production and circulation...    81,178        1,567          3,346              --          86,091
  Selling, general and administrative.....    79,696        2,976          4,910              --          87,582
  Depreciation and amortization...........     5,113        1,493          1,185              --           7,791
                                            --------     --------       --------        --------        --------
                                             165,987        6,036          9,441              --         181,464
                                            --------     --------       --------        --------        --------
OPERATING INCOME (LOSS)...................    24,473         (842)         2,587              --          26,218
                                            --------     --------       --------        --------        --------
OTHER INCOME (EXPENSE):
  Interest expense, net of interest
     earned...............................    (3,142)        (131)        (2,272)             --          (5,545)
  Miscellaneous, net......................       (45)          --             --              --             (45)
                                            --------     --------       --------        --------        --------
                                              (3,187)        (131)        (2,272)             --          (5,590)
                                            --------     --------       --------        --------        --------
INCOME (LOSS) FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES.....................    21,286         (973)           315              --          20,628
PROVISION (BENEFIT) FOR INCOME TAXES......     9,448         (810)           804              --           9,442
                                            --------     --------       --------        --------        --------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS..............................    11,838         (163)          (489)             --          11,186
LOSS ON SALE OF DISCONTINUED OPERATIONS...      (296)          --             --              --            (296)
                                            --------     --------       --------        --------        --------
NET INCOME (LOSS).........................  $ 11,542     $   (163)      $   (489)       $     --        $ 10,890
                                            ========     ========       ========        ========        ========

                               PENTON MEDIA, INC.

NOTE 20 -- GUARANTOR AND NON-GUARANTOR SUBSIDIARIES -- (CONTINUED)

                               PENTON MEDIA, INC.

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2000

                                                             GUARANTOR     NON-GUARANTOR                     PENTON
                                                 PARENT     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                ---------   ------------   -------------   ------------   ------------
                                                                        (DOLLARS IN THOUSANDS)
CASH FLOWS PROVIDED BY (USED FOR) OPERATING
  ACTIVITIES..................................  $ (13,600)    $ 15,809        $ 8,074        $ (1,043)     $   9,240
                                                ---------     --------        -------        --------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures........................    (19,208)      (7,416)          (648)             --        (27,272)
  Acquisitions and investments, net of cash
     acquired.................................   (192,119)      (2,633)        (6,244)             --       (200,996)
  Proceeds from sale of internet.com
     Corporation stock........................    113,100           --             --              --        113,100
  Net proceeds from sale of discontinued
     operations...............................      4,000           --             --              --          4,000
                                                ---------     --------        -------        --------      ---------
       Net cash used for investing
          activities..........................    (94,227)     (10,049)        (6,892)             --       (111,168)
                                                ---------     --------        -------        --------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from senior debt facility.......     91,000           --             --              --         91,000
     Payment of financing costs...............       (283)          --             --              --           (283)
     Employee stock purchase plan payments....     (3,875)          --             --              --         (3,875)
     Employee stock purchase plan.............       (209)          --             --              --           (209)
     Proceeds from deferred shares and options
       exercised..............................        473           --             --              --            473
     Dividends paid...........................     (3,800)          --             --              --         (3,800)
                                                ---------     --------        -------        --------      ---------
       Net cash provided by financing
          activities..........................     83,306           --             --              --         83,306
                                                ---------     --------        -------        --------      ---------
Effect of exchange rate.......................       (143)          --             --              --           (143)
                                                ---------     --------        -------        --------      ---------
       Net increase in cash and equivalents...    (24,664)       5,760          1,182          (1,043)       (18,765)
Cash and equivalents at beginning of period...     24,664        2,918          2,788              --         30,370
                                                ---------     --------        -------        --------      ---------
Cash and equivalents at end of period.........  $      --     $  8,678        $ 3,970        $ (1,043)     $  11,605
                                                =========     ========        =======        ========      =========

                               PENTON MEDIA, INC.

NOTE 20 -- GUARANTOR AND NON-GUARANTOR SUBSIDIARIES -- (CONTINUED)

                               PENTON MEDIA, INC.

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999

                                                             GUARANTOR     NON-GUARANTOR                     PENTON
                                                 PARENT     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                ---------   ------------   -------------   ------------   ------------
                                                                        (DOLLARS IN THOUSANDS)
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES...  $  28,317     $  3,160       $  2,880        $     --      $  34,357
                                                ---------     --------       --------        --------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures........................     (4,602)        (890)          (392)             --         (5,884)
  Acquisitions and investments, net of cash
     acquired.................................    (54,432)      (2,983)            --              --        (57,415)
  Proceeds from sale of internet.com
     Corporation stock........................      6,640           --             --              --          6,640
  Net proceeds from sale of discontinued
     operations...............................     28,889           --             --              --         28,889
                                                ---------     --------       --------        --------      ---------
       Net cash used for investing
          activities..........................    (23,505)      (3,873)          (392)             --        (27,770)
                                                ---------     --------       --------        --------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from senior debt facility.......    259,500           --             --              --        259,500
     Repayment of senior debt facility........   (350,500)          --             --              --       (350,500)
     Payment of notes payable.................     (1,000)          --             --              --         (1,000)
     Payment of financing costs...............     (3,461)          --             --              --         (3,461)
     Proceeds from equity offering, net.......    118,416           --             --              --        118,416
     Proceeds from deferred shares and options
       exercised..............................        170           --             --              --            170
     Dividends paid...........................     (3,246)          --             --              --         (3,246)
                                                ---------     --------       --------        --------      ---------
       Net cash provided by (used for)
          financing activities................     19,879           --             --              --         19,879
                                                ---------     --------       --------        --------      ---------
Effect of exchange rate.......................        (49)          --             --              --            (49)
                                                ---------     --------       --------        --------      ---------
       Net increase in cash and equivalents...     24,642         (713)         2,488              --         26,417
Cash and equivalents at beginning of period...         22        3,631            300              --          3,953
                                                ---------     --------       --------        --------      ---------
Cash and equivalents at end of period.........  $  24,664     $  2,918       $  2,788        $     --      $  30,370
                                                =========     ========       ========        ========      =========

                               PENTON MEDIA, INC.

NOTE 20 -- GUARANTOR AND NON-GUARANTOR SUBSIDIARIES -- (CONTINUED)

                               PENTON MEDIA, INC.

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998

                                                             GUARANTOR     NON-GUARANTOR                     PENTON
                                                 PARENT     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                ---------   ------------   -------------   ------------   ------------
                                                                        (DOLLARS IN THOUSANDS)
CASH FLOWS PROVIDED BY (USED FOR) OPERATING
  ACTIVITIES..................................  $(263,444)    $288,925       $    268        $     --       $ 25,749
                                                ---------     --------       --------        --------       --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures........................     (3,745)      (1,912)          (118)             --         (5,775)
  Acquisitions and investments, net of cash
     acquired.................................         --     (283,382)            --              --       (283,382)
  Proceeds from sale of internet.com
     Corporation stock........................     18,000           --             --              --         18,000
                                                ---------     --------       --------        --------       --------
       Net cash provided by (used for)
          investing activities................     14,255     (285,294)          (118)             --       (271,157)
                                                ---------     --------       --------        --------       --------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from senior debt facility.......    306,000           --             --              --        306,000
     Proceeds from (payment of) notes
       payable................................    (38,066)          --             --              --        (38,066)
     Payment of financing costs...............    (14,754)          --             --              --        (14,754)
     Advances to parent company...............     (4,820)          --             --              --         (4,820)
     Dividends paid...........................     (1,367)          --             --              --         (1,367)
                                                ---------     --------       --------        --------       --------
       Net cash provided by financing
          activities..........................    246,993           --             --              --        246,993
                                                ---------     --------       --------        --------       --------
Effect of exchange rate.......................        (51)          --             --              --            (51)
                                                ---------     --------       --------        --------       --------
       Net increase in cash and equivalents...     (2,247)       3,631            150              --          1,534
Cash and equivalents at beginning of period...      2,269           --            150              --          2,419
                                                ---------     --------       --------        --------       --------
Cash and equivalents at end of period.........  $      22     $  3,631       $    300        $     --       $  3,953
                                                =========     ========       ========        ========       ========

                               PENTON MEDIA, INC.

                       CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                       THREE MONTHS ENDED           SIX MONTHS ENDED
                                                            JUNE 30,                    JUNE 30,
                                                    -------------------------   -------------------------
                                                       2000          2001          2000          2001
                                                    -----------   -----------   -----------   -----------
                                                     (DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE
                                                                            DATA)
REVENUES..........................................   $109,058      $106,777      $184,883      $219,470
                                                     --------      --------      --------      --------
OPERATING EXPENSES
  Editorial, production and circulation...........     34,895        43,171        65,204        84,012
  Selling, general and administrative.............     41,162        47,692        75,641        99,636
  Impairment of assets............................      1,051            --         1,051            --
  Restructuring charge............................         --            --            --         5,567
  Depreciation and amortization...................      7,376        11,135        15,029        22,714
                                                     --------      --------      --------      --------
                                                       84,484       101,998       156,925       211,929
                                                     --------      --------      --------      --------
OPERATING INCOME..................................     24,574         4,779        27,958         7,541
                                                     --------      --------      --------      --------
OTHER INCOME (EXPENSE):
  Interest expense, net of interest earned........     (2,441)       (6,249)       (5,176)      (12,250)
  Gain on sale of investments.....................         --            --       110,210            --
  Miscellaneous, net..............................       (424)       (1,501)         (444)       (1,450)
                                                     --------      --------      --------      --------
                                                       (2,865)       (7,750)      104,590       (13,700)
                                                     --------      --------      --------      --------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
  INCOME TAXES....................................     21,709        (2,971)      132,548        (6,159)
PROVISION FOR INCOME TAXES........................     13,014         2,512        57,430           602
                                                     --------      --------      --------      --------
INCOME (LOSS) FROM CONTINUING OPERATIONS..........      8,695        (5,483)       75,118        (6,761)
LOSS FROM OPERATIONS OF DISCONTINUED BUSINESS,
  NET.............................................         --            --           (85)           --
                                                     --------      --------      --------      --------
NET INCOME (LOSS).................................   $  8,695      $ (5,483)     $ 75,033      $ (6,761)
                                                     ========      ========      ========      ========
EARNINGS PER SHARE -- BASIC
  Income (loss) from continuing operations........   $   0.27      $  (0.17)     $   2.36      $  (0.21)
  Discontinued operations.........................         --            --            --            --
                                                     --------      --------      --------      --------
  Net income (loss)...............................   $   0.27      $  (0.17)     $   2.36      $  (0.21)
                                                     ========      ========      ========      ========
EARNINGS PER SHARE -- DILUTED
  Income (loss) from continuing operations........   $   0.27      $  (0.17)     $   2.35      $  (0.21)
  Discontinued operations.........................         --            --         (0.01)           --
                                                     --------      --------      --------      --------
  Net income (loss)...............................   $   0.27      $  (0.17)     $   2.34      $  (0.21)
                                                     ========      ========      ========      ========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
       Basic......................................     31,814        31,930        31,769        31,904
                                                     ========      ========      ========      ========
       Diluted....................................     32,051        31,930        32,006        31,904
                                                     ========      ========      ========      ========

  The accompanying notes are an integral part of these consolidated financial statements.

                               PENTON MEDIA, INC.

                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                              JUNE 30,    DECEMBER 31,
                                                                2001          2000
                                                              --------    ------------
                                                               (DOLLARS IN THOUSANDS)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 55,669      $ 11,605
  Accounts and notes receivable, less allowance for doubtful accounts of $7,559 and $3,863 in 2001 and 2000,
    respectively............................................    71,463        70,059
  Inventories...............................................     1,795           798
  Deferred tax assets.......................................     5,562         5,562
  Prepayments, deposits and other...........................    21,709        11,763
                                                              --------      --------
                                                               156,198        99,787
                                                              --------      --------
PROPERTY, PLANT AND EQUIPMENT:
  Land, buildings and improvements..........................     8,808         8,205
  Machinery and equipment...................................    69,403        63,998
                                                              --------      --------
                                                                78,211        72,203
  Less: Accumulated depreciation............................   (41,868)      (36,706)
                                                              --------      --------
                                                                36,343        35,497
                                                              --------      --------
OTHER ASSETS:
  Goodwill, less accumulated amortization of $63,082 and
    $49,142 in 2001 and 2000, respectively..................   573,856       574,626
  Other intangibles, less accumulated amortization of
    $18,269 and $14,901 in 2001 and 2000, respectively......    52,758        54,122
  Investments...............................................    11,894        17,725
                                                              --------      --------
                                                               638,508       646,473
                                                              --------      --------
                                                              $831,049      $781,757
                                                              ========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Senior debt facility......................................  $ 14,750      $ 11,250
  Accounts payable..........................................     8,722        12,054
  Income taxes payable......................................        --         3,260
  Accrued earnouts..........................................     2,868        14,704
  Accrued compensation and benefits.........................    12,036        18,485
  Other accrued expenses....................................    23,564        15,024
  Unearned income, principally trade show and conference
    deposits................................................    47,392        55,772
                                                              --------      --------
                                                               109,332       130,549
                                                              --------      --------
LONG-TERM LIABILITIES AND DEFERRED CREDITS:
  Revolving credit facility.................................        --        91,000
  Senior debt facility......................................   192,500       199,875
  Senior subordinated notes, net of discount................   180,836            --
  Notes payable.............................................     3,526            --
  Net deferred pension credits..............................    15,640        15,395
  Deferred tax liability....................................     3,674         5,978
  Other.....................................................     3,395         2,391
                                                              --------      --------
                                                               399,571       314,639
                                                              --------      --------
STOCKHOLDERS' EQUITY:
  Preferred stock, none issued..............................        --            --
  Common stock..............................................       319           318
  Capital in excess of par value............................   228,105       226,446
  Retained earnings.........................................   104,069       112,745
  Notes receivable officers/directors.......................   (11,289)      (10,207)
  Accumulated other comprehensive income....................       942         7,267
                                                              --------      --------
                                                               322,146       336,569
                                                              --------      --------
                                                              $831,049      $781,757
                                                              ========      ========

  The accompanying notes are an integral part of these consolidated financial statements.

                               PENTON MEDIA, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                FOR THE SIX MONTHS
                                                                  ENDED JUNE 30,
                                                              ----------------------
                                                                2000         2001
                                                              ---------    ---------
                                                              (DOLLARS IN THOUSANDS)
Net cash used for operating activities......................  $(10,534)    $(15,016)
                                                              --------     --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................    (5,833)      (5,448)
  Acquisitions and investments, net of cash acquired........   (12,592)      (8,285)
  Earnouts paid.............................................    (4,780)     (11,975)
  Proceeds from sale of INT Media Group, Inc. stock.........   113,100           --
  Net proceeds from sale of discontinued operations.........     4,000           --
                                                              --------     --------
       Net cash provided by (used for) investing
        activities..........................................    93,895      (25,708)
                                                              --------     --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from senior subordinated notes...................        --      180,836
  Proceeds from $340 million senior debt facility...........        --       45,000
  Repayment of $340 million senior debt facility............        --     (139,875)
  Employee stock purchase plan payments.....................        --         (139)
  Proceeds from deferred shares and options exercised.......       688        1,049
  Payment of financing costs................................        --          (85)
  Dividends paid............................................    (1,906)      (1,912)
                                                              --------     --------
       Net cash provided by (used for) financing
        activities..........................................    (1,218)      84,874
                                                              --------     --------
Effect of exchange rate changes on cash.....................       (99)         (86)
                                                              --------     --------
       Net increase in cash and equivalents.................    82,044       44,064
Cash and equivalents at beginning of period.................    30,370       11,605
                                                              --------     --------
Cash and equivalents at end of period.......................  $112,414     $ 55,669
                                                              ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                               PENTON MEDIA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1 -- NATURE OF BUSINESS AND FINANCIAL STATEMENT PRESENTATION

     These financial statements have been prepared by management in accordance with generally accepted accounting principles for interim financial information and the applicable rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. However, in the opinion of management, the interim financial statements reflect all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the results of the periods presented. The results of operations for the interim periods are not necessarily indicative of the results of operations to be expected for the full year.

     The accompanying unaudited interim consolidated financial statements should be read together with the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

  RECLASSIFICATIONS

     Certain reclassifications have been made to the 2000 financial statements to conform to the 2001 presentation.

  USE OF ESTIMATES

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 2 -- ACQUISITIONS

  2001 ACQUISITIONS

     In 2001, Penton acquired nine companies for an aggregate purchase price of approximately $9.7 million in cash and $3.5 million in promissory notes, with potential contingent consideration of up to $4.8 million based on the achievement of specified business targets through 2003. The excess of the aggregate purchase price over the fair market value of net assets acquired of approximately $11.5 million is being amortized over a period ranging from 5 to 40 years.

  2000 ACQUISITIONS

     In September 2000, Penton acquired the assets of Duke Communications International ("Duke") for $100.0 million in cash plus contingent consideration of up to $50.0 million based on the achievement of specified business targets through 2002. The excess of the aggregate purchase price over the fair market value of net assets acquired of approximately $103.3 million is being amortized over periods ranging from 15 to 40 years. Duke is a leading integrated media company serving the AS/400 and Windows 2000 operating systems markets and other technology operating platform markets.

     In September 2000, Penton acquired the stock of Streaming Media, Inc., for $65.0 million in cash plus contingent consideration of up to $35.0 million based on the achievement of specified business targets in 2001. The excess of the aggregate purchase price over the fair market value of net assets acquired of approximately $62.9 million is being amortized over periods ranging from 15 to 20 years. Streaming Media, Inc. is a leading integrated media company serving the streaming media market.

     In September 2000, Penton acquired the assets of Professional Trade Shows ("PTS") for $17.0 million in cash. The excess of the aggregate purchase price over the fair market value of net assets acquired of approximately $16.1 million is being amortized over 20 years. PTS produces 50 regional trade shows for the

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

plant engineering and maintenance, material handling, buildings and facilities maintenance, design engineering, and machine tool industries.

     In addition, Penton acquired five companies in 2000 for an aggregate purchase price of approximately $3.8 million in cash with potential contingent consideration based on the achievement of specified business targets through 2001. The excess of the aggregate purchase price over the fair market value of net assets acquired of approximately $3.7 million is being amortized over a period ranging from 5 to 20 years.

NOTE 3 -- DISCONTINUED OPERATIONS

     During the first quarter of 2000, Penton completed the sale of the net assets of its Direct Mail segment for $4.0 million in cash. An additional operating loss for the six months ended June 30, 2000 of $0.08 million, net of a tax benefit of $0.06 million, was recorded and classified as discontinued operations in the accompanying financial statements. This loss was in addition to the $0.06 million that was accrued in 1999.

NOTE 4 -- INVESTMENTS

     In February 2000, Penton sold 2.0 million shares of INT Media Group, Inc. (formerly known as internet.com Corporation) stock as part of a 3.75 million-share secondary offering. Penton received cash of $113.1 million and recognized a pre-tax gain of approximately $110.2 million. As of June 30, 2000 Penton maintains an 11.8% ownership interest in INT Media Group, Inc., or approximately 3.0 million shares. Penton intends for its investment to be temporary; accordingly, Penton marks to market its investment in INT Media Group, Inc. At June 30, 2001, Penton's investment totaled $11.9 million, including a cumulative mark to market adjustment of $7.6 million and related adjustment in long-term deferred tax liability of $3.0 million and other comprehensive income of $4.6 million.

NOTE 5 -- PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma financial information for the six months ended June 30, 2000 assumes that the 2000 acquisitions occurred as of the beginning of the period, after giving effect to certain adjustments, including the amortization of intangible assets, interest expense on acquisition debt and related income tax effects. The pro forma information excludes the effects of synergies and cost reduction initiatives directly related to all acquisitions. These actions have already commenced and are expected to continue in the year 2001. Pro forma results for the six months ended June 30, 2001 have not been presented because the impact of the 2001 acquisitions was immaterial.

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

     The pro forma information is presented for information purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had these transactions been consummated at the beginning of the period presented (in thousands, except per share data):

                                                                SIX MONTHS ENDED
                                                                 JUNE 30, 2000
                                                                ----------------
Pro forma revenues..........................................        $217,726
                                                                    ========
Pro forma income from continuing operations.................        $ 72,174
                                                                    ========
Pro forma net income applicable to common stockholders......        $ 72,089
                                                                    ========
Per share data:
  Earnings per common share -- basic:
     Income from continuing operations......................        $   2.29
                                                                    ========
     Net income.............................................        $   2.28
                                                                    ========
  Earnings per common share -- diluted:
     Income from continuing operations......................        $   2.27
                                                                    ========
     Net income.............................................        $   2.27
                                                                    ========

     The pro forma information above does not reflect the 2001 acquisitions or the operations of certain 2000 acquisitions, as the historical information is immaterial.

NOTE 6 -- DEBT

SENIOR SUBORDINATED NOTES

     In June 2001, Penton issued $185.0 million of 10 3/8% Senior Subordinated Notes ("the Notes") due 2011 to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended. Interest is payable on the Notes semiannually on June 15 and December 15 of each year. The Notes are guaranteed, on a senior subordinated basis, by the Company's domestic subsidiaries and may be redeemed on or after June 15, 2006. In addition, the Company may redeem up to 35% of the aggregate principal amount of the Notes before June 15, 2004 with the proceeds of certain equity offerings. The Notes were offered at a discount of $4.2 million to be amortized over the term of the Notes. Amortization of the discount was not material for the six month period ended June 30, 2001. Costs representing underwriting fees and other expenses of $0.6 million will be amortized over the term of the Notes. Net proceeds of $180.2 million were used to pay down $136.0 million outstanding under the Revolving Credit Facility. In addition, a portion of the Company's Term Loan A and B will be paid down on a pro rata basis (see Note 15 Subsequent Events). The Notes are unsecured senior subordinated obligations of the Company, subordinated in right of payment to all existing and future senior indebtedness of the Company, including the credit facility. The Notes contain covenants that will, among other things, restrict the Company's ability to borrow money, pay dividends on or repurchase capital stock, make investments, sell assets or enter into mergers or consolidations.

SENIOR CREDIT FACILITY

     Penton maintains a credit agreement with several banks under which it may borrow up to $340.0 million. The agreement provides for a revolving credit facility of up to $125.0 million, a long-term loan of $140.0 million ("Term Loan A") and a long-term loan of $75.0 million ("Term Loan B"). In October 2000, Penton amended its Credit Agreement to give the Company the option to increase, in the aggregate, its Term Loan A, Term Loan B and/or its Revolver by $100.0 million. The Term Loans and the Revolver cannot be increased on more than three separate occasions, and any increase must take place by September 30, 2001. Concurrent with the

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

closing of the amendment, the Company obtained committed financing in the amount of $60.0 million of the $100.0 million under the Revolver, thereby increasing the total available under the Revolver to $185.0 million.

     The credit facility is collateralized by all tangible and intangible assets of Penton, including the equity interests in all of its U.S. subsidiaries and not less than 65% of the equity interests of any of its foreign subsidiaries. Under the terms of the agreement, Penton is required to meet certain covenants. The agreement also prohibits Penton from incurring certain additional indebtedness; limits certain investments, advances or loans; and restricts substantial asset sales and cash dividends. At June 30, 2001, Penton was in compliance with all covenants.

     The revolving credit facility bears interest, at Penton's option, at either the Alternative Base Rate ("ABR"), defined as the higher of the Administrative Agent's Prime Rate or the Federal Funds Rate plus 0.50%, or at LIBOR, plus a rate margin ranging from 0.25% to 2.125% based on Penton's consolidated leverage ratio, as defined. Up to the full amount of the revolving credit facility may be borrowed, repaid and reborrowed until maturity on August 31, 2006; however, the revolving credit facility commitment shall be reduced as of September 30, 2003, by 7.5% per quarter until September 30, 2005, at which time it will be reduced by 10% per quarter until maturity. At June 30, 2001, no amounts were outstanding under the revolving credit facility. Penton has agreed to pay a commitment fee ranging from 0.375% to 0.50%, based on Penton's consolidated leverage ratio, on the average unused portion of the revolving credit facility commitment. At June 30, 2001, $185.0 million was available under the facility.

     Term Loan A bears interest, at Penton's option, at either the ABR rate or at LIBOR, plus a rate margin ranging from 0.25% to 2.125%, based on Penton's consolidated leverage ratio. Interest on ABR loans is payable quarterly in arrears, while interest on LIBOR loans is payable in arrears at the end of each applicable interest period not to exceed three months. At June 30, 2001, the rate in effect was 6.00%. The loan, which requires quarterly principal payments, will mature on June 30, 2006. At June 30, 2001, $133.0 million was outstanding under Term Loan A.

     Term Loan B bears interest, at Penton's option, at either the ABR rate or at LIBOR, plus a rate margin ranging from 0.5% to 2.50%, based on Penton's consolidated leverage ratio. Interest on ABR loans is payable quarterly in arrears, while interest on LIBOR loans is payable in arrears at the end of each applicable interest period not to exceed three months. At June 30, 2001, the rate in effect was 6.50%. The loan requires quarterly principal payments of approximately $0.2 million, and four balloon payments of $17.6 million beginning in September 2006, and will mature on June 30, 2007. At June 30, 2001, $74.3 million was outstanding under Term Loan B.

     Cash paid for interest for the six months ended June 30, 2001 and 2000, was $9.0 million and $8.6 million, respectively. Included in interest expense in the Consolidated Statements of Income are $0.8 million and $3.5 million of interest income for the six months ended June 30, 2001 and 2000, respectively.

NOTES PAYABLE

     The Company's long-term notes payable at June 30, 2001 of $3.5 million represents indebtedness resulting from the acquisition of Hillgate in February 2001. The notes are denominated in British pounds, bear interest at 1% and mature in April 2002 ($2.9 million) and April 2004 ($0.6 million).

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

NOTE 7 -- NET INCOME PER COMMON SHARE

     The following table sets forth the reconciliation of basic and diluted weighted average shares (in thousands) for the three months and six months ended June 30, 2001 and 2000:

                                               THREE MONTH PERIOD      SIX MONTH PERIOD
                                                 ENDED JUNE 30,         ENDED JUNE 30,
                                               -------------------    ------------------
                                                2000        2001       2000       2001
                                               -------    --------    -------    -------
Numerator:
  Income (loss) applicable to common
     shareholders............................  $8,695     $(5,483)    $75,033    $(6,761)
                                               ======     =======     =======    =======
Denominator (Number of shares):
  Basic -- weighted average shares
     outstanding.............................  31,814      31,930      31,769     31,904
  Effect of dilutive securities:
     Stock options...........................     197          --         199         --
     Restricted stock units..................      26          --          26         --
     Deferred shares.........................      14          --          12         --
                                               ------     -------     -------    -------
  Diluted -- weighted average shares
     outstanding.............................  32,051      31,930      32,006     31,904
                                               ======     =======     =======    =======

     Due to the net loss from operations for the three and six months ended June 30, 2001, stock options, restricted stock units or deferred shares were excluded from the calculation of diluted earnings per share as the result would have been antidilutive.

NOTE 8 -- COMMON STOCK AND COMMON STOCK AWARD PROGRAMS

STOCK OFFERINGS

     In September 2000, Penton arranged a secondary offering in which existing stockholders, other than management, offered 3,638,320 shares of common stock at a price of $30.00 per share. The Company did not receive any proceeds from this offering.

STOCKHOLDERS RIGHTS AGREEMENT

     In June 2000, the Company adopted a Stockholders Rights Agreement (the "Rights Agreement"). Under the plan, the rights will initially trade together with the Company's common stock and will not be exercisable. In the absence of further board action, the rights generally will become exercisable and allow the holder to acquire the Company's common stock at a discounted price if any person or group acquires 20 percent or more of the outstanding shares of the Company's common stock. Rights held by the persons who exceed the applicable threshold will be void.

     Under certain circumstances, the rights will entitle the holder to buy shares in an acquiring entity at a discounted price. The plan also includes an exchange option. In general, after the rights become exercisable, the Penton Board may, at its option, effect an exchange of part or all of the rights, other than rights that have become void, for shares of Penton Media, Inc. common stock. Under this option, Penton Media, Inc. would issue one share of common stock for each right, subject to adjustment in certain circumstances.

     The Penton Board may, at its option, redeem all rights for $0.01 per right, generally at any time prior to the rights becoming exercisable. The rights will expire June 27, 2010, unless earlier redeemed, exchanged or amended by the Penton Board. The Rights Agreement has no impact on the consolidated financial statements or earnings per share.

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

EMPLOYEE STOCK PURCHASE PLAN

     Effective January 2000, the Company established an Employee Stock Purchase Plan, with the intent of aligning the interests of Penton's employees and its stockholders by allowing employees the opportunity to purchase shares of Penton at a discount. The plan, which was effective January 1, 2000, allows employees to purchase common stock at 85% of the lower of the market price at the beginning or end of each quarter. This plan was deemed to be non-compensatory pursuant to the appropriate sections of the Internal Revenue Service Codes.

  MANAGEMENT STOCK PURCHASE PLAN

     Effective January 2000, the Company established a Management Stock Purchase Plan for designated officers and other key employees. Participants in the plan may elect to receive restricted stock units ("RSUs") in lieu of a designated portion of up to 100% of their annual incentive bonus. Each RSU represents the right to receive one share of Penton common stock. RSUs are granted at a 20% discount from fair market value on the date awarded. RSUs vest two years after the date of grant and are settled in shares of common stock after a period of deferral (of no less than two years) selected by the participant, or upon termination of employment. In February 2001 and 2000, 31,942 and 25,507 RSUs were granted at a fair market value of $25.10 and $25.94 per share, respectively. At June 30, 2001, 57,449 RSUs were outstanding. The discount is recorded as compensation expense over the minimum vesting period. For the six months ended June 30, 2001 and 2000, approximately $0.07 million and $0.02 million, respectively, was charged to expense for the RSUs.

EXECUTIVE LOAN PROGRAM

     In January 2000, the Company established the Executive Loan Program, which allowed Penton to issue an aggregate of up to 400,000 shares of Penton common stock at fair market value to six key executives, in exchange for full recourse notes. In addition, on October 27, 2000, the Board of Directors authorized one additional executive to borrow up to $1.0 million under the Executive Loan Program for the purchase of Penton stock at fair value in exchange for full recourse notes. All notes bear interest compounded semiannually at a rate equal to the applicable interest rate as published by the Internal Revenue Service and mature on or before the fifth anniversary of the first loan date. No principal or interest payments are required until maturity, at which time all outstanding amounts are due.

     At June 30, 2001, 449,430 shares had been issued under the Executive Loan Program and the outstanding loan balance was approximately $11.3 million (including $0.9 million of accrued interest), which is classified in the Stockholders' Equity section of the balance sheet as notes receivable from officers/directors.

EQUITY AND PERFORMANCE INCENTIVE PLAN

     In May 2001, the Stockholders approved an amendment to increase the number of shares of common stock reserved for issuance under the 1998 Equity and Performance Incentive Plan from 2.5 million shares to 5.5 million shares.

 Stock Options

     In May 2001, the Stockholders approved an amendment to increase the number of shares of common stock reserved for issuance under the 1998 Director Stock Option Plan from 100,000 shares to 250,000 shares.

     In February 2001 and 2000, 539,500 options and 512,600 options, respectively, were granted under the Company's Performance Incentive Plan. Options granted under the plan generally vest equally over three years from the date of grant. However, most options granted are not exercisable until the third anniversary. All options granted pursuant to the plan will expire no later than 10 years from the date the option was granted. Option grants do not have any associated compensation charge as all grants are issued at fair market value.

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

 Deferred Shares

     At June 30, 2001 and 2000, 63,029 deferred shares, which were granted in 1998 and 1999, were outstanding. Of these shares, 54,333 shares vest on the third anniversary of the grant date, while the remaining 8,696 shares vest at the rate of 20% per year over a five-year period from date of grant. Compensation expense is being recognized over the related vesting period based on the fair value of the shares at the date of grant. For the six months ended June 30, 2001 and 2000, approximately $0.2 million, respectively, were charged to expense for these shares.

 Performance Shares

     In February 2001, the Board of Directors approved a grant of 139,985 performance shares to certain key executives, subject to the attainment of certain performance goals over a three-year period from January 1, 2001 through December 31, 2003. Each grantee is eligible to receive between 50% and 150% of the granted shares.

     In June 2000, the Board of Directors approved a grant of 20,000 performance shares to two key executives, subject to the attainment of certain performance goals over a three-year period from January 1, 2000 through December 31, 2002. Each grantee is eligible to receive between 10% and 150% of the granted shares.

     In February 2000, the Board of Directors approved a grant of 136,054 performance shares to certain key executives, subject to the attainment of certain performance goals over a three-year period from January 1, 2000 through December 31, 2002. For 99,000 of the shares, each grantee is eligible to receive between 50% and 150% of the granted shares.

     Performance shares are not issuable until earned. Compensation expense related to these shares is recorded over the performance period. For the six months ended June 30, 2001 and 2000, approximately $1.2 million and $1.0 million, respectively, were charged to expense for these shares.

NOTE 9 -- COMPREHENSIVE INCOME

     Total comprehensive loss for the six months ended June 30, 2001 and 2000 was $13.1 million and $44.2 million, respectively.

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

                                                                         NOTES       ACCUMULATED
                                   COMMON     CAPITAL IN              RECEIVABLE        OTHER
                                    STOCK     EXCESS OF    RETAINED    OFFICERS/    COMPREHENSIVE
                                  PAR VALUE   PAR VALUE    EARNINGS    DIRECTORS       INCOME        TOTAL
                                  ---------   ----------   --------   -----------   -------------   --------
                                                            (DOLLARS IN THOUSANDS)
Balance at December 31, 2000....    $318       $226,446    $112,745    $(10,207)       $7,267       $336,569
Comprehensive loss:
  Net loss......................      --             --      (6,761)         --            --         (6,761)
  Unrealized loss on securities
     reported at fair value.....      --             --          --          --        (3,457)        (3,457)
  Net loss on cash flow
     hedges.....................      --             --          --          --        (1,965)        (1,965)
  Foreign currency translation
     adjustment.................      --             --          --          --          (903)          (903)
                                                                                                    --------
  Total comprehensive loss......                                                                     (13,086)
                                                                                                    --------
Dividends.......................      --             --      (1,915)         --            --         (1,915)
Issuance of common stock:
  Executive loan shares
     issued.....................      --            750          --          --            --            750
  Exercise of stock options.....       1          1,048          --          --            --          1,049
  Employee Stock Purchase
     Plan.......................      --           (139)         --          --            --           (139)
Receivable from
  officers/directors............      --             --          --      (1,082)           --         (1,082)
                                    ----       --------    --------    --------        ------       --------
Balance at June 30, 2001........    $319       $228,105    $104,069    $(11,289)       $  942       $322,146
                                    ====       ========    ========    ========        ======       ========

NOTE 10 -- HEDGING ACTIVITIES

  ADOPTION OF FAS 133

     The Company adopted Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by Statement of Financial Accounting Standards No. 137, Accounting for Derivative Instruments and Hedging Activities Deferral of the Effective Date of FASB Statement No. 133, an amendment of FASB Statement No. 133, and Statement of Financial Accounting Standards No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of FASB Statement No. 133 (collectively referred to hereafter as "FAS 133"), on January 1, 2001.

     The Company recorded a $1.4 million, net-of-tax, cumulative-effect adjustment in other comprehensive income as of January 1, 2001. The transition adjustment recorded in other comprehensive income will be reclassified to earnings on a quarterly basis as interest payments occur. The Company expects that within the twelve months following the date of initial application it will reclassify to earnings $0.9 million of the transition adjustment that was recorded in accumulated other comprehensive income.

     The Company had the following activity in other comprehensive income related to derivatives:

Total cumulative effect of adoption on other comprehensive
  income, net of tax, at January 1, 2001....................    $1,351
Net change related to current period hedging transactions...       941
Net amount reclassified to earnings.........................      (115)
                                                                ------
Net deferred loss on cash flow hedges at March 31, 2001.....     2,177
Net change related to current period hedging transactions...       (30)
Net amount reclassified to earnings.........................      (182)
                                                                ------
Net deferred loss on cash flow hedges at June 30, 2001......    $1,965
                                                                ======

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

  ACCOUNTING POLICY FOR DERIVATIVES AND HEDGING ACTIVITIES

     All derivatives are recognized on the balance sheet at their fair value. On the date that the Company enters into a derivative contract, it designates the derivative as (1) a hedge of (a) the fair value of a recognized asset or liability or (b) an unrecognized firm commitment (a "fair value" hedge); (2) a hedge of (a) a forecasted transaction or (b) the variability of cash flows that are to be received or paid in connection with a recognized asset or liability (a "cash flow" hedge); (3) a foreign-currency fair-value or cash flow hedge (a "foreign currency" hedge); (4) a hedge of a net investment in a foreign operation; or (5) an instrument that is held for trading or non-hedging purposes (a "trading" or "non-hedging" instrument).

     Changes in the fair value of a derivative that is highly effective as, and that is designated and qualifies as, a fair-value hedge, along with changes in the fair value of the hedged asset or liability that are attributable to the hedged risk (including changes that reflect losses or gains on firm commitments), are recorded in current period earnings. The Company did not have any fair value hedges during the six months ended June 30, 2001.

     Changes in the fair value of a derivative that is highly effective as, and that is designated and qualifies as, a cash flow hedge, to the extent that the hedge is effective, are recorded in other comprehensive income, until earnings are affected by the variability of cash flows of the hedged transaction (e.g., until periodic settlements of a variable-rate asset or liability are recorded in earnings). Any hedge ineffectiveness (which represents the amount by which the changes in the fair value of the derivative exceed the variability in the cash flows of the forecasted transaction) is recorded in current period earnings. The Company had interest rate swaps and caps which were designated as cash flow hedges for the six months ended June 30, 2001.

     Changes in the fair value of a derivative that is highly effective as, and that is designated and qualifies as, a foreign-currency hedge is recorded in either current period earnings or other comprehensive income, depending on whether the hedging relationship satisfies the criteria for a fair-value or cash-flow hedge. If, however, a derivative is used as a hedge of a net investment in a foreign operation, the changes in the derivative's fair value, to the extent that the derivative is effective as a hedge, are recorded in the cumulative translation adjustment account within other comprehensive income. Changes in the fair value of derivative trading and non-hedging instruments are reported in current period earnings. For the six months ended June 30, 2001, the Company did not have any foreign-currency or net investment hedges.

     The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives that are designated as fair-value, cash flow, or foreign-currency hedges to (1) specific assets and liabilities on the balance sheet or (2) specific firm commitments or forecasted transactions. The Company also formally assesses (both at the hedge's inception and on an ongoing basis) whether the derivatives that are used in hedging transactions have been highly effective in offsetting changes in the fair value or cash flows of hedged items and whether those derivatives may be expected to remain highly effective in future periods. When it is determined that a derivative is not (or has ceased to be) highly effective as a hedge, the Company discontinues hedge accounting prospectively, as discussed below.

     The Company discontinues hedge accounting prospectively when (1) it determines that the derivative is no longer effective in offsetting changes in the fair value or cash flows of a hedged item (including hedged items such as firm commitments or forecasted transactions); (2) the derivative expires or is sold, terminated, or exercised; (3) it is no longer probable that the forecasted transaction will occur; (4) a hedged firm commitment no longer meets the definition of a firm commitment; or (5) management determines that designating the derivative as a hedging instrument is no longer appropriate. In all situations in which hedge accounting is discontinued and the derivative remains outstanding, the Company will carry the derivative at its fair value on the balance sheet, recognizing changes in the fair value in current period earnings.

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

     At June 30, 2001, Penton had the following interest rate instruments in effect (in thousands):

                                                NOTIONAL
                                                 AMOUNT     RATE      PERIOD
                                                --------    ----    -----------
Interest rate swap............................  $26,875     6.22%    1/00-10/02
Interest rate swap............................  $35,832     6.77%    5/00-11/02
Interest rate swap............................  $25,000     7.09%    6/00-12/01
Interest rate swap............................  $17,916     5.95%    9/99-10/02
Interest rate cap.............................  $26,875     8.50%   10/99-10/02

     At June 30, 2001, the interest rate instruments had a negative fair value of $3.1 million recorded as a liability in Other Accrued Expenses on the balance sheet. The Company is exposed to credit loss in the event of non-performance by the other parties to the interest rate swap agreements. However, the Company does not anticipate non-performance by the other counter-parties as they are major financial institutions. The Company controls the credit risk of its interest rate swap agreements through credit approvals, limits and monitoring procedures. The Company also maintains a policy of requiring that all swap derivative contracts be pursuant to the International Swaps and Derivatives Association Master Agreement.

  RISK MANAGEMENT

     In the ordinary course of business, Penton is exposed to fluctuations in interest rates and foreign currency rates. Penton maintains assets and operations in Europe and Asia, and as a result, may be exposed to cost increases relative to the markets in which it sells; however, Penton does not manage this risk using derivative instruments. The Company is exposed to interest rate risk due to the variable interest rate of the Credit Agreement. The Company maintains an overall interest rate risk-management strategy that incorporates the use of derivative instruments to minimize significant unplanned fluctuations in earnings that are caused by interest rate volatility. Derivative instruments that are used as part of the Company's interest rate risk-management strategy include primarily interest rate swaps and interest rate caps.

  CASH FLOW HEDGES

     The Company uses interest rate swaps to convert a portion of its variable-rate debt to fixed-rate debt. The specific terms and notional amounts of the swaps are determined based on management's assessment of future interest rates, the requirements under the Credit Agreement (see Note 6), and other factors. The Company purchases interest rate caps and swaps to minimize its exposure to volatility in LIBOR. The level of fixed rate debt, after the effects of interest rate swaps and caps have been considered, is maintained at a level that is greater than 50% of the total Company debt.

     For the six months ended June 30, 2001, the Company recognized a net loss of $0.5 million (reported as interest expense in the Consolidated Statements of Income), which represents the total ineffectiveness of all cash flow hedges, including the time value of option contracts. All components of each derivative's gain or loss were included in the assessment of hedge effectiveness except for the time value of interest rate caps (option contracts).

     During the six months ended June 30, 2001, the Company reclassified $0.3 million from accumulated other comprehensive income to current period earnings (reported as interest expense in the Consolidated Statements of Income). The net deferred loss recorded in accumulated other comprehensive income will be reclassified to earnings on a quarterly basis as interest payments occur. As of June 30, 2001, $0.3 million of deferred losses on derivative instruments accumulated in other comprehensive income is expected to be reclassified as earnings during the next twelve months. As of June 30, 2001, the maximum term over which the Company is hedging its exposure to the variability of future cash flows is sixteen months.

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

NOTE 11 -- RESTRUCTURING CHARGES

     Penton announced a restructuring program in February 2001 with the intent of discontinuing certain internet operations that have not demonstrated revenue growth, customer acceptance and near-term opportunity for profit. Penton incurred a pre-tax charge of $5.6 million for this restructuring program in the first quarter of 2001. The charge was reported as a component of operating expenses.

     An analysis of restructuring charges recorded in the Consolidated Statements of Income as of June 30, 2001, and the amount accrued in the Consolidated Balance Sheets at June 30, 2001 are as follows:

                                                                             ENDING
                                 RESTRUCTURING      CASH         OTHER       ACCRUAL
          DESCRIPTION               CHARGE        PAYMENTS    ADJUSTMENTS    BALANCE
          -----------            -------------    --------    -----------    -------
Severance, outplacement and
  other personnel costs........     $1,913         $1,674       $   --       $  239
Impaired assets................      2,054            567        1,487           --
Other exit costs...............      1,600            255           --        1,345
                                    ------         ------       ------       ------
  Total........................     $5,567         $2,496       $1,487       $1,584
                                    ======         ======       ======       ======

     Asset impairment costs primarily included the write-off of capitalized software development costs associated with the discontinuance of the industry exchange component of New Hope Natural Media's Healthwell.com. Personnel costs include the reduction of approximately 60 employees at Healthwell.com as well as a reduction of workforce in a number of other internet initiatives throughout Penton. Such personnel costs include payments for severance, earned vacation, outplacement services and provision for continued benefits to personnel. Costs to exit activities reflect the costs associated with existing office spaces under lease and other contractual obligations. During the second quarter, $0.6 million was charged against the restructuring reserve. Other adjustments reflect the write-off of impaired assets that did not involve the use of cash during the six months ended June 30, 2001.

NOTE 12 -- SEGMENT INFORMATION

     Penton adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information," in 1998. As previously reported, Penton's business units had been aggregated into three reportable segments: Media Services, Printing, and Direct Mail. The sale of the Printing and Direct Mail segments has eliminated all segments except for the Media Services segment. Accordingly, the Company now operates in only one segment.

NOTE 13 -- GUARANTOR AND NON-GUARANTOR SUBSIDIARIES

     The following schedules set forth condensed consolidating balance sheets as of June 30, 2001 and December 31, 2000 and our condensed consolidating statements of income and condensed consolidating statements of cash flows for the six months ended June 30, 2001 and 2000. In the following schedules, "Parent Company" refers to the balances of Penton Media, Inc., "Guarantor Subsidiaries" refer to Penton's wholly owned domestic subsidiaries, and "Non-guarantor Subsidiaries" refer to Penton's foreign subsidiaries. "Eliminations" represent the adjustments necessary to (a) eliminate intercompany transactions and (b) eliminate the investments in our subsidiaries.

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

NOTE 13 -- GUARANTOR AND NON-GUARANTOR SUBSIDIARIES -- (CONTINUED)

                               PENTON MEDIA, INC.

                     CONDENSED CONSOLIDATING BALANCE SHEETS
                              AS OF JUNE 30, 2001

                                                       GUARANTOR     NON-GUARANTOR                     PENTON
                                           PARENT     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                          ---------   ------------   -------------   ------------   ------------
                                                                  (DOLLARS IN THOUSANDS)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............  $  43,197     $  5,857        $ 6,615       $      --       $ 55,669
  Accounts and notes receivable, net....     41,480       96,225         13,758         (80,000)        71,463
  Inventories...........................      1,367          397             31              --          1,795
  Deferred tax asset....................      3,600        1,962             --              --          5,562
  Prepayments, deposits and other.......     12,898        6,570          2,309             (68)        21,709
                                          ---------     --------        -------       ---------       --------
                                            102,542      111,011         22,713         (80,068)       156,198
                                          ---------     --------        -------       ---------       --------
  Property, plant and equipment, net....     27,473        6,334          2,536              --         36,343
  Goodwill, net.........................    139,701      397,823         36,332              --        573,856
  Other intangibles, net................     12,239       38,286          2,233              --         52,758
  Deferred tax asset....................      4,187        1,045             --          (5,232)            --
  Investment in subsidiaries............    238,720      144,235             --        (382,955)            --
  Investments...........................         --       11,894             --              --         11,894
                                          ---------     --------        -------       ---------       --------
                                            422,320      599,617         41,101        (388,187)       674,851
                                          ---------     --------        -------       ---------       --------
                                          $ 524,862     $710,628        $63,814       $(468,255)      $831,049
                                          =========     ========        =======       =========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Senior debt facility..................  $  14,750     $     --        $    --       $      --       $ 14,750
  Accounts payable and accrued
    expenses............................     23,270       (4,012)        15,896              --         35,154
  Accrued compensation and benefits.....     12,738        1,213         (1,914)             --         12,037
  Unearned income.......................     19,332       23,963          4,096              --         47,391
                                          ---------     --------        -------       ---------       --------
                                             70,090       21,164         18,078              --        109,332
                                          ---------     --------        -------       ---------       --------
LONG-TERM LIABILITIES AND DEFERRED CREDITS:
  Senior debt facility..................    192,500           --             --              --        192,500
  Senior subordinated notes.............    180,836           --             --              --        180,836
  Notes payable.........................     80,000           --          3,526         (80,000)         3,526
  Net deferred pension credits..........     15,640           --             --              --         15,640
  Deferred tax liability................     (3,631)      12,537             --          (5,232)         3,674
  Intercompany advances.................   (276,639)     256,772         19,867              --             --
  Other.................................      2,105          145          1,145              --          3,395
                                          ---------     --------        -------       ---------       --------
                                            190,811      269,454         24,538         (85,232)       399,571
                                          ---------     --------        -------       ---------       --------
STOCKHOLDERS' EQUITY:
  Common stock..........................    228,424      349,428         16,614        (366,042)       228,424
  Retained earnings.....................     48,752       66,028          6,270         (16,981)       104,069
  Notes receivable officers/directors...    (11,289)          --             --              --        (11,289)
  Accumulated other comprehensive
    income..............................     (1,926)       4,554         (1,686)             --            942
                                          ---------     --------        -------       ---------       --------
                                            263,961      420,010         21,198        (383,023)       322,146
                                          ---------     --------        -------       ---------       --------
                                          $ 524,862     $710,628        $63,814       $(468,255)      $831,049
                                          =========     ========        =======       =========       ========

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

NOTE 13 -- GUARANTOR AND NON-GUARANTOR SUBSIDIARIES -- (CONTINUED)

                               PENTON MEDIA, INC.

                     CONDENSED CONSOLIDATING BALANCE SHEETS
                            AS OF DECEMBER 31, 2000

                                                  GUARANTOR      NON-GUARANTOR                       PENTON
                                      PARENT     SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS    CONSOLIDATED
                                     --------    ------------    -------------    ------------    ------------
                                                              (DOLLARS IN THOUSANDS)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents........  $     --      $  8,678         $ 3,970        $  (1,043)       $ 11,605
  Accounts and notes receivable,
    net............................    40,592        96,850          12,617          (80,000)         70,059
  Inventories......................       495           282              21               --             798
  Deferred tax asset...............     3,600         1,962              --               --           5,562
  Prepayments, deposits and
    other..........................     5,282         4,710           1,771               --          11,763
                                     --------      --------         -------        ---------        --------
                                       49,969       112,482          18,379          (81,043)         99,787
                                     --------      --------         -------        ---------        --------
  Property, plant and equipment,
    net............................    28,951         5,462           1,084               --          35,497
  Goodwill, net....................   139,023       405,987          29,616               --         574,626
  Other intangibles, net...........    26,548        25,562           2,012               --          54,122
  Deferred tax asset...............     2,472            --               6           (2,478)             --
  Investment in subsidiaries.......   238,788       144,235              --         (383,023)             --
  Investments......................        --        17,725              --               --          17,725
                                     --------      --------         -------        ---------        --------
                                      435,782       598,971          32,718         (385,501)        681,970
                                     --------      --------         -------        ---------        --------
                                     $485,751      $711,453         $51,097        $(466,544)       $781,757
                                     ========      ========         =======        =========        ========
LIABILITIES AND STOCKHOLDERS'
  EQUITY
CURRENT LIABILITIES:
  Senior debt facility.............  $ 11,250      $     --         $    --        $      --        $ 11,250
  Accounts payable and accrued
    expenses.......................    32,273         7,412           6,400           (1,043)         45,042
  Accrued compensation and
    benefits.......................    15,200         2,985             300               --          18,485
  Unearned income..................    17,253        28,860           9,659               --          55,772
                                     --------      --------         -------        ---------        --------
                                       75,976        39,257          16,359           (1,043)        130,549
                                     --------      --------         -------        ---------        --------
LONG-TERM LIABILITIES AND DEFERRED
  CREDITS:
  Revolving credit facility........    91,000            --              --               --          91,000
  Senior debt facility.............   199,875            --              --               --         199,875
  Notes payable....................    80,000            --              --          (80,000)             --
  Net deferred pension credits.....    15,395            --              --               --          15,395
  Deferred tax liability...........        --         8,456              --           (2,478)          5,978
  Intercompany advances............  (273,733)      257,298          16,435               --              --
  Other............................     2,395            25             (29)              --           2,391
                                     --------      --------         -------        ---------        --------
                                      114,932       265,779          16,406          (82,478)        314,639
                                     --------      --------         -------        ---------        --------
STOCKHOLDERS' EQUITY:
  Common stock.....................   226,764       349,428          16,614         (366,042)        226,764
  Retained earnings................    78,372        48,982           2,372          (16,981)        112,745
  Notes receivable
    officers/directors.............   (10,207)           --              --               --         (10,207)
  Accumulated other comprehensive
    income.........................       (86)        8,007            (654)              --           7,267
                                     --------      --------         -------        ---------        --------
                                      294,843       406,417          18,332         (383,023)        336,569
                                     --------      --------         -------        ---------        --------
                                     $485,751      $711,453         $51,097        $(466,544)       $781,757
                                     ========      ========         =======        =========        ========

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

NOTE 13 -- GUARANTOR AND NON-GUARANTOR SUBSIDIARIES -- (CONTINUED)

                               PENTON MEDIA, INC.
                  CONDENSED CONSOLIDATING STATEMENTS OF INCOME

                     FOR THE SIX MONTHS ENDED JUNE 30, 2001

                                             GUARANTOR      NON-GUARANTOR                       PENTON
                                 PARENT     SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS    CONSOLIDATED
                                --------    ------------    -------------    ------------    ------------
                                                         (DOLLARS IN THOUSANDS)
REVENUES......................  $112,931      $ 77,899        $ 28,640         $     --        $219,470
                                --------      --------        --------         --------        --------
OPERATING EXPENSES:
  Editorial, production and
     circulation..............    47,698        26,791           9,523               --          84,012
  Selling, general and
     administrative...........    56,233        31,668          11,735               --          99,636
  Depreciation and
     amortization.............    19,356         3,055             303               --          22,714
  Restructuring charges.......     5,567            --              --               --           5,567
                                --------      --------        --------         --------        --------
                                 128,854        61,514          21,561               --         211,929
                                --------      --------        --------         --------        --------
OPERATING INCOME (LOSS).......   (15,923)       16,385           7,079               --           7,541
                                --------      --------        --------         --------        --------
OTHER INCOME (EXPENSE):
  Interest expense, net of
     income earned............   (14,628)        2,571            (193)              --         (12,250)
  Gain on sale of
     investments..............        --            --              --               --              --
  Miscellaneous, net..........      (216)           --          (1,234)              --          (1,450)
                                --------      --------        --------         --------        --------
                                 (14,844)        2,571          (1,427)              --         (13,700)
                                --------      --------        --------         --------        --------
INCOME (LOSS) BEFORE INCOME
  TAXES.......................   (30,767)       18,956           5,652               --          (6,159)
PROVISION (BENEFIT) FOR INCOME
  TAXES.......................    (3,062)        1,910           1,754               --             602
                                --------      --------        --------         --------        --------
NET INCOME (LOSS).............  $(27,705)     $ 17,046        $  3,898         $     --        $ (6,761)
                                ========      ========        ========         ========        ========

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

NOTE 13 -- GUARANTOR AND NON-GUARANTOR SUBSIDIARIES -- (CONTINUED)

                               PENTON MEDIA, INC.
                  CONDENSED CONSOLIDATING STATEMENTS OF INCOME

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                             GUARANTOR      NON-GUARANTOR                       PENTON
                                 PARENT     SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS    CONSOLIDATED
                                --------    ------------    -------------    ------------    ------------
                                                         (DOLLARS IN THOUSANDS)
REVENUES......................  $112,801      $ 61,717        $ 10,365         $     --        $184,883
                                --------      --------        --------         --------        --------
OPERATING EXPENSES:
  Editorial, production and
     circulation..............    46,016        15,779           3,409               --          65,204
  Selling, general and
     administrative...........    53,216        17,934           4,491               --          75,641
  Depreciation and
     amortization.............    12,944         1,934             151               --          15,029
  Impairment of other
     assets...................     1,051            --              --               --           1,051
                                --------      --------        --------         --------        --------
                                 113,227        35,647           8,051               --         156,925
                                --------      --------        --------         --------        --------
OPERATING INCOME (LOSS).......      (426)       26,070           2,314               --          27,958
                                --------      --------        --------         --------        --------
OTHER INCOME (EXPENSE):
  Interest expense, net of
     income earned............    (4,904)           18            (290)              --          (5,176)
  Gain on sale of
     investments..............   110,210            --              --               --         110,210
  Miscellaneous, net..........      (436)           (8)             --               --            (444)
                                --------      --------        --------         --------        --------
                                 104,870            10            (290)              --         104,590
                                --------      --------        --------         --------        --------
INCOME BEFORE INCOME TAXES....   104,444        26,080           2,024               --         132,548
PROVISION FOR INCOME TAXES....    45,356        11,388             686               --          57,430
                                --------      --------        --------         --------        --------
INCOME FROM CONTINUING
  OPERATIONS..................    59,088        14,692           1,338               --          75,118
DISCONTINUED OPERATIONS:
  Loss from discontinued
     operations, net..........       (85)           --              --               --             (85)
                                --------      --------        --------         --------        --------
NET INCOME....................  $ 59,003      $ 14,692        $  1,338         $     --        $ 75,033
                                ========      ========        ========         ========        ========

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

NOTE 13 -- GUARANTOR AND NON-GUARANTOR SUBSIDIARIES -- (CONTINUED)

                               PENTON MEDIA, INC
                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOW

                     FOR THE SIX MONTHS ENDED JUNE 30, 2001

                                             GUARANTOR      NON-GUARANTOR                       PENTON
                                 PARENT     SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS    CONSOLIDATED
                                --------    ------------    -------------    ------------    ------------
                                                         (DOLLARS IN THOUSANDS)
CASH FLOWS PROVIDED BY (USED
  FOR) OPERATING ACTIVITIES...  $(24,565)     $  1,348        $  7,158         $  1,043        $(15,016)
                                --------      --------        --------         --------        --------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Capital expenditures........    (2,187)       (1,727)         (1,534)              --          (5,448)
  Acquisitions and
     investments, net of cash
     acquired.................    (4,631)         (675)         (2,979)              --          (8,285)
  Earnouts paid...............   (10,208)       (1,767)             --               --         (11,975)
                                --------      --------        --------         --------        --------
       Net cash used for
          investing
          activities..........   (17,026)       (4,169)         (4,513)              --         (25,708)
                                --------      --------        --------         --------        --------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Proceeds from senior
     subordinated notes.......   180,836            --              --               --         180,836
  Proceeds from senior debt
     facility.................    45,000            --              --               --          45,000
  Repayment of senior debt
     facility.................  (139,875)           --              --               --        (139,875)
  Employee stock purchase plan
     payments.................      (139)           --              --               --            (139)
  Proceeds from deferred
     shares and options
     exercised................     1,049            --              --               --           1,049
  Payment of financing
     costs....................       (85)           --              --               --             (85)
  Dividends paid..............    (1,912)           --              --               --          (1,912)
                                --------      --------        --------         --------        --------
       Net cash provided by
          financing
          activities..........    84,874            --              --               --          84,874
                                --------      --------        --------         --------        --------
Effect of exchange rate.......       (86)           --              --               --             (86)
                                --------      --------        --------         --------        --------
       Net increase (decrease)
          in cash and
          equivalents.........    43,197        (2,821)          2,645            1,043          44,064
Cash and equivalents at
  beginning of period.........        --         8,678           3,970           (1,043)         11,605
                                --------      --------        --------         --------        --------
Cash and equivalents at end of
  period......................  $ 43,197      $  5,857        $  6,615         $     --        $ 55,669
                                ========      ========        ========         ========        ========

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

NOTE 13 -- GUARANTOR AND NON-GUARANTOR SUBSIDIARIES -- (CONTINUED)

                               PENTON MEDIA, INC
                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOW

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                             GUARANTOR      NON-GUARANTOR                       PENTON
                                 PARENT     SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS    CONSOLIDATED
                                --------    ------------    -------------    ------------    ------------
                                                         (DOLLARS IN THOUSANDS)
CASH FLOWS PROVIDED BY (USED
  FOR) OPERATING ACTIVITIES...  $(22,971)     $  8,490        $  3,947         $     --        $(10,534)
                                --------      --------        --------         --------        --------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Capital expenditures........    (3,422)       (2,339)            (72)              --          (5,833)
  Acquisitions and
     investments, net of cash
     acquired.................    (7,352)       (3,823)         (1,417)              --         (12,592)
  Earnouts paid...............    (3,205)         (980)           (595)              --          (4,780)
  Proceeds from sale of INT
     Media Group Inc. stock...   113,100            --              --               --         113,100
  Net proceeds from sale of
     discontinued
     operations...............     4,000            --              --               --           4,000
                                --------      --------        --------         --------        --------
       Net cash provided by
          investing
          activities..........   103,121        (7,142)         (2,084)              --          93,895
                                --------      --------        --------         --------        --------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Proceeds from deferred
     shares and options
     exercised................       688            --              --               --             688
  Dividends paid..............    (1,906)           --              --               --          (1,906)
                                --------      --------        --------         --------        --------
       Net cash used for
          financing
          activities..........    (1,218)           --              --               --          (1,218)
                                --------      --------        --------         --------        --------
Effect of exchange rate.......       (99)           --              --               --             (99)
       Net increase in cash
          and equivalents.....    78,833         1,348           1,863               --          82,044
Cash and equivalents at
  beginning of period.........    24,664         2,918           2,788               --          30,370
                                --------      --------        --------         --------        --------
Cash and equivalents at end of
  period......................  $103,497      $  4,266        $  4,651         $     --        $112,414
                                ========      ========        ========         ========        ========

                               PENTON MEDIA, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

NOTE 14 -- SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
ACTIVITIES

     For the six months ended June 30, 2001, Penton issued 39,430 shares to an officer under the executive loan program, marked to market its investment in INT Media Group, Inc. stock by approximately $7.6 million and declared dividends of $1.0 million which were accrued but not paid at quarter end. In addition, Penton acquired Hillgate for approximately $4.1 million, of which $3.5 million was in the form of notes payable.

     For the six months ended June 30, 2000, Penton issued 52,920 common shares valued at approximately $1.4 million in connection with New Hope's earnout; issued 400,000 shares to officers and directors; and marked to market its investment in INT Media Group, Inc. stock by approximately $54.2 million.

     The foregoing transactions did not provide for or require the use of cash and, accordingly, are not reflected in the Consolidated Statements of Cash Flows.

NOTE 15 -- SUBSEQUENT EVENTS

     In July 2001, Penton used $20.0 million of the net proceeds from the Senior Subordinated Notes to pay down Term Loan A by $12.8 million and B by $7.2 million. The remaining net proceeds of $24.2 million will be used for general corporate purposes.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                  $185,000,000


                                 [PENTON LOGO]


                   10 3/8% SENIOR SUBORDINATED NOTES DUE 2011


                                   ----------


                                   PROSPECTUS

                                   ----------


                                           ,2001


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Elimination of Liability

     Penton Media, Inc.'s certificate of incorporation provides that, to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, no director of Penton Media, Inc. shall be liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will not adversely affect any right or protection of a director of Penton Media, Inc. existing at the time of that repeal or modification.

  Indemnification and Insurance

     Section 145 of the DGCL contains provisions permitting (and, in some situations, requiring) Delaware corporations such as Penton Media, Inc. to provide indemnification to their officers and directors for losses and litigation expense incurred in connection with, among other things, their service to the corporation in those capacities. Penton Media, Inc.'s certificate of incorporation contains provisions requiring indemnification by Penton Media, Inc. of its directors, officers, and employees to the fullest extent permitted by law. Among other things, these provisions provide that Penton Media, Inc. is required to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including any action by or in the right of Penton Media, Inc.) (a "Proceeding") by reason of the fact that such person is or was a director, officer, or employee of Penton Media, Inc., or is or was serving at the request of Penton Media, Inc. as a director, officer or employee of another corporation, partnership, joint venture, trust, or other enterprise (including service with respect to any employee benefit plan) against expenses (including attorneys' fees), judgments, fines, ERISA excise taxes, penalties, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding to the fullest extent permitted by the DGCL, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits Penton Media, Inc. to provide broader indemnification rights than such law permitted Penton Media, Inc. to provide prior to such amendment). These provisions also provide for the advance payment of fees and expenses reasonably incurred by the director, officer, or employee in defense of any such Proceeding, subject to reimbursement by the director, officer, or employee if it is ultimately determined that such director, officer, or employee is not entitled to be indemnified by Penton Media, Inc. In addition, the Certificate of Incorporation authorizes Penton Media, Inc. to purchase insurance for its directors, officers, and employees insuring them against certain risks as to which Penton Media, Inc. may be unable lawfully to indemnify them. Penton Media, Inc. maintains insurance coverage for its directors, officers and employees as well as insurance coverage to reimburse Penton Media, Inc. for potential costs of its corporate indemnification of directors, officers and employees.

ITEM 21. EXHIBITS.


EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
   4.1    Indenture, dated as of June 28, 2001, between Penton Media,
          Inc., as issuer, the Subsidiary Guarantors named therein,
          and The Bank of New York, as trustee, including the form of
          Penton's 10.375% Senior Subordinated Notes due June 15, 2011
          attached as Exhibit A thereto (filed as Exhibit 4.1 to the
          Registrant's Form 10-Q for the quarter ended June 30, 2001 and incorporated herein by reference).
   4.2    Registration Rights Agreement, dated as of June 28, 2001,
          between Penton Media, Inc., as issuer, the Guarantors named therein, and Credit Suisse First Boston Corporation acting on behalf of itself and as representative of the Initial
          Purchasers named therein (filed as Exhibit 4.2 to the
          Registrant's Form 10-Q for the quarter ended June 30, 2001 and incorporated herein by reference).
 **5.1    Opinion of Jones, Day, Reavis & Pogue.
 *12.1    Ratio of Earnings to Fixed Charges.

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
**23.1    Consent of PricewaterhouseCoopers LLP.
**23.2    Consent of Jones, Day, Reavis & Pogue (included in Exhibit
          5.1).
 *24.1    Penton Media, Inc. Power of Attorney.
**24.2    Stardust.com Power of Attorney (included in page II-5).
**24.3    PTS Delaware, Inc. Power of Attorney (included in page
          II-6).
**24.4    Internet World Media, Inc. Power of Attorney (included in
          page II-7).
**24.5    Streaming Media, Inc. Power of Attorney (included in page
          II-8).
**24.6    Tech Conferences, Inc. Power of Attorney (included in page
          II-9).
**24.7    Healthwell.com, Inc. Power of Attorney (included in page
          II-10).
**24.8    Donohue Meehan Publishing Company Power of Attorney
          (included in page II-11).
**24.9    Duke Investments, Inc. Power of Attorney (included in page
          II-12).
**24.10   Duke Communications International, Inc. Power of Attorney
          (included in page II-13).
**24.11   One, Inc. Power of Attorney (included in page II-14).
**24.12   Broadwatch, Incorporated Power of Attorney (included in page
          II-15).
**24.13   Penton Internet, Inc. Power of Attorney (included in page
          II-16).
 *25.1    Statement of Eligibility under the Trust Indenture Act of
          1939 on Form T-1.
 *99.1    Letter of Transmittal.
 *99.2    Notice of Guaranteed Delivery.
 *99.3    Letter regarding Exchange Offer.
 *99.4    Letter to Depository Trust Participants.


---------------

 * Previously filed.


** Filed herewith.


ITEM 22. UNDERTAKINGS.

     A. The undersigned registrant hereby undertakes:

      (i) To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

        (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i)(a) and (i)(b) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     D. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     E. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, Penton Media, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on October 5, 2001.


                                          Penton Media, Inc.

                                          By:      /s/ JOSEPH G. NECASTRO
                                            ------------------------------------
                                            Joseph G. NeCastro, Chief Financial
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.


                   SIGNATURE                                  TITLE                         DATE
                   ---------                                  -----                         ----

*                                                 Chief Executive Officer and         October 5, 2001
------------------------------------------------  Director (Principal Executive
Thomas L. Kemp                                    Officer)

             /s/ JOSEPH G. NECASTRO               Chief Financial Officer             October 5, 2001
------------------------------------------------  and Treasurer
               Joseph G. NeCastro                 (Principal Financial Officer)

*                                                 Vice President and Controller       October 5, 2001
------------------------------------------------  (Principal Accounting Officer)
Jocelyn A. Bradford

*                                                 Director                            October 5, 2001
------------------------------------------------
William B. Summers

*                                                 Director                            October 5, 2001
------------------------------------------------
William J. Friend

*                                                 Director                            October 5, 2001
------------------------------------------------
R. Douglas Greene

*                                                 Director                            October 5, 2001
------------------------------------------------
King W. Harris

*                                                 Director                            October 5, 2001
------------------------------------------------
Daniel J. Ramella

*                                                 Director                            October 5, 2001
------------------------------------------------
Edward J. Schwartz

*                                                 Director                            October 5, 2001
------------------------------------------------
Don E. Schultz

*                                                 Director                            October 5, 2001
------------------------------------------------
Richard B. Swank

*                                                 Director                            October 5, 2001
------------------------------------------------
Paul W. Brown

*                                                 Director                            October 5, 2001
------------------------------------------------
John J. Meehan

*                                                 Director                            October 5, 2001
------------------------------------------------
David B. Nussbaum



* The undersigned by signing his name hereto does sign and execute this registration statement pursuant to the Powers of Attorney executed by the above-named directors and officers of Penton Media, Inc., which have been previously filed with the Commission.



By:    /s/ JOSEPH G. NECASTRO

    -----------------------------

    Joseph G. NeCastro


    Attorney-in-Fact

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, Stardust.com has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on October 5, 2001.



                                          Stardust.com



                                          By:      /s/ JOSEPH G. NECASTRO

                                            ------------------------------------

                                            Joseph G. NeCastro, Chief Financial
                                              Officer



     Know all men by these presents, that each of the undersigned directors and/or officers of Stardust.com (the "Company"), hereby constitutes and appoints Thomas L. Kemp, Daniel J. Ramella, Joseph G. NeCastro and Preston L. Vice, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power and substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more registration statement(s) on Form S-4 relating to the registration of the Company's guarantee of Penton Media Inc.'s Senior Subordinated Notes due 2011, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements, with full power and authority to do and perform any and all acts and things, whatsoever required, necessary or desirable to be done in connection therewith, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.



                   SIGNATURE                                  TITLE                         DATE
                   ---------                                  -----                         ----

                /s/ KAREN MILNE                   President                           October 5, 2001
------------------------------------------------  (Principal Executive Officer)
                  Karen Milne

             /s/ JOSEPH G. NECASTRO               Chief Financial Officer             October 5, 2001
------------------------------------------------  (Principal Financial Officer)
               Joseph G. NeCastro

               /s/ THOMAS L. KEMP                 Director                            October 5, 2001
------------------------------------------------
                 Thomas L. Kemp

             /s/ DANIEL J. RAMELLA                Director                            October 5, 2001
------------------------------------------------
               Daniel J. Ramella

             /s/ DAVID B. NOSSBAUM                Director                            October 5, 2001
------------------------------------------------
               David B. Nossbaum

                 /s/ CARL PUGH                    Director                            October 5, 2001
------------------------------------------------
                   Carl Pugh

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, PTS Delaware, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on October 5, 2001.



                                          PTS Delaware, Inc.



                                          By:      /s/ JOSEPH G. NECASTRO

                                            ------------------------------------

                                            Joseph G. NeCastro, Chief Financial
                                              Officer and Treasurer



     Know all men by these presents, that each of the undersigned directors and/or officers of PTS Delaware, Inc. (the "Company"), hereby constitutes and appoints Thomas L. Kemp, Daniel J. Ramella, Joseph G. NeCastro and Preston L. Vice, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power and substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more registration statement(s) on Form S-4 relating to the registration of the Company's guarantee of Penton Media Inc.'s Senior Subordinated Notes due 2011, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements, with full power and authority to do and perform any and all acts and things, whatsoever required, necessary or desirable to be done in connection therewith, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.



                   SIGNATURE                                  TITLE                         DATE
                   ---------                                  -----                         ----

             /s/ DANIEL J. RAMELLA                President and Director              October 5, 2001
------------------------------------------------  (Principal Executive Officer)
               Daniel J. Ramella

             /s/ JOSEPH G. NECASTRO               Chief Financial Officer             October 5, 2001
------------------------------------------------  (Principal Financial Officer)
               Joseph G. NeCastro

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, Internet World Media, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on October 5, 2001.



                                          Internet World Media, Inc.



                                          By:      /s/ JOSEPH G. NECASTRO

                                            ------------------------------------

                                              Joseph G. NeCastro, Chief
                                              Financial Officer, Treasurer and
                                              Assistant Secretary



     Know all men by these presents, that each of the undersigned directors and/or officers of Internet World Media, Inc. (the "Company"), hereby constitutes and appoints Thomas L. Kemp, Daniel J. Ramella, Joseph G. NeCastro and Preston L. Vice, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power and substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more registration statement(s) on Form S-4 relating to the registration of the Company's guarantee of Penton Media Inc.'s Senior Subordinated Notes due 2011, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements, with full power and authority to do and perform any and all acts and things, whatsoever required, necessary or desirable to be done in connection therewith, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.



                   SIGNATURE                                  TITLE                         DATE
                   ---------                                  -----                         ----

               /s/ THOMAS L. KEMP                 President and Director              October 5, 2001
------------------------------------------------  (Principal Executive Officer)
                 Thomas L. Kemp

             /s/ JOSEPH G. NECASTRO               Chief Financial Officer,            October 5, 2001
------------------------------------------------  Treasurer, Assistant Secretary
               Joseph G. NeCastro                 and Director
                                                  (Principal Financial Officer)

             /s/ DANIEL J. RAMELLA                Director                            October 5, 2001
------------------------------------------------
               Daniel J. Ramella

              /s/ PRESTON L. VICE                 Director                            October 5, 2001
------------------------------------------------
                Preston L. Vice

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, Streaming Media, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on October 5, 2001.



                                          Streaming Media, Inc.



                                          By:      /s/ JOSEPH G. NECASTRO

                                            ------------------------------------

                                            Joseph G. NeCastro, Chief Financial
                                              Officer and Treasurer



     Know all men by these presents, that each of the undersigned directors and/or officers of Streaming Media, Inc. (the "Company"), hereby constitutes and appoints Thomas L. Kemp, Daniel J. Ramella, Joseph G. NeCastro and Preston L. Vice, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power and substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more registration statement(s) on Form S-4 relating to the registration of the Company's guarantee of Penton Media Inc.'s Senior Subordinated Notes due 2011, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements, with full power and authority to do and perform any and all acts and things, whatsoever required, necessary or desirable to be done in connection therewith, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.



                   SIGNATURE                                  TITLE                         DATE
                   ---------                                  -----                         ----

             /s/ DAVID B. NUSSBAUM                President and Director              October 5, 2001
------------------------------------------------  (Principal Executive Officer)
               David B. Nussbaum

             /s/ JOSEPH G. NECASTRO               Chief Financial Officer             October 5, 2001
------------------------------------------------  and Treasurer (Principal
               Joseph G. NeCastro                 Financial Officer)

               /s/ THOMAS L. KEMP                 Director                            October 5, 2001
------------------------------------------------
                 Thomas L. Kemp

             /s/ DANIEL J. RAMELLA                Director                            October 5, 2001
------------------------------------------------
               Daniel J. Ramella

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, Tech Conferences, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on October 5, 2001.



                                          Tech Conferences, Inc.



                                          By:      /s/ JOSEPH G. NECASTRO

                                            ------------------------------------

                                            Joseph G. NeCastro, Vice President,
                                              Chief Financial Officer and
                                              Treasurer



     Know all men by these presents, that each of the undersigned directors and/or officers of Tech Conferences, Inc. (the "Company"), hereby constitutes and appoints Thomas L. Kemp, Daniel J. Ramella, Joseph G. NeCastro and Preston
L. Vice, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power and substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more registration statement(s) on Form S-4 relating to the registration of the Company's guarantee of Penton Media Inc.'s Senior Subordinated Notes due 2011, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements, with full power and authority to do and perform any and all acts and things, whatsoever required, necessary or desirable to be done in connection therewith, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.



                   SIGNATURE                                  TITLE                         DATE
                   ---------                                  -----                         ----

              /s/ SHIRLEY BROTHERS                President                           October 5, 2001
------------------------------------------------  (Principal Executive Officer)
                Shirley Brothers

             /s/ JOSEPH G. NECASTRO               Vice President, Chief               October 5, 2001
------------------------------------------------  Financial Officer and
               Joseph G. NeCastro                 Treasurer,
                                                  (Principal Financial Officer)

               /s/ THOMAS L. KEMP                 Director                            October 5, 2001
------------------------------------------------
                 Thomas L. Kemp

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, Healthwell.com, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on October 5, 2001.



                                          Healthwell.com, Inc.



                                          By:      /s/ JOSEPH G. NECASTRO

                                            ------------------------------------

                                            Joseph G. NeCastro, Vice President,
                                              Chief Financial Officer and
                                              Treasurer



     Know all men by these presents, that each of the undersigned directors and/or officers of Healthwell.com, Inc. (the "Company"), hereby constitutes and appoints Thomas L. Kemp, Daniel J. Ramella, Joseph G. NeCastro and Preston L. Vice, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power and substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more registration statement(s) on Form S-4 relating to the registration of the Company's guarantee of Penton Media Inc.'s Senior Subordinated Notes due 2011, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements, with full power and authority to do and perform any and all acts and things, whatsoever required, necessary or desirable to be done in connection therewith, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.



SIGNATURE                                                        TITLE                        DATE
---------                                                        -----                        ----

            /s/ KIMBERLY K. PAULSEN               President                            October 5, 2001
------------------------------------------------  (Principal Executive Officer)
              Kimberly K. Paulsen

             /s/ JOSEPH G. NECASTRO               Vice President, Chief Financial      October 5, 2001
------------------------------------------------  Officer and Treasurer
               Joseph G. NeCastro                 (Principal Financial Officer)

               /s/ THOMAS L. KEMP                 Director                             October 5, 2001
------------------------------------------------
                 Thomas L. Kemp

             /s/ DAVID B. NUSSBAUM                Director                             October 5, 2001
------------------------------------------------
               David B. Nussbaum

             /s/ DANIEL J. RAMELLA                Director                             October 5, 2001
------------------------------------------------
               Daniel J. Ramella

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, Donohue Meehan Publishing Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on October 5, 2001.



                                          Donohue Meehan Publishing Company



                                          By:      /s/ JOSEPH G. NECASTRO

                                            ------------------------------------

                                            Joseph G. NeCastro, Treasurer



     Know all men by these presents, that each of the undersigned directors and/or officers of Donohue Meehan Publishing Company (the "Company"), hereby constitutes and appoints Thomas L. Kemp, Daniel J. Ramella, Joseph G. NeCastro and Preston L. Vice, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power and substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more registration statement(s) on Form S-4 relating to the registration of the Company's guarantee of Penton Media Inc.'s Senior Subordinated Notes due 2011, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements, with full power and authority to do and perform any and all acts and things, whatsoever required, necessary or desirable to be done in connection therewith, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.



SIGNATURE                                                     TITLE                         DATE
---------                                                     -----                         ----

             /s/ WILLIAM C. DONOHUE               President and Director              October 5, 2001
------------------------------------------------  (Principal Executive Officer)
               William C. Donohue

             /s/ JOSEPH G. NECASTRO               Treasurer and Director              October 5, 2001
------------------------------------------------  (Principal Financial Officer)
               Joseph G. NeCastro

               /s/ THOMAS L. KEMP                 Director                            October 5, 2001
------------------------------------------------
                 Thomas L. Kemp

             /s/ DANIEL J. RAMELLA                Director                            October 5, 2001
------------------------------------------------
               Daniel J. Ramella

               /s/ JOHN J. MEEHAN                 Director                            October 5, 2001
------------------------------------------------
                 John J. Meehan

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, Duke Investments, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on October 5, 2001.



                                          Duke Investments, Inc.



                                          By:      /s/ JOSEPH G. NECASTRO

                                            ------------------------------------

                                            Joseph G. NeCastro, Chief Financial
                                              Officer and Treasurer



     Know all men by these presents, that each of the undersigned directors and/or officers of Duke Investments, Inc. (the "Company"), hereby constitutes and appoints Thomas L. Kemp, Daniel J. Ramella, Joseph G. NeCastro and Preston
L. Vice, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power and substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more registration statement(s) on Form S-4 relating to the registration of the Company's guarantee of Penton Media Inc.'s Senior Subordinated Notes due 2011, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements, with full power and authority to do and perform any and all acts and things, whatsoever required, necessary or desirable to be done in connection therewith, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.



SIGNATURE                                                     TITLE                         DATE
---------                                                     -----                         ----

             /s/ DAVID B. NUSSBAUM                President and Director              October 5, 2001
------------------------------------------------  (Principal Executive Officer)
               David B. Nussbaum

             /s/ JOSEPH G. NECASTRO               Chief Financial Officer and         October 5, 2001
------------------------------------------------  Treasurer
               Joseph G. NeCastro                 (Principal Financial Officer)

               /s/ THOMAS L. KEMP                 Director                            October 5, 2001
------------------------------------------------
                 Thomas L. Kemp

             /s/ DANIEL J. RAMELLA                Director                            October 5, 2001
------------------------------------------------
               Daniel J. Ramella

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, Duke Communications International, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on October 5, 2001.



                                          Duke Communications International,
                                          Inc.



                                          By:      /s/ JOSEPH G. NECASTRO

                                            ------------------------------------

                                            Joseph G. NeCastro, Chief Financial
                                              Officer and Treasurer



     Know all men by these presents, that each of the undersigned directors and/or officers of Duke Communications International, Inc. (the "Company"), hereby constitutes and appoints Thomas L. Kemp, Daniel J. Ramella, Joseph G. NeCastro and Preston L. Vice, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power and substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more registration statement(s) on Form S-4 relating to the registration of the Company's guarantee of Penton Media Inc.'s Senior Subordinated Notes due 2011, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements, with full power and authority to do and perform any and all acts and things, whatsoever required, necessary or desirable to be done in connection therewith, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.



SIGNATURE                                                     TITLE                         DATE
---------                                                     -----                         ----

                 /s/ MARK SMITH                   President (Principal Executive      October 5, 2001
------------------------------------------------  Officer)
                   Mark Smith

             /s/ JOSEPH G. NECASTRO               Chief Financial Officer and         October 5, 2001
------------------------------------------------  Treasurer (Principal Financial
               Joseph G. NeCastro                 Officer)

               /s/ THOMAS L. KEMP                 Director                            October 5, 2001
------------------------------------------------
                 Thomas L. Kemp

             /s/ DANIEL J. RAMELLA                Director                            October 5, 2001
------------------------------------------------
               Daniel J. Ramella

             /s/ DAVID B. NUSSBAUM                Director                            October 5, 2001
------------------------------------------------
               David B. Nussbaum

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, One, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on October 5, 2001.



                                          One, Inc.



                                          By:      /s/ JOSEPH G. NECASTRO

                                            ------------------------------------

                                            Joseph G. NeCastro, Treasurer



     Know all men by these presents, that each of the undersigned directors and/or officers of One, Inc. (the "Company"), hereby constitutes and appoints Thomas L. Kemp, Daniel J. Ramella, Joseph G. NeCastro and Preston L. Vice, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power and substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more registration statement(s) on Form S-4 relating to the registration of the Company's guarantee of Penton Media Inc.'s Senior Subordinated Notes due 2011, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements, with full power and authority to do and perform any and all acts and things, whatsoever required, necessary or desirable to be done in connection therewith, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.



                   SIGNATURE                                  TITLE                         DATE
                   ---------                                  -----                         ----

               /s/ THOMAS L. KEMP                 President and Director              October 5, 2001
------------------------------------------------  (Principal Executive Officer)
                 Thomas L. Kemp

             /s/ JOSEPH G. NECASTRO               Treasurer and Director              October 5, 2001
------------------------------------------------  (Principal Financial Officer)
               Joseph G. NeCastro

             /s/ DANIEL J. RAMELLA                Director                            October 5, 2001
------------------------------------------------
               Daniel J. Ramella

              /s/ PRESTON L. VICE                 Director                            October 5, 2001
------------------------------------------------
                Preston L. Vice

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, Boardwatch, Incorporated has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on October 5, 2001.



                                          Boardwatch, Incorporated



                                          By:      /s/ JOSEPH G. NECASTRO

                                            ------------------------------------

                                            Joseph G. NeCastro, Treasurer



     Know all men by these presents, that each of the undersigned directors and/or officers of Boardwatch, Incorporated (the "Company"), hereby constitutes and appoints Thomas L. Kemp, Daniel J. Ramella, Joseph G. NeCastro and Preston
L. Vice, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power and substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more registration statement(s) on Form S-4 relating to the registration of the Company's guarantee of Penton Media Inc.'s Senior Subordinated Notes due 2011, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements, with full power and authority to do and perform any and all acts and things, whatsoever required, necessary or desirable to be done in connection therewith, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.



                   SIGNATURE                                  TITLE                         DATE
                   ---------                                  -----                         ----

               /s/ THOMAS L. KEMP                 President and Director              October 5, 2001
------------------------------------------------  (Principal Executive Officer)
                 Thomas L. Kemp

             /s/ JOSEPH G. NECASTRO               Treasurer and Director              October 5, 2001
------------------------------------------------  (Principal Financial Officer)
               Joseph G. NeCastro

             /s/ DANIEL J. RAMELLA                Director                            October 5, 2001
------------------------------------------------
               Daniel J. Ramella

              /s/ PRESTON L. VICE                 Director                            October 5, 2001
------------------------------------------------
                Preston L. Vice

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, Penton Internet, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on October 5, 2001.



                                          Penton Internet, Inc.



                                          By:      /s/ JOSEPH G. NECASTRO

                                            ------------------------------------

                                              Joseph G. NeCastro, Chief
                                              Financial Officer, Treasurer and
                                              Assistant Secretary



     Know all men by these presents, that each of the undersigned directors and/or officers of Penton Internet, Inc. (the "Company"), hereby constitutes and appoints Thomas L. Kemp, Daniel J. Ramella, Joseph G. NeCastro and Preston L. Vice, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power and substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more registration statement(s) on Form S-4 relating to the registration of the Company's guarantee of Penton Media Inc.'s Senior Subordinated Notes due 2011, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements, with full power and authority to do and perform any and all acts and things, whatsoever required, necessary or desirable to be done in connection therewith, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.



                   SIGNATURE                                  TITLE                         DATE
                   ---------                                  -----                         ----

               /s/ THOMAS L. KEMP                 President and Director              October 5, 2001
------------------------------------------------  (Principal Executive Officer)
                 Thomas L. Kemp

             /s/ JOSEPH G. NECASTRO               Chief Financial Officer,            October 5, 2001
------------------------------------------------  Treasurer, Assistant Secretary
               Joseph G. NeCastro                 and Director (Principal
                                                  Financial Officer)

             /s/ DANIEL J. RAMELLA                Director                            October 5, 2001
------------------------------------------------
               Daniel J. Ramella

                                 EXHIBIT INDEX


                                                                         PAGINATION
                                                                             BY
                                                                         SEQUENTIAL
EXHIBIT                              EXHIBIT                             NUMBERING
 NUMBER                            DESCRIPTION                             SYSTEM
-------                            -----------                           ----------
    4.1    Indenture, dated as of June 28, 2001, between Penton Media,
           Inc., as issuer, the Subsidiary Guarantors named therein,
           and The Bank of New York, as trustee, including the form of
           Penton's 10.375% Senior Subordinated Notes due June 15, 2011
           attached as Exhibit A thereto (filed as Exhibit 4.1 to the
           Registrant's Form 10-Q for the quarter ended June 30, 2001 and incorporated herein by reference.
    4.2    Registration Rights Agreement, dated as of June 28, 2001,
           between Penton Media, Inc., as issuer, the Guarantors named therein, and Credit Suisse First Boston Corporation acting on behalf of itself and as representative of the Initial
           Purchasers named therein (filed as Exhibit 4.2 to the
           Registrant's Form 10-Q for the quarter ended June 30, 2001 and incorporated by reference herein).
  **5.1    Opinion of Jones, Day, Reavis & Pogue.
  *12.1    Ratio of Earnings to Fixed Charges.
 **23.1    Consent of PricewaterhouseCoopers LLP
 **23.2    Consent of Jones, Day, Reavis & Pogue (included in Exhibit
           5.1).
  *24.1    Penton Media, Inc. Power of Attorney.
 **24.2    Stardust.com Power of Attorney (included in page II-5).
 **24.3    PTS Delaware, Inc. Power of Attorney (included in page
           II-6).
 **24.4    Internet World Media, Inc. Power of Attorney (included in
           page II-7).
 **24.5    Streaming Media, Inc. Power of Attorney (included in page
           II-8).
 **24.6    Tech Conferences, Inc. Power of Attorney (included in page
           II-9).
 **24.7    Healthwell.com, Inc. Power of Attorney (included in page
           II-10).
 **24.8    Donohue Meehan Publishing Company Power of Attorney
           (included in page II-11).
 **24.9    Duke Investments, Inc. Power of Attorney (included in page
           II-12).
 **24.10   Duke Communications International, Inc. Power of Attorney
           (included in page II-13).
 **24.11   One, Inc. Power of Attorney (included in page II-14).
 **24.12   Broadwatch, Incorporated Power of Attorney (included in page
           II-15).
 **24.13   Penton Internet, Inc. Power of Attorney (included in page
           II-16).
  *25.1    Statement of Eligibility under the Trust Indenture Act of
           1939 on Form T-1.
  *99.1    Letter of Transmittal.
  *99.2    Notice of Guaranteed Delivery.
  *99.3    Letter regarding Exchange Offer.
  *99.4    Letter to Depository Trust Participants.


---------------

 * Previously filed.


** Filed herewith.